     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2002


                                                      REGISTRATION NO. 333-82930

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM F-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                                    ALCATEL
             (Exact name of registrant as specified in its charter)

            REPUBLIC OF FRANCE                                4813                                  NOT APPLICABLE
     (State or other jurisdiction of              Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)              Classification Code Number)                    Identification No.)

                               54, RUE LA BOETIE
                              75008 PARIS, FRANCE
                              011-331-40-76-10-10
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             ---------------------

                               GEORGE BRUNT, ESQ.
                                  ALCATEL USA
                                 1000 COIT ROAD
                            PLANO, TEXAS 75075, USA
                                 (972) 519-3000
                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                             ---------------------

                          COPIES OF COMMUNICATIONS TO:
                             STANLEY KOMAROFF, ESQ.
                               PROSKAUER ROSE LLP
                                 1585 BROADWAY
                         NEW YORK, NEW YORK 10036-8299
                                 (212) 969-3000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement and certain other conditions under the Agreement and Plan of Merger are met or waived.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


ASTRAL POINT COMMUNICATIONS, INC.                            ALCATEL
19 ALPHA ROAD                                                54, RUE LA BOETIE
CHELMSFORD, MASSACHUSETTS 01824                              75008 PARIS, FRANCE


                           PROXY STATEMENT/PROSPECTUS


     Alcatel has entered into a merger agreement with Astral Point Communications, Inc. The merger agreement provides that a wholly-owned subsidiary of Alcatel will merge with and into Astral Point, with Astral Point surviving as a wholly-owned subsidiary of Alcatel following the merger.


     Upon consummation of the merger, each share of capital stock of Astral Point issued and outstanding immediately prior to the effective time of the merger, other than those shares as to which appraisal rights have been perfected, will be cancelled and extinguished and will be converted automatically into the right to receive a number of Class A American depositary shares of Alcatel as is more fully described in this proxy statement/prospectus.



     The board of directors of Astral Point is providing this proxy statement/prospectus to its stockholders of record as of March 1, 2002 in connection with the solicitation of proxies by the Board of Directors of Astral Point for use at a special meeting of Astral Point stockholders to be held on April 2, 2002 and any adjournment or postponement thereof. At the special meeting of stockholders, Astral Point stockholders will be asked to consider and vote upon a proposal to approve the merger and adopt the merger agreement and the transactions contemplated by the merger agreement, and a proposal to approve an amendment to Astral Point's Fourth Restated Certificate of Incorporation. The proposed amendment to Astral Point's certificate of incorporation will adjust the existing liquidation preferences of the shares of Astral Point preferred stock to give effect to the applicable exchange ratios set forth in the merger agreement. The exchange ratios determine the fraction of Alcatel Class A ADSs to be received with respect to each share of Astral Point common stock or preferred stock.



     Alcatel Class A ADSs are listed on the New York Stock Exchange under the trading symbol "ALA" and on February 28, 2002, the last reported sale price was $13.85 per Class A ADS. Each Alcatel Class A ADS represents one Alcatel Class A share, par value E2 per share. Alcatel Class A shares are quoted on the Euronext Paris SA under the trading symbol "CGE" and on February 28, 2002, the last reported sales price was E16.05 per Class A share.



     THE PROPOSED MERGER IS A COMPLEX TRANSACTION. PLEASE READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 18.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



          The date of the proxy statement/prospectus is March 4, 2002

                      REFERENCES TO ADDITIONAL INFORMATION


This proxy statement/prospectus incorporates important business and financial information about Alcatel from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Alcatel at the following address and telephone number:


              Alcatel USA
              1000 Coit Road
              Plano, Texas 75075
              Telephone: (972) 519-3000
              Attention: Department of Investor Relations


     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY MARCH 22, 2002 IN ORDER TO RECEIVE THEM BEFORE THE DATE OF THE SPECIAL MEETING OF ASTRAL POINT STOCKHOLDERS.


     See "Where You Can Find More Information" on page 83.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: Alcatel, a company with significantly greater financial resources than Astral Point, is well positioned to more optimally maximize Astral Point's strategic value in the telecommunications carrier marketplace and has many competitive advantages not presently available to Astral Point, such as access to a wide distribution network, a strong customer base among carriers, and the availability of financing resources to fund the growth of Astral Point's business.

    The acquisition of Astral Point will allow Alcatel to increase its next-generation synchronous optical network, or SONET, products for use in metropolitan optical networks. In particular, Astral Point's ON 7000 product is designed to support carriers' demands for the next-generation optical network.

    The parties believe that the combination of Alcatel and Astral Point solutions will create one of the most advanced and cost-effective product portfolios for current and future metropolitan optical networks in North America.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: As a result of the merger, you will receive Alcatel Class A ADSs, representing Alcatel Class A shares, in exchange for the shares of Astral Point capital stock that you own at the effective time of the merger. Instead of receiving fractional Alcatel Class A ADSs in the merger, you will receive cash in an amount equal to the average of the last reported sale prices on the New York Stock Exchange for the 20 consecutive trading days ending three trading days before the closing date of the merger for the fraction of an Alcatel Class A ADS to which you would otherwise be entitled. To the extent you hold stock options in Astral Point, after the merger those options will represent the right to acquire Alcatel Class A shares. Likewise, to the extent you hold warrants to purchase Astral Point capital stock, after the merger those warrants will represent the right to acquire Alcatel Class A ADSs. For the calculation of the actual number of Alcatel Class A shares and Alcatel Class A ADSs issuable, respectively, upon exercise of stock options and warrants, see "The Merger Agreement and Related Agreements -- The Merger Consideration."

Q:  ARE ALCATEL CLASS A ADSS PUBLICLY TRADED IN THE UNITED STATES?

A: Yes. Alcatel Class A ADSs are publicly traded in the United States and listed on the New York Stock Exchange under the trading symbol "ALA."

Q:  WHAT ARE ALCATEL CLASS A ADSS?

A: An ADS, which stands for American depositary share, is a security that allows stockholders to more easily hold and trade interests in foreign companies in the United States. Alcatel is a French company that issues shares that are equivalent in many respects to common stock in a U.S. company. Each Alcatel Class A ADS represents one Alcatel Class A share. Alcatel Class A shares are quoted in euros on the Euronext Paris SA, which is the French national stock exchange. Alcatel Class A ADSs generally are similar to the underlying Alcatel Class A shares and carry substantially the same rights.

    If you are a holder of Astral Point capital stock, you will receive in the merger Alcatel Class A ADSs, which are evidenced by an American depositary receipt. The Bank of New York is the depositary that will issue the Alcatel Class A ADSs and be the record holder of the Alcatel Class A shares represented by the Class A ADSs. If you want to exchange your Alcatel Class A ADSs for the underlying Alcatel Class A shares in accordance with the terms of the deposit agreement between Alcatel and The Bank of New York, as depositary, you are required to pay a fee to The Bank of New York. The fee is currently $5.00 for each 100 or fewer Alcatel Class A ADSs you convert into Class A shares.

Q: WILL THE ALCATEL CLASS A ADSS THAT ALCATEL WILL ISSUE IN THE MERGER OR UPON THE EXERCISE OF MY WARRANTS FOLLOWING THE MERGER OR THE ALCATEL CLASS A SHARES THAT I WOULD RECEIVE UPON EXERCISE OF MY OPTIONS FOLLOWING THE MERGER BE ENTITLED TO THE PROPOSED 2001 DIVIDEND THAT ALCATEL ANNOUNCED ON JANUARY 31, 2002?

A: No, the Alcatel Class A ADSs that you will receive in the merger in exchange for your Astral Point capital stock or as payment for certain outstanding Astral Point notes will not be entitled to the 2001 dividend. In addition, if you exercise warrants, the Alcatel Class A ADSs that you will receive will not be entitled to the 2001 dividend. As a result, until the 2001 dividend is declared and paid, your Alcatel Class A ADSs may trade on the New York Stock Exchange at a lower price than the price for an Alcatel Class A ADS that is entitled to the 2001 dividend. After the 2001 dividend is declared and paid, your Alcatel Class A ADSs will trade on the New York Stock Exchange at the same price as other Alcatel Class A ADSs.

    In addition, if the merger closes and you exercise your options, the Alcatel Class A shares that you will receive when you exercise your options will not be entitled to the 2001 dividend. As a result, until the 2001 dividend is declared and paid, the Alcatel Class A shares that you will receive upon exercise of your options may trade on the Euronext Paris SA at a lower price than the price for an Alcatel Class A share that is entitled to the 2001 dividend. After the 2001 dividend is declared and paid, your Alcatel Class A shares will trade on the Euronext Paris SA at the same price as other Alcatel Class A shares.


Q:  WHAT IS AN ESCROW AGREEMENT AND HOW DOES IT WORK?



A: At the closing, 1,000,000 of the Alcatel Class A ADSs to be issued to Astral Point stockholders in the merger will be deposited in one or more escrow accounts. Therefore, approximately 12.21% of the Alcatel Class A ADSs that you are entitled to receive in the merger for the outstanding Astral Point stock that you own at the effective time of the merger will be placed into escrow. Neither Alcatel nor Astral Point can provide you with an exact final percentage because it will depend on the number of shares of Astral Point capital stock that is outstanding at the effective time of the merger. The potential issuance of Astral Point shares upon the exercise of options or warrants between the date of this proxy statement/prospectus and the effective time of the merger would affect the number of outstanding shares at the effective time. However, the percentage of your Alcatel Class A ADSs to be placed into escrow will not exceed the percentage listed above.


    900,000 of these Alcatel Class A ADSs will be used to satisfy indemnification claims made by Alcatel and to reimburse up to $250,000 for any claim made or expense incurred by the representative for the Astral Point stockholders, who was appointed pursuant to the merger agreement. 100,000 of these Alcatel Class A ADSs will be used to satisfy any expenses that Astral Point incurred in connection with the merger that exceed $3 million.


    If more than one escrow account is established, then Alcatel and the representative of the Astral Point stockholders will demand indemnification from the escrow accounts in proportion to the number of escrow shares in each of the escrow accounts. However, Alcatel and the representative of the Astral Point stockholders will benefit from the same indemnification rights and the same escrow protection as they would have if there were only one escrow account established pursuant to the terms of the escrow agreement currently attached to the merger agreement.


    For a more complete description of the escrow agreement, see "The Merger Agreement and Related Documents -- Indemnification Obligations and Escrow Agreement."

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We hope to complete the merger as soon as practicable after receipt of the Astral Point stockholders' approval and all required regulatory approvals and the satisfaction or waiver of the other conditions to the merger.

Q:  WHAT DO I NEED TO DO NOW?


A: We urge you to read carefully this proxy statement/prospectus, including Annex A and the documents incorporated herein by reference as noted on page 83, and to consider how the merger will affect you as a stockholder. You also may want to review the other documents referenced under "Where You Can Find More Information" on page 83.


Q:  WHAT IS THE REQUIRED VOTE TO APPROVE THE MERGER?


A: Approval of the merger and adoption of the merger agreement and the transactions contemplated by the agreement requires the affirmative vote of the holders of no less than a majority of the outstanding shares of preferred stock of Astral Point, voting separately as a single class, as well as by the holders of no less than a majority of the voting power of Astral Point's preferred stock and common stock, voting together as a single class. Alcatel has entered into stockholder agreements with stockholders who have the right to vote 88.8% of the total voting power of the Astral Point preferred stock and 78.2% of the total voting power of all of the capital stock of Astral Point as of the record date for determining stockholders of Astral Point entitled to notice of and to vote at the special meeting of stockholders. Therefore, approval of the merger and adoption of the merger agreement and the transactions contemplated by the agreement is assured, unless the stockholder agreements are terminated according to their terms.


Q: WHY ARE ASTRAL POINT'S STOCKHOLDERS VOTING TO AMEND THE CERTIFICATE OF INCORPORATION OF ASTRAL POINT?

A: Astral Point's certificate of incorporation is being amended to adjust the liquidation preferences of the shares of Astral Point preferred stock to give effect to the applicable exchange ratios set forth in the merger agreement.

Q: WHAT IS THE REQUIRED VOTE TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION?


A: Approval of the amendment to the certificate of incorporation requires the affirmative vote of the holders of no less than a majority of the outstanding shares of each series of Astral Point preferred stock, each voting as a separate series; the holders of no less than a majority of the voting power of Astral Point's preferred stock, voting together as a single class; and the holders of no less than a majority of the voting power of Astral Point's preferred stock and common stock, voting together as a single class. Alcatel has entered into stockholder agreements with stockholders who have the right to vote more than 75% of each series of the Astral Point preferred stock, more than 75% of all of the preferred stock of Astral Point and 78.2% of the total voting power of all of the capital stock of Astral Point as of the record date for determining stockholders of Astral Point entitled to notice of and to vote at the special meeting of stockholders. Therefore, approval of the amendment to the certificate of incorporation is assured, unless the stockholder agreements are terminated according to their terms.


Q: DOES THE ASTRAL POINT BOARD OF DIRECTORS RECOMMEND APPROVAL OF THE MERGER, THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION?


A: Yes. The Astral Point board of directors believes that the terms of the merger and the merger agreement and the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Astral Point and its stockholders and unanimously recommends that you vote for the approval of the merger, the adoption of the merger agreement and the transactions contemplated by the merger agreement and vote for the approval of the amendment to the certificate of incorporation.


Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Astral Point stockholders will receive written instructions for exchanging their stock certificates.

Q:  AM I ENTITLED TO APPRAISAL RIGHTS?


A: You will be entitled to appraisal rights in certain instances. For a more complete description of your appraisal rights, see "The Merger -- Appraisal Rights" and Annex B.


Q:  WHAT ARE THE TAX CONSEQUENCES TO STOCKHOLDERS OF THE MERGER?

A: The merger should qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, for federal income tax purposes. As a result, you should not recognize gain or loss on the exchange of your Astral Point stock for Alcatel Class A ADSs, although gain or loss may be recognized upon the receipt of cash in lieu of fractional shares or upon the exercise of appraisal rights. We cannot assure you that the Internal Revenue Service will agree with the treatment of the merger as a tax-free reorganization. To review the tax consequences to Astral Point stockholders in greater detail, see "The Merger -- Material U.S. Federal Income Tax Consequences."

    Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your particular situation. Alcatel and Astral Point urge you to contact your tax advisors to determine the tax consequences of the merger and related transactions to you in light of your particular situation.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?


A: If you would like additional copies of this proxy statement/prospectus or if you have questions about the merger, you can contact Astral Point Communications, Inc., 19 Alpha Road, Chelmsford, Massachusetts 01824,
    Attention: Daniel P. Hayes, Chief Financial Officer, telephone number (978) 367-6000, or Alcatel, 54, rue la Boetie, 75008 Paris, France, Attention:
    Investor Relations, telephone number 011-331-40-76-10-10.

                               TABLE OF CONTENTS


                                                               PAGE
                                                               ----
SUMMARY.....................................................     1
  The Companies.............................................     1
  The Merger................................................     2
  The Merger Consideration..................................     2
  Conditions to the Consummation of the Merger..............     3
  Termination of the Merger Agreement.......................     3
  Special Meeting of Astral Point Stockholders..............     4
  Stockholders Entitled to Vote.............................     4
  Recommendation of Astral Point's Board of Directors.......     4
  Affirmative Vote Required.................................     4
  Stockholder Agreements....................................     5
  Escrow Agreement..........................................     5
  Trust Agreement...........................................     6
  Interests of Astral Point Officers and Directors in the
     Merger That Are Different from the Interests of Astral
     Point Stockholders.....................................     6
  Regulatory Approvals......................................     6
  Tax Consequences..........................................     7
  Expenses..................................................     7
  Accounting Treatment......................................     7
  Appraisal Rights..........................................     7
  Comparison of Stockholder Rights..........................     7
SELECTED FINANCIAL DATA OF ALCATEL..........................     8
SELECTED CONSOLIDATED FINANCIAL DATA OF ASTRAL POINT........    12
DIVIDEND INFORMATION........................................    13
CURRENCIES AND EXCHANGE RATES...............................    14
MARKET PRICE INFORMATION....................................    15
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.............    17
RISK FACTORS................................................    18
  Risks Relating to the Merger..............................    18
  Risks Relating to Ownership of Alcatel Class A ADSs.......    21
  Risks Relating to Alcatel's Operations....................    22
  Risks Relating to Astral Point............................    25
THE SPECIAL MEETING OF ASTRAL POINT STOCKHOLDERS............    27
  General...................................................    27
  Matters to Be Considered at the Special Meeting...........    27
  Record Date; Voting at the Special Meeting; Vote
     Required...............................................    27
  Proxies...................................................    28
THE MERGER..................................................    29
  Background of the Merger..................................    29
  Astral Point's Reasons for the Merger.....................    33
  Recommendation of Astral Point's Board of Directors.......    34
  Alcatel's Reasons for the Merger..........................    35
  Interests of Astral Point Officers and Directors in the
     Merger.................................................    35

                                                               PAGE
                                                               ----
  Employee Matters..........................................    36
  Material U.S. Federal Income Tax Consequences.............    36
  Accounting Treatment......................................    41
  Regulatory Approvals......................................    41
  Appraisal Rights..........................................    42
  Appraisal Rights Procedures...............................    42
  Resale of Alcatel Class A ADSs Following the Merger.......    44
  Stock Exchange Listings...................................    45
THE MERGER AGREEMENT AND RELATED AGREEMENTS.................    46
  The Merger................................................    46
  Closing and Effective Date................................    46
  The Merger Consideration..................................    46
  Effect on Stock Options, Restricted Stock and Warrants....    47
  Conversion of Shares; Procedures for Exchange of
     Certificates...........................................    47
  Corporate Matters.........................................    48
  Indemnification Obligations and Escrow Agreements.........    48
  Issuance of ORAs; Creation of a Trust.....................    49
  Approval of Astral Point's Stockholders...................    49
  Representations and Warranties............................    50
  Conditions to the Consummation of the Merger..............    50
  Certain Covenants.........................................    52
  Stockholders' Representative..............................    54
  Termination...............................................    54
  Survival of Representations, Warranties and Covenants.....    56
  Amendment; Waiver.........................................    56
  Fees and Expenses.........................................    56
  Stockholder Agreements....................................    56
  Employee Noncompetition, Nondisclosure and Developments
     Agreements.............................................    58
  Agreement of Astral Point Affiliates......................    58
INFORMATION REGARDING ALCATEL...............................    59
  Business, Management and Other Information................    59
  Enforceability of Civil Liabilities Against Foreign
     Persons................................................    59
INFORMATION REGARDING ASTRAL POINT..........................    60
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF ASTRAL POINT................................    65
CONTRACTS BETWEEN ASTRAL POINT AND ALCATEL..................    67
COMPARATIVE RIGHTS OF ALCATEL SHAREHOLDERS AND ASTRAL POINT
  STOCKHOLDERS..............................................    68
  Size and Qualification of the Board of Directors..........    68
  Removal of Directors and Vacancies........................    69
  Duties of the Board of Directors and Liability of
     Directors..............................................    69
  Transactions with Interested Parties......................    70
  Indemnification...........................................    71
  Shareholders' Meetings, Voting and Quorum.................    72
  Shareholder Proposals.....................................    74

                                                               PAGE
                                                               ----
  Approval of Extraordinary Actions.........................    75
  Certain Rights of Preferred Stockholders..................    75
  Shareholder Action by Written Consent.....................    76
  Disclosures of Interests..................................    77
  Payment of Dividends......................................    78
  Preferential Subscription Rights..........................    79
  Appraisal Rights..........................................    79
  Anti-Takeover Provisions..................................    80
  Shareholder Suits.........................................    80
  Inspection of Books and Records...........................    81
  Reporting Requirements....................................    82
LEGAL MATTERS...............................................    83
EXPERTS.....................................................    83
WHERE YOU CAN FIND MORE INFORMATION.........................    83

                                    SUMMARY


     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To fully understand the merger and related transactions, you should read carefully this proxy statement/prospectus, along with the annexes and the documents to which we refer you. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger. In addition, we incorporate by reference important business and financial information about Alcatel into this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 83. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.


THE COMPANIES

ALCATEL

54, rue la Boetie

75008 Paris, France
011-331-40-76-10-10

     Alcatel, a French corporation, designs, develops and builds innovative and competitive communications networks, enabling carriers, service providers and enterprises to deliver any type of content, such as voice, data and multimedia, to any type of consumer, anywhere in the world. Relying on Alcatel's leading and comprehensive products and solutions portfolio, stretching from end-to-end optical infrastructures, fixed and mobile networks to broadband access, Alcatel's customers can focus on optimizing their service offerings and revenue streams. Alcatel had net sales of E25.35 billion in 2001 and operates in more than 130 countries. At December 31, 2001, Alcatel had approximately 99,000 employees. Additional information regarding Alcatel is contained in Alcatel's filings with the Securities and Exchange Commission. Astral Point stockholders desiring copies of such documents may contact Alcatel at its address or telephone number indicated under "Where You Can Find More Information."

  RECENT EVENTS


     Restructuring Plan. During the last year Alcatel has continued the restructuring activities that it had begun in 2000, in order to address the continuing weakness of the telecommunications market and general economic conditions. The cost of Alcatel's restructuring program in 2001 was approximately E2.1 billion. Alcatel's restructuring plan has involved the implementation of a number of initiatives to streamline Alcatel's business, reduce its fixed assets and improve its balance sheet, through the reduction in net debt and inventory levels, the writeoff of tangible and intangible assets, the exit from certain businesses, the sale of manufacturing plants, the reduction in the number of employees, the implementation of outsourcing programs for manufacturing and the refocusing of Alcatel's research and development efforts in growth products. In furtherance of its restructuring plan, during 2001 Alcatel sold certain businesses, including its DSL modem business, and spun off 80% of its interest in Nexans, its cables and components business. During the same period, Alcatel also sold all of its ownership interests in Alstom and Areva and part of its ownership interests in Thales and Thomson multimedia, as well as various assets, including manufacturing facilities in France, Germany and Spain. In 2002, Alcatel entered into an agreement to sell its European e-business distribution network.


     Alcatel Shanghai Bell. In October 2001, China's Ministry of Information Industry and Alcatel entered into a memorandum of understanding to form Alcatel Shanghai Bell, which will integrate Alcatel's key operations in China with Shanghai Bell. Alcatel will hold 50 percent plus one share in Alcatel Shanghai Bell and Chinese entities will own the remaining shares. The establishment of Alcatel Shanghai Bell is subject to the final approval of China's relevant authorities.

     Acquisitions. During 2001, Alcatel made certain strategic acquisitions. In 2001, Alcatel Optronics acquired Kymata Ltd. in order to enhance its position in the optoelectronics market. In addition, in 2001 Alcatel purchased all of the outstanding shares in Alcatel Space that were not previously owned by Alcatel.

     Bond Issues. In December 2001, Alcatel completed a E1.2 billion bond issue. The bonds bear a 7% annual coupon and will mature on December 7, 2006. At the same time, Alcatel also raised E120 million by increasing the amount outstanding under its existing bond issue maturing on February 17, 2009.

ASTRAL POINT COMMUNICATIONS, INC.
19 Alpha Road
Chelmsford, Massachusetts 01824
(978) 367-6000

     Astral Point Communications, Inc., a Delaware corporation, designs and manufactures high-performance, cost-effective, next-generation carrier-class optical networking products for telecommunications service providers that target the metropolitan, or metro, market. Astral Point commenced operations in September 1998 and sold its first product in September 2000. Astral Point had net sales of $4,471,088 in 2001. As of December 31, 2001, Astral Point had approximately 175 employees.


THE MERGER (PAGE 29)


     The merger agreement provides that, upon consummation of the merger, Apples Acquisition Corp., a wholly-owned subsidiary of Alcatel, will merge with and into Astral Point. Astral Point will continue as the surviving corporation and become a wholly-owned subsidiary of Alcatel. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or such other time as the parties may specify. This filing is anticipated to be made as soon as practicable after receipt of the Astral Point stockholders' approval and all required regulatory approvals and the satisfaction or waiver of the other conditions to the merger.


THE MERGER CONSIDERATION (PAGE 46)


     The actual number of Alcatel Class A ADSs to be issued pursuant to the merger in exchange for each share of Astral Point capital stock that you own at the effective time of the merger is listed below. You will receive cash for any fraction of an Alcatel Class A ADS that you would otherwise receive in the merger. Alcatel will issue or reserve for issuance an aggregate of only 9,000,000 Alcatel Class A ADSs and Class A shares for all of the outstanding capital stock, stock options and warrants of Astral Point. If additional Astral Point capital stock or convertible securities are issued after January 18, 2002 so that Alcatel would be required to issue or reserve for issuance more than an aggregate of 9,000,000 Alcatel Class A ADSs and Class A shares by operation of the exchange ratios listed below and/or by the operation of the exchange ratios applicable to Astral Point stock options, then each of the exchange ratios will be reduced pro rata. A portion of the Alcatel Class A ADSs that you will be entitled to receive as a result of the merger will be placed in escrow. The exchange ratios for each class of stock of Astral Point are as follows:

     - each share of Astral Point common stock will represent the right to receive 0.063351086 of an Alcatel Class A ADS;

     - each share of Astral Point Series A convertible preferred stock will represent the right to receive 0.025991733 of an Alcatel Class A ADS;

     - each share of Astral Point Series B convertible preferred stock will represent the right to receive 0.042083424 of an Alcatel Class A ADS;

     - each share of Astral Point Series C convertible preferred stock will represent the right to receive 0.099509615 of an Alcatel Class A ADS;

     - each share of Astral Point Series D convertible preferred stock will represent the right to receive 0.507161844 of an Alcatel Class A ADS; and

     - each share of Astral Point Series D-1 convertible preferred stock will represent the right to receive 0.590126224 of an Alcatel Class A ADS.


CONDITIONS TO THE CONSUMMATION OF THE MERGER (PAGE 50)


     Under the merger agreement, several conditions must be satisfied, or if permitted by law waived, before Alcatel and Astral Point would be obligated to complete the merger. These conditions include:

     - the approval of the merger and the adoption of the merger agreement by the required number of Astral Point stockholders;

     - the performance in all material respects by each of Alcatel and Astral Point of its respective obligations required by the merger agreement at or prior to the closing date;

     - the receipt by Astral Point of an opinion from its U.S. tax counsel regarding the treatment of the merger as a reorganization under Section 368(a) of the Internal Revenue Code;

     - the signing of the escrow agreement and the trust agreement;

     - the amendment to Astral Point's certificate of incorporation to adjust the liquidation preferences of the shares of Astral Point preferred stock to give effect to the exchange ratios described in the merger agreement;

     - the expiration or termination of the applicable waiting period under U.S. antitrust laws;

     - the receipt of all required U.S. and foreign regulatory approvals;

     - stockholders entitled to receive more than 7% of the Alcatel Class A ADSs issuable in exchange for Astral Point capital stock in the merger do not demand appraisal rights in accordance with Delaware law; and

     - the satisfaction of other customary conditions specified in the merger agreement.


TERMINATION OF THE MERGER AGREEMENT (PAGE 54)


     Alcatel and Astral Point can terminate the merger agreement by mutual written consent at any time prior to the effective time of the merger. In addition, either company can terminate the merger agreement in various circumstances, including the following:

     - if the merger is not completed by June 30, 2002;

     - any legal restraint to the merger is in effect and becomes final and nonappealable;

     - in the event of an uncured breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement if the breach would cause the specified conditions to the merger not to be satisfied; or

     - if the Astral Point stockholders fail to approve the merger and adopt the merger agreement.

     The merger agreement can also be terminated by Alcatel if:


     - Astral Point does not hold a special meeting of its stockholders or solicit their written consent to approve the merger and adopt the merger agreement within 10 business days from the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, unless the delay was necessary to comply with applicable law;


     - Astral Point's board acts, or proposes to act, to withdraw, qualify or modify its recommendation that its stockholders vote in favor of the merger; or

     - upon recommendation of its board of directors, Astral Point prepares to enter into an alternative business transaction that its board believes offers better value to the holders of Astral Point capital stock.

     If the merger agreement is terminated by Alcatel for any of the three reasons listed above, or if either party terminates the merger agreement because the Astral Point stockholders fail, under certain circumstances, to approve the merger and adopt the merger agreement, Astral Point will be required to pay Alcatel a termination fee of $6,142,500.

     The merger agreement can also be terminated by Astral Point if an event that has a material adverse effect occurs with respect to Alcatel and the applicable cure periods expire.


SPECIAL MEETING OF ASTRAL POINT STOCKHOLDERS (PAGE 27)



     The special meeting of stockholders of Astral Point will be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110 on April 2, 2002. The purpose of the special meeting is to consider and vote upon a proposal to approve the merger, to adopt the merger agreement and the transactions contemplated by the merger agreement and to consider and vote upon a proposal to approve an amendment to Astral Point's certificate of incorporation.



STOCKHOLDERS ENTITLED TO VOTE (PAGE 27)



     The close of business on March 1, 2002 is the record date for the determination of holders of Astral Point capital stock entitled to vote at the special meeting. As of that date, 75,163,213 shares of Astral Point capital stock, on an as-converted basis, were outstanding.



     The directors and executive officers of Astral Point have indicated that they intend to vote the shares of Astral Point capital stock held by them FOR approval of the merger, the adoption of the merger agreement and the transactions contemplated by the merger agreement and FOR the approval of the amendment to Astral Point's certificate of incorporation.



RECOMMENDATION OF ASTRAL POINT'S BOARD OF DIRECTORS (PAGE 34)



     The Astral Point board of directors believes that the terms of the merger and the merger agreement and the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Astral Point and its stockholders and unanimously recommends that you vote for the approval of the merger, the adoption of the merger agreement and the transactions contemplated by the merger agreement and the approval of the amendment to the certificate of incorporation.



AFFIRMATIVE VOTE REQUIRED (PAGE 49)



     Approval of the merger and adoption of the merger agreement and the transactions contemplated by the merger agreement requires the affirmative vote of the holders of no less than a majority of the outstanding shares of preferred stock of Astral Point, voting separately as a single class, as well as by the holders of no less than a majority of the voting power of Astral Point's preferred stock and common stock, voting together as a single class.



     Approval of the amendment to the certificate of incorporation requires the affirmative vote of the holders of no less than a majority of the outstanding shares of each series of Astral Point preferred stock, each voting as a separate series; the holders of no less than a majority of the voting power of Astral Point's preferred stock, voting together as a single class; and the holders of no less than a majority of the voting power of Astral Point's preferred stock and common stock, voting together as a single class.


     Alcatel has entered into stockholder agreements with stockholders who have the right to vote a sufficient number of shares to ensure that the merger and the merger agreement and the amendment to the certificate of incorporation will be adopted and approved, unless the stockholder agreements are terminated according to their terms.

STOCKHOLDER AGREEMENTS (PAGE 56)



     Alcatel has entered into stockholder agreements with certain stockholders of Astral Point to vote their shares in favor of the merger, the merger agreement and the amendment to the certificate of incorporation and against any action that could impede the merger. As of the record date for this proxy statement/ prospectus, these stockholders have the right to vote the following shares of Astral Point capital stock: 99.5% of the Series A convertible preferred stock, 80.8% of the Series B convertible preferred stock, 98.2% of the Series C convertible preferred stock, 79.2% of the Series D convertible preferred stock, 99.6% of the Series D-1 convertible preferred stock, and 47.5% of the common stock. This represents 78.2% of the total voting power of all the capital stock of Astral Point as of the record date for this proxy statement/ prospectus. As a result, approval of the merger, adoption of the merger agreement and the transactions contemplated by the agreement and approval of the amendment to the Astral Point certificate of incorporation is assured, unless the stockholder agreements are terminated according to their terms.


     In addition, each stockholder that entered into a stockholder agreement has agreed to pay to Alcatel, under certain circumstances, an amount equal to 90% of the difference between (i) the consideration that the stockholder receives in connection with a transaction that is consummated following the termination of the merger agreement minus (ii) the fair market value of the merger consideration which would have been payable to the stockholder pursuant to the merger agreement.


ESCROW AGREEMENTS (PAGE 48)



     At the closing, 1,000,000 of the Alcatel Class A ADSs to be issued to Astral Point stockholders in the merger will be deposited in one or more escrow accounts. Therefore, approximately 12.21% of the Alcatel Class A ADSs that you are entitled to receive in the merger for the outstanding Astral Point stock that you own at the effective time of the merger will be placed into escrow. Neither Alcatel nor Astral Point can provide you with an exact final percentage because it will depend on the number of shares of Astral Point capital stock that are outstanding at the effective time of the merger. The potential issuance of Astral Point shares upon the exercise of options or warrants between the date of this proxy statement/prospectus and the effective time of the merger would affect the number of outstanding shares at the effective time. However, the percentage of your Alcatel Class A ADSs to be placed into escrow will not exceed the percentage listed above.


     900,000 of these Alcatel Class A ADSs will be used to satisfy indemnification claims made by Alcatel and to reimburse, subject to certain limitations, up to $250,000 for any claim made or expense incurred by the stockholders' representative appointed under the merger agreement for the Astral Point stockholders, in his capacity as such. 100,000 of these Alcatel Class A ADSs will be used to satisfy any expenses that Astral Point incurred in connection with the merger that exceed $3 million.

     Any of the 100,000 escrowed Alcatel Class A ADSs that are not used to pay expenses incurred by Astral Point in connection with the merger in excess of $3 million will be released from escrow no later than 90 days after the consummation of the merger. In addition, any of the 900,000 escrowed Alcatel Class A ADSs that are not used to indemnify Alcatel or reimburse the stockholders' representative and which are not the subject of an unresolved claim for indemnification will be released from escrow upon the later to occur of (i) the first anniversary of the consummation of the merger and (ii) 60 days after Alcatel receives a signed opinion from its independent public accountants for Alcatel's first year-end audit following the consummation of the merger. Any Alcatel Class A ADSs that are the subject of an unresolved claim will continue to be held in escrow until the claim is resolved.


     If more than one escrow account is established, then Alcatel and the representative of the Astral Point stockholders will demand indemnification from the escrow accounts in proportion to the number of escrow shares in each of the escrow accounts. However, Alcatel and the representative of the Astral Point stockholders will benefit from the same indemnification rights and the same escrow protection as they would have if there were only one escrow account established pursuant to the terms of the escrow agreement currently attached to the merger agreement.

TRUST AGREEMENT (PAGE 49)


     The Alcatel Class A ADSs to be delivered to Astral Point's stockholders and to the escrow agent, as applicable, in the merger in exchange for all of the capital stock of Astral Point will be issued and delivered through the issuance of unsecured redeemable bonds issued by a subsidiary of Alcatel and the use of a trust. The bonds are redeemable only for Alcatel Class A shares which will be deposited with Alcatel's depositary against the issuance of an equal number of Alcatel Class A ADSs.


INTERESTS OF ASTRAL POINT OFFICERS AND DIRECTORS IN THE MERGER THAT ARE DIFFERENT FROM THE INTERESTS OF ASTRAL POINT STOCKHOLDERS (PAGE 35)


     Pursuant to the merger agreement, Astral Point's directors and executive officers will receive the same consideration for their shares of Astral Point capital stock as the other equivalent Astral Point stockholders. However, in considering the recommendation of the Astral Point board of directors, you should be aware that some of the directors and officers of Astral Point have interests in the merger that are different from, or in addition to, those of a stockholder generally. For example:

     - the indemnification arrangements for current directors and officers of Astral Point will be continued following the merger;

     - Alcatel anticipates that the officers of Astral Point will be retained as employees following the merger;

     - on January 15, 2002, Astral Point granted certain employees options to purchase up to an aggregate of 5,200,000 shares of Astral Point common stock with an exercise price of $0.55 per share of which 400,000 of the options were granted to officers of Astral Point. No such options were granted to directors or any of the four founders (Messrs. Raj Shanmugaraj, Bruce Miller, Steven Sherry and William Mitchell) of Astral Point.

     - in addition to the January 15, 2002 option grants, the merger agreement provides that following the merger, Alcatel will use commercially reasonable efforts to cause Astral Point to grant options to purchase Alcatel Class A shares to senior executives of Astral Point who are employed by it following the merger.

     - all outstanding options, including those held by officers, will become options to purchase Alcatel Class A shares following the merger; and

     - on or following the closing of the merger, Alcatel will pay the aggregate amount of principal and interest due under Astral Point's outstanding notes held by certain Astral Point preferred stockholders, who are represented on Astral Point's board of directors, in Alcatel Class A ADSs, which amounts would otherwise have been due and payable by Astral Point in cash as of March 31, 2002.


REGULATORY APPROVALS (PAGE 41)



     The Hart-Scott-Rodino Antitrust Improvements Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has ended. On February 15, 2002, Alcatel and Astral Point each filed the required notification and report forms. The required waiting period will expire 30 days from the date of filing unless extended or terminated earlier, as requested.


     Alcatel will file a prospectus with the French securities regulator (Commission des operations de bourse, or COB) to ensure that the Alcatel Class A shares underlying the Class A ADSs to be delivered in the merger will be listed on the Euronext Paris. The COB must approve the French prospectus prior to this listing.

TAX CONSEQUENCES (PAGE 36)


     The merger should qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code for federal income tax purposes. As a result, you should not recognize gain or loss on the exchange of your Astral Point capital stock for Alcatel Class A ADSs, although gain or loss may be recognized upon the receipt of cash in lieu of fractional shares or upon the exercise of appraisal rights. No assurance can be provided that the IRS will agree with the treatment of the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

     Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your particular situation. You are urged to contact your tax advisor to determine the tax consequences of the merger and related transactions to you in light of your particular situation.


EXPENSES (PAGE 56)


     Alcatel will bear all the expenses it incurs in connection with the merger. Astral Point will bear up to $3 million of the expenses it incurs in connection with the merger. Any remaining Astral Point expenses will be paid out of the 100,000 Alcatel Class A ADSs that will be held in escrow for that purpose.


ACCOUNTING TREATMENT (PAGE 41)


     Alcatel prepares its financial statements using French generally accepted accounting principles, or GAAP. Alcatel intends to account for the merger using the "pooling" method of accounting for business combinations under French GAAP. The reconciliation of Alcatel's financial statements to U.S. GAAP required by the U.S. federal securities laws, and the rules and regulations adopted pursuant to these laws, will reflect the differences between the "pooling" method of accounting under French GAAP and the "purchase" method of accounting for business combinations used under U.S. GAAP.


APPRAISAL RIGHTS (PAGE 42)



     Under applicable Delaware law, Astral Point stockholders that do not vote in favor of the adoption of the merger agreement and approval of the merger have the right to receive an appraisal of the value of their shares in connection with the merger and to liquidate them at a judicially determined value.


     Failure to timely take any of the steps required under applicable law may result in the loss of your appraisal rights. As a condition of the merger, however, Alcatel is not required to close the merger if holders of Astral Point capital stock representing more than 7% of the Alcatel Class A ADSs issuable in exchange for Astral Point capital stock in the merger notify Astral Point of their intention to assert their appraisal rights.


     We encourage you to read the summary of your appraisal rights because it contains a summary of the specific legal requirements that govern your appraisal rights as well as Annex B to this proxy statement/prospectus which contains the full text of the appraisal rights provisions of the Delaware General Corporation Law.


COMPARISON OF STOCKHOLDER RIGHTS (PAGE 68)

     As a result of the merger, your shares of Astral Point capital stock will be converted into the right to receive Alcatel Class A ADSs. Because Astral Point is a corporation organized under the laws of Delaware and Alcatel is a societe anonyme, which is a corporation organized under the laws of the Republic of France, there are material differences between the rights of Astral Point stockholders and the rights of holders of Alcatel Class A ADSs and Class A shares.

                       SELECTED FINANCIAL DATA OF ALCATEL

     The following table summarizes the selected consolidated financial data of Alcatel for the five-year period ended December 31, 2000 and the six-month periods ended June 30, 2001 and 2000. Alcatel's selected consolidated financial data for the five-year period ended December 31, 2000 has been derived from its audited consolidated financial statements. Alcatel's selected consolidated financial data for the six months ended June 30, 2001 and June 30, 2000 has been derived from its unaudited interim consolidated financial statements. In Alcatel's management's opinion, the data related to the unaudited interim consolidated financial statements for the six-month periods ended June 30, 2001 and 2000 reflect all adjustments necessary for a fair presentation of the financial position and results of operations for these periods. The entire information in this table is qualified by reference to, and should be read in conjunction with: (i) Alcatel's audited consolidated financial statements and related notes included in its annual report on Form 20-F for the fiscal year ended December 31, 2000 and (ii) Alcatel's unaudited interim consolidated financial statements and related notes included in its Report of Foreign Issuer on Form 6-K for the month of September 2001.


     Alcatel's annual and interim consolidated financial statements have been prepared in accordance with French GAAP, which differs in some significant respects from U.S. GAAP. The principal differences between French GAAP and U.S. GAAP as they relate to Alcatel's consolidated financial statements and a reconciliation of net income and shareholders' equity to U.S. GAAP, are described in Notes 35 and 36 to its audited consolidated financial statements and in Notes 14 to 16 to its unaudited interim consolidated financial statements. Although not reflected in the table below, financial data for 1996 through 1998 have been restated to reflect changes in Alcatel's business segments in 2000 and the change in presentation for pension accounting and the adoption of new French accounting principles in 1999, all as described in "Alcatel's Operating and Financial Review and Prospects," which is incorporated by reference to this proxy statement/prospectus from Alcatel's annual report on Form 20-F for the year ended December 31, 2000.


     Alcatel's consolidated financial statements and the selected financial data presented below are reported in euros. For periods prior to January 1, 1999, Alcatel's financial statements have been prepared in French francs and translated into euros using the official fixed exchange rate of E1.00 = FF 6.55957, applicable since December 31, 1998 (see Note 1(r) to Alcatel's audited consolidated financial statements).

                                       SIX MONTHS ENDED
                                           JUNE 30,
                                          (UNAUDITED)                  YEAR ENDED DECEMBER 31,
                                       -----------------   -----------------------------------------------
                                        2001      2000      2000      1999      1998      1997      1996
                                       -------   -------   -------   -------   -------   -------   -------
                                                (IN MILLIONS, EXCEPT PER SHARE AND PER ADS DATA)
INCOME STATEMENT DATA:
  AMOUNTS IN ACCORDANCE WITH FRENCH
  GAAP
    Net sales........................  E12,974   E13,811   E31,408   E23,023   E21,259   E28,335   E24,712
    Income from operations...........      222       751     2,251     1,275       997     1,220       443
    Restructuring costs..............   (1,295)      (75)     (143)     (380)     (406)     (186)      (71)
    Amortization of goodwill.........   (1,554)     (289)     (576)     (471)     (424)     (356)     (339)
    Other revenue(1).................      222       545       623       925     2,207       302       486
    Gain on disposal of Alcatel
      shares owned by group
      subsidiaries (after tax).......       --        --        --        --        --        36        --
    Net income (loss)................   (2,907)      602     1,324       644     2,340       711       415
                                       =======   =======   =======   =======   =======   =======   =======

                                       SIX MONTHS ENDED
                                           JUNE 30,
                                          (UNAUDITED)                  YEAR ENDED DECEMBER 31,
                                       -----------------   -----------------------------------------------
                                        2001      2000      2000      1999      1998      1997      1996
                                       -------   -------   -------   -------   -------   -------   -------
                                                (IN MILLIONS, EXCEPT PER SHARE AND PER ADS DATA)
  EARNINGS PER SHARE -- CLASS A
    Net income -- Basic Class A
      share(2)(3)....................    (2.56)     0.61      1.25      0.70      2.77      0.91      0.53
    Net income -- Diluted Class A
      share(3)(4)....................    (2.56)     0.59      1.20      0.69      2.63      0.89      0.53
    Dividends per Class A
      share(3)(5)....................      N/A       N/A      0.48      0.44      0.40      0.35      0.30
    Dividend per Class A ADS(5)(6)...      N/A       N/A      0.48      0.44      0.40      0.35      0.30
  EARNINGS PER SHARE -- CLASS O(7)
    Net income -- Basic Class O
    share(2).........................     0.32        --      0.14        --        --        --        --
    Net income -- Diluted Class O
      share(4).......................     0.32        --      0.14        --        --        --        --
    Dividends per Class O share(5)...      N/A       N/A      0.10        --        --        --        --
    Dividends per Class O ADS(5).....      N/A       N/A      0.10        --        --        --        --
  AMOUNTS IN ACCORDANCE WITH U.S.
  GAAP(8)
    Net sales........................  E12,987   E13,811   E31,383   E23,152   E21,259   E28,335   E24,794
    Net income (loss)................   (2,748)     (692)     (481)      449     1,179       446      (183)
                                       =======   =======   =======   =======   =======   =======   =======
    Basic earnings per Class A share:
      Income (loss) before
         extraordinary items(3)......    (2.42)    (0.70)    (0.46)     0.49      1.39      0.57     (0.23)
      Net income (loss)(3)...........    (2.42)    (0.70)    (0.46)     0.49      1.39      0.57     (0.23)
    Diluted earnings per Class A
      share(4)
      Income (loss) before
         extraordinary items(3)......    (2,42)    (0.70)    (0.46)     0.48      1.37      0.56     (0.23)
      Net income (loss)(3)...........    (2.42)    (0.70)    (0.46)     0.48      1.37      0.56     (0.23)
    Basic earnings per Class O share:
      Income (loss) before
         extraordinary items.........     0.24        --     (0.10)       --        --        --        --
      Net income (loss)..............     0.24        --     (0.10)       --        --        --        --
    Diluted earnings per Class O
      share(4):
      Income (loss) before
         extraordinary items.........     0.24        --     (0.10)       --        --        --        --
      Net income (loss)..............     0.24        --     (0.10)       --        --        --        --
    Basic earnings per Class A ADS(6)
      Income (loss) before
         extraordinary items.........    (2.42)    (0.70)    (0.46)     0.49      1.39      0.57     (0.23)
      Net income (loss)..............    (2.42)    (0.70)    (0.46)     0.49      1.39      0.57     (0.23)
    Diluted earnings per Class A
      ADS(6)
      Income (loss) before
         extraordinary items.........    (2.42)    (0.70)    (0.46)     0.48      1.37      0.56        --
      Net income (loss)..............    (2.42)    (0.70)    (0.46)     0.48      1.37      0.56        --
    Basic earnings per Class O ADS(6)
      Income (loss) before
         extraordinary items.........     0.24        --     (0.10)       --        --        --        --
      Net income (loss)..............     0.24        --     (0.10)       --        --        --        --

                                       SIX MONTHS ENDED
                                           JUNE 30,
                                          (UNAUDITED)                  YEAR ENDED DECEMBER 31,
                                       -----------------   -----------------------------------------------
                                        2001      2000      2000      1999      1998      1997      1996
                                       -------   -------   -------   -------   -------   -------   -------
                                                (IN MILLIONS, EXCEPT PER SHARE AND PER ADS DATA)
    Diluted earnings per Class O
      ADS(6)
      Income (loss) before
         extraordinary items.........     0.24        --     (0.10)       --        --        --        --
      Net income (loss)..............     0.24        --     (0.10)       --        --        --        --

                                                AT JUNE 30,                    AT DECEMBER 31,
                                                -----------    -----------------------------------------------
                                                   2001         2000      1999      1998      1997      1996
                                                -----------    -------   -------   -------   -------   -------
                                                (UNAUDITED)             (IN MILLIONS)
BALANCE SHEET DATA:
  AMOUNTS IN ACCORDANCE WITH FRENCH GAAP
    Total assets..............................    E40,531      E42,978   E34,206   E29,640   E38,382   E37,848
    Short-term investments and cash and cash
      equivalents.............................      3,449        3,060     3,595     3,813     4,241     4,471
    Short-term debt...........................        N/A(9)     1,813     2,367     1,787     2,714     2,905
    Long-term debt............................        N/A(9)     5,577     3,478     2,318     3,341     3,571
    Minority interests........................        370          435       463       438       271       227
    Shareholders' equity after
      appropriation...........................     11,781       14,361    11,532     9,913     6,701     5,971
  AMOUNTS IN ACCORDANCE WITH U.S. GAAP(8)
    Shareholders' equity......................     24,204       26,140    15,767    14,514     8,448     7,895
    Total assets(10)..........................        N/A(11)   54,323    38,176    34,272    40,637    41,082
    Long-term debt............................        N/A(11)    5,577     3,478     2,325     3,366     3,735

---------------

 (1) Other revenue (expense) mainly includes net capital gains on disposal of fixed assets.

 (2) Based on the weighted average number of shares issued after deduction of the weighted average number of shares owned by consolidated subsidiaries at December 31 or June 30, as applicable, without adjustment for any share equivalent:

                         NUMBER OF        NUMBER OF                        NUMBER OF        NUMBER OF
DECEMBER 31            CLASS A SHARES   CLASS O SHARES    JUNE 30        CLASS A SHARES   CLASS O SHARES
---------------------  --------------   --------------    ------------   --------------   --------------
2000.................  1,060,584,401      16,500,000      2001........   1,136,951,460      16,367,425
1999.................    922,660,435             N/A      2000........     993,107,955        N/A
1998.................    845,712,210             N/A
1997.................    784,689,760             N/A
1996.................    779,512,296             N/A

 (3) For purposes of calculating per share amounts, the number of Alcatel Class A shares has been adjusted to reflect the 5 for 1 stock split approved by Alcatel's shareholders on May 16, 2000 and which became effective on May 22, 2000.

 (4) Diluted earnings per share takes into account share equivalents having a dilutive effect after deduction of the weighted average number of share equivalents owned by Alcatel's consolidated subsidiaries. Net income is adjusted for after-tax interest expense related to convertible bonds that

     Alcatel or its subsidiaries have issued. The dilutive effect of stock option plans is calculated using the treasury stock method. The number of shares taken into account is as follows:

                     FRENCH GAAP                                            U.S. GAAP
------------------------------------------------------    ----------------------------------------------
                         NUMBER OF        NUMBER OF                        NUMBER OF        NUMBER OF
DECEMBER 31            CLASS A SHARES   CLASS O SHARES    DECEMBER 31    CLASS A SHARES   CLASS O SHARES
---------------------  --------------   --------------    ------------   --------------   --------------
2000.................  1,101,896,388      16,500,000      2000........   1,060,584,401      16,500,000
1999.................    935,209,590             N/A      1999........     935,209,590             N/A
1998.................    890,943,720             N/A      1998........     867,943,115             N/A
1997.................    857,469,695             N/A      1997........     796,220,440             N/A
1996.................    787,156,550             N/A      1996........     779,512,290             N/A

                         NUMBER OF        NUMBER OF                        NUMBER OF        NUMBER OF
JUNE 30                CLASS A SHARES   CLASS O SHARES    JUNE 30        CLASS A SHARES   CLASS O SHARES
---------------------  --------------   --------------    ------------   --------------   --------------
2001.................  1,136,951,460      16,367,425      2001........   1,136,951,460      16,367,425
2000.................  1,025,159,579             N/A      2000........   1,025,159,579             N/A

 (5) Year to which dividend relates. Under French company law, payment of annual dividends must be made within nine months following the end of the fiscal year to which they relate.

 (6) Alcatel first issued Class A shares represented by Class A ADSs in 1990.

 (7) Net income has been taken into account from October 20, 2000, the issuance date of Alcatel Class O shares.

 (8) For information concerning the differences between French GAAP and U.S. GAAP, see Notes 35 and 36 to Alcatel's audited consolidated financial statements incorporated by reference herein to its Annual Report filed on Form 20-F for the year ended December 31, 2000, and Notes 14 to 16 to its unaudited interim consolidated financial statements incorporated by reference herein to its Report of Foreign Issuer on Form 6-K for the month of September 2001.

 (9) French GAAP does not require these amounts to be provided for interim periods.

(10) Advance payments received from customers are not deducted from the amount of total assets. See Note 35(j) to Alcatel's audited consolidated financial statements incorporated by reference herein to its Annual Report filed on Form 20-F for the year ended December 31, 2000.

(11) U.S. GAAP does not require these amounts to be provided for interim periods.

              SELECTED CONSOLIDATED FINANCIAL DATA OF ASTRAL POINT


     The following table summarizes the selected audited consolidated financial data of Astral Point for the years ended December 31, 2001, 2000 and 1999 and for the period from September 17, 1998 (inception) to December 31, 1998. The statement of operations data for the years ended December 31, 2001, 2000 and 1999 and for the period from September 17, 1998 (inception) to December 31, 1998 and the balance sheet data as of December 31, 2001, 2000, 1999 and 1998 are derived from Astral Point's audited financial statements, which are not included in this proxy statement/prospectus. The historical results are not necessarily indicative of results to be expected for any future period.


                                                                                   PERIOD FROM
                                                   YEAR ENDED DECEMBER 31,      SEPTEMBER 17, 1998
                                                -----------------------------     (INCEPTION) TO
                                                  2001       2000      1999     DECEMBER 31, 1998
                                                --------   --------   -------   ------------------
                                                                  (IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues......................................  $  4,471   $    632   $    --         $  --
Cost of Revenues..............................    20,550      7,911        --            --
                                                --------   --------   -------         -----
          Gross profit........................   (16,079)    (7,279)       --            --
                                                --------   --------   -------         -----
Operating Expenses:
  Research & development......................    26,727     28,030     7,881           111
  Sales & marketing...........................    14,382     13,554       936            29
  General & administrative....................     3,906      4,232       698            99
                                                --------   --------   -------         -----
          Total operating expenses............    45,015     45,816     9,515           239
                                                --------   --------   -------         -----
Loss from operations..........................   (61,094)   (53,095)   (9,515)         (239)
Net loss......................................  $(60,609)  $(50,293)  $(9,104)        $(232)
                                                ========   ========   =======         =====

                                                                    DECEMBER 31,
                                                       ---------------------------------------
                                                         2001        2000      1999      1998
                                                       ---------   --------   -------   ------
                                                                     (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments....  $   4,337   $ 57,049   $25,566   $  806
Working capital......................................     (7,861)    55,383    23,735      729
Total assets.........................................     21,782     77,003    27,577      837
Long-term obligations, excluding current portion.....      2,085      3,899       961       --
Redeemable convertible preferred stock...............    115,386    115,386    33,202    1,000
Stockholders' equity (deficit).......................   (116,767)   (55,700)   (8,601)    (247)

                              DIVIDEND INFORMATION


     The table below sets forth, for the years indicated, the amount of dividends paid per Alcatel Class A and Class O share and ADS, excluding the avoir fiscal, a French tax credit. The amount of dividends per Alcatel Class A share has been adjusted to reflect the five for one stock split approved by Alcatel's shareholders on May 16, 2000, and which became effective on May 22, 2000. In addition, prior to May 22, 2000, each Alcatel Class A ADS represented one-fifth of an Alcatel Class A share, but to facilitate comparison, dividend information for 1997 through 2000 is shown as if each Alcatel Class A ADS represented one Alcatel Class A share at such time. Alcatel first issued Alcatel Class O shares and Class O ADSs on October 20, 2000. An annual dividend is paid in each year in respect of the prior year.


     Pursuant to Alcatel's organizational documents and subject to certain limitations, in each year, Alcatel is required to pay a non-cumulative preferred dividend on its Class O shares and Class O ADSs prior to paying any dividends on the Alcatel Class A shares and Class A ADSs. The amount of the preferential dividend for each Alcatel Class O share and Class O ADS is the higher of: E0.10 per Class O share and Class O ADS, and an amount based on the performance of Alcatel's Optronics division. However, the latter amount may not exceed 150% of the dividend paid on each Alcatel Class A share and Class A ADS in respect of the same fiscal year.


     Alcatel's annual report on Form 20-F for the year ended December 31, 2000, incorporated by reference in this proxy statement/prospectus, contains a description of certain U.S. federal income tax consequences and French tax consequences related to holding Alcatel Class A ADSs, including the treatment of dividends paid with respect to Alcatel Class A shares and Alcatel Class A ADSs.



     Alcatel has announced that its board of directors intends to submit a proposal for the payment of a dividend of E0.16 per Alcatel Class A share for approval by the Alcatel shareholders at the annual shareholders meeting scheduled to occur on April 18, 2002. Based on the euro/dollar exchange rate on February 28, 2002, the dividend would be $0.19 per Alcatel Class A ADS. However, the actual dollar amount will be based on the euro/dollar exchange rate in effect on the dividend payment date, or on the next business day if the payment date is not a business day in the United States. This dividend is based on the results of Alcatel's 2001 fiscal year.


     However, the Alcatel Class A ADSs to be issued in the merger in exchange for the Astral Point capital stock, upon exercise of warrants or as payment for certain outstanding Astral Point notes will not be entitled to the 2001 dividend. In addition, if the merger closes and you exercise your options, the Alcatel Class A shares that you will receive upon exercise of your options will not be entitled to the 2001 dividend.

                                       DIVIDEND PER      DIVIDEND PER     DIVIDEND PER     DIVIDEND PER
YEAR TO WHICH DIVIDEND RELATES(1)    CLASS A SHARE(2)   CLASS A ADS(3)   CLASS O SHARE    CLASS O ADS(3)
---------------------------------    ----------------   --------------   --------------   --------------
1996...............................       E 0.30            $ 0.34           E  --            $   --
1997...............................         0.35              0.38              --                --
1998...............................         0.40              0.41              --                --
1999...............................         0.44              0.39              --                --
2000...............................         0.48              0.45            0.10              0.09

---------------

(1) Under French company law, payment of annual dividends must be made within nine months following the end of the year to which they relate.

(2) The amount of dividends per share have been translated into euros using the fixed exchange rate of E 1.00 = FF 6.55957.

(3) Translated solely for convenience into dollars at the noon buying rates on the respective dividend payment dates, or on the following business day if such date was not a business day in the United States. The noon buying rate may differ from the rate that may be used by the depositary to convert euros to dollars for purposes of making payments to holders of American depositary receipts.

                         CURRENCIES AND EXCHANGE RATES

     The table below shows the average French franc/U.S. dollar exchange rates for 1997 through 1998 based on the noon buying rate expressed in French francs per $1.00 and the average euro/U.S. dollar exchange rate for 1999 through 2001 based on the noon buying rate expressed in euro per $1.00.

YEAR                                                           AVERAGE RATE(1)
----                                                           ---------------
EURO/U.S. DOLLAR(2)
2001........................................................       E  1.12
  Six months ended June 30, 2001............................          1.13
2000........................................................          1.09
  Six months ended June 30, 2000............................          1.05
1999........................................................          0.94
FRENCH FRANC/U.S. DOLLAR
1998........................................................       FF 5.90
1997........................................................          5.85

---------------

(1) The average of the noon buying rate for French francs or euro, as the case may be, on the last business day of each month during the year.

(2) Originally published as U.S. dollar/euro.

     The table below shows the high and low euro/U.S. dollar exchange rates for the previous six months based on the noon buying rate expressed in euro per $1.00.

PERIOD                                                        HIGH     LOW
------                                                        -----   -----
EURO/U.S. DOLLAR(1)
August 2001.................................................  E1.14   E1.09
September 2001..............................................   1.13    1.07
October 2001................................................   1.12    1.09
November 2001...............................................   1.14    1.06
December 2001...............................................   1.14    1.11
January 2002................................................   1.16    1.11

---------------

(1) Originally published as U.S. dollar/euro.

     The euro/U.S. dollar exchange rate for February 13, 2002 was E1.15 per $1.00 and is based on the noon buying rate for such date, originally expressed in U.S. dollar/euro.

                            MARKET PRICE INFORMATION

     The table below sets forth, for the periods indicated, the reported high and low per share sales prices of Alcatel Class A shares and ADSs on the Euronext Paris SA and the New York Stock Exchange, respectively. To facilitate comparisons, price information for 1997 through 2000 for Alcatel Class A shares has been adjusted to reflect the 5 for 1 stock split that occurred on May 22, 2000. In addition, prior to May 22, 2000, each Alcatel Class A ADS represented one-fifth of an Alcatel Class A share, but to facilitate comparison, price information for 1997 through 2000 is shown as if each Alcatel Class A ADS represented one Alcatel Class A share at such time.

                                                             CLASS A SHARES     CLASS A ADSS}
                                                             ---------------   ---------------
                                                              HIGH     LOW      HIGH     LOW
                                                             ------   ------   ------   ------
2002
  January 2002.............................................  E21.62   E16.46   $19.15   $14.45
2001.......................................................   72.35    11.34    66.94    10.53
  December 2001............................................   23.29    17.40    20.18    15.91
  November 2001............................................   22.70    16.12    19.80    14.87
  October 2001.............................................   17.96    11.34    15.61    10.53
  September 2001...........................................   17.70    11.50    15.60    10.57
  August 2001..............................................   22.58    16.45    19.73    15.30
  First Quarter............................................   72.35    33.85    66.94    28.48
  Second Quarter...........................................   39.14    22.22    34.66    19.51
  Third Quarter............................................   25.61    11.50    21.51    10.57
  Fourth Quarter...........................................   23.29    11.34    20.18    10.53
2000.......................................................   97.15    39.10    86.25    36.81
  First Quarter............................................   56.98    39.24    55.50    38.88
  Second Quarter...........................................   74.60    39.10    69.81    36.81
  Third Quarter............................................   97.15    67.60    86.25    61.75
  Fourth Quarter...........................................   81.10    55.30    69.69    46.63
1999.......................................................   46.50    18.30    46.06    20.38
1998.......................................................   43.45    13.32    47.13    15.94
1997.......................................................   27.04    12.29    28.50    15.50


     On January 18, 2002, the last trading day before the public announcement of the proposed acquisition of Astral Point, the last reported sales price per Alcatel Class A ADS as reported on the New York Stock Exchange Composite Transactions Tape was $15.69. On February 28, 2002, the last reported sales price per Alcatel Class A ADS as reported on the New York Stock Exchange Composite Transactions Tape was $13.85. Since no established trading market for shares of Astral Point stock exists, we are unable to provide information with respect to the market prices of the Astral Point stock and have omitted the equivalent per share market prices of Alcatel Class A ADSs.


     Because the market price of Alcatel Class A ADSs is subject to fluctuation, the market value of the shares of Alcatel Class A ADSs that holders of Astral Point capital stock will be entitled to receive pursuant to the merger may increase or decrease prior to and following the merger. The exchange ratios are fixed and will not be adjusted to compensate Astral Point's stockholders for decreases in the market price of Alcatel Class A ADSs which could occur prior to the merger becoming effective.


     Alcatel has announced that its board of directors intends to submit a proposal for the payment of a dividend of E0.16 per Alcatel Class A share for approval by the Alcatel shareholders at the annual shareholders meeting scheduled to occur on April 18, 2002. Based on the euro/dollar exchange rate on February 28, 2002, the dividend would be $0.19 per Alcatel Class A ADS. However, the actual dollar amount will be based on the euro/dollar exchange rate in effect on the dividend payment date, or on the next business day if the payment date is not a business day in the United States. This dividend is based on the results of Alcatel's 2001 fiscal year. The Alcatel Class A ADSs to be issued in the merger in exchange for the Astral Point capital stock, upon exercise of warrants or as payment for certain outstanding Astral Point notes will not be entitled to the 2001 dividend. In addition, if the merger closes and you exercise your options, the Alcatel Class A shares that you will receive upon exercise of your options will not be entitled to the 2001 dividend.

     As a result, until the 2001 dividend is declared and paid, your Alcatel Class A ADSs may trade on the New York Stock Exchange at a lower price than a price for an Alcatel Class A ADS that is entitled to the 2001 dividend. Similarly, until the 2001 dividend is declared and paid, the Alcatel Class A shares that you will receive upon exercise of your options may trade on the Euronext Paris SA at a lower price than the price for an Alcatel Class A share that is entitled to the 2001 dividend. ALCATEL URGES YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR ALCATEL CLASS A ADSS. ALCATEL CANNOT ASSURE YOU AS TO THE FUTURE MARKET PRICES FOR ALCATEL CLASS A ADSS.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE


     Alcatel and Astral Point have made forward-looking statements in this proxy statement/prospectus, and in documents that are incorporated by reference in this proxy statement/prospectus, that are subject to risks and uncertainties. All statements included or incorporated by reference in this proxy statement/prospectus or made by the management of Alcatel or Astral Point, other than statements of historical fact regarding Alcatel, Astral Point or the combined company, are forward-looking statements. Examples of forward-looking statements include statements regarding Alcatel's, Astral Point's or the combined company's future financial results, operating results, product successes, business strategies, projected costs, future products, competitive positions and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "would," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in the "Risk Factors" section of this proxy statement/prospectus. These and many other factors could affect the future financial and operating results for Alcatel, Astral Point or the combined company. These factors could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by or on behalf of Alcatel, Astral Point or the combined company.

                                  RISK FACTORS


     In addition to the other information contained or incorporated by reference in this proxy statement/ prospectus, you should consider the following risk factors before you decide whether to vote to approve the merger, to adopt the merger agreement and to approve the amendment to the Astral Point certificate of incorporation. See "Where You Can Find More Information" on page 83.


RISKS RELATING TO THE MERGER

  YOU WILL RECEIVE A FIXED NUMBER OF ALCATEL CLASS A ADSS IN THE MERGER, NOT A FIXED VALUE.


     Upon completion of the merger, each outstanding share of Astral Point capital stock that you own at the effective time of the merger will be converted into the right to receive a fixed number of Alcatel Class A ADSs based on the applicable exchange ratio, unless you perfect your appraisal rights. Since the exchange ratios are fixed, the number of Alcatel Class A ADSs that you will receive in the merger will not change, even if the market price of Alcatel Class A ADSs changes. The exchange ratios will not be adjusted nor will the merger be terminated based solely on fluctuations in the price of Alcatel Class A ADSs. The market price of Alcatel Class A ADSs is subject to fluctuation. These market fluctuations may adversely affect the market price of Alcatel Class A ADSs. You will not know the value that the Alcatel Class A ADSs will have at the time of their issuance in the merger when you decide whether to vote in favor of the merger or whether to exercise your appraisal rights. The market price of Alcatel Class A ADSs upon and after completion of the merger could be lower than the market price on the date of the merger agreement.


     The price of Alcatel Class A ADSs may change as a result of changes in the business, operations or prospects of Alcatel, regulatory considerations, general market and economic conditions, factors affecting the telecommunications equipment industry in general and other factors. You should obtain current market quotations for Alcatel Class A ADSs.

 A PORTION OF YOUR ALCATEL CLASS A ADSS TO BE ISSUED IN EXCHANGE FOR YOUR ASTRAL POINT CAPITAL STOCK AS A RESULT OF THE MERGER WILL BE PLACED IN ESCROW AND ALCATEL CANNOT ASSURE YOU THAT YOU WILL RECEIVE THOSE SHARES.


     At the closing, 1,000,000 of the Alcatel Class A ADSs to be issued to Astral Point stockholders in the merger will be deposited in one or more escrow accounts. Therefore, approximately 12.21% of the Alcatel Class A ADSs that you are entitled to receive in the merger for the outstanding Astral Point stock that you own at the effective time of the merger will be placed into escrow. Neither Alcatel nor Astral Point can provide you with an exact final percentage because it will depend on the number of shares of Astral Point capital stock that is outstanding at the effective time of the merger. The potential issuance of Astral Point shares upon the exercise of options or warrants between the date of this proxy statement/ prospectus and the effective time of the merger would affect the number of outstanding shares at the effective time. However, the percentage of your Alcatel Class A ADSs to be placed into escrow will not exceed the percentage listed above.


     900,000 of these Alcatel Class A ADSs will be used to satisfy:

     - indemnity claims made by Alcatel under the merger agreement and any ancillary agreements with regard to breaches of any representation, warranty, covenant or agreement made by Astral Point or certain previously disclosed liabilities of Astral Point;

     - subject to certain limitations, up to $250,000 for any claim made or expense incurred by the Astral Point stockholders' representative in his capacity as such;

and, for those persons who signed a stockholder agreement only:

     - the pro rata portion of the 900,000 escrowed Class A ADSs relating to such persons will be used to satisfy indemnity claims made by Alcatel for breaches of any representation, warranty, covenant or agreement contained in the stockholder agreement. However, if Alcatel's damages result from an inaccuracy in a representation regarding the Astral Point stockholder's title to its Astral Point stock, that stockholder's liability will not be limited to the escrowed shares.

     100,000 of the Alcatel Class A ADSs held in escrow will be used to satisfy any expenses that Astral Point incurred in connection with the merger that exceed $3 million.


     If more than one escrow account is established, then Alcatel and the representative of the Astral Point stockholders will demand indemnification from the escrow accounts in proportion to the number of escrow shares in each of the escrow accounts. However, Alcatel and the representative of the Astral Point stockholders will benefit from the same indemnification rights and the same escrow protection as they would have if there were only one escrow account established pursuant to the terms of the escrow agreement currently attached to the merger agreement.



     No assurance can be provided that you will receive any of the Class A ADSs deposited in one or more escrow accounts should Alcatel require indemnity or the stockholders' representative require reimbursement for the reasons described above.


 CERTAIN REGULATORY AGENCIES MUST APPROVE THE MERGER AND COULD DELAY OR REFUSE TO APPROVE THE MERGER.

     To complete the merger, Alcatel and Astral Point must obtain approvals or consents from certain federal regulatory commissions and other U.S. and foreign government agencies. These agencies may seek to impose conditions on Alcatel or Astral Point before giving their approval or consent, and meeting those conditions could have an adverse effect on Alcatel's business or financial condition. However, under the merger agreement, neither Alcatel nor Astral Point is required to comply with any condition that would require it to divest its businesses, product lines or assets, or to take any other actions that it reasonably determines to be significant in amount or meaningful to the operation of its business. In addition, a delay in obtaining the requisite regulatory approvals will delay the completion of the merger. Neither Alcatel nor Astral Point can be certain that they will obtain the required regulatory approvals, or obtain them within the time frame contemplated in the merger agreement.

 FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT THE VALUE OF ASTRAL POINT CAPITAL STOCK AND ITS OPERATING RESULTS.

     If the merger is not completed for any reason, Astral Point may be subject to a number of material risks, including:

     - Astral Point may be required to pay Alcatel a termination fee of $6,142,500;

     - costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed; and

     - Astral Point currently has limited resources to continue its business and may require financing from Alcatel prior to the closing of the merger. If the merger is not completed, Astral Point may not have the financial resources to sustain its operations and would be required to raise additional funds. Such funds may not be available on acceptable terms, or at all.

 THE ALLOCATION OF THE MERGER CONSIDERATION AMONG THE CLASSES OF THE ASTRAL POINT CAPITAL STOCK COULD HAVE ADVERSE TAX CONSEQUENCES TO CERTAIN ASTRAL POINT STOCKHOLDERS.

     It is possible that the IRS could assert that the allocation of the merger consideration among the classes of the Astral Point capital stock and the changes to the liquidation preferences of the various classes of Astral Point's preferred stock and the related amendment to Astral Point's charter constitute a transfer of value from the holders of Astral Point preferred stock to the holders of Astral Point common stock. You are urged to consult your tax advisor regarding the potential tax consequences of these changes to you in light of your particular situation.

 ASTRAL POINT MAY NOT BE ABLE TO ENTER INTO A MERGER OR BUSINESS COMBINATION WITH ANOTHER PARTY AT A MORE FAVORABLE PRICE BECAUSE OF RESTRICTIONS IN THE MERGER AGREEMENT.

     While the merger agreement is in effect, the merger agreement prohibits Astral Point from entering into, or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, tender offer, sale of shares of capital stock or other similar transactions with any entity other than Alcatel, except in limited circumstances. As a result of this prohibition, Astral Point may not be able to enter into an alternative transaction at a more favorable price.

 OFFICERS AND DIRECTORS OF ASTRAL POINT MAY HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM THOSE OF ASTRAL POINT'S STOCKHOLDERS.


     A number of directors of Astral Point who recommend that you vote to approve the merger, adopt the merger agreement and the transactions contemplated by the merger agreement and approve the amendment to Astral Point's certificate of incorporation have interests in the merger that may be different from yours. These interests may influence these directors in making their recommendation to you. In addition, certain officers have interests in the merger that are different from, or in addition to, yours. These interests of directors and officers include:


     - continuation of employment and indemnification for officers;

     - continuation of indemnification for directors;

     - future option grants by Alcatel and previous option grants by Astral
       Point;

     - Astral Point options, including those held by officers, will become options to purchase Alcatel Class A shares; and

     - the payment of Astral Point notes held by certain preferred stockholders of Astral Point, who are represented on Astral Point's board of directors, in Alcatel Class A ADSs at or following the merger, which amounts would otherwise have been due and payable by Astral Point in cash as of March 31, 2002.

 ALTHOUGH ALCATEL EXPECTS THAT THE MERGER WILL RESULT IN CERTAIN BENEFITS, ALCATEL MAY NOT REALIZE THOSE BENEFITS.

     Alcatel has entered into the merger agreement with the expectation that the merger would result in certain benefits to Alcatel, including a stronger presence in the growing market of metropolitan optical networks in North America. Achieving these benefits will depend in part upon the efficient integration of Alcatel's and Astral Point's businesses, operations, products and personnel in a timely and efficient manner. Alcatel will need to integrate the product lines, information systems and product development, manufacturing, marketing and sales, administration and other organizations of the two companies. No assurance can be provided that this will occur and that the combined company will realize any of the anticipated benefits of the merger.

     Integrating Alcatel and Astral Point may be difficult and unpredictable because of possible cultural conflicts and different opinions on technical, operational and other integration decisions. Further, an overlap between the products or customers of Alcatel and Astral Point may create conflicts in relationships or other commitments detrimental to the integrated businesses. Alcatel will also need to integrate the employees of the two companies. Alcatel or Astral Point may experience disruption in their employee base as a result of uncertainty in connection with the merger. There is also a risk that key employees of Astral Point may seek employment elsewhere, including with competitors. The operations, management and personnel of the two companies may not be compatible, and Alcatel or Astral Point may experience the loss of key personnel for that reason. The integration process will require substantial attention from, and pose challenges to, the management of Alcatel and Astral Point.

RISKS RELATING TO OWNERSHIP OF ALCATEL CLASS A ADSS

 THE TRADING PRICE OF ALCATEL CLASS A ADSS AND DIVIDENDS PAID ON ALCATEL CLASS A ADSS MAY BE MATERIALLY ADVERSELY AFFECTED BY FLUCTUATIONS IN THE EXCHANGE RATE FOR CONVERTING EURO INTO U.S. DOLLARS.

     Fluctuations in the exchange rate for converting euro into U.S. dollars may affect the value of Alcatel Class A ADSs. Specifically, if the relative value of the euro to U.S. dollar declines, each of the following values will also decline:

     - the U.S. dollar equivalent of the euro trading price of Alcatel Class A shares in France, which may consequently cause the trading price of Alcatel Class A ADSs in the United States to decline;

     - the U.S. dollar equivalent of the proceeds that a holder of Alcatel Class A ADSs who converted such ADSs into Alcatel Class A shares would receive upon the sale in France of any such Alcatel Class A shares; and

     - the U.S. dollar equivalent of cash dividends paid in euro on Alcatel Class A shares represented by Alcatel Class A ADSs.

  IF A HOLDER OF ALCATEL CLASS A ADSS FAILS TO COMPLY WITH THE LEGAL NOTIFICATION REQUIREMENTS UPON REACHING CERTAIN OWNERSHIP THRESHOLDS UNDER FRENCH LAW OR ALCATEL'S GOVERNING DOCUMENTS, HE COULD BE DEPRIVED OF SOME OR ALL OF HIS VOTING RIGHTS AND BE SUBJECT TO A FINE.

     French law and Alcatel's governing documents require any person who owns outstanding shares or voting rights of Alcatel in excess of certain amounts specified in the law or Alcatel's governing documents to file a report with Alcatel upon crossing such threshold percentage and, in certain circumstances, with the French stock exchange regulator (Conseil des Marches Financiers). If any shareholder fails to comply with the notification requirements:

     - the shares or voting rights in excess of the relevant notification threshold may be deprived of voting power on the demand of any shareholder;

     - all or part of the shareholder's voting rights may be suspended for up to five years by the relevant French commercial court; and

     - the shareholder may be subject to a fine.

  HOLDERS OF ALCATEL CLASS A ADSS WILL HAVE LIMITED RECOURSE IF ALCATEL OR THE DEPOSITARY FAIL TO MEET OBLIGATIONS UNDER THE DEPOSIT AGREEMENT BETWEEN ALCATEL AND THE DEPOSITARY.

     The deposit agreement expressly limits the obligations and liability of Alcatel and the depositary. Neither Alcatel nor the depositary will be liable if the depositary:

     - is prevented or hindered in performing any obligation by circumstances beyond its control;

     - exercises or fails to exercise discretion under the deposit agreement;

     - performs its obligations without negligence or bad faith;

     - takes any action based upon advice from legal counsel, accountants, any person presenting Alcatel Class A shares for deposit, any holder or any other qualified person; or

     - relies on any documents it believes in good faith to be genuine and properly executed.

     This means that there could be instances where you would not be able to recover losses that you may have suffered by reason of the actions or inactions of Alcatel or the depositary pursuant to the deposit agreement. In addition, the depositary has no obligation to participate in any action, suit or other proceeding in respect of Alcatel Class A ADSs unless Alcatel provides the depositary with indemnification that it determines to be satisfactory.

  ALCATEL IS SUBJECT TO DIFFERENT CORPORATE DISCLOSURE STANDARDS WHICH MAY LIMIT THE INFORMATION AVAILABLE TO HOLDERS OF ALCATEL CLASS A ADSS.

     As a foreign private issuer, Alcatel is not required to comply with the notice and disclosure requirements under the Securities Exchange Act of 1934, as amended, relating to the solicitation of proxies for shareholder meetings. Although Alcatel is subject to the periodic reporting requirement of the Exchange Act, the periodic disclosure required of non-U.S. issuers under the Exchange Act is more limited than the periodic disclosure required of U.S. issuers. Therefore, there may be less publicly available information about Alcatel than is regularly published by or about other public companies in the United States.

  JUDGMENTS OF U.S. COURTS MAY NOT BE ENFORCEABLE AGAINST ALCATEL.

     Judgments of U.S. courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in French courts. As a result, shareholders who obtain a judgment against Alcatel in the United States may not be able to require it to pay the amount of the judgment.

  PRE-EMPTIVE RIGHTS MAY NOT BE AVAILABLE FOR U.S. PERSONS.

     Under French law, shareholders have pre-emptive rights to subscribe for cash issuances of new shares or other securities giving rights to acquire additional shares on a pro rata basis. U.S. holders of Alcatel Class A ADSs or Class A shares may not be able to exercise pre-emptive rights for their shares unless a registration statement under the U.S. Securities Act of 1933, as amended, is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. Alcatel may, from time to time, issue new shares or other securities giving rights to acquire additional shares at a time when no registration statement is in effect and no Securities Act exemption is available. If so, U.S. holders of Alcatel Class A ADSs or shares will be unable to exercise their pre-emptive rights.

RISKS RELATING TO ALCATEL'S OPERATIONS


     In addition to other information in this proxy statement/prospectus, you should carefully consider the following risk factors in evaluating Alcatel's business.


  WEAKNESS IN THE TELECOMMUNICATIONS MARKET COULD HAVE A MATERIAL ADVERSE EFFECT ON ALCATEL'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION, AND COULD CAUSE ALCATEL TO CONTINUE TO INCUR NET LOSSES IN THE FUTURE.

     Alcatel's business is subject to the effects of general economic conditions in the United States and globally, and, in particular, market conditions in the telecommunications industry. In recent quarters, our operating results have been adversely affected as a result of unfavorable economic conditions and reduced capital spending by service providers and operators, including Alcatel's customers in the United States and Europe. If the economic conditions in the United States and globally do not improve, or if the global economic downturn continues, Alcatel may continue to experience material adverse effects on its business, operating results and financial condition. In particular, if demand from telecommunications service providers and operators, which depends upon the extent of existing unused capacity and the growth rate in voice and data traffic levels, including growth in Internet and e-commerce generated traffic, does not increase from current levels, the market for Alcatel's products may decline or fail to develop as quickly as forecasted. This could result in reduced sales and the carrying of excess inventory. Therefore, Alcatel may continue to incur net losses in the future.

  IF ALCATEL'S TELECOMMUNICATIONS BUSINESS FAILS TO KEEP PACE WITH RAPID CHANGE IN TECHNOLOGY, ALCATEL'S BUSINESS PROSPECTS, FINANCIAL CONDITION AND OPERATING RESULTS COULD SUFFER.

     Technology in the telecommunications industry continues to advance at a rapid pace, particularly in the field of data processing and transmission, which requires the timely introduction of new products and technologies. Failure to introduce or develop new products and technologies, or failure to respond to changes in market demand, may harm Alcatel's business prospects, financial condition and operating results.

  IF ALCATEL IS UNABLE TO COMPETE EFFECTIVELY WITH EXISTING OR NEW COMPETITORS, ALCATEL'S RESULTING LOSS OF COMPETITIVE POSITION COULD RESULT IN REDUCED REVENUES, REDUCED MARGINS, REDUCED LEVELS OF PROFITABILITY AND LOSS OF MARKET SHARE.

     The telecommunications industry in which Alcatel sells its products is highly competitive and Alcatel faces intense competition from established competitors. Some of these competitors have substantially greater financial, engineering, manufacturing, marketing, service and support resources and expertise and longer standing customer relationships than Alcatel has.

     Gross margins may be adversely affected by increased price competition, excess capacity, higher material or labor costs, warranty costs, obsolescence charges, loss of cost savings on future inventory purchases as a result of high inventory levels, introductions of new products, increased levels of customer services, changes in distribution channels, and changes in product and geographic mix. Lower than expected gross margins could have a material adverse effect on Alcatel's business, results of operations, and financial condition.

  ALCATEL'S RESTRUCTURING PLAN MAY NOT ACHIEVE ITS TARGET AND MAY REQUIRE REFINEMENT BASED ON THE CHANGING MARKET ENVIRONMENT.

     In response to changes in the telecommunications industry and general economic conditions, Alcatel has restructured, and continues to restructure, its activities to more strategically realign its resources. Alcatel's restructuring plan is based on certain assumptions regarding the cost structure of its business, the nature and severity of the continuing downturn in the telecommunications industry and Alcatel's expected revenue rate, that may not prove accurate. Alcatel's restructuring plan has involved the implementation of a number of initiatives to streamline Alcatel's business, reduce its fixed assets and improve its balance sheet through the reduction in net debt and inventory levels, the writeoff of tangible and intangible assets, the exit from certain businesses, the sale of manufacturing plants, the reduction in the number of employees, the implementation of its outsourcing programs for manufacturing and the refocusing of Alcatel's research and development efforts in growth products. Alcatel can provide no assurance that it will not be required to refine, expand or extend its restructuring plan or that its income from operations will turn positive as a result of the plan.

     Alcatel can provide no assurance that the costs actually incurred in connection with the restructuring plan will not be higher than the amount that Alcatel has estimated. Current and additional restructuring actions may result in further cash and/or non-cash charges that could have a material adverse effect on Alcatel's business, operating results and financial condition. In addition, reductions in Alcatel's assets, employees and businesses may negatively impact Alcatel's efforts to enhance its existing products and keep pace with technological advances in its field. Therefore, Alcatel's restructuring plan may reduce Alcatel's ability to benefit from a potential future recovery in the telecommunications industry.

  ALCATEL'S BUSINESS IS CAPITAL INTENSIVE AND ALCATEL MAY REQUIRE ADDITIONAL SOURCES OF FUNDS IF ITS SOURCES OF LIQUIDITY ARE UNAVAILABLE OR INSUFFICIENT TO FUND ITS OPERATIONS.

     Alcatel's working capital requirements and cash flows historically have been, and are expected to continue to be, subject to quarterly and yearly fluctuations, depending on a number of factors. If Alcatel is unable to manage fluctuations in cash flow, Alcatel's business, operating results and financial condition may be materially adversely affected. Factors which could lead Alcatel to suffer cash flow fluctuations include:

     - the level of sales;

     - the collection of receivables;

     - the timing and size of capital expenditures; and

     - customer financing obligations.

     In order to finance its business, Alcatel has incurred, or has entered into credit facilities allowing for the drawdown of, significant levels of debt. In the future, Alcatel may need to secure additional sources of funding if its existing facilities and borrowings are insufficient to finance its business. Alcatel can provide no assurance that such funding will be available on terms satisfactory to it. High debt levels would require a larger portion of Alcatel's operating cash flow to be used to pay principal and interest on its indebtedness. The increased use of cash to pay indebtedness may leave Alcatel with insufficient funds to finance its operating activities, such as research and development expenses and capital expenditures, which could have a material adverse effect on Alcatel's business.

     On February 13, 2002, Standard & Poor's lowered its rating of Alcatel's short-term debt. As a result, commercial paper will become less readily available to Alcatel. This recent, and any future, lowering of the ratings of Alcatel's debt may result in higher financing costs and reduction in access to the capital markets. There can be no assurance that Alcatel's credit ratings will not be reduced in the future by Standard & Poor's or Moody's.

  IF ALCATEL LOSES ITS KEY PERSONNEL OR IF ALCATEL IS UNABLE TO CONTINUE TO ATTRACT QUALIFIED PERSONNEL, ITS BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS MAY BE HARMED.

     Alcatel's future business, financial condition and operating results depend, in part, on its ability to attract and retain certain key personnel. In particular, Alcatel's research and development efforts depend on hiring and retaining qualified engineers and scientists, competition for whom is extremely intense, and Alcatel expects to continue to experience difficulty in identifying and hiring such qualified technical personnel in many areas of its business.

  CREDIT RISKS COULD INCREASE IF THE FINANCIAL CONDITION OF CUSTOMERS DECLINES.

     A substantial portion of Alcatel's sales are made to telecommunications customers. These customers have increasingly required their suppliers to arrange or provide long-term financing for them as a condition to obtaining or bidding on infrastructure projects. This trend has recently accelerated as a large portion of the telecommunications industry suffers from high debt levels, low equity prices and substantial competition. As a result, Alcatel has increasingly provided or arranged long-term financing for customers. As of December 31, 2001, Alcatel had made commitments or entered into agreements to extend credit to customers up to an aggregate of approximately E 2.82 billion and approximately E
1.6 billion had been advanced and was outstanding. Alcatel continually monitors and manages the credit it extended to its customers and attempts to limit credit risks by, in some cases, obtaining security interests and by securitizing or selling off a portion of the risk associated with this financing. Alcatel expects to continue to provide or commit to financing where appropriate for its business. As a result, its business could be adversely affected in the event that the financial condition of its customers erodes.

     Recently, certain of Alcatel's customers have filed with the courts seeking protection under the bankruptcy or reorganization laws of the applicable jurisdiction or have been experiencing financial difficulties. Upon the financial failure of a customer, Alcatel has experienced, and in the future may experience, losses on any amounts lent to such customer as well as the loss of the customer's ongoing business. Should additional customers fail to meet their customer financing obligations to Alcatel, Alcatel could experience reduced cash flows and losses in excess of provisions. Alcatel reviews the levels of its customer financing provisions on a regular basis. In addition to being increasingly selective in providing customer financing, Alcatel has various programs in place to monitor and mitigate customer credit risk, including performance milestones, other conditions of funding, and active customer financing portfolio reviews. Alcatel management is focused on the strategic use of Alcatel's limited customer financing capacity, on revolving that capacity as quickly and efficiently as possible, and on managing the absolute dollar amount of Alcatel's customer financing obligations. However, there can be no assurance that such measures will reduce Alcatel's exposure to customers' credit risk. While Alcatel believes that its allowances for credit losses are adequate, it cannot assure investors that such allowances will cover actual losses. Alcatel's ability to arrange or provide financing for its customers will depend on a number of factors, including its credit rating and level of available credit, and its ability to sell off commitments and draw down borrowings on acceptable terms.

  ALCATEL'S BUSINESS AND RESULTS OF OPERATIONS WILL BE HARMED IF IT IS UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS FROM CHALLENGES OR UNAUTHORIZED THIRD PARTY USE OR IF IT BECOMES INVOLVED IN LITIGATION.

     Like other companies operating in the telecommunications industry, Alcatel experiences frequent litigation regarding patent and other intellectual property rights. Third parties have asserted, and in the future may assert, claims against Alcatel alleging that it infringes their intellectual property rights. Defending these claims may be expensive and divert the efforts of its management and technical personnel. If Alcatel does not succeed in defending these claims, it could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology which is the subject of the litigation. In addition, third parties may attempt to appropriate the confidential information and proprietary technologies and processes used in Alcatel's business, which it may be unable to prevent.

  ALCATEL'S BUSINESS AND RESULTS OF OPERATIONS WILL BE HARMED IF IT IS UNABLE TO ACQUIRE LICENSES FOR THIRD PARTY TECHNOLOGIES ON REASONABLE TERMS.

     Alcatel remains dependent in part on third party license agreements which enable it to use third party technology to develop or produce its products. However, Alcatel cannot be certain that any such licenses will be available to it on commercially reasonable terms, if at all.

  ALCATEL'S SALES ARE MADE TO A RELATIVELY LIMITED NUMBER OF LARGE CUSTOMERS. THE LOSS OF ONE OF THESE CUSTOMERS OR ALCATEL'S INABILITY TO OBTAIN NEW CUSTOMERS WOULD RESULT IN LOWER SALES.

     Historically, orders from a relatively limited number of Alcatel's customers have accounted for a substantial portion of its sales from telecommunications products and Alcatel expects that, for the foreseeable future, this will continue to be the case. In addition, even if Alcatel is successful in attracting new customers, new market entrants may not have access to sufficient financing to purchase its products and equipment. In particular, due to current market conditions, investors are increasingly unwilling to provide financing to start-up businesses in the telecommunications sector. Alcatel cannot assure you that current customers will continue to place orders or that it will obtain new orders from new customers.

  ALCATEL'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY BE HARMED IF IT DOES NOT SUCCESSFULLY REDUCE MARKET RISKS THROUGH THE USE OF DERIVATIVE FINANCIAL INSTRUMENTS.

     Since Alcatel conducts operations throughout the world, a substantial portion of its assets, liabilities, revenues and expenses are denominated in various currencies other than the euro, principally the U.S. dollar, and, to a lesser extent, the British pound. Because Alcatel's financial statements are denominated in euro, fluctuations in currency exchange rates, especially the dollar against the euro, could have a material impact on its reported results. Alcatel also experiences other market risks, including changes in interest rates, in prices of marketable equity securities that it owns and in metal prices. Alcatel uses derivative financial instruments to mitigate certain of these risks. If Alcatel's strategies to reduce market risks are not successful, its business, financial condition and operating results may be harmed.

  BECAUSE OF ALCATEL'S SIGNIFICANT INTERNATIONAL OPERATIONS, IT IS EXPOSED TO A VARIETY OF RISKS, MANY OF WHICH ARE BEYOND ITS CONTROL, THAT COULD ADVERSELY AFFECT ITS BUSINESS.

     Alcatel's international operations are subject to a variety of potential risks arising out of the economy, the political outlook, the ability to enforce intellectual property rights, the language and certain cultural barriers in countries where it has operations.

RISKS RELATING TO ASTRAL POINT

     As a stand-alone company, Astral Point's business is subject to numerous risks and uncertainties, including those described below. Astral Point stockholders should understand that these and other risks will continue to apply to Astral Point's business if the merger is not completed.

 ASTRAL POINT MAY NOT BE ABLE TO OBTAIN ADDITIONAL FINANCING TO SATISFY ITS FUTURE CAPITAL NEEDS.

     If the merger with Alcatel is not completed, Astral Point will not have the financial resources available to sustain its operations and will need to raise additional capital in order to fund expansion and to develop new services or products. Product development activities are particularly capital-intensive in Astral Point's industry. Additional financing may not be available on terms favorable to Astral Point, or at all. Additional debt financing, if available, may limit Astral Point's financial and operating flexibility. If Astral Point is forced to issue additional equity securities in order to raise additional capital, stockholders will experience additional dilution and the new equity securities may have rights, preferences or privileges senior to those of the then-existing holders of shares of Astral Point capital stock. During the fall of 2001, Astral Point attempted to raise additional capital for its operations and was unable to do so on terms that were satisfactory to it.

 THERE IS NO PUBLIC MARKET FOR SHARES OF ASTRAL POINT CAPITAL STOCK AND SHARES MAY NOT BE SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM THE SECURITIES LAWS.

     Currently no public market exists for any of the equity securities of Astral Point. Shares of Astral Point capital stock are restricted securities under federal and applicable state securities laws and, as such, may not be transferred, sold or otherwise disposed of except as permitted under federal and state securities laws, pursuant to registration or an exemption from these laws. A public market for shares of Astral Point may never develop.

 ASTRAL POINT HAS A HISTORY OF LOSSES, EXPECTS TO CONTINUE TO INCUR ADDITIONAL LOSSES, AND MAY NEVER ACHIEVE PROFITABILITY.

     Astral Point incurred cumulative losses of approximately $120.4 million through December 31, 2001, and Astral Point expects to continue to incur losses in the future. Astral Point has large fixed expenses, and it plans to incur significant and increasing sales and marketing, research and development, manufacturing, and general and administrative expenses. In order for Astral Point to become profitable, it will need to generate and sustain higher revenue while maintaining reasonable cost and expense levels. Generating higher revenue and maintaining profitability has become increasingly challenging in the current economic environment.

 THE DEMAND FOR TELECOMMUNICATION EQUIPMENT AND OPTICAL PRODUCTS MAY CONTINUE TO STAGNATE OR DECLINE IF CAPITAL EXPENDITURES BY ASTRAL POINT'S CUSTOMERS CONTINUE TO DECLINE OR DO NOT INCREASE AT THE RATES PREVIOUSLY ANTICIPATED BY THE INDUSTRY.

     If demand from telecommunications service providers and operators, which depends upon the growth rate in voice and data traffic levels, including growth in Internet and e-commerce generated traffic, does not increase from current levels, the market for Astral Point's products may decline or fail to develop as quickly as forecasted. Astral Point's business, financial condition and results of operations would be materially adversely affected by this decline or failure to develop.

 IF ASTRAL POINT IS UNABLE TO COMPETE EFFECTIVELY WITH EXISTING OR NEW COMPETITORS, ASTRAL POINT'S RESULTING LOSS OF COMPETITIVE POSITION COULD RESULT IN REDUCED REVENUE, MARGINS AND LEVELS OF PROFITABILITY, AND LOSS OF MARKET SHARE.

     The telecommunications industry in which Astral Point sells its products is highly competitive and Astral Point faces intense competition from established competitors. Some of these competitors have substantially greater financial, engineering, manufacturing, marketing, service and support resources and expertise and longer standing customer relationships than Astral Point has. Given the current economic climate, the condition of the industry in which Astral Point does business and the limited resources of Astral Point, its ability to compete effectively against such competitors will be limited.

 IF ASTRAL POINT LOSES ITS KEY PERSONNEL OR IF ASTRAL POINT IS UNABLE TO CONTINUE TO ATTRACT QUALIFIED PERSONNEL, ITS BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS MAY BE HARMED.

     Astral Point's future business, financial condition and operating results depend, in part, on its ability to attract and retain certain key personnel. In particular, Astral Point's research and development efforts depend on hiring and retaining qualified engineers and scientists, competition for whom is extremely intense, and Astral Point expects to experience difficulty in identifying and hiring such qualified technical personnel in many areas of its business. Astral Point expects that this difficulty will increase if the proposed merger with Alcatel is not completed.

                THE SPECIAL MEETING OF ASTRAL POINT STOCKHOLDERS



GENERAL



     This proxy statement/prospectus is being furnished to holders of Astral Point capital stock in connection with the solicitation of proxies by the board of directors of Astral Point for use at the special meeting of stockholders to be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110 at 9:00 a.m., local time, on April 2, 2002, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders.



MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING



     At the special meeting, stockholders of record of Astral Point as of the close of business on March 1, 2002 will be asked to consider and vote upon a proposal to approve the merger, to adopt the merger agreement and the transactions contemplated by the merger agreement and to consider and vote upon a proposal to approve an amendment to Astral Point's certificate of incorporation.



     Astral Point's board of directors unanimously approved the merger, the adoption of the merger agreement and the transactions contemplated by the merger agreement and the amendment to Astral Point's certificate of incorporation and regards the merger, Astral Point's adoption of the merger agreement and the transactions contemplated thereby and the amendment to Astral Point's certificate of incorporation as advisable and fair to and in the best interests of Astral Point and its stockholders. After careful consideration, the Astral Point board of directors unanimously recommends that Astral Point stockholders vote FOR the approval of the merger and the adoption of the merger agreement and the transactions contemplated by the merger agreement and FOR the approval of the amendment to Astral Point's certificate of incorporation.



RECORD DATE; VOTING AT THE SPECIAL MEETING; VOTE REQUIRED



     Astral Point's board of directors has fixed March 1, 2002 as the record date for the determination of the stockholders of Astral Point entitled to notice of and to vote at the special meeting. Only holders of record of Astral Point capital stock on the record date will be entitled to notice of and to vote at the special meeting. As of March 1, 2002, there were 75,163,213 shares (on an as-converted basis) of Astral Point capital stock outstanding and entitled to vote at the special meeting. Each record holder of Astral Point capital stock on the record date is entitled to cast one vote per share (after treating outstanding shares of preferred stock as if such shares were converted to common stock for purposes of determining the number of shares eligible to be voted at the special meeting), exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of Astral Point at the special meeting.



     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Astral Point capital stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Approval of the merger and adoption of the merger agreement and the transactions contemplated by the merger agreement requires the affirmative vote of the holders of no less than a majority of the outstanding shares of preferred stock of Astral Point, voting separately as a single class, as well as by the holders of no less than a majority of the voting power of Astral Point's preferred stock and common stock, voting together as a single class. Approval of the amendment to the certificate of incorporation requires the affirmative vote of the holders of no less than a majority of the outstanding shares of each series of Astral Point preferred stock, each voting as a separate series; the holders of no less than a majority of the voting power of Astral Point's preferred stock, voting together as a single class; and the holders of no less than a majority of the voting power of Astral Point's preferred stock and common stock, voting together as a single class.



     Alcatel has entered into stockholder agreements with stockholders who have the right to vote more than 75% of each series of the Astral Point preferred stock, more than 75% of all of the preferred stock of

Astral Point, and 78.2% of the total voting power of all of the capital stock of Astral Point as of March 1, 2002, the record date for notice of and the right to vote at the special meeting. Therefore, approval of the merger, adoption of the merger agreement and the transactions contemplated by the merger agreement and approval of the amendment to the certificate of incorporation are assured, unless the stockholder agreements are terminated according to their terms.



PROXIES



     This proxy statement/prospectus is being furnished to holders of Astral Point capital stock in connection with the solicitation of proxies by and on behalf of the Astral Point board of directors for use at the special meeting.



     All shares of Astral Point capital stock that are entitled to vote and are represented at the special meeting by properly executed proxies received prior to or at the special meeting and not duly revoked in a timely manner, will be voted at the special meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval of the merger, adoption of the merger agreement and the transactions contemplated by the merger agreement and FOR approval of the amendment to Astral Point's certificate of incorporation.



     IF ANY OTHER MATTERS ARE PROPERLY PRESENTED FOR CONSIDERATION AT THE SPECIAL MEETING (OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF), INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO ANOTHER TIME AND/OR PLACE, THE PERSONS NAMED IN THE ENCLOSED FORMS OF PROXY AND VOTING THEREUNDER WILL HAVE DISCRETION TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.



     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with Daniel P. Hayes of Astral Point at or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to Daniel P. Hayes of Astral Point before taking the vote at the special meeting or (iii) attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Astral Point, at 19 Alpha Road, Chelmsford, Massachusetts 01824, Attention: Daniel P. Hayes, or hand-delivered to Daniel P. Hayes at or before taking the vote at the special meeting. Proxies or notices of revocation may also be sent by facsimile (facsimile no: (978) 367-6034) to the attention of Daniel P. Hayes.



     Astral Point will be soliciting proxies on its own behalf. Astral Point intends to solicit proxies through this proxy statement/prospectus and directly through its directors, officers and regular employees. Solicitation of some stockholders may be made in person or by mail, telephone, facsimile transmission or other means of electronic transmission. Astral Point expects that the cost of its solicitation efforts (including costs relating to the preparation of this proxy statement/prospectus) will not exceed $25,000.



     STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY.

                                   THE MERGER

BACKGROUND OF THE MERGER

     During May, 2000, Astral Point's board of directors analyzed a number of industry trends and marketplace conditions, and discussed strategic issues specific to Astral Point. Following this discussion and after weighing the alternatives available to Astral Point, the board discussed the advisability of hiring an investment banking firm to assist in assessing Astral Point's strategic alternatives. Raj Shanmugaraj, chief executive officer and president of Astral Point, reported on discussions with certain investment bankers that he had conducted to that date. Thereafter, the board agreed to engage Morgan Stanley Dean Witter to act as its financial advisor in connection with Astral Point's intent to consider acquisition offers and Michael Boublik, Managing Director of Morgan Stanley Dean Witter, began seeking potential strategic partners for Astral Point.

     In mid-July 2000, Mr. Boublik informed Mr. Shanmugaraj that Alcatel had expressed an interest in Astral Point's technology and wanted to pursue further discussions with Astral Point. Mr. Shanmugaraj indicated his interest in entering into strategic discussions with Alcatel and asked Mr. Boublik to arrange a meeting.

     From early August 2000 to early December 2000, Alcatel discussed with Astral Point its potential acquisition of Astral Point. During the course of these discussions, Alcatel was advised by Credit Suisse First Boston and Astral Point was advised by Morgan Stanley Dean Witter.

     In early August, 2000, Mr. Shanmugaraj, Bruce Miller, Astral Point's co-founder and vice-president of engineering, and William Mitchell, Astral Point's co-founder and vice-president of marketing, presented Astral Point's marketing and product strategy to Glenn Nelson, Alcatel's director of global marketing, strategy & requirements, and Gary Esther, Alcatel's principal network planner, strategic network planning, at Astral Point's offices in Chelmsford, Massachusetts. The parties also entered into a letter agreement requiring the parties to maintain the confidentiality of information relating to Alcatel's potential acquisition of Astral Point.

     On or about September 12, 2000, Mr. Nelson and Mr. Esther met with representatives of Astral Point at Astral Point's offices in Chelmsford, Massachusetts to discuss Astral Point's product architecture and applications.

     On September 29, 2000, Mr. Nelson again visited Astral Point's offices to review certain design issues which came to light during his earlier visit. At this time, Mr. Nelson indicated that Alcatel was generally satisfied with the progress made in resolving these issues.

     In late October 2000, Elizabeth Eastland, Alcatel's vice president of strategy and business development for Alcatel's optics group, together with Messrs. Esther, Nelson and representatives from Alcatel's optics group, met with Mr. Shanmugaraj, Mr. Mitchell and Mr. Miller at Astral Point's offices in Chelmsford, Massachusetts. During this meeting, the Alcatel representatives were given a detailed presentation of Astral Point's revenue stream and customer pipeline. Additionally, the Alcatel representatives conducted a preliminary due diligence review of Astral Point.

     On November 21, 2000, Alcatel's financial advisors, Credit Suisse First Boston, sent to Astral Point's financial advisors, Morgan Stanley Dean Witter, a draft, unsigned non-binding term sheet proposal outlining the structure of the proposed acquisition of Astral Point. Pursuant to this term sheet, Alcatel would purchase all of the outstanding stock of Astral Point in exchange for approximately 30,000,000 Alcatel Class A ADSs. Neither Alcatel nor Astral Point signed the draft term sheet or approved the potential transaction. However, both parties agreed that the term sheet would be used as a basis for further discussion. After receiving Alcatel's draft term sheet, Mr. Shanmugaraj and Stephen Ricci, a member of Astral Point's board of directors, directed Mr. Boublik to begin negotiations with Alcatel and specifically to address several issues presented in the letter of intent which Mr. Shanmugaraj and Mr. Ricci felt needed additional clarification or refinement.

     On November 30, 2000, Ms. Eastland, Patrice Belie (a senior associate in Alcatel's mergers and acquisitions group), Paul Wensel, Alcatel's senior international counsel, and Laurent Dufour (an analyst in Alcatel's mergers and acquisitions group) met with Mr. Shanmugaraj, Mr. Miller, Mr. Mitchell and Daniel P. Hayes, chief financial officer of Astral Point. Also present at the meeting were attorneys from Alcatel's legal counsel, Proskauer Rose LLP, and Astral Point's legal counsel, Testa, Hurwitz & Thibeault, LLP. During this meeting, the parties discussed issues relating to the retention of Astral Point's employees following Alcatel's proposed acquisition of Astral Point. After the meeting, attorneys for both parties prepared documentation relating to these issues.

     On December 4, 2000, the executive management committee of Alcatel decided to defer its consideration of the Astral Point transaction and to focus on the internal development of products that are comparable to Astral Point's products. On that day, Ms. Eastland telephoned Mr. Shanmugaraj to inform him that Alcatel had decided to break off discussions with Astral Point and cease pursuing the acquisition because of the weakness in the telecommunication carrier market, the price to Alcatel of the acquisition and the fact that Alcatel was going to explore the internal development of a product able to meet market needs.

     After Ms. Eastland's phone call, discussions between Astral Point and Alcatel broke off completely.

     Astral Point continued to investigate potential strategic transactions and held discussions with several parties in this regard. During the first part of 2001, Alcatel's representatives maintained contacts with Astral Point's representatives, but the parties did not discuss a potential transaction.

     In May 2001, Bryan Hall, Astral Point's vice president of business development, telephoned Paul Baniewicz, Alcatel's vice president of network and product strategy for Alcatel's optics group, to give him an update on the progress of Astral Point's new product, known as the ON 7000, the early feedback from some of the carriers and to set up a meeting to discuss strategic partnership opportunities.

     At the end of May 2001, Mr. Hall met with Mr. Baniewicz at Alcatel's office in Plano, Texas and presented Mr. Baniewicz with an overview of Astral Point's ON 7000 product. Mr. Hall extended an invitation to Mr. Baniewicz to visit Astral Point's booth at the upcoming Supercomm Trade Show in Atlanta, Georgia.

     On or about June 6, 2001, Mr. Shanmugaraj, Mr. Miller, Mr. Hall and Mr. Mitchell met with Mr. Baniewicz at Astral Point's booth at the Supercomm Trade Show in Atlanta, Georgia. During this meeting, Mr. Baniewicz expressed an interest in Astral Point's ON 7000 platform and indicated Alcatel's interest in exploring product options which address the metro -- SONET market.

     On or about June 19, 2001, Mr. Shanmugaraj received a call from Ms. Eastland who said that she and Mr. Baniewicz were in the Boston area for a press conference and that Mr. Baniewicz would like to visit Astral Point's offices in Chelmsford, Massachusetts. Thereafter, Mr. Baniewicz visited Astral Point's Chelmsford office and met with members of Astral Point's management team who presented Mr. Baniewicz with a product overview.

     On June 27 and 28, 2001, Mr. Miller and Chuba Udokwu, Astral Point's vice president of engineering, met with Mr. Baniewicz at Astral Point's Chelmsford, Massachusetts office and presented a detailed overview of Astral Point's ON 7000 product.

     On or about August 2, 2001, Mr. Shanmugaraj, Mr. Miller and Mr. Hall visited Alcatel's office in Plano, Texas and presented a detailed product review to Mr. Baniewicz, Romano Valussi, Alcatel's vice president of network and product strategy, Chris Stark, group vice president of Alcatel's terrestrial networks division, and various other Alcatel employees. During this meeting, the attendees discussed reviving potential discussions between Astral Point and Alcatel.

     On or about August 17, 2001, Mr. Shanmugaraj, Mr. Miller and Mr. Hall made a product presentation to Mr. Baniewicz, Mr. Stark and other Alcatel employees at Alcatel's Plano, Texas office.

     On or about October 8, 2001, Mr. Baniewicz visited Astral Point's Chelmsford, Massachusetts office to review Astral Point's ON 7000 product and to gain a better understanding of the operational aspects of the ON 7000.

     On or about October 22, 2001, Mr. Shanmugaraj, Mr. Miller and Mr. Hall met with Mr. Stark, Michael Quigley, president of Alcatel Americas and other Alcatel employees at Alcatel's Plano, Texas office and held further discussions regarding Astral Point's products and the potential synergies to be realized should Astral Point and Alcatel agree to a partnership.

     On or about November 2, 2001, Ms. Eastland informed Mr. Shanmugaraj via telephone that Alcatel was leaning favorably towards an acquisition of Astral Point and that Mr. Shanmugaraj should expect a phone call from Anne-Lise Scaillierez, Alcatel's vice president of mergers and acquisitions, within the next few days.

     On or about November 5, 2001, Ms. Scaillierez sent an e-mail request for preliminary due diligence materials, which Astral Point promptly delivered to Alcatel.

     On or about November 22, 2001, Ms. Eastland and Christian Reinaudo, president of Alcatel's optics group, informed Mr. Shanmugaraj that Alcatel would be interested in acquiring Astral Point for 6,000,000 Alcatel Class A ADSs. Mr. Shanmugaraj informed Mr. Reinaudo that he believed that Alcatel's offering price was low and that he would have to confer with Astral Point's board of directors before he could make a formal response to Alcatel's proposal.

     On or about November 23, 2001, Ms. Scaillierez, Mr. Wensel and Jean-Christophe Normand (an associate in Alcatel's mergers and acquisitions group) called Mr. Shanmugaraj and reiterated Alcatel's acquisition proposal. Mr. Shanmugaraj again expressed his concern that Alcatel's offer price was low and he requested that Alcatel increase it.

     On November 27, 2001, Mr. Shanmugaraj presented Alcatel's proposal to Astral Point's board of directors. After discussion, the board directed Stephen Cheheyl, executive advisor to Astral Point, and Mr. Shanmugaraj to enter into negotiations with Alcatel in an effort to obtain a better price than the Alcatel offer that was made a few days earlier.

     On or about November 29, 2001, Ms. Scaillierez conveyed to Mr. Cheheyl a proposal by Alcatel to acquire Astral Point for 6,500,000 Alcatel Class A ADSs. On November 30, 2001 Mr. Cheheyl presented this offer to Astral Point's board. Astral Point's board directed Mr. Cheheyl and Mr. Shanmugaraj to continue negotiations with Astral Point in an effort to obtain a better price for Astral Point.

     On December 3, 2001, Mr. Shanmugaraj had a telephone conversation with Mr. Stark during which he indicated that acquisition negotiations were not progressing well due to the fact that Alcatel's offer remained lower than what Astral Point's board was prepared to approve.

     On December 4, 2001, Mr. Shanmugaraj sent Mr. Stark an e-mail outlining Astral Point's concerns relating to the price and terms of Alcatel's acquisition offer.

     On December 5, 2001, Mr. Shanmugaraj, Mr. Cheheyl, Ms. Scaillierez and Mr. Stark convened a conference call to discuss the price and terms of Alcatel's acquisition offer. After this conversation, Mr. Stark called Mr. Shanmugaraj to convey Alcatel's revised offer of 9,000,000 Alcatel Class A ADSs and Class A shares and expressed Alcatel's willingness to work constructively with Astral Point to resolve other issues relating to Alcatel's offer. Thereafter, Astral Point revised Alcatel's term sheet. The parties and their advisors continued to discuss the proposed terms of the transaction including, among other things, the amount of consideration payable to Astral Point's stockholders.

     At a meeting of Astral Point's board on December 6, 2001 Mr. Shanmugaraj and Mr. Cheheyl provided an update as to the status of discussions with Alcatel and Alcatel's most recent offer. Mr. Shanmugaraj informed the board of the expected timetable for completing the transaction should the board decide to continue negotiations with Alcatel. After discussions the Astral Point board instructed

Mr. Shanmugaraj and Mr. Cheheyl to continue negotiations with Alcatel in an effort to obtain a better price than Alcatel's most recent offer.

     At a meeting of Astral Point's board on December 8, 2001 Mr. Shanmugaraj and Mr. Cheheyl provided an update as to the status of discussions with Alcatel. The board discussed the various alternatives available for distributing the proceeds payable to Astral Point stockholders as a result of the acquisition.

     At a meeting of Astral Point's board on December 11, 2001, Mr. Shanmugaraj and Mr. Cheheyl provided an update as to the status of discussions with Alcatel. Miguel Vega of Testa, Hurwitz & Thibeault, LLP provided an update as to the status of negotiations with Alcatel's counsel. Mr. Shanmugaraj updated the board on the status of discussions with other potential acquirers and informed the board that the likelihood of receiving additional bids or strong indications of interest on a timely basis was minimal. After discussion, the board directed Mr. Shanmugaraj to execute the non-binding term sheet with Alcatel and continue negotiations.

     At a meeting of Astral Point's board on December 12, 2001, Mr. Cheheyl updated the board as to the status of Alcatel's finalized term sheet. Mr. Cheheyl reported that several issues were resolved to Astral Point's satisfaction. Mr. Cheheyl reviewed the steps to be taken and the proposed timeline to be followed to complete the transaction with Alcatel.

     On December 13, 2001, after negotiations between Testa, Hurwitz & Thibeault, LLP and Proskauer Rose LLP, each of Alcatel and Astral Point executed a non-binding term sheet outlining the material terms of Alcatel's acquisition offer.

     On December 13 and 14, 2001, attorneys from Proskauer Rose LLP conducted a legal due diligence review of Astral Point at the offices of Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts. On December 17, 18 and 19, 2001, representatives from Alcatel's Paris, France headquarters and Alcatel's Plano, Texas office, including Mr. Stark, as well as Alcatel's legal counsel and independent auditors, Arthur Andersen LLP, met with representatives from Astral Point, including Mr. Shanmugaraj and Mr. Hayes, as well as Astral Point's legal counsel and independent auditors, Arthur Andersen LLP, to discuss Astral Point's business, conduct due diligence and discuss some of the terms of a potential merger between the parties. Following these due diligence meetings and until the definitive merger agreement was signed on January 18, 2002, both parties and their respective attorneys held numerous discussions regarding due diligence matters. During that period, Alcatel, Astral Point and the parties' respective advisors conducted further negotiations of the definitive terms of the transaction, including the terms of the stockholder agreements, the escrow agreement, and employee related matters.

     On December 30, 2001, Proskauer Rose LLP delivered an initial draft of the merger agreement to Testa, Hurwitz & Thibeault, LLP.

     At meetings of Astral Point's board of directors on January 2, 4, 7, 14 and 15, 2002, Mr. Shanmugaraj, Mr. Cheheyl, Mark Macenka of Testa, Hurwitz & Thibeault, LLP and Mr. Vega updated the board as to the status of the transaction and Astral Point's negotiations with Alcatel including, tax considerations, employee related matters, employee perceptions of the contemplated transaction and the need to insure that Astral Point employees were properly incentivized by the transaction and the ways of doing so.

     At a meeting of Astral Point's board of directors on January 15, 2002, the board unanimously approved the grant of options to purchase up to an aggregate of 5,200,000 shares of Astral Point common stock with an exercise price of $0.55 per share to certain employees.

     On January 16-18, 2002, Alcatel's representatives, Ms. Scaillierez, Mr. Wensel and Mr. Normand, met with Astral Point's representatives, Mr. Shanmugaraj and Mr. Cheheyl, at the offices of Proskauer Rose LLP in New York, New York, to negotiate all unresolved issues relating to Alcatel's acquisition of Astral Point. Also present at these meetings were the parties' respective attorneys.

     At a meeting held on January 18, 2002 at which one board member was absent, Astral Point's board of directors reviewed the status of the negotiations with Alcatel and the terms of the definitive merger agreement. The board also discussed Astral Point's prospects should it choose to remain independent. After reviewing the terms of the definitive merger agreement with Alcatel, the board determined that the terms of the merger and the merger agreement and the transactions contemplated thereby were advisable and fair to, and in the best interests of, Astral Point and its stockholders and the directors attending this meeting unanimously recommended the approval of the merger, the adoption of the merger agreement and the transactions contemplated thereby, and the approval of the amendment to Astral Point's certificate of incorporation to the stockholders of Astral Point.

     In the evening of January 18, 2002, the parties signed the merger agreement. In addition, Alcatel, Astral Point and certain stockholders signed stockholder agreements, and certain key employees signed noncompetition, nondisclosure and developments agreements and agreements with regard to the vesting of their restricted stock and/or options.

     The parties issued joint press releases before the opening of the French and U.S. markets on January 22, 2002, announcing the transaction.

ASTRAL POINT'S REASONS FOR THE MERGER

     At a special meeting held on January 18, 2002, at which one member of Astral Point's board was absent, the Astral Point directors present unanimously approved the terms and conditions of the merger agreement and the transactions contemplated thereby, including the merger. In evaluating the merger agreement and the transactions contemplated thereby, and deciding to approve them, the Astral Point board considered a number of factors, including the following:

     - the consideration being offered by Alcatel for shares of Astral Point's capital stock;

     - Astral Point's prospects if it were to remain independent, including:

      -- the resources necessary over the near term to insure Astral Point's future growth;

      -- Astral Point's ability to raise the additional capital necessary for continuing operations and to expand its business, especially in light of the fact that Astral Point attempted to raise additional capital for operations in the fall of 2001 and was unable to do so on terms that were satisfactory to it;

      -- Astral Point's ability to efficiently market, sell to and support its existing customers;

      -- Astral Point's ability to independently attract regional bell operating company (RBOC) or large inter exchange carrier (IXC) customers critical to Astral Point's long-term viability;

      -- the challenge faced by Astral Point of dedicating significant resources to growth while at the same time focusing on achieving profitability; and

      -- Astral Point's ability to effectively compete with large telecommunication equipment companies operating in its market.

     - the possible alternatives to the Alcatel transaction, including:

      -- the possibility of continuing to operate Astral Point as an independent entity and the resulting strain on Astral Point's resources such an option would present;

      -- the possibility of continuing to seek another strategic partner;

      -- the range of possible benefits to Astral Point's stockholders of these alternatives; and

      -- the timing and likelihood of accomplishing the goal of any of these alternatives;

     - the contacts that had been made with potential acquirers and the fact that, although companies with a potential strategic interest in acquiring Astral Point had been contacted, only discussions with Alcatel had advanced beyond preliminary stages;

     - the strategic value of Astral Point in the hands of a company with significantly greater financial resources, such as Alcatel, which by virtue of its existing customer relationships is well positioned to more optimally exploit Astral Point's products and technology in the telecommunications carrier marketplace and which as a large corporation enjoys many other competitive advantages not presently available to Astral Point;

     - the likelihood that Alcatel's offer would be completed, in light of the experience, reputation and financial capabilities of Alcatel and the terms of the merger agreement;

     - Alcatel's willingness to provide funding to Astral Point during the period between signing of the merger agreement and closing of the merger;

     - the Astral Point board's belief, based on its assessment of the negotiations, that a more favorable exchange ratio could not be achieved through continued negotiations with Alcatel;

     - the fact that certain stockholders beneficially owning a majority of each series of preferred stock of Astral Point were willing to support the transaction thereby increasing the likelihood that the conditions to Alcatel's offer would be satisfied;

     - the fact that the other conditions to Alcatel's obligations to consummate the merger were customary and, in the assessment of the Astral Point board, not unduly onerous;

     - the terms of the merger agreement including the conditions to the parties' respective obligations under the merger agreement; and

     - that the exchange ratios in the merger agreement did not limit the appreciation of the value of Alcatel Class A ADSs.

     The Astral Point board also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

     - the risk that the potential benefits sought in the merger might not be fully realized;

     - the possibility that the merger might not be completed and the effect such a result would have on Astral Point's operations; and

     - that the exchange ratios in the merger agreement provided no protection against the depreciation of the value of Alcatel Class A ADSs.

The Astral Point board believed that these risks were outweighed by the potential benefits of the merger.

     In view of the wide variety of factors, both positive and negative, considered by the Astral Point board, the Astral Point board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered and did not find that any factor was of special importance. Rather, the Astral Point board viewed its position and recommendations as being based on the totality of the information presented to and considered by it. In addition, different members of the Astral Point board may have assigned different weights to the various factors described above.

RECOMMENDATION OF ASTRAL POINT'S BOARD OF DIRECTORS


     The Astral Point board of directors believes that the terms of the merger and the merger agreement are advisable and fair to, and in the best interests of, Astral Point and its stockholders and unanimously recommends that you vote for the approval of the merger, the adoption of the merger agreement and the transactions contemplated by the merger agreement and the approval of the amendment to Astral Point's certificate of incorporation.

ALCATEL'S REASONS FOR THE MERGER

     Alcatel's decision to enter into the merger agreement was based on several potential benefits of the merger that it believes will contribute to Alcatel's success in developing its North American terrestrial optical networking product portfolio. These potential benefits include:

     - Astral Point's products will increase the number of innovative products that Alcatel could market to carriers in SONET (Synchronous Optical Networks) metro networks in North America;

     - Astral Point's technology will provide Alcatel with the opportunity to develop new capabilities across its existing optical product offerings; and

     - combining the talented and experienced research and development teams of Alcatel and Astral Point will create a stronger basis for the development of future products.

INTERESTS OF ASTRAL POINT OFFICERS AND DIRECTORS IN THE MERGER


     As of March 1, 2002, the record date for determining stockholders of Astral Point entitled to notice of and to vote at the special meeting, Astral Point directors and executive officers and their affiliates owned 55,094,222 shares of Astral Point capital stock, which represented, on an as-converted basis, approximately 73.30% of the voting rights of all the outstanding shares of Astral Point capital stock as such date. Pursuant to the merger agreement, Astral Point's directors and executive officers will receive the same consideration for their shares of Astral Point capital stock as the other Astral Point stockholders owning shares of the same class. However, in considering the recommendation of the Astral Point board of directors, you should be aware that some of the Astral Point directors and officers have interests in the merger that are different from, or in addition to, those of a stockholder generally.


     Indemnification and Insurance. Following the merger, Alcatel will satisfy the obligations of Astral Point to indemnify each person who is or was a director or officer of Astral Point pursuant to any indemnification provision of the Astral Point certificate of incorporation or by-laws, as each was in effect on January 18, 2002. For six years after the merger, Alcatel will maintain directors' and officers' liability insurance for the acts or omissions that occurred prior to the merger by each person who is or was a director or officer of Astral Point on or prior to the merger under customary terms and conditions.

     Retention of Employees. In addition, Alcatel anticipates that the officers of Astral Point will be retained as employees following the merger.

     Option Grants. On January 15, 2002, Astral Point granted certain employees options to purchase up to an aggregate of 5,200,000 shares of Astral Point common stock with an exercise price of $0.55 per share of which 400,000 of the options were granted to officers of Astral Point. No such options were granted to directors or any of the four founders (Messrs. Shanmugaraj, Miller, Sherry and Mitchell) of Astral Point. In addition to these options, the merger agreement provides that following the merger, Alcatel will, pursuant to Alcatel's customary practices in the United States for option grants to employees of its non-manufacturing businesses, use commercially reasonable efforts to cause Astral Point to grant options to purchase Alcatel Class A shares to senior executives of Astral Point who are employed by it following the merger.

     Assumption of Options. All options outstanding prior to the merger will become options to purchase Alcatel Class A shares following the merger in such amount and at an exercise price based upon the exchange ratio for Astral Point common stock.

     Payment of Notes. As of the record date, Astral Point had $7,276,750 in aggregate principal amount of notes outstanding. Certain preferred stockholders of Astral Point, who are represented on Astral Point's board of directors, are the lenders under these notes. Following the merger, Alcatel will pay the aggregate amount of principal and interest then due under the notes in Alcatel Class A ADSs, which amounts would otherwise have been due and payable by Astral Point in cash as of March 31, 2002. This payment will be made by the issuance to the lenders of such number of Alcatel Class A ADSs as is equal to the result of the aggregate amount of principal and interest of the notes outstanding at such time, divided by the average of the last reported sale prices for Alcatel Class A ADSs on the New York Stock Exchange for the 20 consecutive trading days ending three trading days before the closing date of the merger.

EMPLOYEE MATTERS

     The following individuals participated in certain arrangements as detailed below:

          Executive                   Raj Shanmugaraj (President, Chief Executive Officer and
            Officers/Founders         Director)
                                      Bruce Miller (Executive Vice-President of Advanced
                                      Development and Technology and Director)
                                      Steven Sherry (Assistant Vice-President of NMS
                                      Architecture)
                                      William Mitchell (Vice-President of Marketing)
          Employees                   Brian DeMatteo
                                      Andrew Gruskay
                                      Kongji Huang
                                      Sergio Curcuru-Mendola
                                      Peter Beaulieu
                                      Michael Fortuna
                                      Michael Yip

     All of the employees of Astral Point who own options or restricted stock, including the persons listed above, are parties to either a stock restriction agreement or a stock option agreement with Astral Point. The agreements provide that a certain amount of Astral Point options and restricted stock held by employees, other than those options with performance-based acceleration triggers and the January 15, 2002 option grants described above, will vest upon the consummation of the merger. The number of options/restricted stock that will vest is equal to the lesser of (i) the then current number of unvested options or shares subject to a stock option or stock restriction agreement and (ii) 25% of the number of shares subject to such person's stock option or stock restriction agreement. At the time the merger agreement was executed, each of the employees listed above agreed to waive the acceleration of vesting for any options and/or stock that would have vested upon the closing of the merger and postponed the vesting of the stock and/or options subject to the waiver for 18 months following the closing of the merger. In addition, each of Messrs. Shanmugaraj, Miller, Sherry and Mitchell agreed to waive the acceleration of vesting for any stock that would have vested upon consummation of the merger and agreed to further postpone the vesting of 25% of the stock and options owned by him (whether or not vested) for 18 months following the closing of the merger. Such agreements also provide that in the event the individual's employment is terminated by Alcatel without cause, by the individual for good reason, or such individual dies or becomes disabled, the vesting of such stock and/or options for which vesting has been postponed will immediately vest.

     No other Astral Point director, officer or employee has waived or postponed similar acceleration of vesting provisions pursuant to stock option or stock restriction agreements with Astral Point.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

  GENERAL

     The following is a general discussion of material U.S. federal income tax consequences of the merger that may be relevant to you if you hold Astral Point stock as a capital asset and are:

     - an individual citizen or resident of the United States;

     - a corporation or other entity taxable as a corporation created in or organized under the laws of the United States or any political subdivision thereof;

     - an estate the income of which is subject to U.S. federal income tax without regard to its source; or

     - a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of such trust.

     This discussion is addressed only to Astral Point stockholders to the extent that they exchange Astral Point capital stock for Alcatel Class A ADSs in the merger. Holders of Astral Point warrants or debt obligations should consult their tax advisors as to the tax consequences to them of the merger.

     This discussion is for general information only and does not address all potential tax consequences that may be relevant to you. Moreover, this discussion does not apply to you if you are subject to special treatment under the Internal Revenue Code, including without limitation, because you are:

     - a foreign person or entity;

     - a tax-exempt organization, a financial institution, a dealer or broker in securities or an insurance company;

     - a trader who elects to mark-to-market its securities;

     - a person who holds Astral Point stock as part of an integrated investment such as a straddle, hedge, constructive sale, conversion transaction or other risk reduction transaction;

     - a person whose functional currency is not the U.S. dollar;

     - an individual who received shares of Astral Point stock, or who acquires Alcatel Class A ADSs or Alcatel Class A shares, pursuant to the exercise of employee stock options or otherwise as compensation or in connection with the performance of services;

     - a partnership or other flow-through entity (including an S corporation or a limited liability company treated as a partnership for U.S. federal income tax purposes); or

     - a person subject to the alternative minimum tax.

     In addition, this discussion does not address the tax consequences to you if you will become a "five-percent transferee shareholder" of Alcatel within the meaning of the applicable Treasury Regulations under Section 367 of the Internal Revenue Code. In general, a five-percent transferee shareholder is a person that holds Astral Point stock and will own, directly or indirectly through attribution rules, at least five-percent of either the total voting power or total value of Alcatel shares immediately after the merger. Based on the current value and ownership of Alcatel, Alcatel does not expect that any Astral Point stockholders will become five-percent transferee shareholders of Alcatel in connection with the merger. However, the attribution rules for determining ownership are complex, and neither Alcatel nor Astral Point can offer any assurance that you will not be a five-percent transferee shareholder based on your particular facts and circumstances. If you believe you could become a five-percent transferee shareholder of Alcatel, you should consult your tax advisor about the special rules and time-sensitive tax procedures that might apply regarding your ability to obtain nonrecognition treatment in the merger.

     This discussion also does not address the tax consequences of the merger under foreign, state, local or other tax laws or the tax consequences of transactions effectuated prior or subsequent to, or concurrently or in connection with, the merger. The following discussion is based on existing U.S. federal income tax law, including the provisions of the Internal Revenue Code, Treasury Regulations thereunder, IRS rulings, judicial decisions and other administrative pronouncements, all as in effect on the date of this document. Alcatel cannot provide any assurance that future legislative, administrative or judicial changes or interpretations will not affect the accuracy of the statements or conclusions set forth below. Any future change or interpretation could apply retroactively and could affect the accuracy of the following discussion. In addition, no advance income tax ruling will be obtained from the IRS regarding the tax consequences of the merger or any of the transactions entered into concurrently or in connection with the merger, and neither Alcatel nor Astral Point can assure you that the IRS will agree with the conclusions expressed herein.


     You are strongly advised to consult your own tax advisor as to the U.S. federal income tax consequences of the merger, including the income tax consequences arising from your own unique facts and circumstances, and as to any estate, gift, state, local or non-U.S. tax consequences, including French tax consequences, arising out of the merger and the ownership and disposition of Alcatel Class A ADSs and/or Alcatel Class A shares. As discussed below, you are also urged to consult your tax advisor as to the U.S. federal income tax consequences of other transactions entered into in connection with or in contemplation of the merger, which may depend on your particular situation.

  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER


     If you receive Alcatel Class A ADSs evidenced by American depositary receipts in the merger, you will be treated as the owner of the Alcatel Class A shares represented by such Alcatel Class A ADSs for purposes of the Internal Revenue Code and for purposes of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital, dated August 31, 1994. The material French tax consequences to beneficial owners of Alcatel Class A ADSs are summarized in Alcatel's annual report on Form 20-F for the year ended December 31, 2000, which is incorporated by reference in this proxy statement/prospectus. You should be aware that the applicable rates for the avoir fiscal tax credit in 2002 will be the same as the rates in effect for 2001, as set forth in the Form 20-F under the caption "Taxation of Dividends -- Withholding Tax and Avoir Fiscal Tax Credit." In addition, under a recent regulation issued by the French Tax Administration, the avoir fiscal tax credit is granted only to a dividend distribution voted on at the annual shareholder meeting approving the results of the prior year. If no avoir fiscal credit is available, then no precompte tax is required to be paid.



     The following discussion as to the U.S. federal income tax consequences of the merger assumes that the merger will be consummated as described in the merger agreement and this proxy statement/ prospectus and that, following the merger, Astral Point will comply with the reporting requirements set forth in Treasury Regulations Section 1.367(a)-3(c)(6). The discussion is also based on certain other assumptions and on representations of Alcatel and Astral Point, as discussed more fully below. Based on the foregoing, the merger should be treated as a "reorganization" for U.S. federal income tax purposes within the meaning of
Section 368(a) of the Internal Revenue Code. In addition, the obligation of Astral Point to consummate the merger is conditioned upon the receipt by Astral Point of a tax opinion from its counsel, Testa, Hurwitz & Thibeault, LLP, in form and in substance reasonably satisfactory to Astral Point, that on the basis of certain facts, representations, covenants and assumptions, the merger should be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. However, this discussion and the tax opinion are not binding on the IRS or any court and do not preclude the IRS or a court from reaching a contrary conclusion. No ruling has been or will be sought from the IRS with regard to any of the tax consequences of the merger. Therefore, while the merger should be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code, no assurance can be provided that the IRS will agree with this conclusion.


     If you receive only Alcatel Class A ADSs in exchange for your Astral Point stock as a result of the merger, you should not recognize gain or loss upon the exchange (except with respect to cash received in lieu of a fractional interest in an Alcatel Class A ADS). Accordingly, (i) the aggregate tax basis of the Alcatel Class A ADSs you receive in the merger should be the same as the aggregate tax basis of the Astral Point stock you surrender in exchange therefor and (ii) the holding period of the Alcatel Class A ADSs you receive in the merger should include the holding period of the Astral Point stock you surrender in exchange therefor.

     Any cash you receive in lieu of a fractional Alcatel Class A ADS should be treated as a deemed redemption, taxable as a sale of that interest for cash. The amount of any capital gain or loss attributable to the deemed sale should be equal to the amount of cash received with respect to the fractional interest less the ratable portion of the tax basis of the Astral Point stock surrendered that is allocated to the fractional interest. If you are not a corporation, the gain will generally be subject to U.S. federal income tax at a maximum 20% rate if your holding period in the Astral Point stock is more than one year at the time of the consummation of the merger. The deductibility of capital losses is subject to limitations.

     In addition, if you exercise appraisal rights and as a result receive only cash for your Astral Point stock, you will recognize gain or loss equal to the difference between the amount of cash received and your tax basis in the Astral Point stock. Generally, any recognized gain or loss will be capital gain or loss and will generally be long-term capital gain or loss if your holding period in the Astral Point stock is more than one year at the effective time of the merger. However, the cash you receive as a dissenting stockholder may be taxed as an ordinary dividend if you actually or constructively own a sufficient amount of Alcatel Class A ADSs or Alcatel Class A shares after the merger so that you will not qualify for exchange treatment under the rules set forth in
Section 302 of the Internal Revenue Code. In applying those rules, a stockholder may be deemed to own stock owned by certain family members and related or affiliated entities and stock subject to an option actually or constructively owned by the stockholder or such persons. Based on its knowledge of its current ownership, Alcatel expects that cash received by dissenting Astral Point stockholders will be taxed as capital gain rather than as an ordinary dividend. However, there can be no assurance on this issue. The applicable rules under
Section 302 are complex. If you may be subject to them, you should consult your tax advisor.

     The foregoing discussion is based on the expectation that the merger should be treated as a reorganization under Section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes. However, no assurance can be provided that the merger will be treated as a reorganization for U.S. federal income tax purposes. As noted above, this discussion assumes, and the tax opinion will assume, the accuracy of certain representations of Alcatel and Astral Point and that the parties will comply with certain reporting obligations under the Internal Revenue Code. In addition, this discussion assumes, and the tax opinion will assume, that all stock, debt and warrants of Astral Point will be respected in accordance with their form as stock, debt or warrants, as the case may be, for federal income tax purposes, and that each Astral Point stockholder receiving Alcatel Class A ADSs in the merger will be treated as the owner for federal income tax purposes of the Alcatel Class A ADSs received. The inaccuracy of any of these assumptions could adversely affect the qualification of the merger as a reorganization.

     If the IRS were to successfully challenge the qualification of the merger as a reorganization, you would generally be required to recognize taxable gain or loss with respect to the Astral Point stock surrendered in the merger equal to the difference between your adjusted tax basis in the surrendered stock and the fair market value, as of the effective time of the merger, of the Alcatel Class A ADSs (including any fractional Alcatel Class A ADSs and the Alcatel Class A ADSs held in escrow) received or to be received in the merger. In such event, your tax basis in the Alcatel Class A ADSs (including the Alcatel Class A ADSs held in escrow) received or to be received by you would equal their fair market value as of the date of the merger, and your holding period for the Alcatel Class A ADSs (including those held in escrow) would begin on the date after the merger.

  U.S. FEDERAL INCOME TAX TREATMENT OF ALCATEL CLASS A ADSS HELD IN ESCROW


     Pursuant to the merger agreement, 1,000,000 of the Alcatel Class A ADSs to be issued to Astral Point stockholders in the merger will be deposited into one or more escrow accounts and used to reimburse certain expenses and satisfy certain indemnification claims. See "The Merger Agreement and Related
Agreements -- Indemnification Obligations and Escrow Agreement." You should be treated as the owner of the Alcatel Class A ADSs held in the escrow accounts for your benefit, and you will generally be subject to U.S. federal income tax at ordinary income rates on all amounts earned with respect to those Alcatel Class A ADSs (including dividends paid with respect to such Alcatel Class A ADSs and any interest earned with respect to any such cash dividends, which will remain in escrow under the same terms as the Alcatel Class A ADSs). You should initially determine your tax basis in the Alcatel Class A ADSs received in the merger by assuming that all of your Alcatel Class A ADSs held in escrow will be received by you. If Alcatel Class A ADSs are distributed out of the escrow accounts to satisfy expense obligations or indemnification claims, you generally will be required to recognize capital gain or loss to the extent of the fair market value of your Alcatel Class A ADSs distributed out of the escrow accounts, less your adjusted basis in such Alcatel Class A ADSs at the time of the distribution. You should then increase your tax basis in your remaining Alcatel Class A ADSs (including your Alcatel Class A ADSs remaining in escrow) by an amount equal to the then fair market value of your Alcatel Class A ADSs distributed out of the escrow accounts. The tax rules applicable to the receipt and disposition of your Alcatel Class A ADSs held in escrow are complex. You should consult your tax advisor regarding the tax consequences to you of adjustments to the number of Alcatel Class A ADSs received in the merger as a result of the escrow.


  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF TRANSACTIONS RELATED TO THE MERGER

     The foregoing discussion relates solely to the tax consequences of the merger and not of other transactions that may be or may have been entered into in contemplation of or in connection with the merger. In particular, this discussion does not address, and the tax opinion will not address, the tax consequences, if any, of the allocation of the merger consideration among the Astral Point stockholders as contemplated by the merger agreement. It is possible that the IRS could assert that the establishment of the exchange ratios in the merger agreement, the changes to the liquidation preferences of the various classes of Astral Point's preferred stock and the related amendment to Astral Point's charter constitute a transfer of value from the holders of Astral Point preferred stock to the holders of Astral Point common stock. Such a position, if successful, might result in the Astral Point preferred stockholders being treated as recognizing gain on a deemed transfer of Astral Point stock (or Alcatel Class A ADSs) to the Astral Point common stockholders. In addition, the holders of Astral Point common stock could be taxed at ordinary income rates on the value received in the deemed transaction. The tax implications of these transactions are complex and subject to differing interpretations, and they may depend on the particular facts and circumstances relevant to each stockholder. You are urged to consult your tax advisor as to the impact of these transactions on you, based on your particular situation.

  PASSIVE FOREIGN INVESTMENT COMPANY

     Alcatel has represented in the merger agreement that it is not a "passive foreign investment company," or PFIC, as defined in Section 1297 of the Internal Revenue Code. A foreign corporation will generally be a PFIC with respect to a U.S. person if, for any taxable year in which the U.S. person is a shareholder, either 75% or more of the corporation's gross income for the year is passive income or 50% or more of the value of the corporation's assets is attributable to assets that produce or are held for the production of passive income. The treatment of a foreign corporation as a PFIC is based on facts that may be subject to change, and therefore there can be no assurance that Alcatel will not become a PFIC in the future. You should consult your tax advisor about the specific application of the PFIC rules, including time-sensitive filing procedures, to you and possible elections or other methods of minimizing the adverse tax consequences that could apply to you if Alcatel were to be treated as a PFIC.

  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF HOLDING ALCATEL CLASS A ADSS


     Alcatel's annual report on Form 20-F for the year ended December 31, 2000, incorporated by reference in this proxy statement/prospectus, contains a description of certain U.S. federal income tax consequences related to holding Alcatel Class A ADSs, including the treatment of dividends paid with respect to Alcatel Class A ADSs. The description contained in the Form 20-F, however, is only a summary and does not purport to be a complete analysis of all potential tax effects resulting from the ownership of Alcatel Class A ADSs (such as tax consequences for holders who are subject to special treatment under U.S. federal income tax law). In addition, you should be aware that the backup withholding rate for the 2002 calendar year has been reduced to 30%.

  U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING

     If you receive Alcatel Class A ADSs in the merger, you will be required (i) to file a statement with your U.S. federal income tax return providing a complete statement of all facts pertinent to the nonrecognition of gain or loss upon your exchange of Astral Point capital stock, including the tax basis in the Astral Point stock that you surrendered and the fair market value of the Alcatel Class A ADSs and any cash you received in the merger and (ii) to retain permanent records of these facts relating to the merger.

     Additionally, as a holder of Alcatel Class A ADSs, you may be subject to a backup withholding tax at the rate of 30% with respect to any cash received in the merger, unless you (i) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or (ii) provide a correct taxpayer identification number (which for an individual stockholder is the stockholder's U.S. Social Security number), certify that you are not subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules. To prevent the backup withholding tax on payments made to you pursuant to the merger, you must provide the exchange agent with your correct taxpayer identification number by completing an IRS Form W-9 or a substitute Form W-9. If you do not provide your correct taxpayer identification number, you may be subject to penalties imposed by the IRS, as well as the backup withholding tax. However, any amounts withheld under these rules may be credited against your U.S. federal income tax liability.

  CERTAIN FRENCH INCOME TAX CONSEQUENCES OF THE MERGER

     If you are not a citizen or resident of France, you will not be subject to French tax on the exchange of your Astral Point stock for Alcatel Class A ADSs in the merger, provided that you do not have a permanent establishment or a fixed base in France to which your Astral Point stock may be attributed. If you are a citizen or resident of France or if you hold your stock through a permanent establishment or fixed base in France, you should consult your tax advisor.

ACCOUNTING TREATMENT

     The merger will be accounted for under French GAAP by using the pooling method for business combinations. Therefore, Astral Point's assets and liabilities will be consolidated with Alcatel's financial results based on the historical cost of Astral Point's assets and liabilities. The difference between the cost of the acquisition of Astral Point by Alcatel and Astral Point's net equity value will be charged against Alcatel's shareholders' equity. When Alcatel reconciles its financial statements to U.S. GAAP as required by the U.S. federal securities laws and the rules and regulations adopted pursuant to these laws, the merger will be accounted for using the purchase method of accounting for business combinations. Under U.S. GAAP, the cost of the acquisition of Astral Point by Alcatel will be allocated to Astral Point's assets and liabilities based on their respective fair values. If the cost exceeds the fair value of Astral Point's assets and liabilities, the excess amount would be considered goodwill and would not be amortized.

REGULATORY APPROVALS


     Transactions such as the merger are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act, the merger may not be consummated until the specified waiting period requirements of the HSR Act have been satisfied. Alcatel and Astral Point each filed notification reports, together with requests for early termination of the waiting period, with the Department of Justice and the Federal Trade Commission under the HSR Act on February 15, 2002 and the waiting period will terminate 30 days from the date of filing, unless extended or terminated earlier, as requested.


     Alcatel will file a prospectus with the French securities regulator (Commission des operations de bourse, or COB) to ensure that the Alcatel Class A shares underlying the Class A ADSs to be delivered in the merger will be listed on the Euronext Paris. The COB must approve the French prospectus prior to this listing.

     The merger also may require notification to, and filings with, authorities in certain other non-U.S. jurisdictions where either Alcatel or Astral Point currently operate. Alcatel and Astral Point will make any required filings (and, if deemed in our joint best interests, any voluntary filings) with the appropriate governmental authorities as promptly as practicable.

APPRAISAL RIGHTS


     Delaware law grants appraisal rights in the merger to the holders of Astral Point capital stock. Under Delaware law, you may perfect your appraisal rights by delivering to Astral Point a demand in writing for the appraisal of your shares and not voting for the merger agreement or the merger. An Astral Point stockholder considering seeking appraisal should recognize that the fair value of the Astral Point stock could be determined to be more than, the same as, or less than the value of the Alcatel Class A ADSs to which stockholders are entitled if they do not exercise their appraisal rights. Stockholders who elect to exercise appraisal rights must comply strictly with all of the procedures set forth in Section 262 of the Delaware General Corporation Law to preserve those rights. We have attached a copy of Section 262 of the Delaware General Corporation Law as Annex B to this proxy statement/prospectus.



     Section 262 of the Delaware General Corporation Law sets forth the required procedure a stockholder seeking appraisal must follow. Perfecting your appraisal rights can be complicated. The procedural rules are specific and must be followed completely. Failure to comply with the procedure may cause you to lose your appraisal rights. The following is only a summary of your rights and the procedure relating to appraisal rights and is qualified in its entirety by the provisions of Section 262 of the Delaware General Corporation Law. Astral Point will not give you any notice other than as described in this proxy statement/prospectus and as required by Delaware law.


APPRAISAL RIGHTS PROCEDURES

     If you wish to exercise your appraisal rights, you must satisfy the following provisions of Section 262 of the Delaware General Corporation Law.


     - You Must Make a Written Demand for Appraisal. You must deliver a written demand for appraisal to Astral Point within 20 days of the mailing date of this proxy statement/prospectus.



     - You Must Not Vote in Favor of the Merger. You must not vote in favor of the adoption of the merger agreement. If you vote in favor of the adoption of the merger agreement, you will not be entitled to any right to seek appraisal.


     - You Must Continuously Hold Your Astral Point Shares. You must continuously hold your shares of Astral Point capital stock from the date you make the demand for appraisal through the completion of the merger. If you are the record holder of Astral Point capital stock on the date you make a written demand for appraisal but then transfer your shares before the merger, you will lose any right to appraisal in respect of those shares.

     YOU SHOULD READ THE PARAGRAPHS BELOW FOR MORE DETAILS ON MAKING A DEMAND FOR APPRAISAL.

     A written demand for appraisal of Astral Point capital stock must be executed by or on behalf of a stockholder of record and must reasonably identify the stockholder and that he, she or it intends to demand appraisal of his, her or its shares. If you own Astral Point capital stock in a fiduciary capacity, such as a trustee, guardian or custodian, the demand for appraisal must be executed by or for the record owner.

     If you own Astral Point capital stock with one or more persons, such as in a joint tenancy or tenancy in common, the demand for appraisal must be executed by or for all joint owners. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

     If you are a record owner, such as a broker, who holds Astral Point capital stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, Astral Point will assume that your written demand covers all the shares of Astral Point capital stock that are in your name.

     If you are an Astral Point stockholder who elects to exercise appraisal rights, you should mail or deliver by hand a written demand to:

          Astral Point Communications, Inc.
          19 Alpha Road
          Chelmsford, Massachusetts 01824
          Attn: President


     It is important that Astral Point receives all written demands before March 25, 2002. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of capital stock owned, and that the stockholder is thereby demanding appraisal of his, her or its shares.


     If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

     Written Notice. Within 10 days after the completion of the merger, Astral Point must give written notice setting forth the date the merger has become effective to each stockholder who has fully exercised his, her or its appraisal rights in full compliance with the conditions of Section 262 of the Delaware General Corporation Law.

     Petition with the Chancery Court. Within 120 days after the completion of the merger, either Astral Point or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. Any stockholder who files such a petition must provide Astral Point a copy of the petition demanding that the Chancery Court determine the value of the shares of Astral Point stock held by all of the stockholders who are entitled to appraisal rights. Astral Point has no present intention of filing an appraisal petition. Accordingly, if you intend to exercise your rights of appraisal, you should file a petition in the Chancery Court. Because Astral Point has no obligation to file a petition, if you do not file a petition within 120 days after the completion of the merger, you will lose your rights of appraisal. Any stockholder who files such a petition must provide Astral Point with a copy of such notice.

     Withdrawal of Demand. If you change your mind and decide you no longer want to assert appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal rights after 60 days after the closing of the merger, but only with the written consent of Astral Point. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in the merger agreement.

     Request for Appraisal Rights Statement. If you have complied with the conditions of Section 262, you are entitled to receive a statement from Astral Point which sets forth the number of shares held by stockholders who have demanded appraisal rights, and the number of stockholders who own those shares. To receive this statement, you must send a written request to Astral Point within 120 days after the completion of the merger. Astral Point has 10 days after receiving a request to mail you the statement.

     Chancery Court Procedures. If you properly file a petition for appraisal in the Chancery Court and deliver a copy to Astral Point, Astral Point will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Astral Point as to the value of their shares. At a hearing on the petition, the Chancery Court will determine which stockholders, if any, have fully complied with Section 262 of the

Delaware General Corporation Law and whether they are entitled to appraisal rights under Section 262. The Chancery Court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court's directions, you may be dismissed from the proceeding.

     Appraisal of Shares. After the Chancery Court determines which stockholders are entitled to appraisal rights, it will consider factors relevant to a determination of the fair value of your shares except for any appreciation or depreciation due to any expectation or accomplishment of the merger. After the Chancery Court determines the fair value of their shares, it will direct Astral Point to pay that value to the stockholders who sought to have their shares appraised. The Chancery Court can also direct Astral Point to pay interest, simple or compound, on that value if the Chancery Court determines that interest is appropriate. In order to receive your payment for your shares, you must then surrender your stock certificates to Astral Point.

     The Chancery Court could determine that the fair value of shares of stock is more than, the same as or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement.

     Costs and Expenses of Appraisal Proceeding. The costs and expenses of the appraisal proceeding may be assessed against Astral Point and/or the stockholders participating in the appraisal proceeding, as the Chancery Court deems equitable under the circumstances. You may also request that the Chancery Court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

     Loss of Stockholder's Rights. If you demand appraisal rights, after the completion of the merger you will not be entitled to:

     - vote shares of stock, for any purpose, for which you have demanded appraisal rights;

     - receive payment of dividends or any other distribution with respect to such shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

     - receive the payment of the consideration provided for in the merger agreement, unless you properly withdraw your demand for appraisal.

     If no petition for an appraisal is filed within 120 days after the completion of the merger, your right to seek an appraisal will cease, and you will be entitled to receive the consideration that all other holders of Astral Point capital stock received in the merger. You may withdraw your demand for appraisal and accept the merger consideration by delivering to Astral Point a written withdrawal of your demand, except that:

     - any attempt to withdraw made more than 60 days after the completion of the merger will require the written approval of Astral Point; and

     - an appraisal proceeding in the Chancery Court cannot be dismissed unless the Chancery Court approves.

     If you fail to comply strictly with the procedures described above you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, Astral Point strongly urges you to consult a legal advisor.

RESALE OF ALCATEL CLASS A ADSS FOLLOWING THE MERGER

     Alcatel Class A ADSs to be issued pursuant to the merger in exchange for each share of Astral Point capital stock and for the payment of the principal amount and interest on Astral Point's outstanding notes will be registered under the U.S. Securities Act of 1933, as amended, and will be freely transferable under the Securities Act, except for Class A ADSs issued to any person who is deemed to be an "affiliate" of Astral Point at the effective time of the merger. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control with Astral Point and may include executive officers and directors of Astral Point, as well as significant stockholders of Astral Point. Affiliates may not sell their Alcatel Class A ADSs acquired in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act.


     The registration statement on Form F-4, of which this proxy statement/prospectus forms a part, does not cover the resale of Alcatel Class A ADSs to be received by Astral Point's affiliates in the merger.


STOCK EXCHANGE LISTINGS

     Alcatel Class A ADSs are listed on the New York Stock Exchange under the trading symbol "ALA." Alcatel Class A shares are quoted on the Euronext Paris SA, which is the French national stock exchange, under the trading symbol "CGE", and are quoted in euros.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS


     The following section describes the material terms of the merger agreement, the stockholder agreements, the escrow agreements and other agreements related to the merger. However, this description does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are urged to read the merger agreement in its entirety for a more complete description of the merger because it is one of the principal legal documents that governs the merger.


THE MERGER

     When the merger occurs, on the terms and subject to the conditions of the merger agreement, Apples Acquisition Corp., a wholly-owned subsidiary of Alcatel, will merge with and into Astral Point. At such time, each share of Apples Acquisition Corp.'s capital stock issued and outstanding prior to the effective time of the merger, other than shares for which appraisal rights have been perfected, will be converted into one share of common stock of Astral Point, and will constitute the only outstanding shares of capital stock of Astral Point. As a result of this merger, Astral Point will become a wholly-owned subsidiary of Alcatel.

CLOSING AND EFFECTIVE DATE

     Unless Alcatel otherwise agrees with Astral Point, the closing of the merger will take place within two business days after the satisfaction or, to the extent permitted by law, waiver, of all of the closing conditions, other than those conditions that by their nature are to be satisfied at the closing.

     At the closing of the merger, Apples Acquisition Corp. and Astral Point will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective when the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed by Alcatel and Astral Point and specified in the certificate of merger.

THE MERGER CONSIDERATION

     The aggregate number of Alcatel Class A shares and Alcatel Class A ADSs that will be issuable, or reserved for issuance, pursuant to the merger in exchange for all the outstanding capital stock, stock options and warrants of Astral Point at the effective time of the merger is 9,000,000, of which 1,000,000 Alcatel Class A ADSs will be placed in escrow as discussed below. See "The Merger Agreement and Related Agreements -- Indemnification Obligations and Escrow Agreement." The Alcatel Class A ADSs will be issuable to holders of Astral Point's capital stock and reserved for issuance to holders of Astral Point warrants, and the Alcatel Class A shares will be reserved for issuance to holders of Astral Point stock options. Upon consummation of the merger, each share of capital stock of Astral Point issued and outstanding immediately prior to the effective time of the merger, other than shares owned by holders who exercise appraisal rights under Delaware law, will be cancelled and extinguished and will be converted automatically into the right to receive Alcatel Class A ADSs. The actual number of Alcatel Class A ADSs to be issued pursuant to the merger in exchange for each share of Astral Point capital stock outstanding at the effective time of the merger is listed below. If additional Astral Point capital stock or convertible securities are issued after January 18, 2002 so that Alcatel would be required to issue or reserve for issuance more than an aggregate of 9,000,000 Alcatel Class A ADSs and Class A shares by operation of the exchange ratios listed below and/or by the operation of the exchange ratios applicable to Astral Point stock options, then each of the exchange ratios will be reduced pro rata.

     - each share of Astral Point common stock will represent the right to receive 0.063351086 of an Alcatel Class A ADS;

     - each share of Astral Point Series A convertible preferred stock will represent the right to receive 0.025991733 of an Alcatel Class A ADS;

     - each share of Astral Point Series B convertible preferred stock will represent the right to receive 0.042083424 of an Alcatel Class A ADS;

     - each share of Astral Point Series C convertible preferred stock will represent the right to receive 0.099509615 of an Alcatel Class A ADS;

     - each share of Astral Point Series D convertible preferred stock will represent the right to receive 0.507161844 of an Alcatel Class A ADS; and

     - each share of Astral Point Series D-1 convertible preferred stock will represent the right to receive 0.590126224 of an Alcatel Class A ADS.

     Alcatel will not issue any fractional shares of Alcatel Class A ADSs in the merger. Instead, you will receive cash in an amount equal to the average of the last reported sale prices on the New York Stock Exchange for the 20 consecutive trading days ending three trading days before the closing date of the merger for the fraction of an Alcatel Class A ADS to which you would otherwise be entitled.

EFFECT ON STOCK OPTIONS, RESTRICTED STOCK AND WARRANTS

     Upon completion of the merger, each Astral Point stock option to purchase Astral Point common stock outstanding immediately prior to the merger, whether vested or unvested, will cease to represent a right to acquire shares of Astral Point common stock and will be converted into an option to acquire, on the same terms and conditions, such number of Alcatel Class A shares as is determined by multiplying the number of shares of Astral Point common stock subject to such Astral Point stock option at the effective time of the merger by 0.063351086, rounded down, if necessary, to the nearest whole share, at a price per share equal to the per share exercise price of such Astral Point stock option at the effective time of the merger divided by 0.063351086, rounded up to the nearest whole cent.

     Any shares of Astral Point's capital stock that are outstanding immediately prior to the merger and are not vested or are subject to a repurchase option or any other condition providing that such shares may be forfeited or repurchased by Astral Point upon the termination of their holder's employment or other relationship with Astral Point will be converted into Alcatel Class A ADSs that will continue to be subject to the same repurchase options or other conditions, as applicable.

     In addition, each Astral Point warrant outstanding immediately prior to the effective time of the merger will cease to represent a right to acquire shares of Astral Point's Series B convertible preferred stock or Astral Point's Series D convertible preferred stock. Instead, each such warrant will be converted, at the effective time of the merger, into a warrant to acquire, on the same terms and conditions, the same number of Alcatel Class A ADSs that the holder of the warrant would have been entitled to receive at the effective time of the merger had the holder of the warrant exercised it in full immediately prior to the merger. The exercise price of each Alcatel Class A ADS purchasable under the warrant, rounded up to the nearest whole cent, will equal the total exercise price for the shares of Series B convertible preferred stock or Series D convertible preferred stock of Astral Point that would have been purchasable under the warrant prior to the merger, divided by the total number of Alcatel Class A ADSs that are deemed purchasable under the warrant after the merger.

     Alcatel will file a registration statement on Form S-8 covering the issuances of the Alcatel Class A shares subject to each Astral Point option.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     As promptly as practicable after the merger, Alcatel will cause to be sent to each Astral Point stockholder of record as of the effective time of the merger transmittal materials for use in exchanging certificates of Astral Point capital stock for American depositary receipts representing Alcatel Class A ADSs. The transmittal materials will contain information and instructions on how to surrender Astral Point capital stock certificates for American depositary receipts representing Alcatel Class A ADSs.

     Following the merger, until a holder of Astral Point capital stock surrenders his certificates representing shares of Astral Point capital stock, the certificates will represent for all purposes, except in the case of Astral Point stockholders who elect to exercise their appraisal rights, only the right to receive Alcatel Class A ADSs under the merger agreement.

     YOU SHOULD NOT SURRENDER YOUR STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE A TRANSMITTAL FORM.

CORPORATE MATTERS

     The merger agreement provides that the directors of Apples Acquisition Corp. immediately before the merger will be the initial directors of Astral Point, following the merger. In addition, Alcatel will designate the initial officers of Astral Point following the merger.


INDEMNIFICATION OBLIGATIONS AND ESCROW AGREEMENTS


     The merger agreement provides that Alcatel is entitled to indemnification for any losses that it incurs in connection with (i) any misrepresentation or breach of any warranty, covenant or agreement of Astral Point contained in the merger agreement and/or in certain other agreements and documents delivered to Alcatel by Astral Point in connection with the merger, (ii) certain previously disclosed liabilities of Astral Point or (iii) any claim by a third party that would constitute a misrepresentation or breach. In addition, each of the stockholder agreements provides that Alcatel is entitled to indemnification for any losses that it incurs in connection with (i) any misrepresentation or breach of any warranty, covenant or agreement of a stockholder contained in the stockholder agreement or in certain other agreements and documents delivered to it by that stockholder in connection therewith or (ii) any claim by a third party that would constitute a misrepresentation or breach. The merger agreement also requires Astral Point's stockholders to indemnify the representative of Astral Point's stockholders for any claim or expense incurred by the stockholders' representative. In addition, the merger agreement requires Astral Point's stockholders to pay for any expenses, in excess of $3 million, that are incurred by Astral Point in connection with the merger.

     To satisfy these indemnification and payment obligations, the stockholders' representative, Alcatel and the escrow agent will enter into one or more escrow agreements providing for the transfer to the escrow agent, at the effective time of the merger, of American depositary receipts for an aggregate of 1,000,000 of the Alcatel Class A ADSs to be issued in the merger in exchange for all of the capital stock of Astral Point issued and outstanding at the effective time of the merger.

     100,000 of the escrowed Alcatel Class A ADSs will be used to satisfy any expenses that Astral Point incurred in connection with the merger that exceed $3 million. Any of the 100,000 escrowed Alcatel Class A ADSs that are not used to pay expenses incurred by Astral Point in connection with the merger in excess of $3 million will be released from escrow no later than 90 days after the consummation of the merger and will be distributed to the Astral Point stockholders as of the effective time of the merger in accordance with their pro-rata interests in the 100,000 escrowed Alcatel Class A ADSs.

     900,000 of the escrowed Alcatel Class A ADSs will be used to satisfy any indemnification claims made by Alcatel under the merger agreement and/or under any stockholder agreements. However, Alcatel will not be entitled to satisfy its indemnification claims made under the merger agreement until its total indemnification claims for damages under the merger agreement exceed $1 million. If Alcatel's claims under the merger agreement exceed $1 million, Alcatel will be entitled to satisfy the full amount of its indemnification claims, including the $1 million threshold amount. The 900,000 escrowed Alcatel Class A ADSs will also be used to reimburse the stockholders' representative for up to $250,000 of any type of claim or expense incurred by him in his capacity as the stockholders' representative, including any claims or expenses that he may be required to pay to the escrow agent under the escrow agreement, and excluding any claims and expenses that relate to his own gross negligence or willful misconduct. Alcatel's exclusive remedy to satisfy indemnification claims pursuant to the merger agreement and the stockholder agreements is limited to the 900,000 escrowed Alcatel Class A ADSs except for (i) claims of fraud or intentional misrepresentation or (ii) claims under the stockholder agreements for a misrepresentation or breach of warranty regarding the stockholder's title to its Astral Point stock. The maximum amount of the stockholder's liability for a title breach is equal to the value of the Alcatel Class A ADSs into which his shares will be exchanged in the merger based on the average closing prices on the New York Stock Exchange for the 20 consecutive trading days ending January 15, 2002.

     Any of the 900,000 escrowed Alcatel Class A ADSs that are not used to indemnify Alcatel or reimburse the stockholders' representative and which are not the subject of an unresolved claim for indemnification will be released from escrow upon the later to occur of (i) the first anniversary of the consummation of the merger and (ii) 60 days after Alcatel receives a signed opinion from its independent public accountants for Alcatel's first year-end audit following the consummation of the merger. Any portion of the 900,000 escrowed Alcatel Class A ADSs that will be released from escrow will be distributed to Astral Point's stockholders in accordance with their pro-rata interests in the 900,000 escrowed Alcatel Class A ADSs, as adjusted to account for any claim by Alcatel against an Astral Point stockholder under a stockholder agreement. Any Alcatel Class A ADSs that are the subject of an unresolved claim will continue to be held in escrow until the claim is resolved. The number and value of the Alcatel Class A ADSs to be set aside and payable with respect to a claim against the escrow will be valued based on the average of the last reported sales prices of the ADSs on the New York Stock Exchange during the 20 consecutive trading days ending on and including the third trading day prior to the date in which either the notice of the claim against the escrow is given or notice of the resolution of the claim, depending on the type of claim against the escrow.


     If more than one escrow account is established, then Alcatel and the representative of the Astral Point stockholders will demand indemnification from the escrow accounts in proportion to the number of escrow shares in each of the escrow accounts. However, Alcatel and the representative of the Astral Point stockholders will benefit from the same indemnification rights and the same escrow protection as they would have if there were only one escrow account established pursuant to the terms of the escrow agreement currently attached to the merger agreement.


ISSUANCE OF ORAS; CREATION OF A TRUST

     The Alcatel Class A ADSs to be delivered to Astral Point's stockholders and to the escrow agent, as applicable, in the merger in exchange for all the capital stock of Astral Point issued and outstanding prior to the effective time of the merger will be issued and delivered pursuant to the procedures described in this paragraph. In connection with the merger, Apples Acquisition Corp. will acquire unsecured redeemable bonds, known as ORAs, issued by one of Alcatel's wholly owned subsidiaries, Coralec, in an amount equal to the number of Alcatel Class A ADSs to be issued in exchange for all the capital stock of Astral Point issued and outstanding prior to the effective time of the merger. The ORAs are redeemable only for Alcatel Class A shares. At the effective time of the merger, Apples Acquisition Corp. will transfer the ORAs to a trust established by Astral Point prior to the merger. The trust agreement will provide that, upon receipt of the ORAs, the trustee shall request the redemption of the ORAs for Alcatel Class A shares, and will provide directions to Alcatel for the delivery of Alcatel Class A ADSs. Immediately thereafter, and in accordance with instructions from the trustee, Alcatel will redeem the ORAs held by the trust for Alcatel Class A shares and deposit them with Alcatel's depositary against the issuance of Alcatel Class A ADSs, 1,000,000 of which will be delivered to the escrow agent and the remainder of which will be delivered to the exchange agent for distribution to Astral Point stockholders in accordance with the terms of the merger agreement.

APPROVAL OF ASTRAL POINT'S STOCKHOLDERS


     Approval of the merger and adoption of the merger agreement and the transactions contemplated thereby requires the affirmative vote of the holders of no less than a majority of the outstanding shares of preferred stock of Astral Point, voting separately as a single class, as well as by the holders of no less than a majority of the voting power of Astral Point's preferred stock and common stock, voting together as a single class.



     Approval of the amendment to the certificate of incorporation requires the affirmative vote of the holders of no less than a majority of the outstanding shares of each series of Astral Point preferred stock each voting as a separate series; the holders of no less than a majority of the voting power of Astral Point's preferred stock, voting together as a single class; and the holders of no less than a majority of the voting power of Astral Point's preferred stock and common stock, voting together as a single class.


     Alcatel has entered into stockholder agreements with stockholders who have the right to vote as of the record date for the proxy statement/prospectus a sufficient number of shares to ensure that the merger and the merger agreement and the amendment to the certificate of incorporation will be adopted and approved, unless the stockholder agreements are terminated according to their terms.


REPRESENTATIONS AND WARRANTIES

     In the merger agreement, Astral Point and Alcatel make various customary representations and warranties about themselves and their business, including representations and warranties about:

     - organization and qualification;

     - authorization, execution, delivery, performance and enforceability of the merger agreement and related agreements;

     - consents and approvals, absence of breach or conflict and compliance with applicable laws, regulations, organizational documents, agreements and other existing obligations; and

     - financial statements and tax matters.

     In addition, Astral Point makes numerous representations with respect to its business, intellectual property rights, title to assets, litigation, employment matters, products, capitalization and other matters, and Alcatel makes representations with respect to its filings with the Securities and Exchange Commission and the issuance of the Alcatel Class A ADSs and Class A shares in the merger.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Under the merger agreement, several conditions must be satisfied, or if permitted by law waived, before Alcatel and Astral Point would be obligated to complete the merger. These conditions include:


     - the registration statement, of which this proxy statement/prospectus forms a part, regarding the registration of the securities to be issued in the merger is declared effective by the Securities and Exchange Commission;


     - the approval of the merger and the adoption of the merger agreement by the required number of Astral Point stockholders;

     - the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act;

     - the receipt of all required U.S. and foreign regulatory approvals or consents;

     - no judgment, injunction, order or decree issued by a governmental authority is in effect that would prevent completion of the merger as contemplated by the parties in the merger agreement and no law is in effect that would make the merger illegal;

     - the escrow agreement is signed by Alcatel, Astral Point and the stockholders' representative; and

     - the listing of the Alcatel Class A ADSs and Class A shares (for technical purposes) to be issued in the merger on the New York Stock Exchange.

     Under the merger agreement, several additional conditions must be satisfied or waived by Alcatel before Alcatel and its wholly-owned subsidiary, Apples Acquisition Corp., would be obligated to complete the merger. These conditions include:

     - the representations and warranties of Astral Point in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger, except for such failures to be true and correct that in the aggregate would not have a material adverse effect on Astral Point;

     - Astral Point performs in all material respects all of its obligations required by the merger agreement at or prior to the closing date;

     - Alcatel receives a legal opinion from Astral Point's counsel, Testa, Hurwitz and Thibeault, LLP;

     - there is no law or governmental action in effect that would prohibit Alcatel or Astral Point (as the surviving corporation after the merger), from owning or operating its business or assets; render Alcatel unable to consummate the merger or impose material limitations on the ability of Alcatel to exercise full rights of ownership of the capital stock of Astral Point after the merger;

     - Astral Point does not experience, after the date of the merger agreement and subject to certain limitations, a material adverse effect or change in its business, operations, assets or properties, taken as a whole;

     - stockholders entitled to receive more than 7% of the Alcatel Class A ADSs issuable in exchange for Astral Point capital stock in the merger do not demand appraisal rights in accordance with Delaware law;

     - the trust agreement is signed;

     - Alcatel is reasonably satisfied that the merger will qualify as a pooling of interests transaction under French GAAP;

     - all required consents and approvals to the merger are obtained;

     - all voting and investor rights agreements are terminated and Comdisco, Inc., Astral Point's lessor of certain equipment, waives certain rights under its master lease agreement with Astral Point;

     - persons who are affiliates of Astral Point under Rule 145 of the Securities Act deliver to Alcatel agreements to comply with applicable legal restrictions;

     - the amended and restated employee noncompetition, nondisclosure and developments agreements, and the agreements providing for the waiver or postponement of certain acceleration of vesting provisions pursuant to option or stock restriction agreements with Astral Point executives and employees specified in the merger agreement are in effect;

     - the certificate of incorporation of Astral Point is amended to adjust the liquidation preferences of the Astral Point preferred stock to give effect to the exchange ratios described in the merger agreement;

     - those directors and officers from whom Alcatel had requested resignations have resigned; and

     - all other corporate actions and documents required to carry out the transactions contemplated by the merger agreement are satisfactory to Alcatel's legal counsel.

     Likewise, under the merger agreement, several additional conditions must be satisfied or waived by Astral Point before Astral Point would be obligated to complete the merger. These conditions include:

     - the representations and warranties of Alcatel in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger, except for such failures to be true and correct that in the aggregate would not have a material adverse effect on Alcatel;

     - Alcatel and its wholly-owned subsidiary, Apples Acquisition Corp., perform in all material respects all of their respective obligations required by the merger agreement at or prior to the closing date;

     - Astral Point receives a legal opinion from Alcatel's general counsel and from Alcatel's U.S. counsel, Proskauer Rose, LLP;

     - Alcatel does not experience, after the date of the merger agreement and subject to certain limitations, a material adverse effect or change in its business, operations, assets or properties, taken as a whole;

     - all other corporate actions and documents required to carry out the transactions contemplated by the merger agreement are satisfactory to Astral Point's legal counsel; and

     - Astral Point receives an opinion from Testa, Hurwitz and Thibeault, LLP, regarding the treatment of the merger as a tax-free reorganization under
       Section 368(a) of the Internal Revenue Code.

CERTAIN COVENANTS

     The merger agreement contains numerous covenants of Astral Point and Alcatel that are customary for this type of transaction. These covenants include the following:

          Operation of Business. Astral Point has agreed to operate its business, prior to the merger, in the ordinary course and in a manner consistent with its past practice, to use reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers, employees and consultants. Accordingly, Astral Point has agreed not to take any actions that would result in its breach of its obligations under the preceding sentence. Among other things, Astral Point has agreed not to take any of the following actions without the consent of Alcatel, subject to certain exceptions, prior to the merger:

        - sell or encumber any of its assets or securities;

        - declare dividends or any other distribution in respect of its capital stock;

        - acquire any other entity; or

        - subject to certain exceptions, incur any indebtedness for borrowed money or any other obligation or liability of any kind.

          No Solicitation; No Sale to Another Party. The merger agreement contains detailed provisions prohibiting Astral Point from seeking an alternative transaction. Among other things, Astral Point has agreed that neither it nor its subsidiaries will permit or cause any of their respective officers, directors, employees, investment bankers, attorneys, affiliates, accountants or other agents to, directly or indirectly:

        - initiate, solicit or encourage, or take any action to facilitate any inquiries or the making of, any offer or proposal which constitutes or is reasonably likely to lead to a "takeover proposal" (as defined below); or

        - engage in negotiations or discussions with, or provide any non-public information or data concerning Astral Point to any person (other than Alcatel or any of its affiliates or representatives) relating to any takeover proposal.

          In addition, unless certain enumerated conditions are satisfied, neither Astral Point's board of directors nor any committee of the board may agree to or recommend any takeover proposal to Astral Point's stockholders or cause Astral Point to enter into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any takeover proposal.

          However, the merger agreement permits Astral Point to furnish information to, or enter into negotiations with, any party that makes an unsolicited bona fide offer relating to a takeover proposal if Astral Point's board of directors determines in good faith (after consultation with its financial advisor) that the takeover proposal is reasonably likely to result in a "superior proposal" (as defined below), the Astral Point stockholders have not yet approved the merger and adopted the merger agreement, and certain other conditions are met. Even in such a case, Astral Point is required to notify us of any communications relating to such a takeover proposal, and to keep us informed, on a current basis, of any changes in the status and content of any such takeover proposal.

          "Takeover proposal" means

        - any proposal for a merger, share exchange, consolidation or other business combination concerning Astral Point or any of its subsidiaries;

        - any proposal or offer to Astral Point or any of its stockholders to acquire in any manner, directly or indirectly, any part of the assets or more than 10% of any equity securities of Astral Point or any of its subsidiaries;

        - any proposal or offer with respect to any recapitalization or restructuring concerning Astral Point or any of its subsidiaries; or

        - any proposal or offer with respect to any other transaction similar to any of the foregoing relating to Astral Point or any of its subsidiaries.

          "Superior proposal" means a takeover proposal that involves at least 80% of Astral Point"s capital stock (or, if such takeover proposal involves a transfer of the assets of Astral Point and its subsidiaries, at least 80% of the fair market value of such assets) which the board of directors of Astral Point determines in good faith (based on consultation with its financial advisor and taking into account all of the terms and conditions of the takeover proposal, including any conditions to consummation) to be more favorable and the value of which exceeds the value of the merger consideration.

          The merger agreement further provides that, unless certain enumerated conditions are satisfied, neither Astral Point's board of directors nor any committee of the board may;

        - withdraw, qualify or modify or propose to withdraw, qualify or modify, in a manner adverse to Alcatel, its approval or recommendation of the merger agreement and the merger;

        - approve or recommend, or propose to approve or recommend, a superior proposal; or

        - cause Astral Point to enter into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any superior proposal.

          Employee Benefit Matters. Employees who continue their employment with Astral Point after the merger will continue to be provided with employee benefits that are substantially comparable in the aggregate to the employee benefits provided to those employees immediately prior to the effective time of the merger. Pursuant to the terms of the merger agreement, such employees will be given credit in benefit plans which Astral Point will maintain, or which Alcatel will maintain for the benefit of Astral Point employees, following the merger (to the extent such credit was given by Astral Point under its applicable benefit plans or is recognized under the terms of Alcatel's benefit plans) for purposes of eligibility, vesting, severance and vacation entitlement.

          Continuing Director and Officer Indemnification and Insurance. The merger agreement provides that after the effective time of the merger, Astral Point and Alcatel will honor Astral Point's director and officer indemnification obligations under Astral Point's certificate of incorporation and by-laws as in effect on January 18, 2002. In addition, for a period of six years after the effective time of the merger, Alcatel will cause Astral Point to maintain a directors and officers liability insurance policy covering those persons who, prior to the effective time of the merger, were covered by a directors and officers liability insurance policy maintained by Astral Point. The insurance policy will provide coverage in an amount and scope at least as favorable to such persons as Astral Point's coverage before the effective time of the merger. However, Alcatel will not be required to expend more than 125% of the annual premium Astral Point paid for such coverage before the effective time of the merger.

          Product Development and Funding. The merger agreement requires Astral Point to use commercially reasonable efforts to launch its ON 7000 product on the schedule described to Alcatel. If Astral Point reasonably determines that it requires additional funds to meet its launch targets, Alcatel will negotiate with Astral Point in good faith to establish terms pursuant to which Alcatel will arrange for such funding, the amount of which shall be reasonably consistent with amounts that Astral Point estimated are needed for the launch.

          Payment of Notes. On October 18, 2001, Astral Point and some of its preferred stockholders signed a note purchase agreement pursuant to which Astral Point borrowed $7,276,750 and issued notes representing such borrowings to the lenders. Following the merger, Alcatel will pay the aggregate amount of principal and interest then due under the notes in Alcatel Class A ADSs, which amounts would otherwise have been due and payable by Astral Point in cash as of March 31, 2002. This payment will be made by the issuance to the lenders of such number of Alcatel Class A ADSs as is equal to the result of the aggregate amount of principal and interest of the notes outstanding at such time, divided by the average of the last reported sale prices for Alcatel Class A ADSs on the New York Stock Exchange for the 20 consecutive trading days ending three trading days before the closing date of the merger.

          Additional Covenants. The merger agreement also contains other covenants by Alcatel and Astral Point, including a covenant to use reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the merger as promptly as practicable.

STOCKHOLDERS' REPRESENTATIVE

     Under the merger agreement, the Astral Point stockholders are deemed to have appointed Robert Coneybeer as the stockholders' representative. Mr. Coneybeer is a member of the board of directors of Astral Point. He is also a stockholder of Astral Point and a limited partner of the general partner of New Enterprise Associates VIII, Limited Partnership, New Enterprise Associates 8A, Limited Partnership and New Enterprise Associates 9, Limited Partnership, each a stockholder of Astral Point. Mr. Coneybeer, as the stockholders' representative, will have full power and authority to act for each Astral Point stockholder in connection with all the transactions relating to the merger. Among other things, Mr. Coneybeer will make, on behalf of Astral Point's stockholders, all decisions relating to any indemnification claims that Alcatel may have under the merger agreement, the amendment or termination of the merger agreement, and the receipt of all payments and notices and the giving of all consents and waivers under the merger agreement (after the merger agreement is approved by Astral Point's stockholders). All decisions and actions by Mr. Coneybeer will bind all of Astral Point's stockholders, and no Astral Point stockholder will have the right to object to, dissent from, protest or otherwise contest Mr. Coneybeer's decisions and actions. In addition, each Astral Point stockholder will be deemed to have agreed to indemnify and hold harmless Mr. Coneybeer against any claim or expense incurred by Mr. Coneybeer relating in any way to his capacity as the stockholders' representative. In the case of the death, disability, unwillingness to serve or other unavailability of Mr. Coneybeer, Astral Point stockholders who own a majority of the Alcatel Class A ADSs issued in connection with the merger will have the right to designate a replacement stockholders' representative.

TERMINATION

     The merger agreement provides that it may be terminated and the merger may be abandoned prior to the consummation of the merger:

     (1) by mutual written consent of the parties;

     (2) by either Astral Point or Alcatel, if any non-appealable final judgment, injunction, order or decree issued by a governmental authority is in effect that would prevent completion of the merger as contemplated by the parties in the merger agreement or any law in final form is in effect that would make the merger illegal;

     (3) by either Astral Point or Alcatel, in the event of an uncured breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement if the breach would cause the specified conditions to the merger not to be satisfied;

     (4) at any time after June 30, 2002 by either Astral Point or Alcatel if the merger has not been consummated by that date. However, a party's right to terminate is not available if such party's failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in the failure of, the merger to occur on or before that date;

     (5) by either Astral Point or Alcatel if the required number of Astral Point stockholders do not approve the merger and adopt the merger agreement;

     (6) by Alcatel if:


        (a) Astral Point does not hold a special meeting of its stockholders or solicit their written consent to approve the merger and adopt the merger agreement within 10 business days from the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, unless the delay was necessary to comply with applicable law;


        (b) Astral Point's board acts, or proposes to act, to withdraw, qualify or modify its recommendation that its stockholders vote in favor of the merger;

        (c) Astral Point's board fails to include its favorable recommendation of the merger and the merger agreement in any materials used by Astral Point to solicit votes or consents to approve the merger and adopt the merger agreement; or

        (d) upon recommendation of its board of directors, Astral Point prepares to enter into, approves or recommends an alternative business transaction that its board believes offers better value to the holders of Astral Point capital stock; and

     (7) by Astral Point if Alcatel experiences, subject to certain limitations, material adverse effect or change to its business, operations, assets or properties, taken as a whole, which effect or change is not capable of being cured.

     If the merger agreement is terminated, after the payment by Astral Point of any termination fee that may be due all obligations of the parties will terminate, other than with respect to confidentiality and expenses. However, if the merger agreement is terminated by a party because of the breach of the merger agreement by the other party, or because a condition to the terminating party's obligations under the merger agreement is not satisfied because of the other party's failure to comply with its obligations under the merger agreement, the terminating party's right to pursue all legal remedies will survive the termination. In addition, Astral Point will pay Alcatel a termination fee of $6,142,500 if any of the following should occur:

     (a) a termination occurs due to the events described in point (5) above and prior to the Astral Point stockholders meeting to approve the merger and to adopt the merger agreement a takeover proposal (as defined above) is announced and not rejected by the Astral Point board of directors, or the Astral Point board of directors has not recommended and approved, or has withdrawn or modified its previous recommendation of, Alcatel's merger proposal; or

     (b) a termination is made for any of the reasons set forth point (6) above.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     All the representations and warranties made by Astral Point in the merger agreement and in the other documents delivered by Astral Point under the merger agreement, and the representations and warranties made by Alcatel in the merger agreement regarding Alcatel's issuance of its Class A ADSs and Class A shares and certain tax matters, will survive the merger until the later of (i) 60 days from the date on which Alcatel receives a signed opinion from its outside auditors of Alcatel's first year-end audit following the merger and (ii) the first anniversary of the merger. All other representations and warranties made by Alcatel in the merger agreement and in the other documents delivered by Alcatel under the merger agreement will terminate at the closing of the merger.

     Under the merger agreement, certain covenants of Alcatel and Astral Point terminate upon the merger. Other covenants, including matters relating to the indemnification of Alcatel, will survive the merger until the later of 60 days from the date on which Alcatel receives a signed opinion from its outside auditors regarding its first year-end audit following the merger, and the first anniversary of the merger. In addition, some covenants will survive for longer periods if stated in such covenant.

AMENDMENT; WAIVER

     The merger agreement may be amended at any time prior to receipt of the Astral Point stockholders' approval of the merger and the merger agreement in a writing signed by each of the parties to the agreement. Once Astral Point stockholders approve the merger, the merger agreement may only be amended in writing signed by each of the parties and the stockholders' representative.

     At any time before the merger, a party may in a writing signed by such party:

     - extend the time for performance of any of the obligations or other acts of the other parties;

     - waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

     - waive compliance, where permissible, with any of the agreements or conditions contained in the merger agreement.

FEES AND EXPENSES

     In general, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such costs or expenses. Any costs and expenses of Astral Point exceeding $3 million will be satisfied from 100,000 of the Alcatel Class A ADSs that will be held in escrow. See "The Merger Agreement and Related Agreements -- Indemnification Obligations and Escrow Agreement." Both Astral Point's stockholders and Alcatel may be required to make certain payments to the escrow agent following the merger. However, if the merger occurs, Alcatel will pay the escrow agent's ordinary fees. If the merger does not occur, Astral Point and Alcatel will each pay half of the filing fee for the filing required with respect to the merger under the Hart-Scott-Rodino Antitrust Improvements Act.

STOCKHOLDER AGREEMENTS


     On January 18, 2001, some of Astral Point's stockholders entered into stockholder agreements with Alcatel, as an inducement to Alcatel's entering into the merger agreement. As of the record date for determining stockholders of Astral Point entitled to vote at the special meeting of stockholders, these stockholders have the right to vote the following shares of Astral Point capital stock: 99.5% of the Series A convertible preferred stock, 80.8% of the Series B convertible preferred stock, 98.2% of the Series C convertible preferred stock, 79.2% of the Series D convertible preferred stock, 99.6% of the Series D-1 convertible preferred stock, and 47.5% of the common stock. This represents 78.2% of the total voting power of all the capital stock of Astral Point as of the record date for the proxy statement/prospectus.

     Each of the stockholders who signed a stockholder agreement has agreed, subject to certain termination provisions:

       (i) to pay to Alcatel, if a transaction resulting from a takeover proposal (as defined above) is consummated after the termination of the merger agreement under certain circumstances, an amount equal to 90% of the difference between the consideration that the stockholder receives in connection with the consummation of a transaction related to the takeover proposal, minus the fair market value of the merger consideration which would have been payable to the stockholder pursuant to the merger agreement. The term of this obligation is either three or twelve months following the termination of the merger agreement, depending on the reason for the termination;

      (ii) to vote all of its Astral Point shares:

           - in favor of the adoption of the merger agreement and the approval of the merger (so long as the merger agreement is not modified or amended to modify or amend the exchange ratios in a manner that adversely affects the stockholder);

           - against any takeover proposal (as defined above); and

           - in favor of any amendment to Astral Point's certificate of incorporation or by-laws in order to carry out the terms of the merger agreement and to consummate the merger, including any amendment to the liquidation provisions of Astral Point's certificate of incorporation to give effect to the exchange ratios set forth in the merger agreement;

      (iii) to grant to Alcatel's representatives an irrevocable proxy to vote its Astral Point shares as set forth above;

      (iv) not to deposit any of its Astral Point shares into a voting trust or enter into a voting agreement or arrangement with respect to its Astral Point shares or grant any proxy or power of attorney with respect to its Astral Point shares;

       (v) not to, directly or indirectly, sell, assign, transfer, pledge, encumber or otherwise dispose of any of its Astral Point shares or enter into any agreement with respect to such transfer except to family members, participants in a private equity fund or in connection with the sale of Astral Point following the termination of the merger agreement with Alcatel;

      (vi) to indemnify Alcatel, subject to certain limitations, for any losses that it incurs in connection with any misrepresentation or breach of any warranty or covenant of the stockholder contained in its stockholder agreement or in certain other agreements and documents delivered to Alcatel by the stockholder; Alcatel may bring claims with respect to a stockholder's title breach indefinitely, and the maximum amount of a stockholder's liability for a title breach is equal to the value of the Alcatel Class A ADSs into which his shares will be exchanged in the merger based on the average closing prices on the New York Stock Exchange for the 20 consecutive trading days ending January 15, 2002;

      (vii) not to convert any of the Astral Point Series A or Series B convertible preferred stock into Astral Point common stock on or prior to June 30, 2002; and

     (viii) not to elect to exercise, on or prior to June 30, 2002, any of its rights to receive certain liquidation benefits under Astral Point's certificate of incorporation.

     Alcatel and each of the stockholders who signed a stockholder agreement and who holds Astral Point notes have agreed that Alcatel will pay the amounts due under the Astral Point notes held by such stockholder in Alcatel Class A ADSs, at or promptly following the consummation of the merger, which amounts would otherwise have been due and payable by Astral Point in cash as of March 31, 2002. Such stockholders have also agreed not to demand repayment of or convert the Astral Point notes held by them prior to the consummation of the merger, and agreed to the termination of the right to convert such notes upon the effective time of the merger.

     Many of the provisions of the stockholder agreements and the irrevocable proxy granted under each of the stockholder agreements terminate upon the earlier to occur of the termination of the merger agreement or the date on which Astral Point's board takes, or proposes to take, certain enumerated actions relating to a superior proposal. Other provisions of the stockholder agreements, including the stockholders' obligations not to transfer their Astral Point securities except as contemplated by the merger agreement and to indemnify Alcatel, remain in effect for varying periods.

EMPLOYEE NONCOMPETITION, NONDISCLOSURE AND DEVELOPMENTS AGREEMENTS


     As a condition to the merger, certain officers and employees of Astral Point entered into amended and restated employee noncompetition, nondisclosure and developments agreements with Astral Point. The amended agreements are substantially similar to the original agreements, except that (i) the term of the agreement has been redefined as the later of (x) two years after the closing of the merger (one year with regard to non-competition and non-solicitation of customers if the termination of employment is without "cause") and (y) one year after termination of employment and (ii) the definitions of "competition" and "confidential information" and the provisions with respect to non-solicitation of customers have been revised.


AGREEMENT OF ASTRAL POINT AFFILIATES

     Rule 145 under the Securities Act regulates the disposition of securities of "affiliates" of Astral Point in connection with the merger. Astral Point has delivered to Alcatel a list identifying all persons who are or may be deemed to be "affiliates" of Astral Point for purposes of Rule 145. This list may be further updated before the effective time of the merger. Astral Point has agreed to cause each person who is identified as an affiliate in this list to deliver to Alcatel, by February 18, 2002, a written affiliate agreement. Under these affiliate agreements, each affiliate will represent that he, she or it has been advised that the affiliate may not sell, transfer or otherwise dispose of the Alcatel Class A ADSs issued to the affiliate in the merger unless the sale, transfer or other disposition:

     - has been registered under the Securities Act;

     - complies with the requirements of Rule 145 under the Securities Act; or

     - in the opinion of counsel reasonably acceptable to Alcatel is otherwise exempt from registration under the Securities Act.

                         INFORMATION REGARDING ALCATEL

BUSINESS, MANAGEMENT AND OTHER INFORMATION

     Certain information relating to Alcatel's business, major shareholders, directors and executive compensation and share ownership, related party transactions, description of capital stock, financial statements and other related matters with respect to Alcatel, as set forth in its Annual Report on Form 20-F for the year ended December 31, 2000, is incorporated herein by reference. Astral Point stockholders desiring copies of such documents may contact Alcatel at its address or telephone number indicated under "Where You Can Find More Information."

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

     Alcatel is a corporation organized under the laws of France. Some of Alcatel's directors and officers are citizens or residents of countries other than the United States. Substantial portions of Alcatel's assets are located outside the United States. Accordingly, it may be difficult for shareholders:

     - to obtain jurisdiction over Alcatel or its directors or officers in courts in the United States in actions predicated on the civil liability provisions of the U.S. federal securities laws;

     - to enforce against Alcatel or its directors or officers judgments obtained in such actions;

     - to obtain judgments against Alcatel or its directors or officers in original actions in non-U.S. courts predicated solely upon the U.S. federal securities laws; or

     - to enforce against Alcatel or its directors or officers in non-U.S. courts judgments of courts in the United States predicated upon the civil liability provisions of the U.S. federal securities laws.

     Actions brought in France for enforcement of judgments of U.S. courts rendered against French persons, including directors and officers of Alcatel, would require those persons to waive their right to be sued in France. In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by French laws which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions.

                       INFORMATION REGARDING ASTRAL POINT

OVERVIEW

     Astral Point designs and manufactures high-performance, cost-effective, next-generation carrier-class optical networking products for telecommunications service providers that target the metropolitan, or metro, area networks. These metro networks connect the core, or backbone, portion of a network with the access, or local area, portions of a network. Astral Point seeks to be a leading provider of next-generation metro optical networking solutions for major telecommunications service providers. Astral Point markets its scalable and flexible networking products to both incumbent and next-generation carriers including Incumbent Local Exchange Carriers or ILECs, Inter-exchange Carriers or IXCs and well-financed Competitive Local Exchange Carriers or CLECs.

     Astral Point is a Delaware corporation. Astral Point commenced operations in September 1998 and sold its first product in September 2000. Its principal executive offices are located at 19 Alpha Road, Chelmsford, Massachusetts 01824 and its telephone number is (978) 367-6000.

     Industry Background In recent years, increased Internet usage has driven exponential growth in data traffic over computer networks. The growth in data traffic is primarily attributable to increased Internet access, electronic mail, electronic commerce and remote access by telecommuters. Moreover, the content being transmitted over the Internet is increasing in size, richness, complexity and variety, as businesses seek to implement data-intensive applications such as virtual private networks, e-commerce applications, video streaming and storage area networks, further increasing the demand for bandwidth within public networks. To handle the surge in data traffic, telecommunication service providers have made substantial investments to construct high-speed optical networks. Telecommunication service providers have focused their initial efforts on deploying fiber optic cable and optical networking equipment in the core and the access portion of their networks. However, the infrastructure in the metro portion of the network has not kept pace with the increased bandwidth capacity in the core or access portions of the network.

     Telecommunication service providers have historically built their network infrastructure by laying fiber optic cable and installing transmission equipment to create capacity. This capacity was then transformed into usable bandwidth and delivered to customers in the form of voice and data services. Traditional investments in transmission equipment have been spread across dense wave division multiplexing, or DWDM, equipment, synchronous optical network, or SONET, equipment and digital cross connect, or DCS, equipment.

     DWDM equipment increases the transmission capacity of a single fiber by dividing that strand of fiber into multiple light-paths, or wavelengths. SONET equipment is used to convert data or voice traffic from a low speed electrical or optical signal to a high speed optical signal for transport over wavelengths of light on a fiber. DCS equipment is used to switch data or voice traffic from one aggregate high speed channel to another. Transmitting data through the network is a complex, cost-intensive, and difficult-to-scale process, and includes converting data from lower speed signals into higher speed optical signals by the SONET or DCS equipment, transmitting various optical signals over a number of pieces of networking equipment, and converting the high speed optical signal back to a low speed signal with another piece of SONET or DCS equipment. The conversion of signals from electrical to optical and back to electrical may occur numerous times during the transmission of data.

     The existing metro infrastructure was primarily designed to carry circuit-based voice traffic, and was not optimized to handle data intensive applications, such as virtual private networks, e-commerce applications, video streaming and storage area networks and high speed data communication services, such as Gigabit Ethernet. This diverse mix of data intensive applications, protocols, and multi-layer processing, requires an advanced network architecture optimized for data transport within the metro network.

     Metro networks are comprised of (i) metro edge networks that connect service providers' local offices and co-location facilities to central offices, and are designed to efficiently manage bandwidth by aggregating incoming streams of data and voice from customers, such as standard telephone line services, standard T-1 or fractional T-1 private line services, asynchronous transfer mode, or ATM, services and Gigabit Ethernet, and (ii) metro core networks that connect central offices to each other and to long distance networks.

     Metro core and metro access networks have traditionally been comprised of discrete systems:

     - SONET ADMs which transport traffic around SONET-based networks;

     - Optical ADMs which add and drop wavelengths from optical fiber; and

     - DCSs which connect networks and switch incoming or outgoing streams of traffic.

     Today's service providers are faced with the dilemma of supporting current revenue generating services while evolving their network to support the rapidly increasing data intensive applications and high-speed data services. Over the last decade, carriers have invested billions of dollars in SONET equipment, operations systems and personnel, and have aligned their business models around a SONET-based network because of its reliability and rapid restoration time. With the projected growth in traditional services continuing to increase, service providers must continue to deploy SONET equipment in order to keep pace with demand. As a result, SONET will need to be supported for the majority of next-generation metro systems. As pressure from new service providers results in competitive pricing pressures for high-speed data offerings in many metro areas, Astral Point believes existing service providers will also need to find a solution that allows them to rapidly deploy new services, without disrupting their current revenue stream and without requiring drastic changes to their network infrastructure.

     The diversity of systems that comprise current metro networks is a significant factor in the cost of metro networks. Recently, equipment vendors have begun developing new equipment for the metro market that perform multiple functions with a higher capacity and smaller physical size than legacy SONET equipment, thus reducing the equipment costs for the service providers. There are two principal categories of next-generation equipment for the metro market:
(i) Gigabit Ethernet-based systems; and (ii) next-generation SONET systems.

     Gigabit Ethernet systems can carry packet-based data transmission, but are not compatible with the service providers' SONET infrastructure, potentially jeopardizing existing and lucrative revenue streams from voice and data services. Furthermore, industry standards have not been accepted that adapt quality of service requirements and voice traffic to Gigabit Ethernet. Therefore, in order to act as a full solution for service providers, Gigabit Ethernet would require a completely different way of provisioning and monitoring networks, as well as requiring new operational support system, or OSS, platforms. Astral Point believes that for these reasons ILECs, IXCs and larger CLECs will deploy these systems only in selected metro access networks connecting office parks for data transport services.

     Next-generation SONET devices generally provide integrated SONET ADM and data capability in a smaller physical size, and for that reason are particularly attractive to ILECs and IXCs, as well as CLECs. Overall, next-generation SONET systems allow ILECs and IXCs to leverage their networks and historical investment in SONET equipment to protect existing and lucrative revenue streams, while adding incremental equipment that allows for bandwidth scaling and multiprotocol capabilities. Since Astral Point believes the majority of spending in the telecommunications industry will come from ILECs and IXCs, next-generation SONET devices should proliferate within the metro network.

THE ASTRAL POINT SOLUTION

     Astral Point's next-generation SONET optical networking equipment enables telecommunication service providers to offer new revenue-generating services while fully supporting existing current revenue producing voice and data services. Astral Point has developed data-optimized products for metro edge, and scalable, compact products for the metro core applications that increase available bandwidth and cost-effectively deliver end-to-end manageability and rapid restoration for all services.

     Astral Point's products provide the following benefits:

     - Multi-service Capability -- Astral Point's products support multiple services such as SONET, DWDM and Gigabit Ethernet within a single platform, thereby enabling carriers to provide a range of services without deploying dedicated equipment for each service. Astral Point's products are designed for efficient transmission of high-speed data traffic and delivery of emerging services, as well as supporting voice services.

     - Manageability and Flexibility -- Astral Point's software and systems allow easy end-to-end service management through a single system and allowing simple activation of services. Astral Point's products are designed to be well suited for both distributed and hub environments. Further, Astral Point's solutions allow carriers to make the best use of available bandwidth on each optical fiber, by managing bandwidth at switching speeds of STS-1 and VT1.5, which are the most common speeds that carriers use to manage their bandwidth.

     - Scalability and Cost Effectiveness -- As demand for bandwidth and new services increases, Astral Point's products are designed to scale efficiently without the deployment of additional equipment. Astral Point's solution can reduce the amount of equipment required by 80%, and allows carriers to install their equipment incrementally in a pay-as-you-grow fashion without sacrificing their existing infrastructure investments.

     - Service Protection and Restoration -- Astral Point's products give service providers the valuable protection and restoration capabilities of SONET networks, as well as the freedom of today's more flexible network architectures in a single, integrated platform.

PRODUCTS AND TECHNOLOGY

     Astral Point has products addressing both the access and core portion of the metro network: the ON 5000 Optical Services Node and the ON 7000 Integrated Optical Transport Node. The ON 5000 is a multi-service and aggregation device at the access portion of the metro network. The ON 7000 is a modular, next-generation integrated SONET and DWDM device in the core portion of the metro network. Each of the ON 5000 and the ON 7000 utilize Astral Point's proprietary ONset Optical Network Management System, referred to as ONset ONMS, and support both hub and distributed architectures. The ONset ONMS software allows telecommunication service providers to configure their networks easily from a single location.

  ON 7000

     The ON 7000 is a next-generation SONET metro core product that Astral Point believes will deliver the broadest set of transmission rates, industry leading physical port densities of each type of interfaces, DCS switching capability at the most common speeds used by carriers to manage their bandwidth, and integral DWDM. In the ILEC and IXC networks, Astral Point believes the ON 7000 offers a compelling economic and performance value proposition in multi-service SONET ADM applications, by reducing the number of network elements, minimizing the time and effort required to provision and manage next generation transport networks while scaling to support the bandwidth requirements of legacy as well as Internet protocol, or IP traffic. The ON 7000 provides the following benefits:

  Scalability

     Today's SONET equipment makes it difficult for carriers to scale their networks in order to meet the ever-changing demands for increased capacity and new services. Upgrading the capacity of a traditional SONET ring is a time consuming and expensive process, often requiring the carrier to replace expensive equipment. Deploying new SONET rings, which are the most common physical network topology in networks today, creates more network complexity, as it requires even further investment in additional central office equipment to terminate the ring and switch traffic throughout the network. The ON 7000 has a high DCS switching capacity. The ON 7000's high number of ports and highly scalable switching capacity allows a single rack of Astral Point equipment to support more than a hundred SONET rings. The ON 7000 supports a broad range of transmission speeds, with additional support for Gigabit and Ten Gigabit Ethernet, and integrated DWDM services, enabling customers to offer a wide variety of services.

  Aggregation

     Local carriers need to efficiently manage their bandwidth and network resources. As large metro networks evolve to support hundreds of SONET rings and terabytes of capacity within a region, it is imperative that local carriers have the scalability and flexibility to switch and aggregate their customers' services in the most efficient way possible. The ON 7000 allows carriers to make the best use of available bandwidth on each optical fiber, by managing bandwidth at the most common switching speeds. Astral Point believes its ON 7000 offers approximately four to six times the switching densities of the leading products from incumbent vendors.

  Multiple Topologies

     The ON 7000 supports ring-based topologies with migration to mesh-based topologies in the future. This architectural flexibility provides carriers with a migration path which allows them to leverage their current network infrastructure.

  Size and Power Consumption

     The ON 7000 integrates the functions of multiple network elements, including DCS, ADM and DWDM in a single shelf. Carriers can mount three ON 7000s in a standard 7-foot rack, which is the standard sized rack in a service provider's central office facility, providing functionality that is comparable to multiple racks of traditional equipment. Combining multiple network elements in a single solution also reduces the carrier's power consumption that would have otherwise been required to perform the same functions with traditional equipment.

  ON 5000

     The ON 5000 is a multi-service metro edge product providing TDM, ATM, Gigabit Ethernet, SONET and DWDM functions. The product supports DCS capabilities as well as ATM switching in addition to multi-service transport functions. The ON 5000 provides the following benefits:

  Multiple Services

     The ON 5000 provides TDM interfaces, ATM interfaces, Gigabit Ethernet, SONET and DWDM aggregation functions in a single platform. In addition, the product provides the cross-connecting of low speed electrical circuits commonly known as a 3:1:0 DCS. Astral Point believes its ON 5000 offers approximately three to four times the switching densities of the leading products from incumbent vendors.

  3:1:0 DCS Functionality

     The ON 5000 enables service providers to provide leased line services with the full functionality of a 3:1:0 DCS, which allows service providers to reduce the number of costly, standalone DCS systems in the network and gain greater flexibility when provisioning and testing networks by pushing that cross-connect capability further out to the edge of the network.

  Digital Subscriber Line Access Multiplexer, or DSLAM, Aggregation

     The success of digital subscriber line or DSL technology in increasing the bandwidth in the "last mile" has put pressure on metropolitan access networks, which have difficulty handling the resulting explosion of data traffic. This has prevented carriers from adding new bandwidth, turning on new services and collecting new revenue. Astral Point provides a solution to the problem with its ON 5000 that brings cost-effective scalability and provisioning ease to metropolitan access networks. With the ON 5000, carriers can aggregate DSLAM traffic onto a single ON 5000 and directly combine voice and data traffic without the need for backhauling to an ATM switch in the core of the carrier's network.

  Multiple Topologies

     The ON 5000 supports both ring-based topologies used in most SONET networks today and mesh-based topologies that Astral Point believes will be deployed more in data-optimized networks. This flexibility provides carriers with a migration path, allowing them to leverage their current infrastructure.

  Size and Power Consumption

     The ON 5000 integrates the functions of multiple network elements, including DCS, ADM, ATM switching and DWDM in a single shelf, while at the same time supporting DS-1 to OC-48 transmission rates. Carriers can mount two ON 5000s in a standard 7-foot rack, providing functionality that is comparable to multiple racks of traditional equipment. Combining multiple network elements in a single solution also reduces the carrier's power consumption that would have otherwise been required to perform similar functions with traditional equipment.

  ONSET ONMS

     The ONset ONMS software has been designed to provide comprehensive support for the Astral Point ON 7000 and ON 5000 products and to play a complementary role in a service provider's multi-vendor network. The ONset ONMS interface connections enables seamless integration into a service provider's OSS, including management systems supported under Telcordia's OSMINE, the qualification process developed by the ILECs to help ensure compatibility and interoperability of a vendor's network equipment, such as Astral Point, with the service provider's OSS.

     From its inception, the product was designed to be deployed in carrier-class networks so it included open interfaces including common request broker architecture or CORBA, Application Programming Interfaces or APIs for third party access and the communication language TL1 for legacy integration. ONsetONMS also provides support for fault, configuration, accounting, performance and security functions so that as a standalone system it can manage a network or segment the functions to be partitioned into discrete operational support systems. The following attributes highlight the key advantages of Astral Point's ONset ONMS software:

     - Configuration Management -- The operator chooses two locations within a metro network through a graphical user interface and the circuit is built across the network with the parameters required to support that service. To service providers, this automated function represents a cost savings as there is no special skill-set required to manage an Astral Point network. The automation is intended to reduce operator error and provide more reliable commitments on when the circuit can be in service since the network is pre-engineered to support faster provisioning. In addition, the open interfaces that are available allow a service provider to integrate the Astral Point products into existing operational support systems, like the systems supported under OSMINE, to allow faster deployment with a common set of resources.

     - Fault Management -- Network alarms are automatically reported to ONset ONMS or can be forwarded to a common fault reporting system to allow technicians to rapidly respond to network outages. Alarms can be filtered to allow personnel to focus only on the most service-affecting alarms.

     ONset ONMS provides the key management capabilities to enable successful integration and deployment into a service provider's network. Support with other carrier OSS systems provides Astral Point's customers with the assurance that it is committed to providing integration into their existing environment to allow them to control their operational costs. In addition, the product is designed to allow service providers a strategic advantage with the ability to rapidly provision and deploy into their current network, so that they can remain competitive in today's environment.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT OF ASTRAL POINT

     The following table sets forth certain information regarding the beneficial ownership of Astral Point's common stock as of January 31, 2002: (i) by each person who is known by Astral Point to own beneficially more than 5% of the outstanding shares of common stock; (ii) by each director of Astral Point; (iii) by the chief executive officer and the four most highly compensated executive officers, other than the chief executive officer, of Astral Point; and (iv) by all of the directors and all of the executive officers of Astral Point as a group. Except as noted below, the address of each person listed on the table is c/o Astral Point Communications, Inc., 19 Alpha Road, Chelmsford MA 01824.

     As of January 31, 2002, 19,157,598 shares of common stock, 6,499,998 shares of Series A convertible preferred stock, 22,655,263 shares of Series B convertible preferred stock, 16,186,257 shares of Series C convertible preferred stock, 7,577,016 shares of Series D convertible preferred stock and 680,934 shares of Series D-1 convertible preferred stock were issued and outstanding. On a common stock equivalent basis, 75,163,213 shares of Astral Point were issued and outstanding as of January 31, 2002. Each outstanding share of common stock, Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock is entitled to one vote. Each outstanding share of Series D convertible preferred stock and Series D-1 convertible preferred stock is entitled to approximately 1.03 votes and 4.22 votes, respectively. No other classes of capital stock are authorized under the Astral Point certificate of incorporation.

     The following table is based on 75,163,213 shares of Astral Point common stock deemed outstanding as of January 31, 2002, assuming that all outstanding shares of Astral Point preferred stock had been converted into common stock as of such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of common stock.

                                                                AMOUNT AND         PERCENT OF
                                                                 NATURE OF        COMMON STOCK
                                                                BENEFICIAL         EQUIVALENTS
NAME OF BENEFICIAL OWNER                                      OWNERSHIP(1)(2)    OUTSTANDING(3)
------------------------                                      ---------------   -----------------
Robert T. Coneybeer(4)......................................    19,875,670            26.4%
Entities Affiliated with New Enterprise Associates(5).......    19,790,143            26.3%
  1119 St. Paul Street
  Baltimore, MD 21202
Stephen J. Ricci(6).........................................    15,166,508            20.2%
Entities Affiliated with One Liberty Ventures(7)............    15,166,508            20.2%
  150 Cambridge Park Drive
  Cambridge, MA 02140
Stephen M. Diamond(8).......................................     9,294,631            12.4%
Entities Affiliated with The Sprout Group(9)................     9,294,631            12.4%
  c/o The Sprout Group
  3000 Sandhill Road
  Building 3, Suite 170
  Menlo Park, CA 94205
Raj Shanmugaraj(10).........................................     4,014,000             5.3%
Bruce D. Miller(11).........................................     2,670,000             3.6%
Bryan Hall(12)..............................................     1,150,000             1.5%
William Doherty(13).........................................       612,500               *
Daniel P. Hayes(14).........................................       562,500               *

                                                                AMOUNT AND         PERCENT OF
                                                                 NATURE OF        COMMON STOCK
                                                                BENEFICIAL         EQUIVALENTS
NAME OF BENEFICIAL OWNER                                      OWNERSHIP(1)(2)    OUTSTANDING(3)
------------------------                                      ---------------   -----------------
Chuba Udokwu(15)............................................       497,500               *
Per Suneby(16)..............................................       307,501               *
Farrokh Billimoria(17)......................................        97,080               *
All executive officers and directors as a group (13
  persons)(18)..............................................    56,238,122            74.8%

---------------

  *  Less than 1% of the outstanding shares of common stock.

 (1) The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

 (2) The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

 (3) Shares of common stock subject to options currently exercisable or exercisable within 60 days after January 31, 2002 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (4) Includes 19,790,143 shares held by the entities listed in note 5 below. Mr. Coneybeer is a general partner of the general partners of the entities listed in note 5 below and may be deemed to share voting and investment power with respect to all shares held by such entities. Mr. Coneybeer disclaims beneficial ownership of the shares held by entities listed in note 5 below except to the extent of his direct pecuniary interest in these shares.

 (5) Consists of 42,376 shares held by NEA Ventures 1998, Limited Partnership, 16,413,939 shares held by New Enterprise Associates VIII, Limited Partnership, 1,623,357 shares held by New Enterprise Associates 8A, Limited Partnership and 1,710,471 shares held by New Enterprise Associates 9, Limited Partnership.

 (6) Includes 15,166,508 shares held by the entities listed in note 7 below. Mr. Ricci is a managing member of the general partner of the entities listed in note 7 below and may be deemed to share voting and investment power with respect to all shares held by such entities. Mr. Ricci disclaims beneficial ownership of the shares held by the entities listed in note 7 below except to the extent of his direct pecuniary interest in these shares.

 (7) Consists of 14,413,392 shares held OneLiberty Fund IV, L.P. and 753,116 shares held by OneLiberty Advisors Fund IV, L.P.

 (8) Includes 9,294,631 shares held by the entities listed in note 9 below. Mr. Diamond is attorney-in-fact for DLJ Capital Corporation and DLJ LBO Plans Management Corporation. DLJ Capital Corporation is the Managing General Partner of, and exercises sole voting and investment power with respect to shares held of record by, Sprout Capital VIII, L.P. and Sprout Venture Capital, L.P. DLJ LBO Plans Management Corporation is the Manager of, and exercises sole voting and investment power with respect to shares held of record by, DLJ ESC II, L.P. Mr. Diamond has no voting or investment power with respect to the shares held by the entities listed in note 9 below and disclaims beneficial ownership of such shares except to the extent of his direct pecuniary interest in these shares.

 (9) Consists of 26,956 shares held by DLJ Capital Corporation, 700,429 shares held by DLJ ESC II, L.P., 8,082,307 shares held by Sprout Capital VIII, L.P. and 484,939 shares held by Sprout Venture Capital, LP.

(10) Includes 1,012,000 shares of restricted stock subject to Astral Point's right of repurchase which lapses over time. Also includes 187,500 shares held by Shanmugaraj Irrevocable Children's Trust. Mr. Shanmugaraj, who is the sole trustee of the trust and retains sole voting and investment power with respect to the shares held by the trust, disclaims beneficial ownership of these shares.

(11) Includes 750,000 shares of restricted stock subject to Astral Point's right of repurchase which lapses over time. Does not include 180,000 shares held in irrevocable trusts, as Mr. Miller is not a trustee of those trusts, and disclaims beneficial ownership of these 180,000 shares, and retains no voting or investment power with respect to these shares. Lynn I. Miller, Mr. Miller's sister, is the sole trustee of the Miller Children's Irrevocable Trust dated March 18, 2000, which holds 22,500 shares. All voting and investment power under this trust resides in Ms. Lynn Miller. Mary B. Miller, Mr. Miller's wife, is the sole trustee of various trusts which hold an aggregate of 157,500 shares for the benefit of certain members of Mr. Miller's extended family. All voting and investment power under these trusts resides in Ms. Mary Miller.

(12) Includes 506,250 shares of restricted stock subject to Astral Point's right of repurchase which lapses over time, of which 337,500 shares will accelerate and be fully vested upon consummation of the merger. Does not include 200,000 shares held in irrevocable trusts, as Mr. Hall is not a trustee of those trusts, and disclaims beneficial ownership of these 200,000 shares. Mr. Hall retains no voting or investment power with respect to these shares. David Hall, Mr. Hall's brother, is the sole trustee of the Shannon Elizabeth Hall Trust, which holds 100,000 shares, and the Brittany Nicole Hall Trust, which holds 100,000 shares.

(13) Consists of (i) 600,000 shares issuable pursuant to presently exercisable options, of which 150,000 shares will accelerate and be fully vested upon consummation of the merger and, if exercised, 262,500 shares would be subject to Astral Point's right of repurchase which lapses over time and
     (ii) 12,500 shares issuable pursuant to options which will accelerate and become exercisable upon consummation of the merger.

(14) Includes (i) 21,094 shares of restricted stock which will accelerate and be fully vested upon consummation of the merger and (ii) 225,000 shares issuable pursuant to presently exercisable options, of which 119,531 shares will accelerate and become fully vested upon consummation of the merger and, if exercised, 105,469 shares would be subject to Astral Point's right of repurchase which lapses over time. Also includes 135,000 shares held by The Hayes Family 1999 Irrevocable Trust. Mr. Hayes, who is a co-trustee of the trust and retains shared voting and investment power with respect to the shares held by the trust, disclaims beneficial ownership of these shares.

(15) Consists of (i) 427,500 shares issuable pursuant to presently exercisable options of which 92,500 shares will accelerate and be fully vested upon consummation of the merger and, if exercised, 185,000 shares would be subject to Astral Point's right of repurchase which lapses over time and
     (ii) 70,000 shares issuable pursuant to options which will accelerate and become exercisable upon consummation of the merger.

(16) Includes 25,000 shares issuable pursuant to options exercisable within 60 days of January 31, 2002, and 50,000 shares issuable pursuant to options which will accelerate and become exercisable upon consummation of the merger.

(17) Includes 15,000 shares issuable pursuant to presently exercisable options.

(18) Includes 1,425,000 shares issuable pursuant to presently exercisable options, and 170,000 shares issuable pursuant to options which will accelerate and become exercisable upon consummation of the merger.


                   CONTRACTS BETWEEN ASTRAL POINT AND ALCATEL


     On February 11, 2002, Astral Point and Alcatel USA Sourcing, L.P., an indirect wholly-owned subsidiary of Alcatel, entered into a reseller agreement whereby Astral Point appointed Alcatel USA Sourcing as non-exclusive reseller of Astral Point's products in the United States, its territories and Canada. The reseller agreement terminates on August 31, 2002, but may be terminated earlier by either Astral Point or Alcatel USA Sourcing (i) due to a material breach,
(ii) upon the commencement of bankruptcy proceedings or (iii) upon termination of the merger agreement between Astral Point and Alcatel. In addition, Alcatel USA Sourcing may terminate the agreement either upon thirty days notice to Astral Point, or if Astral Point is acquired by a competitor of Alcatel.

                   COMPARATIVE RIGHTS OF ALCATEL SHAREHOLDERS
                         AND ASTRAL POINT STOCKHOLDERS

     The rights of Astral Point stockholders are governed by the General Corporation Law of the State of Delaware, which is referred to as "Delaware law," and the provisions of Astral Point's amended and restated certificate of incorporation (charter) and amended and restated by-laws. The rights of Alcatel's shareholders (including holders of Alcatel Class A ADSs) are governed by the French Commercial Code and by the provisions of Alcatel's governing documents. The following is a summary of the material differences between the rights of Astral Point stockholders and Alcatel shareholders. These differences arise from differences between Delaware law and the French Commercial Code and between Astral Point's charter and by-laws and Alcatel's governing documents. Upon completion of the merger, the rights of Astral Point stockholders who become holders of Alcatel's Class A ADSs will be governed by the French Commercial Code and Alcatel's governing documents. For more complete information, you should read Astral Point's charter and by-laws and Alcatel's governing documents, as well as Delaware law and the French Commercial Code.

     Astral Point's charter and by-laws and Alcatel's governing documents may be obtained without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 83.

SIZE AND QUALIFICATION OF THE BOARD OF DIRECTORS

  ASTRAL POINT

     Under Delaware law, the certificate of incorporation or by-laws of a corporation may specify the number of directors. Astral Point's charter provides that the number of directors will be seven, three of whom are elected by the holders of Astral Point's preferred stock, two of whom are elected by the holders of Astral Point's common stock, and two of whom are elected by a plurality vote of the holders of the common stock and the preferred stock, each voting as a separate class. The Astral Point by-laws provide that the directors may be elected at an annual or a special meeting of stockholders (or by written consent in lieu of a stockholders meeting). Directors hold office until their successors are elected and qualified, unless sooner displaced.

     Delaware law provides that directors must be natural persons. Neither Delaware law nor Astral Point's charter or by-laws require board members to have any specific qualifications.

  ALCATEL

     Alcatel's governing documents provide that the board of directors will have:

     - not less than six and no more than eighteen members, each of whom shall be elected by the shareholders at an ordinary shareholders' meeting;

     - subject to certain conditions, two of the directors must, at the time of their appointment, be both salaried employees of Alcatel or of an affiliate and members of a trust formed in connection with an Alcatel shareholding plan in which Alcatel or an affiliate is a participant and the portfolio of which is comprised of at least 75% of Alcatel shares.

     Alcatel's governing documents provide that a director must own at least 500 shares of Alcatel for as long as he, she or it serves as a director. The governing documents also require that shareholders set the directors' terms in such a way that the board membership is renewed as far as possible in similar proportions. Starting with the directors appointed at the Alcatel shareholders' meeting held on May 16, 2000, the term of a director may not exceed four years. However, directors may be elected to multiple, and consecutive, terms. In addition, Alcatel's governing documents provide that no more than one-third of the directors may be 70 or older.

     The chairman of Alcatel's board of directors is elected by the board from among its members. The chairman serves for the term determined by the board when the chairman is elected, which may not exceed the chairman's term as a director. Alcatel's governing documents also provide for one or more deputy chairmen, who may be elected by the board.

     Directors can be individuals or entities, including corporations. If an entity is a director, it must appoint an individual to act as its permanent representative.

REMOVAL OF DIRECTORS AND VACANCIES

  ASTRAL POINT

     Pursuant to Astral Point's by-laws, any director or the entire board may be removed, with or without cause, by a majority of the shares then entitled to vote at an election of directors.

     Under Astral Point's charter, a vacancy in any directorship elected by the holders of the common stock may only be filled by a vote or written consent of the holders of common stock, a vacancy in any directorship elected by the holders of preferred stock may only be filled by a vote or written consent of the holders of preferred stock, and a vacancy in any directorship elected by the holders of common stock and preferred stock may only be filled by a vote or written consent of the holders of common stock and preferred stock, voting together as a class.

  ALCATEL

     A member of Alcatel's board of directors may be removed prior to the expiration of his/her/its term by a majority vote of Alcatel 's shareholders. Under the French Commercial Code, removal of a member of the board of directors will not subject the company to liability unless the removed director shows that his, her or its removal was done in an injurious or vexatious manner.

     A director appointed to replace another director will hold office only for the remainder of his, her or its predecessor's term. If either of the employee representatives on the board of directors no longer meets the conditions described above (employee of Alcatel or an affiliate and member of a trust), then he, she or it is automatically deemed to have resigned one calendar month after he, she or it ceases to meet the conditions. The vacancy of an employee representative may be filled by the board of directors. Alternatively, the board of directors may call a shareholders meeting to fill a vacancy of an employee representative.

DUTIES OF THE BOARD OF DIRECTORS AND LIABILITY OF DIRECTORS

  ASTRAL POINT

     Delaware law provides that the board of directors of a corporation has the ultimate responsibility for managing the corporation's business and affairs. In discharging this function, directors of Delaware corporations owe fiduciary duties of care and loyalty to the corporations for which they serve as directors. Directors of Delaware corporations also owe fiduciary duties of care and loyalty to stockholders. Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in the performance of their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them.

     A director of a Delaware corporation, in the performance of such director's duties, is fully protected in relying, in good faith, upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

     Delaware law does not contain any statutory provision permitting the board of directors, committees of the board and individual directors, when discharging the duties of their respective positions, to consider the interests of any constituencies other than the corporation or its stockholders. It is unclear under the current state of development of the Delaware law the extent to which the board of directors, committees of the board and individual directors of a Delaware corporation may, in considering what is in the corporation's best interests or the effects of any action on the corporation, take into account the interests of any constituency other than the stockholders of the corporation. In addition, the duty of the board of directors, committees of the board and individual directors of a Delaware corporation may be enforced directly by the corporation or may be enforced by a stockholder, as such, by a derivative action or may, in certain circumstances, be enforced directly by a stockholder or by any other person or group.

  ALCATEL

     Alcatel's governing documents provide that the board of directors is responsible for managing the company. In accordance with the amendments of the French Commercial Code dated May 15, 2001, an amendment to Alcatel's governing documents will be proposed to Alcatel's shareholders, at the shareholders' meeting scheduled to be held on April 18, 2002, in order to allow the board of directors to modify the allocation of management responsibilities of Alcatel.

     Alcatel's directors owe a duty of loyalty and care to the company. Members of Alcatel's board of directors are held accountable, either individually or jointly, as applicable, to the company or to third parties for breaches of statutory or regulatory provisions applicable to public limited companies, for violations of Alcatel's governing documents and for mismanagement. Mismanagement is broadly defined as any act, intentional or unintentional, contrary to the interest of the company. If mismanagement results in the company's bankruptcy, the directors themselves, in their individual capacities, may be subject to the bankruptcy proceedings.

     Directors are generally jointly and severally liable for misconduct by the board, unless misconduct can only be attributed to certain directors. In particular, all of a company's directors will be jointly and severally liable for actions taken by the company's board unless individual directors can prove they were against the action, made their opposition known in the minutes and took all steps available to them to prevent the action from being taken. Third parties, including a company's shareholders, bringing suit against one or more directors must prove they have suffered a loss, either personally or through the company, and the directors' action caused the loss.

     Directors can incur criminal liability for violating certain provisions of the French Commercial Code and other laws and regulations, including employment laws and securities laws and regulations specific to a company's business. In particular, the French Commercial Code provides that a company's directors can be fined and/or sentenced to prison if they, in bad faith and for their own direct or indirect benefit, use the company's assets or credit for purposes which they know are not to the company's benefit.

     The French Commercial Code prohibits provisions of the governing documents limiting director liability.

TRANSACTIONS WITH INTERESTED PARTIES

  ASTRAL POINT

     Delaware law and Astral Point's by-laws generally permit transactions involving a Delaware corporation and an interested director or officer of that corporation if:

     - the material facts as to the director's or officer's relationship or interest are disclosed and a majority of disinterested directors consent;

     - the material facts are disclosed as to the director's or officer's relationship or interest and holders of a majority of shares entitled to vote thereon consent; or

     - the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

     Under Delaware law, loans can generally be made to directors or officers upon approval by the board of directors. The ability of the corporation to make the loan will be subject to the satisfaction of the procedures and conditions described above.

       ALCATEL

     Under the French Commercial Code, any transaction directly or indirectly between a company and a member of its board of directors and/or its managing directors or one of its shareholders holding more than 5% of the total voting power of the company (or, if such shareholder is a legal entity, the entity's parent), if any, that cannot be reasonably considered in the ordinary course of business of the company and is not at arm's-length, is subject to the board of directors' prior consent. Any such transaction concluded without the prior consent of the board of directors can be nullified if it causes prejudice to the company. The interested member of the board of directors or managing director can be held liable on this basis. The statutory auditor must be informed of the transaction within one month following its conclusion and must prepare a report to be submitted to the shareholders for approval at their next meeting. In the event the transaction is not ratified by the shareholders at a shareholders' meeting, it will remain enforceable by third parties against the company, but the company may in turn hold the interested member of the board of directors and, in some circumstances, the other members of the board of directors, liable for any damages it may suffer as a result. In addition, the transaction may be canceled if it is fraudulent. Moreover, certain transactions between a company and a member of its board of directors who is a natural person and/or its managing directors, if any, are prohibited under the French Commercial Code.

     The French Commercial Code does not allow a company to make any loan to any individual member of the board of directors or their dependents. A company may make loans to members of the board of directors that are entities, but not to the individual representing the entity, provided conflict of interest transaction procedures and conditions described above are satisfied.

INDEMNIFICATION

  ASTRAL POINT

     Astral Point's by-laws require indemnification of its past and present directors, officers, employees and agents to the fullest extent permitted under Delaware law. Under Delaware law, a corporation may indemnify any director, officer, employee or agent involved in a third party action by reason of his agreeing to serve, serving or formerly serving as an officer, director, employee or agent of the corporation, against expenses, judgments, fines and settlement amounts paid in the third party action, if the director, officer, employee or agent acted in good faith and reasonably believed that his actions were in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, a corporation may indemnify any director, officer, employee or agent involved in a derivative action brought by or on behalf of the corporation against expenses incurred in the derivative action, if the director, officer, employee or agent acted in good faith and reasonably believed that his actions were in, or not opposed to, the best interests of the corporation. However, no indemnification for expenses in derivative actions is permitted where the person has been adjudged liable to the corporation, unless a court finds him entitled to indemnification. If a person has been successful in defending a third party or derivative action, indemnification for expenses incurred is mandatory under Delaware law.

     The statutory provisions for indemnification are nonexclusive with respect to any other rights, such as contractual rights, to which a person seeking indemnification may be entitled. Astral Point has not entered into any contractual indemnity arrangements with any of its directors, officers and employees.

     Astral Point's by-laws provide that any indemnification (unless ordered by a court) shall be made by Astral Point only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Astral Point's by-laws, such determination to be made:

     - by the board of directors by a majority vote of directors who were not parties to such action, suit or proceeding (even though less than a quorum);

     - if there are no disinterested directors, or if a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or

     - by the stockholders of Astral Point.

     Furthermore, under Delaware law a corporation may advance expenses incurred by officers, directors, employees and agents in defending any action upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification.

  ALCATEL

     Under French law, Alcatel is generally prohibited from indemnifying its directors and officers.

SHAREHOLDERS' MEETINGS, VOTING AND QUORUM

  ASTRAL POINT

     Delaware law and Astral Point's by-laws provide for two types of meetings, annual and special. Unless directors are elected by written consent in lieu of an annual meeting, Astral Point is required to hold an annual meeting of stockholders on a date set by the board of directors or its chief executive officer in order to elect directors and conduct any other business as may properly come before the meeting. A special meeting may be held for any purpose or purposes, such as the approval and adoption of a merger, charter amendment, sale of substantially all of the assets of Astral Point or any other matter requiring stockholder approval; however, the business transacted at any special meeting of stockholders is limited to the purposes stated in the notice of special meeting.

     A special meeting may be called at any time by Astral Point's chief executive officer or by its board of directors and also must be called by its chief executive officer or secretary at the request in writing of the holders of a majority in amount of the entire capital stock of Astral Point issued and outstanding and entitled to vote.

     The Astral Point by-laws provide that, except as otherwise provided by applicable law, written notice of date, time, place and purposes of each meeting of the stockholders must be mailed not less than ten days nor more than 60 days before the date of such meeting to each stockholder entitled to vote at such meeting.

     Under Astral Point's charter, holders of Astral Point's common stock have one vote with respect to each share of stock held by them for the election of directors and on all matters submitted to Astral Point's stockholders. Holders of shares of preferred stock of Astral Point are entitled to vote such number of votes per share as equals the number of shares of common stock into which each share of preferred stock is then convertible.

     The Astral Point by-laws provide that, except as otherwise provided by applicable law, at each meeting of the stockholders the presence in person or by proxy of the holders of a majority of the outstanding shares of stock issued and entitled to vote at such meeting shall constitute a quorum for such a meeting. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes issued will constitute a quorum entitled to take action with respect to that vote on such matter.

  ALCATEL

     French companies may hold either ordinary or extraordinary general meetings of shareholders. Ordinary meetings are required for matters that are not specifically reserved by law to extraordinary general meetings. These matters include the election of the members of the board of directors, the appointment of statutory auditors, the approval of annual accounts, the declaration of dividends and the issuance of bonds. Extraordinary general meetings are required to approve, among other things, amendments to a company's articles of association and by-laws, modifications to shareholders' rights, mergers, increases or decreases in share capital (including a waiver of preferential subscription rights), the creation of a new class of shares, the authorization of the issuance of investment certificates or securities convertible or exchangeable into shares and the sale or transfer of substantially all of a company's assets.

     Alcatel's board of directors is required to convene an annual general meeting of shareholders for approval of the annual accounts. This meeting must be held within six months of the end of Alcatel's fiscal year. However, the president of the Paris Commercial Court (President du Tribunal de Commerce de Paris) may order an extension of this six-month period. Alcatel may convene other ordinary and extraordinary meetings at any time during the year. Meetings of shareholders may be convened by Alcatel's board of directors or by its statutory auditors or by a court-appointed agent. A shareholder or shareholders holding at least 5% of Alcatel's share capital, or another interested party, may request that the court appoint an agent. The notice of a meeting must state the agenda for the meeting.

     French law requires that a preliminary notice of the general shareholders' meeting of a company that is listed on a French stock exchange be published in the official French newspaper for legal notices (Bulletin d'annonces legales obligatoires), referred to as the BALO, at least 30 days prior to the meeting. The preliminary notice must first be sent to the French securities regulator (Commission des operations de bourse), or the COB, with an indication of the date it is to be published. The preliminary notice must include the agenda of the meeting and a draft of the resolutions that will be submitted to a shareholders' vote. Within 10 days of publication, one or more shareholders holding a specified proportion of Alcatel's share capital, which is determined on the basis of a formula related to capitalization, may propose additional resolutions. Under French law, an association of Alcatel's shareholders holding their shares in registered form for at least two years and holding a proportion of Alcatel's voting rights, which is determined on the basis of a formula related to the capitalization, may have the same rights.

     Notice of a general shareholders' meeting must be sent by mail at least 15 days before the meeting to all holders of registered shares who have held their shares for more than one month. However, where a quorum is not present and the original meeting was adjourned, this time period is reduced to six days for any subsequent reconvening of the shareholders' meeting. Notice of the meeting must also be published in the BALO, as well as in another French legal paper (Journal d'annonces legales), after having first been sent to the COB. The notice must include the agenda of the meeting and a draft of the resolutions that will be submitted to a shareholders' vote to the extent the resolutions have changed since the preliminary notice.

     Under Alcatel's governing documents, to participate in any general shareholders' meeting, a holder of registered shares must have shares registered in a shareholder account maintained by Alcatel or on its behalf no later than three days prior to the meeting. Similarly, a holder of bearer shares must obtain a certificate from the accredited financial intermediary with whom the holder has deposited the shares. This certificate must indicate the number of bearer shares held and evidence the holding of these shares in its account until the date of the meeting. The certificate must be deposited at a place specified in the notice of the meeting no later than three days before the meeting. However, Alcatel's board of directors may shorten these time periods to less than three days.

     Subject to the above restrictions, all of Alcatel's shareholders have the right to participate in, and vote at, Alcatel's general shareholders' meetings, either in person, by proxy, by ballot or by internet. If a shareholder is a legal entity, it may be represented by a legal representative. A shareholder may grant Alcatel a proxy by returning a blank proxy form. In this case, the shares will be voted in favor of all resolutions proposed by the board of directors and against all others. Alcatel will send proxy forms to shareholders upon request. To be counted, proxies must be received prior to the general shareholders' meeting at Alcatel's registered office or at another address indicated in the notice convening the meeting. Alcatel will send to shareholders ballots to vote by mail, and these ballots must be received by Alcatel no later than three days prior to the date of a meeting in order to be valid. Alcatel's board of directors, however, may shorten the time period to less than three days. Under French law, shares held by entities controlled, directly or indirectly, by Alcatel are not entitled to voting rights. There is no requirement that a shareholder own a minimum number of shares in order to be able to attend or be represented at a general shareholders' meeting.

     Under French law, a quorum for an ordinary general shareholders' meeting or an extraordinary general meeting to effect a share capital increase by capitalization of reserves, profits or share premium, generally requires the presence, in person or by proxy, of holders having at least 25% of the outstanding shares entitled to vote. A quorum of at least 33.3% of the outstanding shares entitled to vote is required in the case of any other extraordinary general meeting. If a quorum is not present at the meeting, the meeting will be adjourned. No quorum is required when an ordinary general meeting is reconvened, but only questions that were on the agenda of the adjourned meeting may be considered. When an extraordinary general meeting is reconvened, the quorum required is 25% of the outstanding shares entitled to vote, except where the reconvened meeting is considering a capital increase. For these matters, no quorum is required at the reconvened meeting. If a quorum is not present at a reconvened meeting requiring a quorum, then the meeting may be adjourned for a maximum of two months.

     Each of Alcatel's Class A shares (or Alcatel Class A ADSs) entitles a holder to one vote at all meetings of its shareholders, voting together as a single class, subject to the provisions concerning double voting rights described below. For each Class A share fully paid and held in the name of the same person for more than three years, the holder will be entitled to double voting rights with respect to such share at any of Alcatel's meetings, whether ordinary or extraordinary. The dual voting right will automatically terminate for any Class A share which has been subject to conversion into a bearer share or for which ownership has been transferred. Since Alcatel Class A ADSs are held in the name of the depositary, holders of Alcatel ADSs are not entitled to double voting rights.

     Regardless of the number of shares held, the total voting rights per shareholder cannot exceed 8% of the total voting rights present or represented at any meeting of shareholders (16% if double voting rights apply). This limit applies whether or not the shares are voted directly or by proxy. However, this limit does not apply if, following a successful tender offer for all Alcatel's shares, whatever their class, a shareholder, acting alone or in concert, owns at least two-thirds or more of Alcatel's outstanding shares. In addition, this limit does not apply to the votes cast by the chairman of the meeting pursuant to blank proxies.

SHAREHOLDER PROPOSALS

  ASTRAL POINT

     As noted above, Astral Point's by-laws permit stockholders owing a majority in amount of the entire Astral Point capital stock issued and outstanding that are entitled to vote to request that Astral Point call a special meeting of the stockholders. Such request must be in writing and must state the purpose or purposes of the proposed meeting. Business transacted at any special meeting is limited to the purposes stated in the relevant notice of meeting.

  ALCATEL

     Under the French Commercial Code, shareholders can nominate individuals for election to a company's board of directors at an ordinary general shareholders' meeting if the election of directors is part of the agenda for the shareholders' meeting. However, under the French Commercial Code, shareholders cannot elect a new director at an ordinary general shareholders' meeting if the agenda for the meeting does not include the election of directors, unless such nomination is necessary to fill a vacancy due to the previous removal of a director. In any case, the nomination must contain the name, age, professional references and professional activity of the nominee for the past five years, if any, the occupation within the company, as well as the number of the company's shares owned by such candidate, if any. This information must be made available to shareholders by the company's board of directors no less than 15 days before the meeting. If the agenda for the shareholder's meeting includes the election of members of the board of directors, any shareholder may nominate a candidate for election to the board at the shareholders' meeting, even if the shareholder has not followed established nomination procedures.

     Under the French Commercial Code, shareholders representing, individually or collectively, a specified percentage (which in any event will be no more than 5%) of a company's capital stock may request that a resolution they propose for adoption at a shareholder meeting be included in the agenda. This request must be made within 10 days of the publication of the initial notice of the shareholders' meeting in the BALO and may specify the reasons for the resolution. Properly submitted requests will be considered at the meeting. The French Commercial Code requires a company's board of directors to respond at the meeting to any questions submitted in writing by any shareholder.

APPROVAL OF EXTRAORDINARY ACTIONS

  ASTRAL POINT

     Under Delaware law, fundamental corporate transactions (such as mergers, sales of all or substantially all of the corporation's assets, dissolutions, and amendments of the certificate of incorporation) as well as certain other actions, require the approval of the holders of not less than a majority of the shares entitled to vote. In addition, under Astral Point's charter such actions require the approval of not less than a majority of all the shares entitled to vote as well as not less than a majority of all the preferred shares entitled to vote, voting separately as a class. Under Astral Point's charter, Astral Point may not change the rights of the holders of any series of preferred stock, in a manner that is adverse or detrimental to the rights of such stockholders, or change the number of authorized shares of any series of preferred stock or create, or increase or decrease the authorized number of shares of capital stock convertible into or exchangeable for shares of any such series of preferred stock without first obtaining the consent of not less than a majority of all the preferred shares of such series entitled to vote, voting separately as a series.

  ALCATEL

     Under the French Commercial Code, the fundamental transactions that require the approval of at least two-thirds of the votes cast include:

     - amendments to the governing documents;

     - transfers of the company's registered office to a non-neighboring department;

     - increases or decreases of the company's registered capital;

     - eliminations of shareholders' pre-emptive rights with respect to any transactions that either immediately or with the passage of time would result in an increase in the registered capital;

     - authorizations of employee stock option and/or purchase plans; and

     - authorizations of mergers, spin-offs, dissolutions and dispositions of all or substantially all of the company's assets if the disposition would entail a modification of the company's corporate purpose.

     In addition, the transformation of a corporation into another type of legal entity requires, depending on the type of entity the company seeks to become, a unanimous vote, a three-fourths majority vote or a two-thirds majority vote of the votes cast.

CERTAIN RIGHTS OF PREFERRED STOCKHOLDERS

  ASTRAL POINT

     Under Astral Point's charter, Astral Point may not change the rights of the holders of any series of preferred stock, in a manner that is adverse or detrimental to the rights of such stockholders, or change the number of authorized shares of any series of preferred stock or create, or increase or decrease the authorized number of shares of capital stock convertible into or exchangeable for shares of any such series of preferred stock without first obtaining the consent of not less than a majority of all the preferred shares of such series entitled to vote, voting separately as a series.

     Astral Point's charter currently provides that, in the event of a liquidation, dissolution or winding up of Astral Point, the holders of preferred stock are entitled to be paid, before any distribution to the holders of Astral Point's common stock, an amount equal to the amount they paid for their shares of Astral Point preferred stock, plus all declared but unpaid dividends. After the payment of such preference amount to all holders of Astral Point preferred stock, the remaining assets of Astral Point available for distribution are to be distributed ratably among the holders of preferred stock and common stock until the total amount distributed to each holder of preferred stock is equal to three times the amount they paid for their shares of Astral Point preferred stock. Thereafter, the holders of Astral Point common stock are to share ratably in any remaining amounts to be distributed. If upon any such liquidation, dissolution or winding up of Astral Point, the assets to be distributed to its stockholders are insufficient to permit payment in full to the holders of preferred stock of an amount equal to the amount they paid for their shares of Astral Point preferred stock plus all declared but unpaid dividends, then the entire assets of Astral Point to be so distributed shall be distributed ratably among the holders of preferred stock based on the preferential amounts they otherwise would be entitled to receive.

     Upon the merger of Astral Point, the Astral Point charter currently provides that the allocation of any cash, securities or other property to be distributed to the holders of the capital stock of Astral Point is to be made in accordance with the foregoing liquidation preferences. As a condition to the merger, prior to the effective time, Astral Point must file with the Secretary of the State of Delaware an amendment to its charter which amends the liquidation preferences for each series of Astral Point preferred stock to give effect to the exchange ratios set forth in the merger agreement.

     Astral Point's charter also provides that (i) holders of Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock are entitled to convert each share of Astral Point preferred stock into one share of Astral Point common stock and (ii) holders of Series D-1 convertible preferred stock are entitled to convert each share of Astral Point preferred stock into 4.22 shares of Astral Point common stock, such conversion ratios are subject to adjustment to reflect any stock dividends, stock splits, stock combinations, recapitalizations, consolidations or the like with respect to the preferred stock and any cash dividend to the holders of the common stock. The Astral Point charter also provides for adjustment of the preferred stock conversion ratios in the event of certain issuances by Astral Point of its capital stock that have a dilutive effect on the preferred stock. As a result of the issuance of the Series D-1 preferred stock, the conversion ratio for the Series D preferred stock was adjusted from 1-to-1 to approximately 1.03 shares of common stock for every share of Series D preferred stock.

  ALCATEL

     Alcatel Class A ADSs and Alcatel Class A shares are not entitled to any preferential distributions.

SHAREHOLDER ACTION BY WRITTEN CONSENT

  ASTRAL POINT

     Under Delaware law, unless otherwise provided in the charter, stockholders may take any action required or permitted to be taken at a stockholders' meeting without a meeting if consented to in writing by the same number of votes that would be required if the action were to be taken at a stockholders' meeting. Astral Point's charter does not restrict stockholder action by written consent and its by-laws expressly permit it.

  ALCATEL

     The French Commercial Code does not permit shareholders of a societe anonyme to act by written consent outside a general shareholders' meeting.

DISCLOSURES OF INTERESTS

  ASTRAL POINT

     Because Astral Point is not a public company, holders of the company's equity securities are not subject to disclosure requirements under U.S. securities laws.

  ALCATEL

     Under French law, any individual or entity, acting alone or in concert with others, who becomes the owner of more than 5%, 10%, 20%, 33 1/3%, 50% or 66 1/3% of Alcatel's outstanding share capital or voting rights (including through Alcatel Class A ADSs), or whose holding subsequently falls below any of these thresholds, must notify Alcatel of the number of Alcatel Class A shares and Alcatel Class A ADSs it holds within 15 calendar days of the date the relevant threshold was crossed. The individual or entity must also notify the French stock exchange regulator (Conseil des marches financiers),the self-regulatory organization that has general regulatory authority over the French stock exchanges, within five trading days of the date the threshold was crossed.

     In addition, Alcatel's governing documents provide that any individual or entity which at any time owns, directly or indirectly, a number of shares equal to or more than 0.5%, or any multiple thereof up to and including 2.5%, of Alcatel's issued share capital, or whose holding falls below any of these thresholds, must, within 15 days of exceeding this threshold, notify Alcatel by letter, fax or telex of the total number of each class of shares owned. Failure to provide timely written notice to Alcatel may, upon petition of one or more shareholders representing 3% or more of Alcatel's share capital, result in the loss of the voting rights attached to the shares in excess of the relevant threshold.

     French company law and the regulations of the French securities regulator (Commission des operations de bourse) impose additional reporting requirements on any person or persons acting alone or in concert who acquire more than 10% or 20% of Alcatel's share capital or voting rights. A purchaser exceeding those thresholds must file a statement with Alcatel, the French securities regulator (Commission des operations de bourse) and the French stock exchange regulator (Conseil des marches financiers). The notice must specify the acquirer's intentions for the 12-month period following the acquisition of its 10% or 20% stake, including whether or not it intends to (1) increase its stake, (2) acquire a controlling interest in Alcatel or (3) seek the election of nominees to Alcatel's board of directors. The statement must be filed within 15 calendar days after the date either of these thresholds was crossed. The statement is published by the French stock exchange regulator (Conseil des marches financiers). Similar reporting requirements must be complied with if the purchaser's intentions have changed due to material events.

     Under French law and the regulations of the French stock exchange regulator (Conseil des marches financiers), any person or persons, acting alone or in concert, who enter into an agreement containing provisions granting preferential treatment, with respect to the sale of shares, voting rights, or otherwise, for shares representing 0.5% or more of Alcatel's share capital or voting rights must file such provisions with the French stock exchange regulator (Conseil des marches financiers).

     In addition, under French law and the regulations of the French stock exchange regulator (Conseil des marches financiers), and subject to limited exemptions granted by it, any person or persons, acting alone or in concert, who acquires shares representing one-third or more of Alcatel's share capital or voting rights must initiate a public tender offer for the balance of Alcatel's share capital and all other outstanding securities (such as convertible bonds) that are convertible into or exchangeable for Alcatel's share capital.

     If a shareholder (including a holder of Alcatel Class A ADSs) fails to comply with these notification requirements, the shareholder will be deprived of voting rights attached to the shares it holds in excess of the relevant threshold. The shareholder will be deprived of its voting rights at all shareholders' meetings held until the end of a two-year period following the date on which the shareholder has complied with the notification requirements. Furthermore, any shareholder who fails to comply with these requirements, including the notification requirements of Alcatel's governing documents, may have all or part of its voting rights (and not only with respect to the shares in excess of the relevant threshold) suspended for up to five years by court decree at the request of Alcatel's chairman, any of Alcatel's shareholders or the French securities regulator (Commission des operations de bourse). Such shareholder may also be subject to criminal penalties.

     In order to permit shareholders to give the notice required by law and Alcatel's governing documents, Alcatel is obligated to publish in the official French newspaper for legal notices (Bulletin des annonces legales obligatoires), not later than 15 calendar days after its annual ordinary shareholders meeting, information with respect to the total number of votes available as of the date of the meeting. In addition, if Alcatel is aware that the number of available votes has changed by at least five percent since the last publication of the number of available votes, it must publish the number of votes then available in the BALO within 15 calendar days of that change and provide the French stock exchange regulator (Conseil des marches financiers)with written notice.

PAYMENT OF DIVIDENDS

  ASTRAL POINT

     Under Delaware law, dividends may be declared by the board of directors of a corporation. Delaware law generally permits dividends to be paid out of any surplus, defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors, which cannot be less than the aggregate par value of all issued shares of capital stock. Delaware law also permits a dividend to be paid out of the net profits of the current or the preceding fiscal year, or both, unless net assets are less than the capital represented by any outstanding preferred shares. Astral Point's charter provides that the holders of preferred stock shall be entitled to receive dividends prior to the payment of any cash dividend to holders of common stock.

  ALCATEL

     Under French law, Alcatel's board of directors must first propose the distribution of any dividend to a general meeting of all of its shareholders, voting together as a single class. A majority of the holders of Alcatel's shares, voting together as a single class, must then approve the distribution. Under French law, the aggregate amount of any dividends paid by Alcatel, in any year, must be limited to Alcatel's distributable reserves (benefice distribuable) for that year. In any fiscal year, Alcatel's distributable reserves will equal the sum of the following:

     - its profits for the fiscal year, less

     - its losses for the fiscal year, less

     - any required contribution to Alcatel's legal reserve fund under French law, plus

     - any additional profits that Alcatel reported but did not distribute in its prior fiscal year.

     Pursuant to Alcatel's governing documents and subject to certain limitations described below, in each year, Alcatel is required to pay a non-cumulative preferred dividend on Alcatel Class O shares and Alcatel Class O ADSs prior to paying any dividends on Alcatel Class A shares and Alcatel Class A ADSs. The amount of preferential dividend for each Alcatel Class O share and each Alcatel Class O ADS is the higher of:

     - E0.10; and

     - an amount calculated based on the financial performance of Alcatel's Optronics division. The amount per Alcatel Class O share and Class O ADS that is calculated based on the performance of Alcatel's Optronics division equals 10% of the earnings of Alcatel's Optronics division for that year attributable to the outstanding Alcatel Class O shares and Alcatel Class O ADSs divided by the number of Alcatel Class O shares and Alcatel Class O ADSs deemed outstanding. In no event may this amount exceed 150% of the dividend paid on each Alcatel Class A share and Alcatel Class A ADS in respect of the same fiscal year.

     Except in the case of a decrease in share capital, no distribution may be made to shareholders if as a result of such distribution, the shareholders' equity would fall below the amount of the share capital increased by those reserves that may not be distributed according to applicable legal provisions or the company's governing documents. The methods of payment of dividends are determined by the general shareholders' meeting or by the board of directors in the absence of a decision by the shareholders.

     If Alcatel has earned a profit since the end of the preceding fiscal year, as shown on an interim balance sheet certified by the company's auditors, the board of directors has the authority, subject to the French Commercial Code and regulations, to distribute interim dividends to the extent of such profit prior to the approval of the annual accounts by the shareholders.

PREFERENTIAL SUBSCRIPTION RIGHTS

  ASTRAL POINT

     Under Delaware law, stockholders have no pre-emptive rights to subscribe for additional issues of stock or for any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the charter. The Astral Point charter does not provide for pre-emptive rights.

  ALCATEL

     Under the French Commercial Code, if a corporation issues shares or other securities that carry a right, directly or indirectly, to purchase equity securities issued by the corporation for cash, current shareholders have preferential rights to purchase those securities on a pro rata basis. Those rights entitle the individual or entity that holds them to subscribe for an issue of any securities that may increase the company's share capital for consideration consisting of a cash payment or a set-off of cash debts. Preferential subscription rights are transferable during the subscription period relating to a particular offering. The rights are listed on the Euronext Paris for the same period.

     A two-thirds majority of the votes cast at an extraordinary general meeting may vote to waive preferential subscription rights with respect to any particular offering. French law requires a company's board of directors and independent auditors to present reports that specifically address any proposal to waive preferential subscription rights. In the event of a waiver, the issue of securities must be completed within the period prescribed by law. The shareholders may also decide at an extraordinary general meeting to give the existing shareholders a non-transferable priority right to subscribe for the new securities during a limited period of time. Shareholders may also waive their own preferential subscription rights with respect to any particular offering.

APPRAISAL RIGHTS

  ASTRAL POINT


     See "The Merger -- Appraisal Rights" on page 42.


  ALCATEL

     The French Commercial Code does not provide for appraisal rights. However, under the French Commercial Code, the stock exchange authorities may require a controlling shareholder (as defined under French law) of a listed company to launch a compulsory tender offer for the company's shares in certain instances, such as when the controlling shareholder decides to merge the company with another company, to change fundamentally the activities of the company or to discontinue dividends. See "Anti-Takeover Provisions" below.

ANTI-TAKEOVER PROVISIONS

  ASTRAL POINT

     Because Astral Point is a privately held corporation, it is not subject to the provisions of Delaware law regarding business combinations with interested stockholders.

  ALCATEL

     Under applicable French stock exchange regulations, when a natural person or a legal entity, acting alone or in concert, comes to hold, directly or indirectly, more than one-third of the securities or more than one-third of the voting rights of a listed company, that person or legal entity is obliged to make a tender offer for all the capital stock of the company and all other securities convertible into, or exchangeable or otherwise exercisable for, the capital stock or voting rights of the company. The offer must be on terms and conditions that are acceptable to the French stock exchange regulator (Conseil des marches financiers) and must remain open for 25 trading days.

     The same provisions apply to any natural person or legal entity acting alone or in concert:

     - that holds directly or indirectly between one-third and one-half of the securities or the voting rights of a company and that, in less than twelve consecutive months, increases the number of securities or voting rights it holds by at least 2% of all the securities or voting rights of the company, or

     - where more than one-third of the capital or voting rights of a listed company is held by another company and constitutes an essential part of the other company's assets and where:

      (i)  a person acquires "control" (as defined under the French Commercial
           Code) of the other company; or

      (ii) a group of persons acting in concert holds more than 50% of the capital or of the voting rights of the other company, without any of those persons having control individually.

     French stock exchange regulations provide certain exemptions to the obligation to make a mandatory offer that may be allowed by the French stock exchange regulator (Conseil des marches financiers).

     Under French stock market regulations, a shareholder who comes to hold, alone or in concert with others, at least 95% of the voting rights of a listed company may initiate a withdrawal offer (offre publique de retrait) to acquire the shares of the remaining shareholders and, subject to the initiator having decided to do so at the time of the launch of the offer, the withdrawal offer may be followed by a mandatory "squeeze out" (retrait obligatoire) of the remaining minority shareholders. The majority shareholder may also reserve its right to initiate a squeeze out until the withdrawal offer has been completed. In the case of a majority shareholder that holds 95% of the company's voting rights, any holder of voting equity securities that does not belong to the majority group can also apply to the French stock exchange regulator (Conseil des marches financiers) to require the majority shareholder or group to file a withdrawal offer, and consequently to offer to acquire the shares of the minority. In that instance, the consideration to be given to the minority under the squeeze out cannot be lower than the withdrawal offer (and may be required to be higher if any event that would be of influence to the value of the company's securities occurs after the withdrawal offer is declared receivable by the French stock exchange regulator (Conseil des marches financiers)). The consideration offered must, in addition, be appraised by an independent expert.

SHAREHOLDER SUITS

  ASTRAL POINT

     Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. A person may institute and maintain a derivative suit only if he, she or it was a stockholder at the time of the transaction which is the subject of the suit or his stock was transferred to him, her or it by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless the demand would be futile.

  ALCATEL

     The French Commercial Code allows a single shareholder, irrespective of the percentage of share capital he, she or it owns, or a group of shareholders owning a specified percentage of the share capital, to initiate a company action (action sociale) against one or more directors. The purpose of such an action is to repair the prejudice suffered by the company.

INSPECTION OF BOOKS AND RECORDS

  ASTRAL POINT

     Under Delaware law, every stockholder, upon proper written demand stating the purpose, may inspect the corporate books and records as long as the inspection is for a "proper purpose" and during normal business hours. A "proper purpose" is any purpose reasonably related to the interest of the inspecting person as a stockholder.

  ALCATEL

     Under the French Commercial Code, shareholders or their proxies may examine a number of corporate records relating to the previous three fiscal years, including:

     - inventory lists;

     - consolidated financial statements, if any;

     - reports of the board of directors and the statutory auditors;

     - proposed resolutions;

     - information relating to directoral candidates;

     - the total overall compensation paid to the corporation's ten highest-paid employees;

     - the total amount of charitable deductions made by the corporation;

     - minutes of shareholders' meetings;

     - the list of attendees at shareholders' meetings;

     - the corporation's governing documents; and

     - a list of the corporation's directors and statutory auditors.

     Shareholders may consult the documents listed above at any time at the company's registered office. Shareholders also have the right to make one copy of the documents that are available for consultation.

     Shareholders have additional inspection rights prior to a shareholders' meeting. Along with their proxy cards, shareholders receive a form that they can fill out and return to the registered office to request documents. Prior to a shareholders' meeting, shareholders have the right to receive information, including:

     - the agenda for the meeting;

     - a table showing results of operations for the previous five years;

     - the report of the board of directors that will be presented at the meeting;

     - a summary of the company's financial situation over the previous fiscal year;

     - the statutory auditors' reports;

     - the proposed resolutions to be presented at the meeting;

     - the names of the directors and officers;

     - a proxy card and a form for voting by mail; and

     - a form for requesting documents for later meetings.

     After publication of the notice of the meeting but before the meeting occurs, shareholders or their proxies may inspect, at the company's registered office, any of the documents described above. During this period, shareholders may always consult the list of the company's shareholders, which must be finalized by the company 16 days before the meeting.

REPORTING REQUIREMENTS

  ASTRAL POINT

     As a U. S. private company, Astral Point is not required to file periodic reports with the SEC.

  ALCATEL

     Under the French Commercial Code, within one month of its annual ordinary shareholders' meeting, a French company is required to file the following with the appropriate Commercial Court: the annual financial statements; the management report; the independent auditors' report on the annual financial statements; and the proposal for the allocation of the result submitted to the shareholders and the resolution passed. In addition, Alcatel is required to provide or make available to its shareholders certain information, including information regarding its employee stock option plans, at or prior to its annual ordinary shareholders' meeting.

     Alcatel must also file consolidated financial statements, a group management report and the independent auditors' report. As a company listed on a regulated market, Alcatel is also required to file the inventory of the securities listed in the corporate portfolio as of the close of the fiscal year. In addition, as a publicly-held company, Alcatel is required to publish annually, in the BALO, within four months of the close of the fiscal year and at least 15 days prior to the annual ordinary shareholders' meeting, the following documents and to clearly state on the face thereof that they have been verified by the independent auditor: the annual financial statements; the proposal for the allocation of the result, in table format required pursuant to general accounting principles in France; and the consolidated financial statements. Alcatel is also required to publish, within 45 days following the approval of the annual financial statements by the annual ordinary general shareholders' meeting, a separate insertion in the BALO of: the approved annual financial statements; the decision of the allocation of the result; and the consolidated accounts reviewed by the independent auditor. Alcatel must publish within four months of the end of the first semester a table of activity and results and a report on the semester's activity. Alcatel must also publish, within 45 days of the end of each quarter, broken down by each branch of activity: the amount of turnover for the quarter, and, if applicable, the amount of turnover for the previous quarters in that fiscal period and a comparison of those figures with those from the preceding year; and a consolidated statement of the net amount of turnover.

     As a foreign private issuer in the United States, Alcatel is required to file with the SEC an annual report on Form 20-F within six months after the end of each fiscal year; and reports on Form 6-K relating to information material to Alcatel which is required to be publicly disclosed in France or filed with Euronext Paris SA, or relating to information distributed or required to be distributed by Alcatel to its shareholders.

                                 LEGAL MATTERS


     The validity of Alcatel Class A shares represented by Class A ADSs offered by this proxy statement/ prospectus to be issued to holders of Astral Point capital stock, options, warrants and certain notes in the merger is being passed upon for Alcatel by Mr. Pascal Durand-Barthez, Alcatel's general counsel. Mr. Durand-Barthez is regularly employed by Alcatel.


                                    EXPERTS


     The consolidated financial statements of Alcatel and its subsidiaries incorporated in this proxy statement/prospectus by reference to Alcatel's Annual Report on Form 20-F for the year ended December 31, 2000, have been audited by Barbier Frinault & Autres, independent public accountants, as indicated in their report. These financial statements are incorporated in this proxy statement/prospectus by reference in reliance upon Barbier Frinault & Autres' authority as experts in accounting and auditing in giving such reports.


                      WHERE YOU CAN FIND MORE INFORMATION

     Alcatel files reports with the Securities and Exchange Commission that contain financial information about Alcatel and its results of operations. You may read or copy any document that Alcatel files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the Securities and Commission for more information at 1-800-SEC-0330. All of Alcatel's Securities and Exchange Commission filings made after February 4, 2002 will be available to the public at the SEC web site at http://www.sec.gov. Alcatel's web site at http://www.alcatel.com includes information about its business and also includes some of Alcatel's Securities and Exchange Commission filings prior to February 4, 2002.

     Alcatel's Class A ADSs are listed on the New York Stock Exchange. You may inspect any reports and other information Alcatel files with the Securities and Exchange Commission at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     As a foreign private issuer, Alcatel is exempt from the rules under the Securities Exchange Act of 1934 which prescribe the furnishing and content of proxy statements, and Alcatel's officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act.

     Alcatel has appointed The Bank of New York to act as depositary for its Class A ADSs. Alcatel furnishes The Bank of New York with English versions of its annual and quarterly reports as well as summaries or English versions of all notices of shareholders' meetings and other reports and communications it makes generally available to its shareholders. Any record holder of Alcatel's Class A ADSs may read such reports, notices or summaries, and communications at The Bank of New York's office located at 101 Barclay Street, New York, New York 10286.


     This proxy statement/prospectus is part of a registration statement on Form F-4 that Alcatel filed with the Securities and Exchange Commission under the Securities Act. This proxy statement/prospectus does not contain all the information contained in the registration statement. For further information about Alcatel and its Class A shares and Class A ADSs, you should read the registration statement and the exhibits filed with the registration statement.



     The Securities and Exchange Commission allows Alcatel to "incorporate by reference" the information Alcatel files with them into this proxy statement/prospectus, which means that Alcatel can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, and information that Alcatel files later with the Securities and Exchange Commission will automatically update and supersede this information. This proxy statement/prospectus incorporates by reference the documents listed below that Alcatel has previously filed with the Securities and Exchange Commission:



ALCATEL'S FILINGS WITH THE
SECURITIES AND EXCHANGE COMMISSION                           PERIOD
----------------------------------          -----------------------------------------
Annual Report on Form 20-F...............   Fiscal year ended December 31, 2000
Report of Foreign Issuer on Form 6-K.....   Filed on September 28, 2001, October 1,
                                            2001, February 4, 2002 and February 22,
                                            2002
Registration Statement on Form 8-A for a
  description of Alcatel Class A shares
  and ADSs...............................   Filed on April 30, 1992, as amended by
                                            the "Description of Our Shares" and the
                                            "Description of the Class A ADSs"
                                            included in Alcatel's Annual Report on
                                            Form 20-F for fiscal year ended December
                                            31, 2000



     The documents listed above contain important information about Alcatel and its finances. The more detailed information contained in the Form 20-F qualifies this entire proxy statement/prospectus. Statements in this proxy statement/prospectus may modify or supersede statements in the Form 20-F and therefore the modified or superseded part of the original statement is not part of this proxy statement/ prospectus.



     Alcatel incorporates by reference into this proxy statement/prospectus all annual reports on Form 20-F and all subsequent reports filed by it under the Exchange Act after the date of this proxy statement/prospectus and before the effective date of the merger. Alcatel may incorporate by reference into this proxy statement/prospectus Alcatel's reports on Form 6-K that it identifies in the Form 6-K as being incorporated into this registration statement filed after the date of this proxy statement/prospectus and before the effective date of the merger. Alcatel may modify or supersede any statement in this proxy statement/prospectus by statements in documents it incorporates by reference after the date of this proxy statement/prospectus. When that happens, the modified or superseded part of the original statement is not part of this proxy statement/prospectus.



     Each person, to whom a copy of this proxy statement/prospectus is delivered may request a copy of any of the documents incorporated by reference in this proxy statement/prospectus at no cost. Alcatel will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this proxy statement/prospectus by writing or telephoning Alcatel at the following address and telephone number:


           Alcatel USA
           1000 Coit Road
           Plano, Texas 75075
           Attention: Department of Investor Relations


     This proxy statement/prospectus is part of a registration statement on Form F-4 Alcatel filed with the Securities and Exchange Commission. You should rely only on the information or representations provided in this proxy statement/prospectus. Alcatel has authorized no one to provide you with different information. Alcatel is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this proxy statement/prospectus is accurate as of any date other than the date on the front of the document.

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                    ALCATEL,

                            APPLES ACQUISITION CORP.

                                      AND

                       ASTRAL POINT COMMUNICATIONS, INC.

                          DATED AS OF JANUARY 18, 2002

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
  Agreement and Plan of Merger...............................................
  W I T N E S S E T H:.......................................................
  ARTICLE I.   Certain Definitions...........................................
  Section 1.01   Certain Definitions.........................................
  ARTICLE II.  The Merger....................................................
  Section 2.01   The Merger..................................................
  Section 2.02   Effective Time..............................................
  Section 2.03   Effect of the Merger........................................
  Section 2.04   Certificate of Incorporation; By-Laws.......................
  Section 2.05   Directors and Officers......................................
  Section 2.06A  Trust Arrangements..........................................
  Section 2.06   Effect on Capital Stock.....................................
  Section 2.07   Escrow Indemnity Account....................................
  Section 2.08   Exchange of Certificates....................................
  Section 2.09   Restricted Stock............................................
  Section 2.10   Dissenting Shares...........................................
  Section 2.11   Further Action..............................................
  Section 2.12   Transfer Taxes..............................................
  ARTICLE III.  Representations and Warranties of the Company................
  Section 3.01   Organization and Qualification; Subsidiaries................
  Section 3.02   Certificate of Incorporation and By-Laws....................
  Section 3.03   Capitalization..............................................
  Section 3.04   Authority Relative to This Agreement........................
  Section 3.05   No Conflict; Required Filings and Consents..................
  Section 3.06   Compliance, Permits.........................................
  Section 3.07   Financial Statements........................................
  Section 3.08   Absence of Certain Changes or Events........................
  Section 3.09   No Undisclosed Liabilities..................................
  Section 3.10   Absence of Litigation.......................................
  Section 3.11   Employee Benefit Plans; Employment Agreements...............
  Section 3.12   Employees; Labor Matters....................................
  Section 3.13   Restrictions on Business Activities.........................
  Section 3.14   Taxes.......................................................
  Section 3.15   Environmental Matters.......................................
  Section 3.16   Brokers.....................................................
  Section 3.17   Intellectual Property.......................................
  Section 3.18   Material Contracts..........................................
  Section 3.19   Title to Properties; Absence of Encumbrances................
  Section 3.20   Real and Personal Property..................................
  Section 3.21   Transactions with Affiliates; Management Relationships......
  Section 3.22   Insurance...................................................
  Section 3.23   Books and Records...........................................
  Section 3.24   Accounts Receivable.........................................

                                                                               PAGE
                                                                               ----
  Section 3.25   Inventory...................................................
  Section 3.26   Customers and Suppliers.....................................
  Section 3.27   Employee Conflicts..........................................
  Section 3.28   Certain Business Practices..................................
  Section 3.29   Tax Matters.................................................
  Section 3.30   Affiliate Letters...........................................
  Section 3.31   Vote Required...............................................
  Section 3.32   Warranties and Product Claims...............................
  Section 3.33   Bank Accounts...............................................
  Section 3.34   Costs and Expenses..........................................
  Section 3.35   Product Development.........................................
  ARTICLE IV.  [Reserved]....................................................
  ARTICLE V.  Representations and Warranties of Alcatel......................
  Section 5.01   Organization and Qualification..............................
  Section 5.02   Organizational Documents....................................
  Section 5.03   Issuance of Merger Consideration............................
  Section 5.04   Authority Relative to this Agreement........................
  Section 5.05   No Conflict; Required Filings and Consents..................
  Section 5.06   SEC Filings; Financial Statements...........................
  Section 5.07   Brokers.....................................................
  Section 5.08   Pooling of Interests........................................
  Section 5.09   Interim Operations of Merger Sub............................
  Section 5.10   Tax Matters.................................................
  Section 5.11   Record Date.................................................
  ARTICLE VI.  Covenants.....................................................
  Section 6.01   Conduct of Business by the Company..........................
  Section 6.02   Registration Statement; Company Stockholder Approval........
  Section 6.03   Covenants Covering Competing Transactions for the Company;
                 Related Matters.............................................
  Section 6.04   Access to Information; Confidentiality......................
  Section 6.05   Consents, Approvals; Taking of Necessary Action.............
  Section 6.06   Stock Options...............................................
  Section 6.07   Employee Matters............................................
  Section 6.08   Notification of Certain Matters.............................
  Section 6.09   Public Announcements........................................
  Section 6.10   Expenses....................................................
  Section 6.11   Listing of ADSs/Alcatel Shares..............................
  Section 6.12   Affiliate Agreements........................................
  Section 6.13   Warrants....................................................
  Section 6.14   Tax Treatment...............................................
  Section 6.15   Compliance with New Jersey's ISRA...........................
  Section 6.16   Product Development.........................................
  Section 6.17   Stockholder Litigation......................................
  Section 6.18   Continuing Director and Officer Indemnification.............
  Section 6.19   [Reserved]..................................................
  Section 6.20   Certain Tax Matters.........................................

                                                                               PAGE
                                                                               ----
  Section 6.21   Update Schedule.............................................
  Section 6.22   Pooling of Interests........................................
  Section 6.23   Issuance and Conversion of ORAs.............................
  ARTICLE VII.  Conditions to the Merger.....................................
  Section 7.01   Conditions to Obligation of Each Party to Effect the
                 Merger......................................................
  Section 7.02   Additional Conditions to Obligations of Alcatel and Merger
                 Sub.........................................................
  Section 7.03   Additional Conditions to Obligation of the Company..........
  ARTICLE VIII  Indemnification..............................................
  Section 8.01   Indemnification of Alcatel..................................
  Section 8.02   Reliance not an Element.....................................
  Section 8.03   General Indemnification Provisions..........................
  Section 8.04   Certain Limits on Indemnification...........................
  Section 8.05   Satisfaction of Indemnification Obligations.................
  Section 8.06   Exclusive Remedy............................................
  ARTICLE IX  Termination....................................................
  Section 9.01   Termination.................................................
  Section 9.02   Effect of Termination.......................................
  ARTICLE X  General Provisions..............................................
  Section 10.01  Survival of Representations, Warranties and Covenants.......
  Section 10.02  Notices.....................................................
  Section 10.03  Waiver......................................................
  Section 10.04  Headings....................................................
  Section 10.05  Severability................................................
  Section 10.06  Entire Agreement; Amendment.................................
  Section 10.07  Assignment..................................................
  Section 10.08  Parties in Interest.........................................
  Section 10.09  Failure or Indulgence Not Waiver; Remedies Cumulative.......
  Section 10.10  Governing Law...............................................
  Section 10.11  Counterparts................................................
  Section 10.12  Waiver of Jury Trial........................................
  Section 10.13  Forum.......................................................
  Section 10.14  Definition of Knowledge.....................................
  Section 10.15  Specific Performance and Injunctive Relief..................
  Section 10.16  Appointment of Stockholders' Representative.................

                     CROSS REFERENCE SHEET OF DEFINED TERMS

TERM                                                          SECTION OF AGREEMENT
----                                                          --------------------
2001 Dividend...............................................  2.06(e)(ii)
Agreement...................................................  Introduction
Alcatel.....................................................  Introduction
Alcatel Indemnitees.........................................  8.01
Alcatel Plans...............................................  6.07(b)
Alcatel SEC Reports.........................................  5.06(a)
Antitrust Laws..............................................  6.05(b)
Antitrust Order.............................................  6.05(b)
Audited Financial Statements................................  3.07
Basket Amount...............................................  8.04(a)
Blue Sky Laws...............................................  3.05(b)
CERCLA......................................................  3.15
Certificate of Merger.......................................  2.02
Certificate(s)..............................................  2.08(b)
Closing.....................................................  2.01
Closing Date................................................  2.01
Code........................................................  Recitals
Common Stock Exchange Ratio.................................  2.06(c)(i)
Company.....................................................  Introduction
Company Affiliate Agreement.................................  6.12
Company Balance Sheet.......................................  3.09
Company Board...............................................  Recitals
Company By-Laws.............................................  3.02
Company Certificate of Incorporation........................  3.02
Company Common Stock........................................  2.06(a)
Company Disclosure Schedule.................................  Article III
Company Environmental Permits...............................  3.15(c)
Company Intellectual Property...............................  3.17(a)
Company Licensed Intellectual Property......................  3.17(c)
Company Option Plan.........................................  2.06(d)(i)
Company Permits.............................................  3.06(b)
Company Plan................................................  3.11(a)
Company Proxy Material......................................  6.02(d)
Company Real Property.......................................  3.15(a)
Company Representatives.....................................  6.03(a)
Company Restricted Stock....................................  2.09
Company Software Programs...................................  3.17(h)
Company Stockholders' Meeting...............................  6.02(b)
Company Stockholders' Vote Condition........................  3.31
Company Stockholders' Proposal..............................  3.04(a)
Confidentiality Agreement...................................  6.03(a)
Customers and Suppliers.....................................  3.26
Delaware Law................................................  Recitals
Dissenting Shares...........................................  2.10

TERM                                                          SECTION OF AGREEMENT
----                                                          --------------------
Effective Time..............................................  2.02
ERISA.......................................................  3.11(a)
ERISA Affiliate.............................................  3.11(a)
Escrow Agent................................................  2.07
Escrow Agreement............................................  2.07
Escrow Indemnity Account....................................  2.07
Escrow Shares...............................................  2.07
Exchange Act................................................  3.05(b)
Exchange Fund...............................................  2.08(a)
Exchange Ratios.............................................  2.06(e)(ii)
Financial Statements........................................  3.07
GAAP........................................................  Recitals
HSR Act.....................................................  3.05(b)
Intellectual Property.......................................  3.17(a)
Interim Financial Statements................................  3.07
IRS.........................................................  3.11(c)
ISRA........................................................  6.15
Key Employees...............................................  7.02(l)
Key Employee Agreements.....................................  7.02(l)
Laws........................................................  3.06(a)
Losses......................................................  8.01
Material Contracts..........................................  3.18
Merger......................................................  Recitals
Merger Consideration........................................  2.06(e)(i)
Merger Sub..................................................  Introduction
NJDEP.......................................................  6.15
Non-Compete Agreements......................................  7.02(m)
Option......................................................  2.06(d)(i)
Principal Stockholder.......................................  Recitals
Registration Statement......................................  6.02(a)
Rule 145....................................................  6.12
SEC.........................................................  5.06(a)
Securities Act..............................................  3.05(b)
Series A Exchange Ratio.....................................  2.06(c)(ii)
Series A Preferred..........................................  2.06(c)(ii)
Series B Exchange Ratio.....................................  2.06(c)(iii)
Series B Preferred..........................................  2.06(c)(iii)
Series C Exchange Ratio.....................................  2.06(c)(iv)
Series C Preferred..........................................  2.06(c)(iv)
Series D Exchange Ratio.....................................  2.06(c)(v)
Series D Preferred..........................................  2.06(c)(v)
Series D-1 Exchange Ratio...................................  2.06(c)(vi)
Series D-1 Preferred........................................  2.06(c)(vi)
Stockholder Agreement.......................................  Recitals
Stockholders' Representative................................  10.16(a)
Superior Proposal...........................................  6.03(b)

TERM                                                          SECTION OF AGREEMENT
----                                                          --------------------
Surviving Corporation.......................................  2.01
Surviving Corporation Common Stock..........................  2.06(b)
Takeover Proposal...........................................  6.03(b)
Takeover Proposal Interest..................................  6.03(a)
Terminating Breach..........................................  9.01(d)
Third-Party Claims..........................................  8.03(b)
Trust.......................................................  2.06A
Trust Agreement.............................................  2.06A
Trustee.....................................................  2.06A
Trust Notice................................................  2.07
Update Schedule.............................................  6.21
Warrants....................................................  6.13

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 18, 2002 (this "Agreement"), by and among Alcatel, a French corporation ("Alcatel"), Apples Acquisition Corp., a Delaware corporation and a subsidiary of Alcatel ("Merger Sub"), and Apples, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, each of Alcatel, Merger Sub and the Company has determined that it is advisable and in the best interests of its stockholders for the parties to enter into a business combination upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, each of the boards of directors of Merger Sub and the Company has approved, and the board of directors of Alcatel has authorized, the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms and subject to the conditions set forth herein;

     WHEREAS, the board of directors of the Company (the "Company Board") has unanimously recommended that the stockholders of the Company approve and adopt this Agreement, the Merger and the other transactions contemplated hereby;

     WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of
Section 368 of the Code and (c) Alcatel, Merger Sub and Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

     WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests under the Generally Accepted Accounting Principles ("GAAP") of France;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Alcatel's and Merger Sub's willingness to enter into this Agreement, each of the stockholders of the Company set forth on Exhibit A hereto (the "Principal Stockholders") is entering into an agreement with Alcatel (each, a "Stockholder Agreement"), in the form attached as Exhibit B hereto, pursuant to which, among other things, each of the Principal Stockholders (i) is granting to Alcatel an irrevocable right to receive 90% of the difference between the consideration which may be paid on the shares of capital stock of the Company owned by such Principal Stockholder in connection with a Superior Proposal (as defined below) and the consideration that would have been paid on such shares pursuant to this Agreement and (ii) has agreed to vote all of such shares of capital stock in favor of the Merger and the other transactions contemplated hereby, in each case upon the terms and subject to the conditions set forth therein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                              CERTAIN DEFINITIONS

     Section 1.01  Certain Definitions.

     For purposes of this Agreement, the term:

          (a) "ADS" means one Class A American Depositary Share of Alcatel, which represents one Alcatel Share.

          (b) "affiliate" means in relation to a person, a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any person in which the first mentioned person (either alone or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more.

          (c) "Alcatel Share" means one Class A share of Alcatel, par value 2 Euros per share.

          (d) "Alcatel Material Adverse Effect" means a material adverse effect or change to the business, operations, condition (financial or otherwise), assets, properties (including intangible properties) or liabilities of Alcatel and its subsidiaries, taken as a whole; provided, however, that "Alcatel Material Adverse Effect" shall not include or take into account
     (i) any change, event or effect that is caused by conditions affecting the U.S. or French economy generally; (ii) any change, event or effect caused by conditions generally affecting the telecommunications equipment industry; (iii) in and of itself, any reduction in quarterly revenue as compared to prior quarters (although such reduction can be coupled with other factors to determine an Alcatel Material Adverse Effect); (iv) any adverse change or effect resulting from a change in accounting rules or procedures announced by the applicable French or U.S. accounting board or authority; and (v) in and of itself or in connection with the announcement of the transactions contemplated by this Agreement, any decrease in the market price of Alcatel capital stock on the NYSE or Euronext (or on such exchange or quotation system where Alcatel capital stock is listed or quoted).

          (e) "Ancillary Agreements" means the Escrow Agreement, each of the Stockholder Agreements and any certificates or supporting documents contemplated or delivered pursuant thereto and pursuant to this Agreement (but excluding the Non-Compete Agreements and the Key Employee Agreements).

          (f) "business day" means any day other than a day on which banks in New York City or Paris, France are required or authorized to be closed.

          (g) "Company Capital Stock" means collectively, the Company Common Stock and the Company Preferred Stock.

          (h) "Company Material Adverse Effect" means a material adverse effect or change to the business, operations, condition (financial or otherwise), assets, properties (including intangible properties), or liabilities of the Company and its subsidiaries, taken as a whole; provided, however, that "Company Material Adverse Effect" shall not include or take into account
     (i) any change, event or effect that is caused by conditions affecting the U.S. economy generally; (ii) any change, event or effect caused by conditions generally affecting the telecommunications equipment industry;
     (iii) a reduction or delay in purchases of products from, or the shipping of supplies to, the Company as a direct result of the public announcement or pendency of the Merger; (iv) in and of itself, any reduction in quarterly revenue as compared to prior quarters (although such reduction can be coupled with other factors to determine a Company Material Adverse Effect); (v) any adverse change or effect resulting from a change in accounting rules or procedures announced by the Financial Accounting Standards Board and (vi) the Company's failure to meet the revenue projections in its business plan for 2002 (although such failure can be coupled with other factors to determine a Company Material Adverse Effect); provided, however, that with respect to clause (iii) of this paragraph, the Company shall bear the burden of proof in a proceeding with regard to establishing that a reduction or delay in purchases or supplies was attributable to or resulted from the direct effect of the public announcement or pendency of the Merger.

          (i) "Company Preferred Stock" means collectively, the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series D-1 Preferred.

          (j) "Company Stockholders" means each of the holders of record (as of the Effective Time) of the Company Capital Stock.

          (k) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities or debt which is convertible into voting securities, by contract, credit arrangement or otherwise.

          (l) "Convertible Promissory Notes" means the 10% subordinated convertible promissory notes issued by the Company pursuant to that certain Note Purchase Agreement dated October 18, 2001 between the Company and the purchasers stated therein.

          (m) "Encumbrances" means any lien (other than mechanics' liens), pledge, hypothecation, claim, charge, mortgage, security interest, encumbrance, prior assignment, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature whatsoever (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

          (n) "Environment" means any surface or subsurface physical medium or natural resources, including air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium.

          (o) "Environmental Laws" means any applicable federal, state, local or common law, rule, regulation, ordinance, code, order or judgment (including any written judicial or administrative interpretations, guidances, directives, policy statements or opinions) relating to human health and safety or, injury to, or the pollution or protection of, the Environment.

          (p) "Environmental Liabilities" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, Encumbrances, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, remediation, monitoring or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any party, entity or authority, which arise under Environmental Laws and which are incurred as a result of (i) the existence of Hazardous Substances (as defined below) in, on, under, at or emanating from any Company Real Property (as defined in Section 3.15) or in connection with the operation of the business of the Company or any of its subsidiaries, (ii) the offsite transportation, treatment, storage or disposal of Hazardous Substances generated by the Company or any of its subsidiaries, (iii) the violation of or non-compliance with any Environmental Laws or (iv) exposure to any Hazardous Substances, noises, odors or vibrations.

          (q) "Euronext" means Euronext Paris SA.

          (r) "Governmental Entity" means any foreign governmental or United States federal, state or local governmental, administrative or regulatory authority, commission, body, agency, court or any judicial body or other authority.

          (s) "Hazardous Substances" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea, formaldehyde, asbestos or any materials containing asbestos, and any chemicals, materials or substances regulated, or defined as, or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "hazardous constituents," "toxic substances," "pollutants," "contaminants" or any similar denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity, under any Environmental Law.

          (t) "Investor Rights Agreement" means that certain Third Amended and Restated Investor Rights Agreement dated as of May 25, 2000 by and among the Company and the various investors stated therein.

          (u) "NYSE" means The New York Stock Exchange.

          (v) "ORAs" means the unsecured bonds issued by a subsidiary of Alcatel that are redeemable into Alcatel Shares.

          (w) "person" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

          (x) "Pro Rata Interest" means, with respect to a Company Stockholder (or a person who becomes a Company Stockholder on or prior to the Effective
     Time), a fraction, the numerator of which is the total number of ADSs that such Company Stockholder is entitled to receive as its portion of the Merger Consideration pursuant to Section 2.06(c) (and, to the extent such Company Stockholder exercises Options or Warrants on or prior to the Effective Time, the ADSs relating to the Company Capital Stock issued upon such exercises) and the denominator of which is the aggregate number of ADSs issued as Merger Consideration pursuant to Section 2.06(c) (and, to the extent that Options or Warrants are exercised on or prior to the Effective Time, the ADSs relating to the Company Capital Stock issued upon such exercises).

          (y) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          (z) "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

          (aa) "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

          (bb) "Voting Agreement" means the Amended and Restated Voting Agreement, dated as of October 27, 1998, by and among the Company, Raj Shanmugaraj, Bruce Miller and the other shareholders of the Company Capital Stock who have executed a counterpart thereof.

                                  ARTICLE II.

                                   THE MERGER

     Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with Delaware Law. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in
Article VII, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, unless another date, time or place is agreed to in writing by Alcatel and the Company (the "Closing Date").

     Section 2.02 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall file this Agreement or a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and shall make all other filings or recordings required under Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Alcatel and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     Section 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 2.04 Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth on Exhibit C hereto, until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

     (b) The Company By-Laws, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     Section 2.05 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the persons listed on Annex 2.05 hereto shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     Section 2.06A Trust Arrangements. At the Effective Time, the following actions shall take place simultaneously: (i) Merger Sub shall transfer such amount of ORAs as is equal to only such number of ADSs that are issuable pursuant to Section 2.06(c) hereof which are part of the Merger Consideration, to a trust (the "Trust") to be established pursuant to the Trust Agreement by and between the Company and the trustee named therein (the "Trustee"), in the form attached as Exhibit D hereto (the "Trust Agreement"); and (ii) pursuant to the Trust Agreement, the Trustee shall (A) request that Alcatel redeem such ORAs, in whole, for ADSs, (B) direct Alcatel to deliver 1,000,000 of the ADSs issued upon the redemption of the ORAs to the Escrow Agent pursuant to Section
2.07 hereof, which ADSs will be held in accordance with the terms of the Escrow Agreement and (C) direct Alcatel to deliver to the Exchange Agent the ADSs issued in accordance with the terms of the ORAs, net of the 1,000,000 ADSs deposited with the Escrow Agent pursuant to clause (B) of this Section 2.06A.

     Section 2.06 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Company Stockholder or the holder of any shares of the capital stock of Merger Sub:

          (a) Cancellation of Shares of Company Common Stock and Company Preferred Stock. Each share of common stock, par value $0.01 per share ("Company Common Stock"), of the Company held by the Company as treasury stock (or by any subsidiary of the Company) and each share of preferred stock of the Company of any series or class held by the Company as treasury stock (or by any subsidiary of the Company) immediately prior to the Effective Time shall automatically be canceled and retired and cease to exist, and no consideration or payment shall be delivered therefor or in respect thereof.

          (b) Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.01 per share of the Surviving Corporation ("Surviving Corporation Common Stock"), with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall remain outstanding and evidence ownership of shares of Surviving Corporation Common Stock.

          (c) Conversion of Shares of Company Common Stock and Company Preferred Stock. Subject to Section 2.06(e) and 2.08(e) hereof or as provided in
     Section 2.10 with respect to Company Capital Stock as to which appraisal rights have been exercised:

             (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive 0.063351086 of an ADS (the "Common Stock Exchange Ratio");

             (ii) each share of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred"), issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive 0.025991733 of an ADS (the "Series A Exchange Ratio");

             (iii) each share of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred"), issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive 0.042083424 of an ADS (the "Series B Exchange Ratio");

             (iv) each share of Series C Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series C Preferred"), issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive 0.099509615 of an ADS (the "Series C Exchange Ratio");

             (v) each share of Series D Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series D Preferred"), issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive 0.507161844 of an ADS (the "Series D Exchange Ratio");

             (vi) each share of Series D-1 Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series D-1 Preferred"), issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive
        0.590126224 of an ADS (the "Series D-1 Exchange Ratio").

             (vii) Fractional shares of Company Capital Stock, issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.06(a)) shall be cancelled and extinguished and thereafter shall represent the right to receive ADSs determined by multiplying the applicable Exchange Ratio by the fraction of a share of such Company Common Stock or series of such Company Preferred Stock outstanding.

          (d) Stock Options and Warrants.

             (i) All options to purchase capital stock of the Company granted pursuant to the Company's 1998 Stock Option Plan (the "Company Option Plan") or pursuant to any other arrangement adopted by the Company Board to provide options or other rights to purchase capital stock of the Company to directors, officers, employees or consultants of the Company (in any such case, an "Option") then outstanding shall be subject to the provisions of Section 6.06.

             (ii) All Warrants outstanding immediately prior to the Effective Time shall be subject to the provisions of Section 6.13.

          (e) Merger Consideration; Adjustments to Exchange Ratio.

             (i) The aggregate number of ADSs and Alcatel Shares (together with any cash paid pursuant to Section 2.08(e)) issuable or reserved for issuance pursuant to Sections 2.06(c) and (d) and Sections 6.06 and 6.13, including the ADSs in the Escrow Indemnity Account, are referred to collectively as the "Merger Consideration."

             (ii) Each of the Exchange Ratios referred to in Sections 2.06(c),
        6.06 and 6.13 (collectively, the "Exchange Ratios") shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock, ADSs or Alcatel Shares), reorganization, recapitalization or other like change with respect to the Company Common Stock, the ADSs or the Alcatel Shares, the record date for which shall occur after the date hereof and prior to the Effective Time. The ADSs and the Alcatel Shares that shall be issuable as the Merger Consideration shall not be entitled to receive any annual dividend for 2001 (the "2001 Dividend") declared at Alcatel's stockholders' meeting that is scheduled to occur in April 2002 and paid thereafter.

             (iii) The aggregate number of ADSs and Alcatel Shares issuable or reserved for issuance that comprise the Merger Consideration (including those fractional shares which shall be paid in cash pursuant to Section 2.08(e)), shall be equal to, but not exceed 9,000,000. If, as a result of the application of Sections 2.06(c) and (d) and Sections 6.06 and 6.13, the number of issued and outstanding shares of Company Capital Stock, Options and Warrants as of the Effective Time would cause the Merger Consideration issuable or reserved for issuance to exceed an aggregate of 9,000,000 ADSs and Alcatel Shares, then each of the Exchange Ratios shall be adjusted pro rata, so that the Merger Consideration issued or reserved for issuance shall be equal to, but not exceed an aggregate of 9,000,000 ADSs and Alcatel Shares.

          (f) Convertible Promissory Notes. At or promptly following the Closing, Alcatel shall pay, or cause to be paid, the aggregate amount of principal and interest of the Convertible Promissory Notes outstanding at the Effective Time in ADSs, such payment to be made by the issuance of such number of ADSs as is equal to the result of (x) the aggregate amount of principal and interest of the Convertible Promissory Notes outstanding at the Effective Time divided by (y) the average of the last reported sales prices of the ADSs on the NYSE during the twenty (20) consecutive trading days ending on and including the third trading day prior to the Effective Time.

     Section 2.07 Escrow Indemnity Account. At or as soon as practicable after the Effective Time, Alcatel shall, upon receipt of a notice from the Trustee in the form attached to the Trust Agreement (the "Trust Notice"), deliver to the escrow agent (the "Escrow Agent"), under the escrow agreement dated the Closing Date, substantially in the form of Exhibit E hereto (the "Escrow Agreement"), in accordance with the Company Stockholders' respective Pro Rata Interests, an American depositary receipt for 1,000,000 ADSs (the "Escrow Shares"), to be held in an escrow account (the "Escrow Indemnity Account"), in accordance with the terms of the Escrow Agreement. 900,000 ADSs of the Escrow Shares in the Escrow Indemnity Account will be used to satisfy claims for (i) Losses made by the Alcatel Indemnitees pursuant and subject to Article VIII hereof and Section 6 of the Stockholder Agreements and (ii) by the Stockholders' Representative pursuant and subject to Section 10.16 hereof but only for such number of ADSs as is equal to $250,000. 100,000 ADSs of the Escrow Shares in the Escrow Indemnity Account will be used to pay for expenses of the Company in excess of the amount set forth in Annex 2.07 pursuant and subject to the terms of Section 6.10 hereof.

     Section 2.08 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Capital Stock for ADSs pursuant to the Merger are as follows:

          (a) Exchange Agent. At or promptly following the Effective Time, Alcatel shall, upon receipt of the Trust Notice, deposit with The Bank of New York (the "Exchange Agent"), for the benefit of the Company Stockholders, for exchange in accordance with this Section 2.08, through the Exchange Agent, (i) ADSs issuable pursuant to Section 2.06(c) (and not Section 2.06(d)) less the number of ADSs deposited pursuant to the Escrow Agreement as provided in Section 2.07, in exchange for outstanding shares of Company Capital Stock, (ii) cash in an amount sufficient to make payments required pursuant to Section 2.08(e), and (iii) any dividends or distributions to which Company Stockholders may be entitled pursuant to Section 2.08(c) (the ADSs described in clause (i), together with any cash in lieu of fractional shares as provided in Section 2.08(e) and dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time and in any event no later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record (as of the Effective Time) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (each, a "Certificate" and collectively, the "Certificates") whose shares were converted pursuant to Section 2.06(c) into the right to receive ADSs (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Alcatel may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for American depositary receipts representing ADSs (plus cash in lieu of fractional shares, if any, of ADSs as provided in Section 2.08(e) and any dividends or distributions as provided in
     Section 2.08(c)). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by [the Surviving Corporation], together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor an American depositary receipt representing that number of whole ADSs into which the shares of Company Capital Stock held by such holder were converted pursuant to Section 2.06(c) (subject to such Company Stockholder's Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement) plus cash in lieu of fractional shares pursuant to Section 2.08(e) and any dividends or distributions pursuant to Section 2.08(c), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, an American depositary receipt representing whole ADSs issued in exchange therefor pursuant to Section 2.06(c) (subject to such Company Stockholder's Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement) plus cash in lieu of fractional shares pursuant to Section 2.08(e) and any dividends or distributions pursuant to Section 2.08(c) may be issued and paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.08(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender an American depositary receipt representing ADSs as contemplated in Section 2.06(c) (subject to such Company Stockholder's Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement) plus cash in lieu of fractional shares pursuant to Section 2.08(e) and any dividends or distributions pursuant to Section 2.08(c), as contemplated by this Section 2.08.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to ADSs with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the ADSs represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable Law, following surrender of any such Certificate, there shall be issued and paid to the record holder of the Certificate, (i) American depositary receipts representing whole ADSs issued in exchange therefor (subject to such Company Stockholder's Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement), (ii) the amount of any cash payable in lieu of a fractional ADS to which such holder is entitled pursuant to
     Section 2.08(e), without interest and (iii) the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole ADSs.


          (d) No Further Ownership Rights in Company Capital Stock. All ADSs issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other distributions paid pursuant to Sections 2.08(c) or 2.08(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (e) No Fractional Shares. No certificate or scrip representing fractional ADSs shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Alcatel. Notwithstanding any other provision of this Agreement, each holder of shares of Company Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of an ADS (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of an ADS multiplied by the average of the last reported sales prices of the ADSs on the NYSE during the twenty (20) consecutive trading days ending on and including the third trading day prior to the Effective Time.

          (f) Termination of Exchange Fund. Subject to Section 2.08(g), any portion of the Exchange Fund which remains undistributed to the Company Stockholders for 365 days after the Effective Time shall be delivered to Alcatel, upon demand, and any Company Stockholder who has not previously complied with this Section 2.08 shall thereafter look only to Alcatel, as an unsecured creditor for payment of its claim for ADSs (subject, in the case of each Company Stockholder, to such Company Stockholder's Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement), any cash in lieu of fractional shares and any dividends or distributions with respect thereto.

          (g) No Liability. To the extent permitted by applicable Law, none of Alcatel, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Capital Stock or ADSs, as the case may be, for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Withholding Rights. Each of Alcatel and the Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Capital Stock in respect of which such deduction and withholding was made.

          (i) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 2.06(c) (subject to such Company Stockholder's Pro Rata Interest in the Escrow Shares being held in accordance with the Escrow Agreement); provided, however, that the Surviving Corporation may, in its sole discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

     Section 2.09 Restricted Stock. If any shares of Company Capital Stock that are outstanding immediately prior to the Effective Time are not vested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by the Company upon any termination of the stockholder's employment, directorship or other relationship with the Company (and/or any affiliate of the Company) under the terms of any restricted stock agreement or other agreement with, or plan of, the Company ("Company Restricted Stock"), then the ADSs issued upon the conversion of such shares of Company Restricted Stock in the Merger will (subject to any mandatory acceleration of vesting as a result of the Merger provided in such restricted stock or other agreement with, or plan of, the Company that is in effect on the date hereof) continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions following the Effective Time, except that the shares purchasable pursuant to such options, risks of forfeiture or conditions and the purchase price payable per share shall be adjusted to reflect the applicable Exchange Ratio. American depositary receipts representing such ADSs issued for Company Restricted Stock may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions; provided, however that American depositary receipts evidencing ADSs issued for shares of Company Capital Stock that are not Company Restricted Stock shall be issued without a legend, unless such legend is otherwise required by law or to note other restrictions. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, the Surviving Corporation is entitled to exercise any such repurchase option or other right set forth in any such restricted stock agreement or other agreement. A listing of the holders of Company Restricted Stock, together with the number of shares and the vesting schedule of Company Restricted Stock held by each (after giving effect to any mandatory acceleration of vesting as a result of the Merger provided in such restricted stock or other agreement with, or plan of, the Company that is in effect on the date hereof), is set forth in Section 2.09 of the Company Disclosure Schedule (as defined below).

     Section 2.10 Dissenting Shares. Notwithstanding Section 2.06(c), Company Capital Stock outstanding immediately prior to the Effective Time and held by a Company Stockholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 262 of the Delaware Law ("Dissenting Shares") shall not be converted into a right to receive the applicable portion of the Merger Consideration, unless such Company Stockholder fails to perfect or withdraws or otherwise loses its right to appraisal. If after the Effective Time, any such Company Stockholder fails to perfect or withdraws or loses its right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such Company Stockholder is entitled, without interest thereon. The Company shall give Alcatel prompt notice of any demands received by the Company for appraisal of Company Capital Stock, and, prior to the Effective Time, Alcatel shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Alcatel, make any payment with respect to, or settle or offer to settle, any such demands.

     Section 2.11 Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     Section 2.12 Transfer Taxes. Alcatel shall pay French capital duty, stamp duty, issuance and capital taxes assessed (including, but not limited to, any French registration tax (droits d'enregistrement)) upon or with respect to the issuance of ADSs and the Alcatel Shares in accordance with Section 2.06, upon the deposit of ADSs into the Escrow Indemnity Account in accordance with Section
2.07 and the release to any person of such ADSs pursuant to the terms of the Escrow Agreement, upon the issuance of Alcatel Shares upon the exercise of Options pursuant to Section 6.06 and upon the issuance of ADSs upon the exercise of Warrants pursuant to Section 6.13.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Alcatel and Merger Sub that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to Alcatel concurrent herewith (the "Company Disclosure Schedule"), whether or not a reference to the Company Disclosure Schedule appears in the representation or warranty. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is specifically indicated in such paragraph.

     Section 3.01 Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have, individually or in the aggregate, a Company Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 3.01 of the Company Disclosure Schedule. Other than the Company's subsidiaries listed in Section 3.01 of the Company Disclosure Schedule, neither the Company nor its subsidiaries owns, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated.

     Section 3.02 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Alcatel a complete and correct copy of its Certificate of Incorporation (as amended and restated, the "Company Certificate of Incorporation") and By-Laws (the "Company By-Laws"), and a complete and correct copy of the equivalent organizational documents of each of the Company's subsidiaries, each as amended to date. Such Company Certificate of Incorporation and Company By-Laws, and such equivalent organizational documents of each of the Company's subsidiaries, are in full force and effect. The Company is not in violation of any of the provisions of the Company Certificate of Incorporation or Company By-Laws and none of the Company's subsidiaries is in violation of any of the provisions of its equivalent organizational documents.

     Section 3.03  Capitalization.

     (a) The authorized capital stock of the Company consists of 96,500,000 shares of Company Common Stock and 55,955,270 shares of Company Preferred Stock, par value $0.01 per share, of which 6,499,998 shares are designated as Series A Preferred, 22,944,015 shares are designated as Series B Preferred, 16,186,257 shares are designated as Series C Preferred, 8,775,000 shares are designated as Series D Preferred and 1,550,000 shares are designated as Series D-1 Preferred. As of the date hereof, (i) 19,022,598 shares of Company Common Stock are issued and outstanding, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) 12,547,500 shares of Company Common Stock are reserved for issuance pursuant to outstanding Options granted under the Company Option Plan,
(iv) 1,279,902 shares of Company Common Stock are reserved for issuance pursuant to future grants of options or restricted stock under the Company Option Plan,
(v) 3,530,540 shares of Company Common Stock are Company Restricted Stock; (vi) 6,499,998 shares of Series A Preferred are issued and outstanding, (vii) 22,655,263.5 shares of Series B Preferred are issued and outstanding, (viii) 16,186,257 shares of Series C Preferred are issued and outstanding, (ix) 7,770,498 shares of Series D Preferred are issued and outstanding, (x) 487,452 shares of Series D-1 Preferred are issued and outstanding, (xi) no shares of Company Preferred Stock are held in the treasury of the Company, (xii) 288,751.5 shares of

Series B Preferred are reserved for issuance pursuant to outstanding Warrants,
(xiii) 20,097.05 shares of Series D Preferred are reserved for issuance pursuant to outstanding Warrants, (xiv) 193,482 shares of Series D-1 Preferred are reserved for issuance pursuant to that certain Note Purchase Agreement dated October 18, 2001 between the Company and the purchasers stated therein, (xv) 6,499,998 shares of Company Common Stock are reserved for issuance upon conversion of issued and outstanding shares of Series A Preferred, (xvi) 22,655,263.5 shares of Company Common Stock are reserved for issuance upon conversion of issued and outstanding shares of Series B Preferred, (xvii) 16,186,257 shares of Company Common Stock are reserved for issuance upon conversion of issued and outstanding shares of Series C Preferred, (xviii) 7,928,084.7 shares of Company Common Stock are reserved for issuance upon conversion of issued and outstanding shares of Series D Preferred, (xix) 2,057,107.9 shares of Company Common Stock are reserved for issuance upon conversion of issued and outstanding shares of Series D-1 Preferred, (xx) 288,751.5 shares of Company Common Stock are reserved for issuance upon conversion of Series B Preferred issuable upon exercise of outstanding Warrants and (xxi) 20,504.6 shares of Company Common Stock are reserved for issuance upon conversion of Series D Preferred issuable upon exercise of outstanding Warrants. As of the date hereof, there are no other shares of Company Capital Stock issued and outstanding or reserved for future issuance. All of the issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. None of the issued and outstanding shares of Company Capital Stock has been issued in violation of any applicable federal or state Law or any preemptive rights or rights to subscribe for or purchase securities. All shares of Company Capital Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights and, assuming such issuance prior to the Effective Time, will not have been issued in violation of any applicable federal or state Law or any preemptive rights or rights to subscribe for or purchase securities. Except as set forth in this
Section 3.03 or Section 3.11 hereof, there are no options, warrants, calls or preemptive rights relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any shares of capital stock of, or any securities directly or indirectly convertible into or exercisable or exchangeable for any shares of capital stock of, the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has issued and outstanding any stock appreciation rights, phantom stock, performance based rights (other than provided in certain Option agreements) or similar rights or obligations. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company, any subsidiary or any other entity, other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except for the Stockholder Agreements, agreements with employees or consultants evidencing Options or Company Restricted Stock, the Investor Rights Agreement and the Voting Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to any Company Capital Stock to which the Company or, to the knowledge of the Company, any other person is a party or by which the Company or any such other person is bound. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, and all such shares are owned of record and beneficially by the Company or another subsidiary free and clear of any and all Encumbrances.

     (b) Section 3.03(b) of the Company Disclosure Schedule lists (i) all holders of Company Capital Stock as of the date hereof, as well as the number, class and series of shares of Company Capital Stock held by each such holder, and (ii) all holders of Warrants as of the date hereof, as well as the number, class and series of shares of Company Capital Stock subject thereto, the date upon which each such Warrant is exercisable and the exercise price per share of each such Warrant.

     (c) Except as set forth in Section 3.03(c) of the Company Disclosure Schedule, the Company has never declared, nor is there accrued, any cash dividend or other distribution with respect to any Company Capital Stock. (d) Upon payment of the Merger Consideration as provided for in this Agreement, the stockholders, optionholders and warrantholders of the Company will have no further right or claim against the Company, Alcatel, Merger Sub or the Surviving Corporation or any of their respective directors, officers, employees, agents or advisors, for any amount owing to such stockholders, optionholders and warrantholders (i) in their capacity as stockholders, optionholders and warrantholders of the Company or, after the Effective Time, as stockholders of Alcatel (with respect to events that occur on or prior to the Effective Time), (ii) pursuant to the Company Certificate of Incorporation or Company By-Laws or Delaware Law or (iii) relating to or in connection with this Agreement, the Merger or the other transactions contemplated hereby.

     (e) Attached hereto as Exhibit F is a true and complete copy, certified by the Company's secretary, of the minutes of a meeting of the Company Board unanimously approving the grant of Options to purchase 5,200,000 shares of the Company Common Stock on January 15, 2002, and of the written consent of the holders of Company Capital Stock approving the increase in the number of shares of Company Common Stock subject to the Company Option Plan, which consents are in full force and effect and unmodified.

     Section 3.04  Authority Relative to This Agreement.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements (to which the Company is a party), Non-Compete Agreements and the Key Employee Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (other than the approval and adoption of this Agreement, the Merger, the Ancillary Agreements and the other transactions contemplated hereby and thereby by the stockholders of the Company in accordance with Delaware Law and the Company Certificate of Incorporation (the "Company Stockholders' Proposal")). The execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the Ancillary Agreements or to consummate the transactions so contemplated other than the Company Stockholders' Proposal. This Agreement has been, and the Ancillary Agreements will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by each of the other parties hereto and thereto, constitutes, or, in the case of the Ancillary Agreements, will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general application affecting the enforcement of creditors' rights generally now or hereafter in effect and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     (b) The members of the Company Board present at the time that the vote was taken (i) have unanimously declared that this Agreement, the Merger, the Ancillary Agreements and the other transactions contemplated hereby and thereby are advisable and in the best interests of the stockholders of the Company, (ii) have unanimously authorized, approved and adopted this Agreement, the Ancillary Agreements, the Merger and the other transactions contemplated hereby and thereby and (iii) have recommended that the stockholders of the Company authorize, approve and adopt this Agreement, the Merger, the Ancillary Agreements and the other transactions contemplated hereby and thereby.

     Section 3.05  No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement and the Ancillary Agreements by the Company do not, and the performance of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Company Certificate of Incorporation or Company By-Laws or the equivalent organizational documents of any of the Company's subsidiaries, (ii) conflict with or violate any Law applicable to the Company or any of its subsidiaries or by which any of its or any of its subsidiaries' properties or operations is bound or affected, (iii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or any of its or any of its subsidiaries' properties, is bound or affected except, in the case of clauses
(ii) and (iii), for such conflicts, breaches, violations, defaults, impairments or alterations that would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially and adversely affect the Company's ability to consummate the transactions contemplated by this Agreement.

     (b) The execution and delivery of this Agreement and the Ancillary Agreements by the Company do not, and the performance of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not, require any waiver, consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party, except (i) for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), and the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) for the filing of the Certificate of Merger as required by Delaware Law, and (iii) such waivers, consents, approvals, authorizations, permits, filings or notifications as may be required under the laws of any foreign country and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or would not otherwise reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 3.06  Compliance, Permits.

     (a) Each of the Company and its subsidiaries, and each of its and its subsidiaries' properties and operations, are and have since inception been in compliance with all foreign, federal, state and local statutes, laws, rules, regulations, ordinances, orders, judgments, decrees and other authorizations and approvals of Governmental Entities (collectively, "Laws"), applicable to the Company or any of its subsidiaries or by which any of its or any of its subsidiaries' properties or operations is bound or affected, except for such failures to comply that have not had and would not have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice or other communication (whether written or oral) from any Governmental Entity regarding any actual, alleged, possible or potential violation of, or any failure to comply with, any Law.

     (b) Each of the Company and its subsidiaries possesses all permits, licenses, consents, franchises, orders, approvals, certifications, registrations and authorizations from Governmental Entities necessary to enable it to continue to own, lease, operate and use its assets and properties and conduct its business as presently conducted (collectively, the "Company Permits"), except for such Company Permits the absence of which have not had and would not have, individually or in the aggregate, a Company Material Adverse Effect. All of the Company Permits are valid and in full force and effect, and the Company has no reason to believe that any Governmental Entity will revoke, cancel, rescind, refuse to renew in the ordinary course or modify any of the Company Permits, nor is any proceeding pending for any such purpose. Each of the Company and its subsidiaries is in compliance in all material respects with the terms of the Company Permits and with all material requirements, standards and procedures of the Governmental Entities which issued them, and with any limitation or, to the knowledge of the Company, proposed limitation on any Company Permit.

     Section 3.07 Financial Statements. Attached as Section 3.07 of the Company Disclosure Schedule are (i) the unaudited consolidated balance sheet of the Company as of December 31, 2001 and the related consolidated statements of income and cash flows for the year then ended (the "Interim Financial Statements"), certified by the principal financial and accounting officer of the Company as being in accordance with United States GAAP, subject to normal and recurring year-end adjustments which are not expected to be material in amount and that such Interim Financial Statements may not contain all notes required by United States GAAP, and (ii) the audited consolidated balance sheets of the Company as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income and cash flows for the years then ended, accompanied by the report of the Company's independent public accountants thereon (the "Audited Financial Statements" and, together with the Interim Financial Statements, the "Financial Statements"). Each of the Financial Statements (including, in each case, the related notes thereto) was prepared in accordance with the books and records of the Company and its subsidiaries and in accordance with United States GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto), and each fairly presents the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated consistent with the books and records of the Company, except that the Interim Financial Statements are subject to normal and recurring year-end adjustments which are not expected to be material in amount and such Interim Financial Statements may not contain all notes required by United States GAAP.

     Section 3.08 Absence of Certain Changes or Events. Since December 31, 2001, each of the Company and its subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not been: (i) any Company Material Adverse Effect; (ii) any damage to, destruction or loss of any material assets of the Company or any of its subsidiaries (whether or not covered by insurance); (iii) any revaluation by the Company or any of its subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable, other than in the ordinary course of business; (iv) any transaction, commitment, contract or agreement entered into by the Company or any of its subsidiaries, or any relinquishment by the Company or any of its subsidiaries of any contract or other right, in any case having a value of or involving aggregate payments or value in excess of $100,000 other than in the ordinary course of business; (v) any material adverse change in any customer, supplier, licensee or licensor relationship, including any cancellation, termination or adverse modification or threatened cancellation, termination or adverse modification of any such relationship; or (vi) any action that, if it had been in effect, would have been prohibited by Section 6.01.

     Section 3.09 No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) whether or not required to be disclosed in financial statements, including the notes thereto, prepared in accordance with United States GAAP which are, individually or in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries, taken as a whole, except liabilities (i) provided for in the Company's unaudited consolidated balance sheet included in the Interim Financial Statements (the "Company Balance Sheet"), (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice and which are not material in amount or would be reasonably expected to have a Company Material Adverse Effect or (iii) incurred in connection with this Agreement. The Company knows of no basis for the assertion against the Company or any of its subsidiaries of any other liability or loss contingency for which a reserve is required to be disclosed in the Financial Statements in accordance with United States GAAP that is not disclosed.

     Section 3.10 Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, or, to the knowledge of the Company, any officers, directors or employees of the Company or any of its subsidiaries in their capacity as such, before any arbitrator or arbitral forum or tribunal or Governmental Entity that have had or are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or that seek to prevent or challenge, or seek damages in connection with, the transactions contemplated by this Agreement or otherwise arising out of or in any way related to this Agreement or any of the transactions contemplated hereby. None of the Company, any of its subsidiaries, any of its or its subsidiaries' properties or, to the knowledge of the Company, any of the Company's or its subsidiaries' officers, directors or employees in their capacity as such is subject or party to any judgment, order, decree or other direction of, or stipulation with, any Governmental Entity.

     Section 3.11  Employee Benefit Plans; Employment Agreements.

     (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, profit sharing, compensation, pension, severance, deferred compensation, fringe benefit, insurance, welfare, post-retirement, health, life, stock option, stock purchase, restricted stock, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, noncompetition and other plans, agreements, policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) (1) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any entity that would be deemed a "single employer" with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (an "ERISA Affiliate") on behalf of any employee, officer, director, consultant or stockholder of the Company or any of its subsidiaries (whether current, former or retired) or their beneficiaries or (2) with respect to which the Company or any ERISA Affiliate has or has had any obligation on behalf of any such employee, officer, director, consultant, stockholder or beneficiary (each a "Company Plan" and, collectively, the "Company Plans"). True and complete copies of each of the Company Plans and related documents have been made available or delivered to Alcatel.

     (b) None of the Company (including any subsidiary thereof), any ERISA Affiliate or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code,
Section 302 of ERISA or Title IV of ERISA, including, without limitation, any "multiemployer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063 and 4064 of ERISA.

     (c) With respect to each of the Company Plans: (1) each Company Plan intended to qualify under Section 401(a) of the Code is qualified and has received a determination letter from the United States Internal Revenue Service (the "IRS") to the effect that the Company Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and nothing has occurred or, to the knowledge of the Company, is expected to occur through the date of the Effective Time that caused or is reasonably expected to cause the loss of such qualification or exemption or the imposition of any material penalty or material tax liability; (2) all payments required by the Company Plan, any collective bargaining agreement or other agreement, or by law (including, without limitation, all contributions, insurance premiums or intercompany charges) with respect to all prior periods have been made or provided for by the Company as applicable, in accordance with the provisions of each of the Company Plans, applicable law and United States GAAP; (3) no claim, lawsuit, arbitration or other action has been threatened, asserted, instituted or, to the knowledge of the Company, is anticipated against any of the Company Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, the Company (including any subsidiary thereof), any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any of the Company Plans; (4) the Company Plan complies and has been maintained and operated in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code; (5) no non-exempt "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to the Company Plan; (6) no Company Plan is under, and the Company has not received any notice of, an audit or investigation by the IRS, U.S. Department of Labor or any other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any tax or penalty; (7) with respect to each Company Plan that is funded mostly or partially through an insurance policy, neither the Company (including any subsidiary thereof) nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such liability with respect to periods through the Effective Time.

     (d) Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement alone, or in combination with a termination of any employee, director or stockholder of the Company or any of its subsidiaries (whether current, former or retired), will not give rise to any liability under any Company Plan, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director or stockholder of the Company or any of its subsidiaries (whether current, former or retired) or their beneficiaries. As of the Closing, no amounts payable under any Company Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Neither the Company (including any subsidiary thereof) nor any ERISA Affiliate maintains, contributes to or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee. None of the Company (including any subsidiary thereof), any ERISA Affiliate, any officer or to the knowledge of the Company, employee thereof has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement or arrangement, or to modify or change in any material way any existing Company Plan. No event, condition or circumstance exists that could reasonably be expected to result in a material increase of the benefits provided under any Company Plan or the expense of maintaining any Company Plan from the level of benefits or expense incurred for the most recent fiscal year ended before the Effective Time. Neither the Company (including any subsidiary thereof) nor any ERISA Affiliate has any unfunded liabilities pursuant to any Company Plan that is not intended to be qualified under Section 401(a) of the Code and is an employee pension benefit plan within the meaning of
Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan. No event, condition or circumstance exists that would prevent the amendment or termination of any Company Plan (excluding for this purpose any agreements with individual employees disclosed in Section 3.11(d) of the Company Disclosure Schedule). Any individual who performs services for the Company or any of its subsidiaries and who is not treated as an employee for federal income tax purposes by the Company or any of its subsidiaries is not an employee under applicable Law or for any purpose including, without limitation, for tax withholding purposes or Company Plan purposes.

     (e) Section 3.11(e) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer, director or consultant of the Company or any of its subsidiaries who holds an Option as of the date hereof, together with the number of shares of Company Common Stock subject to such Option, the date of grant of such Option, the exercise price of such Option, the expiration date of such Option, the vesting schedule for such Option and whether or not such Option is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code. Section 3.11(e) of the Company Disclosure Schedule also sets forth the total number of outstanding Options.

     Section 3.12  Employees; Labor Matters.

     (a) No employee or former employee of the Company or any of its subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and accrued vacation).

     (b) There are no labor disputes, including, without limitation, charges of unfair labor practices within the meaning of the National Labor Relations Act, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries by any of its employees. Neither the Company nor any of its subsidiaries has or is knowingly engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor any of its subsidiaries is presently a party to, or is bound by, any collective bargaining agreement or union contract with respect to any persons employed by the Company or any of its subsidiaries, and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. To the knowledge of the Company, no organizing activities are presently being made or are threatened by or on behalf of any labor union with respect to any employees of the Company or any of its subsidiaries. The Company has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries, and there have been no such strikes, slowdowns, work stoppages or lockouts within the past three years. Each of the Company and its subsidiaries is in material compliance with all applicable Laws, relating to employment and employment practices, workers' compensation, terms and conditions of employment, worker safety, wages and hours and the Worker Adjustment and Retraining Notification Act. There has been no harassment, discrimination, retaliatory act or similar claim against any officer, director or employee of the Company or any of its subsidiaries at any time during the past three years.

     Section 3.13 Restrictions on Business Activities. Other than this Agreement, there is no non-competition or similar agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have (after giving effect to the consummation of the Merger) the effect of prohibiting or impairing in any material respect any business operations of the Company or any of its subsidiaries as currently conducted. Neither the Company nor any subsidiary has entered into any agreement under which it is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers of any class of customers, in any geographic area, during any period of time or any segment of the market or line of business.

     Section 3.14  Taxes.

     (a) Each of the Company and its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is a member, has timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them (taking into account applicable extensions), and have timely paid and discharged all material Taxes shown therein to be due or otherwise required to be paid, except Taxes with respect to which the Company is maintaining reserves in accordance with United States GAAP in its financial statements that are adequate for their payment. All federal income Tax Returns and all other Tax Returns filed by each of the Company and its subsidiaries with respect to Taxes were true and correct in all material respects as of the date on which they were filed or as subsequently amended to the date hereof. Each of the Company and its subsidiaries has disclosed to the relevant taxing authority any position taken where the failure to make such disclosure would enable the taxing authority to subject such person to any material penalties or additions to Tax. As of the date hereof, neither the IRS nor any other taxing authority or agency is now asserting or, to the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for material additional Taxes. As of the date hereof, there are no requests for information from the IRS or any other taxing authority or agency currently outstanding. As of the date hereof, there are no pending audits of the Company or any of its subsidiaries by any taxing authority nor, to the Company's knowledge, are any proceedings (whether administrative or judicial) currently being conducted with respect to any issues relating to Taxes. No material Tax claim has become a lien on any assets of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is required to include in income
(i) any material items in respect of any change in accounting methods or (ii) any gain with respect to installment sales.

     (b) (i) Neither the Company nor any of its subsidiaries has any liability for any accumulated earnings tax or personal holding company tax; (ii) neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for United States federal or state income tax purposes could be affected by the transactions contemplated hereby; (iii) as of the date hereof, there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return that relates to the Company or any of its subsidiaries which remain in effect; (iv) there are no Tax rulings, closing agreements or changes of accounting method relating to the Company or any of its subsidiaries which would materially affect its or any of their liability for Taxes for any period after the Effective Time; (v) all federal and all material state and local income

Tax Returns of each of the Company and its subsidiaries with respect to taxable periods through the year ended December 31, 1995 have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations has expired; (vi) no material property of the Company or any of its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code;
(vii) neither the Company nor any of its subsidiaries is a party to any material lease made pursuant to Section 168(f) of the Code; (viii) neither the Company nor any of its subsidiaries has any liability under Treasury Regulation ss. 1.1502-6 or any similar state, local or foreign provision; and (ix) the Company has not filed a consent pursuant to Section 341(f) of the Code.

     (c) No power of attorney has been granted by the Company or any of its subsidiaries with respect to any material matter relating to Taxes which is currently in force.

     (d) Neither the Company nor any of its subsidiaries is a party to any agreement (written or oral) providing for the allocation or sharing of, or indemnification from, Taxes with any party other than the Company and/or one or more of its subsidiaries.

     (e) Each of the Company and its subsidiaries has withheld from each payment made to any of its past or present employees, officers or directors, or any other person, the amount of all material Taxes and other material deductions required to be withheld therefrom and paid the same to the proper Tax or other receiving officers within the time required by law.

     (f) The Company is not, nor was it any time during the five-year period ending on the date on which the Effective Time occurs, a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

     Section 3.15  Environmental Matters.

     Except as set forth in Section 3.15 of the Company Disclosure Schedule:

          (a) All of the current and past operations of the Company and each of its subsidiaries and their respective assets, businesses and real property, including any operations at or from any real property presently, or formerly used, leased, occupied, managed or operated by the Company or any of its subsidiaries (collectively, the "Company Real Property"), comply and have at all times complied with all applicable Environmental Laws. Except with respect to such noncompliance as would not give rise to a Company Material Adverse Effect, neither the Company, nor any of its subsidiaries or, to the knowledge of the Company, any other person has engaged in, authorized, allowed or suffered any operations or activities upon any of the Company Real Property in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping or disposal of any Hazardous Substances at, on, under or from the Company Real Property, except in compliance with all applicable Environmental Laws.

          (b) None of the Company Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. sec.sec.9601 et seq., or any similar inventory of sites requiring investigation, monitoring or remediation maintained by any state or locality. Neither the Company nor any of its subsidiaries has received any notice, whether oral or written, from any Governmental Entity or third party of any actual or threatened Environmental Liabilities.

          (c) Each of the Company and its subsidiaries has all the Company Permits necessary for the conduct of its business and for the operations on, in or at the Company Real Property which are required under applicable Environmental Laws (the "Company Environmental Permits"). Except with respect to such noncompliance as would not give rise to a Company Material Adverse Effect, each of the Company and its subsidiaries is in full compliance with the terms and conditions of all such Company Environmental Permits and, to the knowledge of the Company, no reason exists why the Company and each of its subsidiaries would not be capable of continued operation of their businesses as currently conducted, in full compliance with the Company Environmental Permits and the applicable Environmental Laws.

          (d) Neither the Company nor any of its subsidiaries has contractually assumed or succeeded to, or to the knowledge of the Company, by operation of law, including the Environmental Laws and common law, has assumed or succeeded to any Environmental Liabilities of any predecessors of the Company, any of its subsidiaries or any other person.

          (e) There are no underground storage tanks, asbestos or asbestos containing materials, polychlorinated biphenyls, urea formaldehyde or other Hazardous Substances (other than those Hazardous Substances maintained in small quantities for use in the ordinary course of the business of each of the Company and its subsidiaries, which Hazardous Substances are stored and maintained in full compliance with all applicable Environmental Laws) in, on, over, under or at the Company Real Property.

          (f) To the knowledge of the Company, there are no conditions existing at the Company Real Property or with respect to the Company's or any of its subsidiaries' businesses that require, or which with the giving of notice or the passage of time or both would reasonably likely require, remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws.

          (g) The Company has provided to Alcatel all material environmental reports, assessments, audits, studies, investigations, data, Company Environmental Permits, ISRA related documents, and other written environmental information in its custody, possession or control concerning the business of each of the Company and its subsidiaries and the Company Real Property.

          (h) None of the items set forth in Section 3.15 of the Company Disclosure Schedule has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 3.16 Brokers. No broker, finder or investment banker (other than Stephen Cheheyl, CIBC World Markets Corp. and Morgan Stanley Dean Witter) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Alcatel a complete and correct copy of all agreements between the Company and Stephen Cheheyl, CIBC World Markets Corp. and Morgan Stanley Dean Witter pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

     Section 3.17  Intellectual Property.

     (a) All patents (including, without limitation, all U.S. and foreign patents, patent applications (including provisional applications), patent disclosures and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trademark applications (including intent to use filings), trade names and service marks (whether or not registered), trade dress, logos, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, sui generis database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs, "mask works" (as defined under 17 U.S.C. ss. 901), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials ("Intellectual Property") that are or have been used in (including in the development of) the Company's or any of its subsidiaries' businesses and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Company or any of its subsidiaries or (ii) currently under development for possible future manufacturing, publication, marketing or other use by the Company or any of its subsidiaries are hereinafter referred to as the "Company Intellectual Property."

     (b) Section 3.17(b) of the Company Disclosure Schedule contains a true and complete list of each of the Company's and its subsidiaries' patents and patent applications, mask works, registered trademarks and trademark applications, trade names, registered service marks and service mark applications, Internet domain names and Internet domain name applications, and registered copyrights and copyright applications, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property within 12 months after the date hereof, which are accurate and complete. All of the Company's and its subsidiaries' patents, patent applications, registered trademarks, trademark applications and registered copyrights are in good standing and all of the fees and filings due with respect thereto have been duly made.

     (c) The Company Intellectual Property contains only those items and rights which are: (i) owned by the Company or any of its subsidiaries; (ii) in the public domain; or (iii) rightfully used by the Company or any of its subsidiaries pursuant to a valid and enforceable license or other similar agreement (the "Company Licensed Intellectual Property"). Each of the Company and its subsidiaries has all rights in currently existing Company Intellectual Property owned by the Company and, to the Company's knowledge, in currently existing Company Licensed Intellectual Property, necessary to carry out its current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Company Licensed Intellectual Property, assign and sell Company Intellectual Property.

     (d) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used or offered for use, licensing or sale by the Company or any of its subsidiaries does not, directly or indirectly, infringe on any rights in any Intellectual Property or other proprietary right of any person, anywhere in the world. Other than with respect to Company Licensed Intellectual Property, as to which the Company has no knowledge of any claims described in clause (i) and (ii) herein, no claims (i) challenging the validity, effectiveness or ownership by the Company or any of its subsidiaries of any Company Intellectual Property or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used by the Company or any of its subsidiaries or their respective agents or use by their respective customers directly or indirectly infringes any Intellectual Property or other proprietary right of any person, have been asserted or, to the knowledge of the Company, are threatened by any person. All of the rights within Company Intellectual Property (other than patent applications) are enforceable and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee, former employee or contract worker.

     (e) All personnel, including employees, contract workers, agents, consultants and contractors, who have contributed to or participated in the conception and development of Company Intellectual Property on behalf of the Company or any of its subsidiaries have executed proprietary inventions agreements in substantially the forms attached to Section 3.17(e) of the Company Disclosure Schedule and either (i) have been a party to an enforceable "work-for-hire" or similar agreement with the Company or any of its subsidiaries in accordance with applicable Law that has accorded the Company or such subsidiary full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) have executed appropriate instruments of assignment in favor of the Company or any of its subsidiaries as assignee that have conveyed to the Company or such subsidiary effective and exclusive ownership of all Company Intellectual Property thereby arising.

     (f) Neither the Company nor any of its subsidiaries is or, as a result of the execution or delivery of this Agreement, or the performance of the Company's obligations hereunder, will be in material violation of any license, sublicense, agreement or instrument involving Intellectual Property to which the Company or any of its subsidiaries is a party or otherwise bound, nor will the execution or delivery of this Agreement, or the performance of the Company's obligations hereunder, cause the diminution, termination or forfeiture of the Company's or any of its subsidiaries' rights in any Company Intellectual Property, which would reasonably be expected to result in a Company Material Adverse Effect.

     (g) The Company and its subsidiaries have taken commercially reasonable measures to protect the proprietary nature of the Company Intellectual Property and to maintain in confidence all trade secrets and confidential information owned or used by the Company or any of its subsidiaries.

     (h) Section 3.17(h) of the Company Disclosure Schedule contains a true and complete list of all of the software programs included in or developed for inclusion in the Company's or any of its subsidiaries' products by the Company or any of its subsidiaries (including all software programs embedded or incorporated in the Company's or any of its subsidiaries' products) (the "Company Software Programs"). Each of the Company and its subsidiaries owns full and unencumbered right and good, valid and marketable title or valid licenses to such Company Software Programs, free and clear of all Encumbrances.

     (i) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in confidence, (ii) have been disclosed by the Company and its subsidiaries only to employees or third parties who are bound by appropriate nondisclosure obligations, and (iii) are not the subject of any escrow or similar agreement or arrangement giving any third party rights in such source code and/or system documentation upon the occurrence of certain events.

     (j) Except as would not otherwise materially impair the Company's or any of its subsidiaries' ability to account for, enforce its rights under, make use of, understand or memorialize the Company Intellectual Property, each of the Company and its subsidiaries has taken all commercially reasonable steps, in accordance with normal industry practice, to preserve and maintain notes and records relating to Company Intellectual Property and to cause the same to be readily understood, identified and available.

     (k) The Company Intellectual Property is free and clear of any and all Encumbrances.

     (l) Neither the Company nor any of its subsidiaries owes any present or future royalties or other payments to third parties in respect of Company Intellectual Property in excess of $10,000.

     (m) Each of the Company and its subsidiaries employs commercially reasonable measures to ensure that the Company Software Programs contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the knowledge of the Company, none of the Company Software Programs contains any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine which causes the software to be erased, inoperable or otherwise incapable of being used, either automatically or upon command by any party.

     (n) Each of the Company and its subsidiaries has implemented commercially reasonable steps for the physical and electronic protection of its information assets from unauthorized disclosure, use or modification. To the Company's knowledge, there has been no breach of security involving any information assets.

     Section 3.18 Material Contracts. Section 3.18 of the Company Disclosure Schedule contains a list of each of the following contracts (or, in the case of oral contracts, summaries thereof) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or any of the Company's or its subsidiaries' assets or properties, is bound or subject (collectively, the "Material Contracts"):

          (a) any agreement or series of related agreements requiring aggregate payments by or to the Company or any of its subsidiaries of more than $100,000;

          (b) any agreement with or for the benefit of any current or former officer or director, holder of any security, employee or consultant of the Company or any of its subsidiaries under which the Company or any of its subsidiaries has any obligations as of the date hereof and which (i) involves an obligation of the Company or any of its subsidiaries to make payments exceeding $50,000 in any year, (iii) contains non-competition provisions imposing restrictions on the Company or a senior executive officer or key employee of the Company, or (ii) involves any severance or termination payments or other similar obligation;

          (c) any agreement with any labor union or association representing any employee of the Company or any of its subsidiaries;

          (d) any agreement for the purchase of any materials, supplies, equipment, merchandise or services that contains an escalation clause or that obligates the Company or any of its subsidiaries to purchase all or substantially all of its requirements of a particular product or service from a supplier or to make periodic minimum purchases of a particular product or service from a supplier, which is not terminable on not more than 30 days notice (without penalty or premium) and which involves future payments by the Company of more than $50,000;

          (e) any agreement for the sale of any of the assets, properties or securities of the Company or any of its subsidiaries other than in the ordinary course of business or for the grant to any person of any option, right of first refusal or preferential or similar right to purchase any such assets, properties or securities;

          (f) any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $50,000;

          (g) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

          (h) any agreement obligating the Company or any of its subsidiaries to deliver future product enhancements other than in the ordinary course of business or containing a "most favored nation" pricing clause;

          (i) any agreement relating to the acquisition by the Company or any of its subsidiaries of any operating business or the capital stock of any other person;

          (j) any agreement requiring the payment to any person of a brokerage or sale commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees or agents in the ordinary course of business or as set forth in Section 3.16 of this Agreement);

          (k) any agreement, note or other document relating to or evidencing outstanding indebtedness of the Company or any of its subsidiaries for borrowed money (including capitalized lease obligations) in excess of $100,000;

          (l) any lease, sublease or other agreement under which the Company or any of its subsidiaries is lessor or lessee of any real property or equipment or other tangible property which involves the future payment by the Company of more than $100,000;

          (m) any agreement with a change of control provision or otherwise requiring any consent, approval, waiver or other action by any person in connection with the Merger (other than the agreements evidencing Options or Company Restricted Stock that provide for mandatory acceleration of vesting as a result of the Merger that are in effect on the date hereof);

          (n) any phantom stock plan or bonus, incentive or similar agreement, arrangement or understanding;

          (o) any agreement involving the assignment, transfer, license (whether as licensee or licensor), pledge or Encumbrance of any Company Intellectual Property outside the ordinary course of business or which involves future payments to or from the Company of more than $100,000;

          (p) any distribution or sales representative agreement or agreement appointing any agent; and

          (q) any other material agreement whether or not made in the ordinary course of business.

     True and complete copies of all Material Contracts (and all amendments, waivers or other modifications thereto) have been furnished or made available to Alcatel. Each Material Contract is valid, subsisting, in full force and effect and binding upon the Company or any of its subsidiaries that is party thereto and, to the knowledge of the Company, the other parties thereto in accordance with its terms. Neither the Company nor any of its subsidiaries is in default (and no condition exists that, with notice or lapse of time or both, would constitute a default by the Company or such subsidiary) under any Material Contract, which default would give the other party the right to terminate or modify such Material

Contract or would accelerate any obligation or payment by the Company, nor, to the knowledge of the Company, is any other party to any Material Contract in default thereunder (or does any condition exist that, with notice or lapse of time or both, would constitute a default by any such party). None of the Material Contracts is currently being renegotiated, and the validity, effectiveness and continuation of each of the Material Contracts will not be materially adversely affected by the transactions contemplated by this Agreement, except as otherwise listed in Section 3.18(m) of the Company Disclosure Schedule. To the knowledge of the Company, no party to any of the Material Contracts has made, asserted or has any defense, setoff or counterclaim under its Material Contract or has exercised any option granted to it to cancel, terminate or shorten the term of its Material Contract.

     Section 3.19 Title to Properties; Absence of Encumbrances. Each of the Company and its subsidiaries has good and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of its properties and assets of whatever kind (whether real or personal, tangible or intangible), including, without limitation, all properties and assets that are shown on the Financial Statements (except for assets sold in the ordinary course of business since the dates of such Financial Statements), and which represent all such property and assets necessary for the conduct of its businesses as presently conducted, in each case free and clear of any and all Encumbrances, except (i) for those securing Taxes, assessments and other governmental charges or levies not yet due and payable (excluding any imposed pursuant to any of the provisions of ERISA), (ii) as listed in Section 3.19 of the Company Disclosure Schedule, (iii) such imperfections in title, liens and easements as do not materially detract from or interfere with the use of the properties subject thereto or affected thereby or otherwise materially impair business operations involving such properties, and (iv) Encumbrances securing debt which is reflected in the Financial Statements. All assets, properties and rights relating to each of the Company's and its subsidiaries' businesses are held by, and all agreements, obligations and transactions relating to each of the Company's and its subsidiaries' businesses have been entered into, incurred and conducted by, the Company and its subsidiaries rather than any of their affiliates. The tangible assets of the Company and its subsidiaries, taken as a whole, are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purpose for which they are presently used.

     Section 3.20 Real and Personal Property. Section 3.20 of the Company Disclosure Schedule contains a complete and correct list of all real property (including buildings and structures) leased or subleased by the Company or any of its subsidiaries and all interests therein (including a brief description of the property and the location). The Company does not and has never owned any real property. All material work required to be done by the Company or any of its subsidiaries as landlord or tenant has been duly performed. No condemnation or other proceeding is pending or, to the knowledge of the Company, threatened which would affect the use of any such property by the Company or any of its subsidiaries. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all real property leases under which it is operating in accordance with the terms of such leases, and all rents and additional rents due to date from each of the Company and its subsidiaries under such leases have been paid in full. Section 3.20 of the Company Disclosure Schedule contains a complete and correct list and brief description of all equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property owned by the Company or any of its subsidiaries with an original cost in excess of $50,000 individually. Except as set forth in Section
3.20 of the Company Disclosure Schedule, none of the Company's or any of its subsidiaries' personal property is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement.

     Section 3.21  Transactions with Affiliates; Management Relationships.

     (a) Neither the Company nor any of its subsidiaries has had any direct or indirect dealings with any stockholder of the Company, other than as a board member or pursuant to the Company's financing activities or (except for employment arrangements with its employees) with any Key Employee (as defined below) or, in either case, to the knowledge of the Company, with any of their respective affiliates, associates or relatives. Except for (i) employment arrangements with its employees, (ii) the Company Certificate of Incorporation,
(iii) the Company By-Laws, (iv) applicable Law and (v) the agreements evidencing Options or Company Restricted Stock, neither the Company nor any of its subsidiaries has any obligation to or claim against any stockholder of the Company or any Key Employee or, to the knowledge of the Company, any of their respective affiliates, associates or relatives, and no such person has any obligation to or claim against the Company or any of its subsidiaries. Section
3.21 of the Company Disclosure Schedule describes the nature and extent of any products, services or benefits provided to the Company or any of its subsidiaries by any such person without a corresponding charge equal to the fair market value of such products, services or benefits.

     (b) No executive officer or director of the Company or any of its subsidiaries owns any interest in any property or assets of the Company or any of its subsidiaries (except as a stockholder of the Company) and, to the knowledge of the Company, no executive officer of the Company or any of its subsidiaries owns any interest in (i) any current competitor, customer or supplier of the Company or any of its subsidiaries or (ii) any person which is currently a party to any material contract or agreement with the Company or any of its subsidiaries, other than holdings of less than 1% of a class of a company's publicly traded securities.

     Section 3.22 Insurance. Section 3.22 of the Company Disclosure Schedule sets forth a complete and correct list of all insurance policies and bonds currently maintained by or for the benefit of the Company or any of its subsidiaries with respect to its operations or any incident, event or thing arising therefrom or relating thereto, setting forth (i) the name of the carrier, (ii) the name of the policyholder, (iii) the nature and dollar limits of the coverage, (iv) the scheduled expiration date, (v) the premium rate and date through which paid, (vi) the named insureds thereunder and (vii) the extent, if any, to which the limits of liability thereunder have been exhausted. Complete and correct copies of all such insurance policies and bonds have been provided to Alcatel. All such insurance policies and bonds are of the type, cover such risks and in such amounts, and have such deductibles and exclusions, as are customary for persons conducting businesses or owning assets similar to those of the Company and its subsidiaries. All such insurance policies and bonds are in full force and effect and are valid and enforceable in accordance with their terms. There is no outstanding unpaid claim under any such policy or bond. All premiums due and payable on or prior to the date of this Agreement under all such policies and bonds have been paid and each of the Company and its subsidiaries is otherwise in material compliance with the terms of all such policies and bonds. Neither the Company nor any of its subsidiaries has failed to give any notice or present any material claim under any such policy or bond in due and timely fashion. Neither the Company nor any of its subsidiaries has received any notice of termination, cancellation or non-renewal of, or premium increase or coverage limitation or reduction with respect to, any such policies or bonds.

     Section 3.23  Books and Records.

     (a) The books of account of each of the Company and its subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices. Each of the Company and its subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and the dispositions of its assets. Each of the Company and its subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with United States GAAP and
(B) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (b) The minute books of each of the Company and its subsidiaries, which have been provided to Alcatel, contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors of each of the Company and its subsidiaries through the date of this Agreement.

     Section 3.24 Accounts Receivable. All accounts receivable of the Company and its subsidiaries, whether reflected in the Company Balance Sheet or otherwise, represent sales actually made in the ordinary course of business and have been reflected properly in their books and records.

     Section 3.25 Inventory. All of the inventories of the Company and its subsidiaries consist of a quality and quantity usable and salable in the ordinary and usual course of business, except for items of obsolete materials and materials of below-standard quality, all of which items have been written off or written down on the Financial Statements to fair market value or for which adequate reserves have been provided therein. All inventories not written off have been priced at the lower of cost (first in, first out) or market. The quantities of each type of inventory (whether raw materials, work-in-process or finished goods) after writeoffs are not excessive, but are reasonable and warranted in the present circumstances of the Company and its subsidiaries. All finished goods inventory held by the Company or any of its subsidiaries is free of any material defect or other deficiency.

     Section 3.26 Customers and Suppliers. Section 3.26 of the Company Disclosure Schedule sets forth (a) the ten largest customers of the Company and its subsidiaries, on the basis of revenues for goods sold or services provided for the most recent fiscal year, and (b) the ten largest suppliers of Company and its subsidiaries, on the basis of cost of goods or services purchased for the most recent fiscal year (collectively, the "Customers and Suppliers"). The Company knows of no plan or intention of any of the Customers or Suppliers to terminate, cancel or otherwise adversely modify its relationship with the Company or any of its subsidiaries or to decrease materially or limit any of its products or services to the Company or any of its subsidiaries or its usage or purchase of any of the services or products of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries offers or uses any current customer incentive programs, whether written or oral and whether or not deemed or considered to be legally enforceable, which involve the payment of rebates or issuance of credits by the Company or any of its subsidiaries or the sharing of marketing expenses by the Company or any of its subsidiaries.

     Section 3.27 Employee Conflicts. Except as set forth in Section 3.27 of the Company Disclosure Schedule, to knowledge of the Company, no employee of the Company or any of its subsidiaries is in violation of (or has expressed any intent to violate) any term of any employment contract, inventions disclosure agreement, confidentiality agreement, non-competition agreement or restrictive covenant to or with a former employer relating to the right of any such employee to be employed by the Company or any of its subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its subsidiaries or relating to the use of trade secrets or proprietary information of others.

     Section 3.28 Certain Business Practices. Neither the Company nor any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments related to a political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction or made any payment or entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

     Section 3.29 Tax Matters. None of the Company, any of its subsidiaries or any of their respective affiliates, directors, officers, employees or agents has knowingly taken, or knowingly agreed or knowingly failed to take, any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     Section 3.30 Affiliate Letters. Section 3.30 of the Company Disclosure Schedule contains a true and complete list of all persons who, as of the date hereof, may be deemed to be affiliates of the Company, excluding all of its subsidiaries but including all directors and executive officers of the Company.

     Section 3.31 Vote Required. The holders of the majority of (x) the shares of Company Preferred Stock, voting separately as a single class, and (y) the shares of Company Capital Stock shall be required to approve the Merger (the "Company Stockholders' Vote Condition").

     Section 3.32  Warranties and Product Claims.

     (a) Each product manufactured, sold, leased, or delivered in commercial release form by the Company or its subsidiaries either is and has been in conformity with all applicable contractual commitments in all material respects and all express and implied warranties related thereto in all material respects or has been (or is in the process of being) repaired or replaced by the Company, and neither the Company nor any of its subsidiaries has any liability (and, to the knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or any of its subsidiaries giving rise to any material liability) for replacement or repair thereof, except as contemplated by applicable contractual commitments and warranties, or other damages in connection therewith that is not fully covered by third-party insurance (with commercially reasonable deductibles). No product manufactured, sold, leased, or delivered by the Company or any of its subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions or contractual modifications set forth in the sale or lease contracts of the Company and its subsidiaries. Complete and correct copies of the standard terms and conditions or contractual modifications set forth in the sale or lease contracts of the Company and its subsidiaries (containing applicable guaranty, warranty, and indemnity provisions) have been delivered to Alcatel.

     (b) Neither the Company nor any of its subsidiaries has any material liability (and, to the knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any material liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any commercial release product manufactured, sold, leased, or delivered by the Company that is not fully covered by third-party insurance (with commercially reasonable deductibles).

     Section 3.33 Bank Accounts. Schedule 3.33 of the Company Disclosure Schedule sets forth a complete and correct list of each bank in which the Company or any of its subsidiaries has an account or safe deposit or lockbox, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

     Section 3.34 Costs and Expenses. Section 3.34 of the Company Disclosure Schedule contains a good faith estimate of all of the out-of-pocket costs and expenses of the Company incurred or which may be incurred in connection with the negotiation of this Agreement, the Ancillary Agreements, the Key Employee Agreements, the Non-Compete Agreements, and all of the other agreements to be executed and delivered pursuant hereto and thereto, the taking of all actions contemplated hereby and thereby, and the consummation of the Merger, including, without limitation, attorneys' and accountants' fees and fees of any brokers, investment bankers, financial advisors or finders (including, but not limited to, the persons described in Section 3.16).

     Section 3.35 Product Development. As of the date hereof, the Company has met, and currently believes that it will meet, all applicable targets with respect to the release of the ON 7000 product as set forth in that certain letter from the President of the Company to Mr. Chris Stark dated the date hereof. The Company's estimates of the cash flow expenditures for the launch of the ON 7000 product set forth in the letter from the President of the Company to Mr. Chris Stark dated the date hereof are reasonable and were made in good faith.

                                  ARTICLE IV.

                                   [RESERVED]

                                   ARTICLE V.

                   REPRESENTATIONS AND WARRANTIES OF ALCATEL

     Alcatel and Merger Sub represent and warrant to the Company that the statements contained in this Article V are true and correct.

     Section 5.01 Organization and Qualification. Each of Alcatel and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted. Each of Alcatel and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have an Alcatel Material Adverse Effect.

     Section 5.02 Organizational Documents. Alcatel has heretofore furnished to the Company a complete and correct copy of the organizational documents of each of Alcatel and Merger Sub, each as amended to date. Such organizational documents are in full force and effect. Neither Alcatel nor Merger Sub is in violation of any of the provisions of its organizational documents.

     Section 5.03 Issuance of Merger Consideration. The issuance of the ADSs and Alcatel Shares pursuant to the Merger has been duly authorized by all necessary corporate action and, when issued in accordance with the terms of this Agreement, such ADSs and Alcatel Shares will be duly authorized, validly issued, fully paid and non-assessable.

     Section 5.04  Authority Relative to this Agreement.

     (a) Each of Alcatel and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements and (subject to the receipt of the consents described in Section 5.05(b) hereof) to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Alcatel and Merger Sub and the consummation by Alcatel and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Alcatel and Merger Sub, as the case may be, and no other corporate proceedings on the part of Alcatel or Merger Sub are necessary to authorize this Agreement or any of the Ancillary Agreements or to consummate the transactions so contemplated. This Agreement has been, and the Ancillary Agreements will be, duly and validly executed and delivered by Alcatel and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by each of the other parties hereto and thereto, constitutes, or, in the case of the Ancillary Agreements, will constitute, legal, valid and binding obligations of Alcatel and Merger Sub, enforceable against Alcatel and Merger Sub in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general application affecting the enforcement of creditors' rights generally now or hereafter in effect and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     (b) The board of directors of Merger Sub (i) has declared that this Agreement, the Merger, the Ancillary Agreements and the other transactions contemplated hereby and thereby are advisable and in the best interests of its stockholders and (ii) has authorized, approved and adopted this Agreement, the Ancillary Agreements, the Merger and the other transactions contemplated hereby and thereby.

     (c) The board of directors of Alcatel has authorized this Agreement, the Merger, the Ancillary Agreements and the other transactions contemplated hereby and thereby.

     Section 5.05  No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement and the Ancillary Agreements by Alcatel and Merger Sub do not, and the performance of this Agreement and the Ancillary Agreements by Alcatel and Merger Sub and the consummation by Alcatel and Merger Sub of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the organizational documents of Alcatel or Merger Sub, (ii) conflict with or violate any Law applicable to Alcatel or Merger Sub or by which any of their respective properties is bound or affected or (iii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Alcatel's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Alcatel or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Alcatel or Merger Sub is a party or by which Alcatel or Merger Sub or any of their respective properties is bound or affected except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations, defaults, impairments or alterations that would not prevent or delay consummation of the Merger, or otherwise prevent or delay Alcatel or Merger Sub from performing its obligations under this Agreement.

     (b) The execution and delivery of this Agreement and the Ancillary Agreements by Alcatel and Merger Sub do not, and the performance of this Agreement and the Ancillary Agreements by Alcatel and Merger Sub and the consummation by Alcatel and Merger Sub of the transactions contemplated hereby and thereby will not, require any waiver, consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party, except (i) for applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, any non-United States competition, antitrust or investment laws and the rules and regulations of the NYSE, (ii) for the filing of the Certificate of Merger as required by Delaware Law, (iii) for applicable requirements of French Law and Euronext regulations and for approval of the relevant documentation by the Commission des Operations de Bourse, and
(iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay Alcatel or Merger Sub from performing its obligations under this Agreement.

     Section 5.06  SEC Filings; Financial Statements.

     (a) Alcatel has filed all forms, reports and documents required to be filed by it pursuant to the Securities Act or the Exchange Act with the Securities and Exchange Commission (the "SEC") since January 1, 2001 (collectively, the "Alcatel SEC Reports"). The Alcatel SEC Reports (i) were prepared in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Alcatel's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) The consolidated financial statements (including, in each case, the related notes thereto) contained in the Alcatel SEC Reports were prepared in accordance with French GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto), and fairly presents in all material respects the consolidated financial position of Alcatel and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount and such statements do not contain notes required by French GAAP.

     Section 5.07 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Alcatel or Merger Sub.

     Section 5.08 Pooling of Interests. Neither Alcatel nor any of its Affiliates has, through the date of this Agreement, knowingly taken or knowingly agreed to take any action which would prevent Alcatel from accounting for the business combination to be effected by the Merger as a pooling of interests under French GAAP.

     Section 5.09 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     Section 5.10  Tax Matters.

     (a) Not more than fifty percent (50%) of the total voting power and not more than fifty percent (50%) of the total value of all outstanding Alcatel Shares (and any other shares of Alcatel capital stock) will be received in the Merger, in the aggregate, by the Company Stockholders.

     (b) Not more than fifty percent (50%) of the total voting power and not more than fifty percent (50%) of the total value of all outstanding Alcatel Shares (and any other shares of Alcatel capital stock) immediately after the Merger will be owned, in the aggregate and taking into account the attribution and constructive ownership rules of Treasury Regulation section 1.367(a)-3(c)(4), by those persons identified by the Company to the best of its knowledge on Section 5.10 of the Company Disclosure Schedule as United States persons who were either officers or directors of the Company or as United States persons who own stock representing five percent (5%) or more of the total voting power or total value of all outstanding shares of Company Capital Stock immediately prior to the Merger within the meaning of Treasury Regulations section 1.367(a)-3(c)(1)(ii).

     (c) Throughout the entire thirty-six (36) month period immediately before the Effective Time, Alcatel will have been engaged in an active trade or business outside of the United States within the meaning of Treasury Regulations section 1.367(a)-3(c)(3)(i), and Alcatel does not have any intention to substantially dispose of or discontinue such trade or business within the meaning of Treasury Regulations section 1.367(a)-3(c)(3)(i).

     (d) At the Effective Time, the fair market value of Alcatel (taking into account assets acquired outside of the ordinary course of business only to the extent permitted by Treasury Regulation section 1.367(a)-3(c)(3)(iii)) will be at least equal to the fair market value of the Company.

     (e) Alcatel is not a "passive foreign investment company," as defined in
Section 1297 of the Code.

     (f) As of the date hereof and the Effective Time, Alcatel intends to continue Company's historic business or use a significant portion of its historic business assets in a business. For this purpose, Alcatel shall be treated as conducting the business and holding the assets of related entities, as described in Treasury Regulations section 1.368-1(d)(4).

     Section 5.11 Record Date. During the period from December 12, 2001 through and including the date of this Agreement, Alcatel has not set a record date for any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the ADSs or the Alcatel Shares.

                                  ARTICLE VI.

                                   COVENANTS

     Section 6.01  Conduct of Business by the Company.  Except as set forth in
Section 6.01 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company covenants and agrees that, unless Alcatel shall otherwise agree in writing and unless otherwise expressly permitted hereunder, the Company and its subsidiaries shall conduct their businesses, and the Company and its subsidiaries shall not take any action except, in the ordinary course of business and in a manner consistent with past practice; and the Company shall use commercially reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as set forth in Section 6.01 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement and the Effective Time, the Company shall not and shall cause its subsidiaries not to, directly or indirectly, do or propose to do any of the following without the prior written consent of Alcatel, unless otherwise expressly permitted hereunder:

          (a) amend or otherwise change the Company Certificate of Incorporation or Company By-Laws or any of the Company's subsidiaries' equivalent organizational documents;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible or exchangeable securities, or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any of its subsidiaries or affiliates (except for the issuance of shares of Company Capital Stock issuable pursuant to the exercise of Options or Warrants, which Options or Warrants are outstanding on the date hereof);

          (c) sell, lease, license, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except (i) in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

          (d) amend or change the period (or permit any acceleration, amendment or change) of exercisability of any Options or Company Restricted Stock or authorize cash payments in exchange for any such Options (except for those Options or Company Restricted Stock which are subject to agreements existing on the date hereof which provide for mandatory acceleration of vesting as a result of the Merger);

          (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent,
     (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, or propose to do any of the foregoing, except for amendments contemplated hereby and except for repurchases pursuant to agreements in existence as of the date of this Agreement which provide for mandatory repurchases;

          (f) sell, transfer, license, sublicense or otherwise dispose of, or allow any rights to lapse with respect to, any Company Intellectual Property other than in the ordinary course of business or amend or modify any existing agreements with respect to any Company Intellectual Property or Company Licensed Intellectual Property other than in the ordinary course of business so long as such action does not involve material Company Intellectual Property;

          (g) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or other obligation or liability of any kind (other than indebtedness under existing credit facilities or loan agreements, accounts payable incurred in the ordinary course of business or for liabilities accrued in the Financial Statements), or issue any debt securities (other than debt securities issued under existing credit facilities or loan agreements and in the case of the note purchase agreement pursuant to which the Convertible Promissory Notes are issued, so long as no more than $7,276,750 in aggregate principal amount of Convertible Promissory Notes are outstanding) or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances to any person except to employees in the ordinary course consistent with past practice; (iii) enter into or amend any contract or agreement other than in the ordinary course of business; (iv) authorize or make any capital expenditures or purchase of fixed assets that, individually exceed $100,000; (v) terminate any Material Contract or amend any of its material terms (other than amendments designed to remedy defaults thereunder); or
     (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 6.01(g);

          (h) except as required by applicable Law or the terms of an agreement existing on the date hereof, increase the compensation, bonus or other benefits payable or to become payable to any of the Company's or its subsidiaries' officers, directors or employees, grant any severance or termination pay or rights to, or enter into any employment or severance agreement with, any of the Company's or its subsidiaries' officers, directors or employees, increase any benefits payable under existing severance or termination pay policies or employment agreements or establish, adopt, enter into or, except as required by law, terminate or amend, any Company Plan;

          (i) take any action, other than as required by United States GAAP, to change accounting policies, principles, methods or practices (including, without limitation, procedures with respect to reserves, revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable);

          (j) make any material Tax election inconsistent with past practice or settle or compromise any material Tax liability, except to the extent the amount of any such settlement or compromise has been reserved for in the Financial Statements;

          (k) (i) commence, pay, discharge, settle or satisfy any lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in compliance with agreements existing on the date hereof or the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice or (ii) waive any material benefits of any confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party;

          (l) permit any material increase in the number of employees employed by the Company or any of its subsidiaries on the date hereof;

          (m) terminate or fail to renew any Company Permit that is required for continued operations;

          (n) enter into any collective bargaining agreement or union contract with any labor organization or union;

          (o) amend any of the terms of any of the Non-Compete Agreements or Key Employee Agreements; or

          (p) take any further action in connection with the grant of Options or with the setting of the Exchange Ratios (other than the filing of an amendment to the Company Certificate of Incorporation as provided herein);

          (q) take or fail to take, or agree in writing or otherwise to take or fail to take, any of the actions described in Section 6.01(a) through (p) above, or that would result in any of the conditions to the Merger set forth herein not being satisfied.

     Section 6.02  Registration Statement; Company Stockholder Approval.

     (a) As promptly as practicable after the execution of this Agreement, Alcatel and the Company shall prepare, and Alcatel shall file with the SEC, a registration statement on Form F-4 pursuant to which the ADSs to be issued in the Merger and in exchange for the convertible Promissory Notes will be registered with the SEC (including any amendment or supplement thereto, the "Registration Statement"). Alcatel and the Company shall use all commercially reasonable efforts to respond to any comments of the SEC and to cause the Registration Statement to become effective as soon after filing as practicable. Except as required by applicable Law, Alcatel shall use its commercially reasonable efforts not to withdraw the

Registration Statement at any time prior to the termination of this Agreement pursuant to Article IX. The Company shall furnish Alcatel with all information concerning the Company, its subsidiaries and the holders of Company Capital Stock and shall take all such other action as Alcatel may reasonably request in connection with the Registration Statement. If at any time prior to the Effective Time, any event or circumstance relating to any of the parties hereto, or any of their respective affiliates, officers or directors, should be discovered by such party which should be set forth in an amendment or supplement to the Registration Statement, such party shall promptly inform the other parties thereof and take appropriate action in respect thereof.

     (b) The Company shall, in accordance with applicable Law and the Company Certificate of Incorporation and Company By-Laws, hold a special meeting of the stockholders of the Company (after having duly called and given notice of such meeting) (the "Company's Stockholders' Meeting"), no later than ten business days following the date on which the Registration Statement is declared effective by the SEC (except to the extent that such time period cannot be met in order to satisfy applicable Law, in which case such actions shall be taken as soon as reasonably practicable to comply with applicable Law) to consider and vote upon the approval and adoption of the Company Stockholders' Proposal, or, if such action may be taken without a Company's Stockholders' Meeting and the Company Board or any committee thereof has not withdrawn, qualified or modified in any manner adverse to Alcatel its approval or recommendation of the Company Stockholders' Proposal (or has not proposed to take such action) secure the written consent of the stockholders of the Company approving and adopting the Company Stockholders' Proposal in accordance with the Company Stockholders' Vote Condition, and, in either case, the Company shall consult with Alcatel in connection therewith. Subject to the provisions of Section 6.03(c), the Company Board shall recommend the approval and adoption of the Company Stockholders' Proposal by the stockholders of the Company and shall include such recommendation in the notice of meeting or in its materials soliciting written consents and in the Company Proxy Material, which shall be subject to the prior approval of Alcatel. Subject to the provisions of Section 6.03(c), the Company shall take all lawful action to solicit from the stockholders of the Company proxies or written consents (in compliance with this Section 6.02(b)) in favor of the approval and adoption of the Company Stockholders' Proposal and to secure the vote, written consent (in compliance with this Section 6.02(b)) or other written action of the stockholders of the Company required by Delaware Law and the Company Certificate of Incorporation and Company By-Laws to approve and adopt the Company Stockholders' Proposal in accordance with the Company Stockholders' Vote Condition.

     (c) [Reserved]

     (d) Each of Alcatel and the Company agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement or the proxy statement and related material to be used in connection with any meeting of stockholders (or consent in lieu of meeting) of the Company (the "Company Proxy Material"), will, (i) with respect to the Registration Statement, at the time the Registration Statement or any post effective amendment thereto becomes effective under the Securities Act, and
(ii) with respect to the Registration Statement and the Company Proxy Material, at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Alcatel covenants that the Registration Statement shall comply in all material respects as to form with the provisions of the Securities Act, and the rules and regulations thereunder. In no event, however, shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement or the Company Proxy Material made in reliance upon, and in conformity with, written information concerning any other party hereto furnished by such other party specifically for use in the Registration Statement or the Company Proxy Material. Each party shall advise the other parties hereto promptly of the happening of any event which makes untrue any statement of a material fact contained in the Registration Statement or the Company Proxy Material. The parties shall cooperate to promptly prepare and file, if necessary, with the SEC any amendment or supplement to the Registration Statement in order to correct any material misstatement in such documents.

     (e) The Company shall take all actions necessary to comply with Section 262(d) of the Delaware Law; provided, however, if the Company is required to comply with Section 262(d)(2) of the Delaware Law, the Company shall provide the notices required no later than five days after the receipt of the written consent of stockholders of the Company in accordance with Section 228 of the Delaware Law.

     Section 6.03 Covenants Covering Competing Transactions for the Company; Related Matters.

     (a) From the date hereof until the earlier of the termination of this Agreement pursuant to Article IX or the Effective Time the Company and its subsidiaries will not, and the Company and its subsidiaries will not, permit or cause any of their respective officers, directors, employees, investment bankers, attorneys, affiliates, accountants or other agents (collectively, the "Company Representatives") to, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate any inquiries or the making of, any offer or proposal which constitutes or is reasonably likely to lead to a Takeover Proposal (as defined below), or (ii) engage in negotiations or discussions with, or provide any non-public information or data concerning the Company to, any person (other than Alcatel or any of its affiliates or representatives) relating to any Takeover Proposal whether made before or after the date of this Agreement; provided, however, that the Company may, in response to an unsolicited bona fide written Takeover Proposal by any person, disclose such non-public information or data or engage in negotiations or discussion with such person, if, prior to taking such actions: (i) the proposal did not result from a breach of this Section 6.03(a), (ii) the Company Board determines in good faith, after consultation with legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary duties under applicable Law, (iii) the Company Board determines in good faith (after consultation with its financial advisor) that such Takeover Proposal is reasonably likely to be or result in a Superior Proposal (as defined below),
(iv) the Company receives from such person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Letter Agreement, dated as of August 3, 2000, between the Company and Alcatel ("Confidentiality Agreement"), (v) the Company has previously notified Alcatel of the Takeover Proposal Interest (as defined below) in accordance with the last sentence of this Section 6.03(a) and (vi) the Company Stockholders' Proposal has not been adopted and approved in satisfaction of the Company Stockholders' Vote Condition. Subject to Section 6.03(c), neither the Company Board nor a committee thereof may (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, its position with respect to the Company Stockholders' Proposal, (ii) approve or recommend, or propose to approve or recommend any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Takeover Proposal. The Company agrees that it will take the necessary steps to promptly inform the Company Representatives of the obligations undertaken in this Section 6.03. From the date hereof until the earlier of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company shall notify Alcatel as promptly as practicable, and in any event not later than the next day, of any inquiries, expressions of interest, requests for information, proposals or offers received by the Company or any of the Company Representatives relating to a Takeover Proposal (a "Takeover Proposal Interest") indicating, in connection with such notice, the name of the person who made such Takeover Proposal Interest and the material terms and conditions of any proposals or offers, and thereafter shall keep Alcatel informed, on a current basis, of any changes in the status and content of any such proposals or offers. The Company and its subsidiaries shall, and the Company shall cause the Company representatives to, immediately cease any and all existing activities, discussions or negotiations conducted heretofore with respect to the Company's equity fundraising efforts, except in connection with the issuance of Convertible Promissory Notes in an amount as limited by Section 6.01 hereof.

     (b) As used in this Agreement, "Takeover Proposal" shall mean (i) any proposal for a merger, share exchange, consolidation or other business combination concerning the Company or any of its subsidiaries, (ii) any proposal or offer to the Company or any of its stockholders to acquire in any manner, directly or indirectly, any part of the assets or more than 10% of any equity securities of the Company or any of its subsidiaries, (iii) any proposal or offer with respect to any recapitalization or restructuring concerning the Company or any of its subsidiaries or (iv) any proposal or offer with respect to any other transaction similar to any of the foregoing relating to the Company or any of its subsidiaries. For purposes of this

Agreement, "Superior Proposal" means a Takeover Proposal that involves at least 80% of the Company Capital Stock (or, if such Takeover Proposal involves a transfer of the assets of the Company and its subsidiaries, taken as a whole, at least 80% of the fair market value of such assets) which the Company Board determines in good faith (based on consultation with its financial advisor, taking into account all of the terms and conditions of the Takeover Proposal, including any conditions to consummation) to be more favorable and the value of which exceeds the value of the Merger Consideration (it being agreed that the Merger Consideration shall be valued (A) for the portion that is comprised of ADSs, based on the average closing prices for ADSs on the NYSE and (B) for the portion that is comprised of Alcatel Shares, based on the average closing prices for Alcatel Shares on Euronext, each for the twenty (20) trading days immediately preceding the date on which the Company Board evaluates such Takeover Proposal).

     (c) Neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify or propose to withdraw, qualify or modify, in a manner adverse to Alcatel, its approval or recommendation of the Company Stockholders' Proposal by the Company Board, (ii) approve or recommend, or propose to approve or recommend, a Superior Proposal, or (iii) cause the Company to enter into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Superior Proposal unless (A) an unsolicited, written Superior Proposal has been made and has not been withdrawn, (B) the Company Board has complied with its obligations in Section 6.03(a), (C) the Company Board has concluded in good faith, after consultation with legal counsel, that, in light of such Superior Proposal, the failure of the Company Board to take any of the actions described in Section 6.03(c)(i), (ii) or (iii), is reasonably likely to result in a breach of its fiduciary duties to the Company's stockholders under applicable Law, (iv) the Company Stockholders' Meeting has not occurred, and (v) the Company Board provides Alcatel with at least five business days' prior notice of its proposal to take any of the actions described in Section 6.03(c)(i), (ii) or (iii) during which time Alcatel may make, and in such event the Company shall consider, a counterproposal to such Superior Proposal, and the Company shall and shall cause its legal and financial advisors to, negotiate with Alcatel with respect to the terms and conditions of any such counterproposal. Neither the Company Board's ability to take any of the actions described in Section 6.03(c)(i), (ii) or (iii) nor the commencement, disclosure, announcement or submission to it of a Takeover Proposal shall relieve the Company of its obligation to duly call, give notice of, convene and hold a Company's Stockholders' Meeting to consider and vote upon the approval and adoption of the Company Stockholders' Proposal, pursuant to
Section 6.02(b).

     Section 6.04  Access to Information; Confidentiality.

     (a) Upon reasonable notice, the Company shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Alcatel reasonable access, during the period from the date hereof and until the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, the Company shall (and shall cause its subsidiaries to) furnish promptly to Alcatel all information concerning its business, properties and personnel as Alcatel may reasonably request, and shall make available to Alcatel the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as Alcatel may reasonably request. Notwithstanding the foregoing, no such review, inquiry or investigation shall affect any representations or warranties of the Company contained herein or in any Ancillary Agreement or the conditions to the obligations of Alcatel and Merger Sub.

     (b) The parties acknowledge that Alcatel and the Company have previously executed the Confidentiality Agreement which will continue in full force and effect in accordance with its terms.

     Section 6.05  Consents, Approvals; Taking of Necessary Action.

     (a) Subject to the terms hereof, the Company and Alcatel shall each use its commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable including, without limitation, the transfer, assignment or securing of reissuance of any Company Environmental Permits and the provision of any required notice, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or Alcatel or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement, the Ancillary Agreements and the consummation of the Merger and transactions contemplated hereby and thereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable U.S. federal or state or foreign securities Laws, (B) the HSR Act and any related governmental request thereunder, (C) NYSE and Euronext regulations, (D) the regulations of the Commission des Operations de Bourse and (E) any other applicable Law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and Alcatel shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Alcatel shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Registration Statement) in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

     (b) Subject to the terms hereof, Alcatel and the Company agree, and shall cause each of their respective subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any governmental clearances or approvals required for Closing under the HSR Act and any other Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Antitrust Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement or the Ancillary Agreements under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Alcatel shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section 6.05, neither Alcatel, the Company nor any of their respective subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, other than in connection with the divestiture of assets or a limitation of its business that Alcatel or the Company, as the case may be, reasonably determines to be insignificant in amount and not meaningful in the operation of the other aspects of the business. In addition, neither Alcatel, the Company nor any of their respective subsidiaries shall take any action under this Section 6.05 if the United States Department of Justice, the United States Federal Trade Commission or any other Governmental Entity with jurisdiction to enforce Antitrust Laws authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

     (c) Each of the Company and Alcatel shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule, or (C) required to prevent a Company Material Adverse Effect or Alcatel Material Adverse Effect from occurring prior to or after the Effective Time.

     (d) Alcatel and the Company shall use commercially reasonable efforts and shall cooperate with each other in order to consummate the Merger as soon as reasonably practicable on or before March 15, 2002.

     (e) The Company and Alcatel shall work together to ensure that the Company's existing insurance for pre-Closing periods shall be in effect following the Closing.

     Section 6.06  Stock Options.

     (a) At the Effective Time, each outstanding Option, whether vested or unvested, shall, by virtue of this Agreement and without any further action of the Company, the Surviving Corporation, Alcatel or the holder of any Option, be converted into a stock option to purchase Alcatel Shares in a manner consistent with Section 424 of the Code and as provided by subsection (b) below, and, after the Effective Time, all references to the Company in the Company Option Plan and the applicable stock option agreements shall be deemed to refer to the Surviving Corporation, which shall have retained the Company Option Plan as of the Effective Time by virtue of this Agreement and the Merger and without any further action, except that references to shares of Company Common Stock shall be deemed to be to Alcatel Shares in accordance with subsection (b) below.

     (b) Each Option so retained by the Surviving Corporation under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Option Plan and the applicable stock option agreements as in effect immediately prior to the Effective Time, except that (i) such Option will be exercisable for that number of Alcatel Shares equal to the product of the number of shares of Company Common Stock that were purchasable under such Option immediately prior to the Effective Time multiplied by 0.063351086, rounded down to the nearest whole number of Alcatel Shares and (ii) the per share exercise price for the Alcatel Shares issuable upon exercise of such assumed Option will be equal to the exercise price per share of Company Common Stock at which such Option was exercisable immediately prior to the Effective Time divided by 0.063351086 and rounding the resulting exercise price up to the nearest whole cent. It is the intention of the parties that the Options remaining outstanding following the Effective Time will qualify, to the maximum extent permissible following the Effective Time, as incentive stock options as defined in Section 422 of the Code solely to the extent such Options qualified as incentive stock options prior to the Effective Time.

     (c) As soon as reasonably practicable after the Effective Time, the Company will deliver to Option holders appropriate notices setting forth such holders' rights pursuant to the Company Option Plan and the applicable stock option agreements evidencing the Options and confirming that the Company Option Plan and the Options have been converted in accordance with the terms and conditions required by this Section 6.06. Alcatel hereby agrees to register the Alcatel Shares underlying such Options with the SEC on Form S-8 within five business days subsequent to the Effective Time.

     Section 6.07  Employee Matters.

     (a) Following the Merger and in accordance with Alcatel's customary practice in the United States for its non-manufacturing companies, Alcatel shall use its commercially reasonable efforts to grant options to purchase Alcatel Shares or ADSs to certain of those persons who are senior executives of the Company and who are employed by the Surviving Corporation or any of its affiliates at the time of such grants.

     (b) As of the Effective Time, Alcatel shall provide, or shall cause the Surviving Corporation to provide, employee benefits to the employees of the Company (the "Company Employees") that are substantially comparable in the aggregate to the benefits provided to such Company Employees immediately prior to the Effective Time. For purposes of determining eligibility to participate and the vesting of benefits under plans maintained or contributed to by the Surviving Corporation or Alcatel for the benefit of the Company Employees (the "Alcatel Plans") (including, but not limited to, any pension, severance, 401(k), vacation and sick pay plan), and for purposes of calculating benefits under any severance, sick leave or vacation plans, Alcatel shall give credit for years of service with the Company solely to the extent recognized by the Company under the applicable similar Company Plan, and solely to the extent such time period is recognized under the terms of the Alcatel Plans, as if they were years of service with Alcatel. Alcatel shall use its commercially reasonable efforts to recognize such service for purposes of satisfying any waiting period, evidence of insurability requirements, or the application of any preexisting condition limitation. Alcatel shall also use its commercially reasonable efforts to give Company Employees credit for amounts paid under a corresponding Company Employee Plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the benefit plan sponsored or maintained by Alcatel or the Surviving Corporation. Alcatel shall assume and honor the obligations of the Company under all employment, severance, consulting and other compensation contracts, arrangements, commitments or understandings disclosed in Section 3.11(a) of the Company Disclosure Schedule. Nothing herein shall be construed to require Alcatel or the Surviving Corporation to provide any duplicative benefits.

     Section 6.08  Notification of Certain Matters.

     (a) The Company shall give prompt notice to Alcatel of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to Alcatel or Merger Sub.

     (b) Alcatel shall give prompt notice to the Company of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty of Alcatel contained in this Agreement to be untrue or inaccurate and (ii) any failure of Alcatel or Merger Sub materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the Company.

     Section 6.09 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Alcatel and the Company. Thereafter, so long as this Agreement is in effect, Alcatel and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that Alcatel or the Company may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law or applicable stock exchange regulation if it has used all commercially reasonable efforts to consult with the other party.

     Section 6.10  Expenses.

     (a) Except as otherwise specifically provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the negotiation of this Agreement, the Ancillary Agreements, the Non-Compete Agreements and the Key Employee Agreements, the taking of all actions contemplated hereby and thereby, and the consummation of the Merger, including, without limitation, attorneys' and accountants' fees and fees of any brokers, financial advisors, investment bankers or finders (including the persons described in Section 3.16), shall be paid by the party incurring such expense, provided, however, that (i) if the Merger is consummated, such costs and expenses of the Company may not exceed the amount set forth in Annex 2.07
(ii) all costs and expenses in connection with the negotiation (with respect to the reasonable fees of counsel to the Escrow Agent), execution and administration of the Escrow Agreement by the Escrow Agent shall be paid by Alcatel and (iii) if the Merger is not consummated, each of Alcatel and the Company shall pay half of the filing fee for the filing required pursuant to the HSR Act. All costs and expenses of the Company in excess of the amount set forth in Annex 2.07 shall be the obligation of the Company Stockholders and shall be satisfied from the Escrow Indemnity Account directly and shall not be subject to the provisions of Article VIII (other than Section 8.06).

     (b) The Company shall use its commercially reasonably efforts to cause all persons (including, without limitation, attorneys, accountants, brokers, financial advisors, investment bankers, finders and the persons described in
Section 3.16, who have provided or will provide the Company with services in connection with this Agreement, the Merger, the Ancillary Agreements, the Non-Compete Agreements and the Key Employee Agreements, and the transactions contemplated hereby and thereby, to submit to the Company, prior to the Effective Time, invoices with respect to all such services.

     Section 6.11  Listing of ADSs/Alcatel Shares.

     (a) Alcatel shall use its commercially reasonable efforts to have authorized for listing on the NYSE, upon official notice of issuance, the ADSs and (for technical purposes only not involving trading privileges) the Alcatel Shares to be issued in the Merger (including upon the exercise of any Warrant assumed by Alcatel pursuant to Section 6.13 and as a result of the payment of the Convertible Promissory Notes pursuant to Section 2.06(f) hereof).

     (b) Following the consummation of the Merger, Alcatel shall use its commercially reasonable efforts to have authorized for listing on the Euronext the Alcatel Shares issuable upon exercise of the Options pursuant to Section
6.06 and underlying the ADSs issued pursuant to Section 2.06(c) and (f) hereof.

     (c) The parties acknowledge that until the ADSs trade ex-dividend for the 2001 Dividend (if any) the ADSs receivable as Merger Consideration will have a CUSIP number that is different from the CUSIP for the ADSs currently traded on the NYSE to evidence that such shares will trade without entitlement to such 2001 Dividend. In addition, the parties acknowledge that if the Merger is consummated prior to the record date for the 2001 Dividend, any Alcatel Shares issued upon the exercise of Options will also not be entitled to the 2001 Dividend.

     Section 6.12 Affiliate Agreements. The Company will cause each person who is identified in Section 3.30 of the Company Disclosure Schedule and any other person who, to the knowledge of the Company, is or becomes an "affiliate" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145") to deliver to Alcatel, as soon as practicable but not later than 30 days after the date hereof, a written agreement (a "Company Affiliate Agreement") in connection with restrictions on affiliates under Rule 145, in a form reasonably acceptable to Alcatel. The Company shall provide prompt notice to Alcatel of any such other person who, to the knowledge of the Company, is or becomes an "affiliate" of the Company who is not identified in Section 3.30 of the Company Disclosure Schedule.

     Section 6.13 Warrants. The Company will use commercially reasonable efforts to cause all warrants to purchase capital stock of the Company (each, a "Warrant" and collectively, the "Warrants") to be exercised immediately prior to the Effective Time. In the event that the holder of any Warrant shall not have elected to exercise such Warrant prior to the Effective Time, then, at the Effective Time, by virtue of the Merger and without any action by the holders of the Warrants, each Warrant outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to acquire, on the same terms and conditions as were applicable under such Warrant, the same number of ADSs (rounded down to the nearest whole ADS) as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective Time, at a price per ADS (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of Company Capital Stock otherwise purchasable pursuant to such Warrant divided by (B) the aggregate number of shares of ADSs deemed purchasable pursuant to such Warrant.

     Section 6.14 Tax Treatment. Each of the parties hereto shall use commercially reasonable efforts to cause the Merger to qualify, and shall not knowingly take actions or cause actions to be taken that could reasonably be expected to prevent the Merger from qualifying, as a reorganization under
Section 368(a) of the Code.

     Section 6.15 Compliance with New Jersey's ISRA. For each property owned, leased or operated by the Company or any of its subsidiaries in the State of New Jersey, on or prior to the Effective Time, the Company shall have secured from the New Jersey Department of Environmental Protection ("NJDEP") and provided to Alcatel either: (a) a Letter of Non-Applicability under New Jersey's Industrial Site

Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA"), or (b) a written approval by the NJDEP of a negative declaration affidavit, which affidavit has been submitted by the Company to the NJDEP based on the information contained in a Preliminary Assessment for each property prepared pursuant to ISRA.

     Section 6.16 Product Development. The Company will use its commercially reasonable efforts to launch the ON 7000 product on the schedule described in that certain letter from the President of the Company to Mr. Chris Stark dated the date hereof. If the Company reasonably determines that it requires additional finances to meet such launch targets, the Company shall notify Alcatel of such funding needs. The parties shall negotiate in good faith the terms pursuant to which Alcatel shall provide, or cause to be provided, such funding, the amount of which shall be reasonable and consistent with the letter mentioned above. No advances provided pursuant to this Section 6.16 shall reduce the number of ADSs and Alcatel Shares issuable as Merger Consideration.

     Section 6.17 Stockholder Litigation. Until the earlier of the termination of this Agreement pursuant to Article IX or the Effective Time, the Company shall give Alcatel the opportunity to participate in the defense or settlement of any stockholder litigation against the Company or the Company Board relating to this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby, and shall not settle any such litigation without Alcatel's prior written consent, which will not be unreasonably withheld or delayed.

     Section 6.18  Continuing Director and Officer Indemnification.

     (a) From and after the Effective Time, the Surviving Corporation (or its successors or assigns) and Alcatel shall fulfill and honor the obligations of the Company pursuant to the indemnification provisions in the Company's Certificate of Incorporation and By-Laws existing as in effect on the date hereof with respect to the Company's directors and officers.

     (b) The provisions of this Section 6.18 are intended to be for the benefit of, and shall be enforceable by each indemnified party, his or her heirs and representative and may not be amended, altered or repealed without the prior written consent of the affected indemnified party.

     (c) For a period of six years after the Effective Time, Alcatel shall cause the Surviving Corporation to maintain in effect a directors and officers liability insurance policy covering those persons who are currently covered and, prior to the Effective Time, who become covered by, the Company's directors and officers liability insurance policy with coverage in amount and scope at least as favorable to such persons as the Company's existing coverage; provided, that in no event shall Alcatel or the Surviving Corporation be required to expend in excess of 125% of the annual premium currently paid by the Company for such coverage.

     Section 6.19  [Reserved]

     Section 6.20  Certain Tax Matters

     (a) Each of the parties hereto covenants and agrees to report the Merger for United States federal and applicable state income tax purposes in a manner consistent with the characterization of the Merger as a tax-free reorganization under Section 368 of the Code, including causing the Surviving Corporation to file the statements required by Treasury Regulation sections 1.368-3 and 1.367(a)-3(c)(6) based on the information the parties have obtained pursuant to
Section 6.20(b); provided that, notwithstanding the foregoing, Alcatel will cause the Surviving Corporation to state, on such statements that no "control group" exists within the meaning of Treasury Regulation Section 1.367(a)-3(c)(1)(ii), assuming that actual knowledge of Alcatel is not inconsistent with such statement. Alcatel and the Company covenant and agree to cooperate, to the extent practicable, on the preparation of such statements prior to the Effective Time.

     (b) Alcatel and Merger Sub, on the one hand, and Company, on the other hand, covenant and agree to cooperate in determining, prior to the Effective Time, whether any of the Company Stockholders would be treated as a "five-percent transferee shareholder," as such term is defined in Treasury Regulation section 1.367(a)-3(c)(5)(ii) and the Company shall update the information contained on Section 5.10 of the Company Disclosure Schedule, to the extent appropriate, prior to the Effective Time (but the Company shall not be deemed to have breached this Section 6.20(b) in the event that it is unable, for any reason, after reasonable effort, to update the information contained in Section 5.10 of the Company Disclosure Schedule).

     (c) Prior to the Closing (or at such other times as requested by counsel), Alcatel, Merger Sub and the Company shall execute and deliver to Proskauer Rose LLP and to Testa, Hurwitz & Thibeault LLP, tax representation letters (which will be used in connection with the tax opinions contemplated by Sections 6.20(d) and 7.03(g)) substantially in the form of Exhibit I.

     (d) Alcatel will use commercially reasonable efforts to cause Proskauer Rose LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act, which tax opinion will be included as an exhibit to the Registration Statement.

     Section 6.21 Update Schedule. The Company shall provide to Alcatel, three business days prior to the Effective Time, a schedule (the "Update Schedule") listing (i) all holders of Company Capital Stock as of such date, as well as the number, class and series of shares of Company Capital Stock held by each such holder, and (ii) all holders of Warrants as of the date thereof, as well as the number, class and series of shares of Company Capital Stock subject thereto, the date upon which each such Warrant is exercisable and the exercise price per share of each such Warrant. In the event that any of the information contained in the Update Schedule shall not be true and correct as of immediately prior to the Effective Time, the Company shall provide to Alcatel, prior to the Effective Time, a revised Update Schedule setting forth in reasonable detail all relevant changes thereto.

     Section 6.22 Pooling of Interests. Alcatel and the Company shall each use commercially reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests for French GAAP purposes.

     Section 6.23 Issuance and Conversion of ORAs. Alcatel covenants and agrees to (i) provide Merger Sub with sufficient capital to purchase such aggregate principal amount of ORAs as is described in Section 2.06A hereof, (ii) cause a subsidiary to issue, at prior to the Effective Time, such principal amount of ORAs as Merger Sub may request pursuant to Section 2.06A hereof (iii) upon receipt of the Trust Notice, issue such number of ADSs in payment for the ORAs held by the Trustee and (iv) promptly after the Effective Time, provide the Surviving Corporation with sufficient capital to purchase such aggregate principal amount of ORAs as is equal to the number of (A) ADSs issuable pursuant to Section 6.13 for the exercise of Warrants, (B) Alcatel Shares issuable upon conversion of Options pursuant to Section 2.06(d) and Section 6.06 and (C) ADSs issuable pursuant to Section 2.06(f) for the payment of the Convertible Promissory Notes and (v) cause a subsidiary to issue, following the Effective Time, such principal amount of ORAs as the Surviving Corporation may request as described in clause (iv) of this Section 6.23.

                                  ARTICLE VII.

                            CONDITIONS TO THE MERGER

     Section 7.01  Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

          (a) The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

          (b) The Company Stockholders' Proposal shall have been approved and adopted by the stockholders of the Company in satisfaction of the Company Stockholders' Vote Condition at the Company Stockholders' Meeting or by written consent in accordance with Delaware Law and the Company Certificate of Incorporation;

          (c) [Reserved]

          (d) Any waiting period applicable to the consummation of the Merger under the HSR Act, or any other Antitrust Laws, shall have expired or been terminated and all other consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required to consummate the Merger shall have been filed, made or obtained, in each case on terms reasonably satisfactory to Alcatel, except for such consents, approvals, orders or authorizations which involve an insignificant amount of assets and which do not provide for any penalties or fines due to the failure to receive such consents, approvals, orders or authorizations (it being understood that the parties shall use commercially reasonable efforts to put in place a structure in order to provide Merger Sub and indirectly, Alcatel, with the benefit of such assets);

     (e) No judgment, order, injunction, decree or ruling issued by any Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have been issued and then be in effect (provided that the parties hereto shall use their commercial reasonable efforts to have any such judgment, order, injunction, decree or ruling vacated or lifted), nor shall there have been any Law enacted, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

     (f) Each of Alcatel, the Company and the Stockholders' Representative shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit E.

     (g) The ADSs and the Alcatel Shares to be issued as the Merger Consideration shall be listed on the NYSE or on such national securities exchange or quoted on such national market system as the ADSs and the Alcatel Shares are listed or quoted as of the Effective Time.

     Section 7.02 Additional Conditions to Obligations of Alcatel and Merger Sub. The obligations of Alcatel and Merger Sub to effect the Merger are also subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived by Alcatel:

          (a) The representations and warranties of the Company contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Company Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and on and as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, as of such earlier date), except for such failures to be true and correct that in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. Alcatel shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

          (b) The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and by each Ancillary Agreement to be performed or complied with by them on or prior to the Effective Time, and Alcatel shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

          (c) Company Stockholders entitled to receive, in the aggregate, not more than 7% of the ADSs issuable pursuant to Section 2.06(c) hereof shall have demanded appraisal for such shares in accordance with Section 262 of the Delaware Law;

          (d) Alcatel shall have received from Testa, Hurwitz and Thibeault, LLP, counsel to the Company, an opinion in a form reasonably agreed by the parties;

          (e) There shall not have been any action taken, or any Law enacted, promulgated, issued or deemed applicable to the Merger by any Governmental Entity, which would (i) prohibit the Surviving Corporation's ownership or operation of all or a material portion of the Company's business or assets, or compel the Surviving Corporation or Alcatel to dispose of or hold separate all or a material portion of the Company's business or assets, as a result of the Merger; (ii) render Alcatel unable to consummate the Merger; or (iii) impose or confirm material limitations on the ability of Alcatel effectively to exercise full rights of ownership of shares of the capital stock of the Surviving Corporation, including without limitation, the right to vote any such shares on all matters properly presented to the stockholders of the Surviving Corporation, and no such action shall have been taken or any such Law enacted, promulgated, issued or deemed applicable to the Merger which in the reasonable judgment of Alcatel will produce such a result;

          (f) All officers and directors of the Company who Alcatel has requested to resign shall have resigned or otherwise been removed from office;

          (g) All notices to, and consents, approvals or waivers of, all persons under the agreements, instruments or documents listed in Annex 7.02(g) shall have been given or obtained in a form and manner acceptable to Alcatel;

          (h) No Company Material Adverse Effect shall have occurred between the date hereof and the Effective Time.

          (i) Alcatel shall be reasonably satisfied that the business combination to be effected by the Merger will qualify as a pooling of interests transaction for accounting purposes under French GAAP;

          (j) Alcatel shall have received from each person who is identified in
     Section 3.30 of the Company Disclosure Schedule, or in any notice delivered by the Company to Alcatel pursuant to Section 6.12, as an "affiliate" of the Company a Company Affiliate Agreement, and each such Company Affiliate Agreement shall be in full force and effect;

          (k) At or prior to the Effective Time, the Voting Agreement and the Investor Rights Agreement shall have terminated and the Company shall have obtained a waiver and release from Comdisco, Inc. ("Comdisco") with respect to Comdisco's rights pursuant to Sections 14.1, 14.2 and 14.4 of the Master Lease Agreement dated June 15, 1999 (the "Master Lease Agreement") entered into between Comdisco and the Company, and Alcatel shall have received evidence of such termination or waiver and release;

          (l) The agreements from the Company employees listed in Annex 7.02(l) (the "Key Employees"), that were executed on the date hereof in the form approved by Alcatel (the "Key Employee Agreements") in favor of the Company shall be in full force and effect;

          (m) The non-competition agreements with the persons listed in Annex 7.02(m) that were executed on the date hereof in the form approved by Alcatel in favor of the Company (the "Non-Compete Agreements") shall be in full force and effect;

          (n) The Company and the Trustee shall have entered into the Trust Agreement in the form attached as Exhibit D;

          (o) The Company shall have filed an amendment to the Company Certificate of Incorporation which amends the liquidation preference for each series of Company Preferred Stock in accordance with the Exchange Ratios.

          (p) All corporate actions, proceedings, instruments, and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for Alcatel and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     Section 7.03 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived by the Company:

          (a) The representations and warranties of Alcatel contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Alcatel Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and on and as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, as of such earlier date), except for such failures to be true and correct which in the aggregate would not reasonably be expected to have an Alcatel Material Adverse Effect. The Company shall have received a certificate signed on behalf of Alcatel by an executive officer of Alcatel to such effect; notwithstanding anything to the contrary in this Agreement, if and to the extent there are purchases of Alcatel Shares between the date of this Agreement and the Effective Time that cause the representation in Section 5.10(b) to be untrue, then the sole and exclusive remedy of the Company shall be to determine that the closing condition set forth in this Section 7.03(a) has not been satisfied and to decide not to effect the Merger, and Alcatel shall have no liability as a result of the inaccuracy of the representation in Section 5.10(b).

          (b) Each of Alcatel and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Alcatel by an executive officer of Alcatel to such effect;

          (c) The Company shall have received from Proskauer Rose LLP, counsel to Alcatel and Merger Sub, an opinion in a form reasonably agreed by the parties; (d) No Alcatel Material Adverse Effect shall have occurred between the date hereof and the Effective Time.

          (e) The Company shall have received from Alcatel's general counsel an opinion in a form reasonably agreed by the parties;

          (f) All corporate actions, proceedings, instruments, and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Company and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested; and

          (g) The Company shall have received a legal opinion of Testa, Hurwitz & Thibeault LLP dated as of the Closing Date, in form and substance reasonably acceptable to the Company, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger should be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, Testa, Hurwitz & Thibeault LLP may
     (i) require and rely upon (and may incorporate by reference) representations and covenants, including those contained in the certificates of the officers of Alcatel, Merger Sub, the Company and others referred to in Section 6.20 and (ii) make such assumptions (including but not limited to the proper characterization of certain instruments for United States federal income tax purposes and the status of Alcatel Shares as "voting stock" for purposes of Section 368 of the Code) as it may determine to be necessary. The Company shall have received executed copies of the certificates of officers and directors of Alcatel, Merger Sub, the Company and others referred to in Section 6.20 that may be required by counsel in connection with the opinion referred to in this Section.

                                 ARTICLE VIII.

                                INDEMNIFICATION

     Section 8.01 Indemnification of Alcatel. Alcatel, Merger Sub, the Surviving Corporation and their respective officers, directors, employees, agents and affiliates (collectively, the "Alcatel Indemnitees") shall be indemnified and held harmless from and against any and all liabilities, Environmental Liabilities, obligations, losses, assessments, damages, deficiencies, demands, claims, actions, causes of action, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses and any reasonable amounts paid in investigation, defense or settlement of any of the foregoing) of any kind, manner or nature whatsoever, whether arising out of third-party claims or claims by one or more parties hereto against any other party(ies) hereto (collectively, "Losses"), as and when incurred, based upon, arising out of or otherwise in respect of:

          (a) any misrepresentation or breach of warranty by the Company contained herein, in any Ancillary Agreement or in any document or agreement delivered pursuant hereto or thereto; or any claim by a third party which would constitute such a misrepresentation or breach; or any claim resulting from the matter disclosed to Proskauer Rose LLP by the President of the Company in a letter dated the date hereof;

          (b) any breach of or failure to perform any covenant or agreement by the Company contained herein, in any Ancillary Agreement or in any document or agreement delivered pursuant hereto or thereto, or any claim by a third party which would constitute such a breach or failure.

     Section 8.02 Reliance not an Element. The parties hereto acknowledge that reliance shall not be an element of any claim by any party hereto for breach of warranty or misrepresentation under this Agreement.

     Section 8.03  General Indemnification Provisions.

     (a) For the purposes of this Section 8.03, the term "Indemnitee" shall refer to the Alcatel Indemnitee indemnified or entitled, or claiming to be entitled, to be indemnified pursuant to the provisions of Section 8.01, and the term "Indemnitors" shall refer to the Company Stockholders.

     (b) The Indemnitee shall promptly give the Stockholders' Representative notice of any matter which the Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Losses (whether actual or reasonably estimated), the method of computation thereof and the basis for the claim, all with reasonable particularity. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the Indemnitee to collect such claim from the Indemnitors so long as such failure to so notify does not materially adversely affect the Indemnitor's ability to defend such claim against a third party. The obligations and liabilities of the Indemnitors under this Article VIII with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article VIII ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions:

          (i) if the Indemnitee shall receive notice of any Third-Party Claim, the Indemnitee shall give the Stockholders' Representative prompt notice of such Third-Party Claim and shall permit the Stockholders' Representative, at its option, to assume and control the defense and/or management of such Third-Party Claim at the Indemnitors' expense and through counsel of its choice if the Stockholders' Representative gives prompt notice of its intention to do so to the Indemnitee and does so promptly thereafter;

          (ii) if the Stockholders' Representative exercises its right to undertake the defense and/or management of any such Third-Party Claim, the Indemnitee shall cooperate with the Stockholders' Representative in such defense and/or management and make available to the Stockholders' Representative all witnesses, pertinent records, materials and information in the Indemnitee's possession or under its control relating thereto as is reasonably required by the Stockholders' Representative;

          (iii) if the Stockholders' Representative does not exercise its right to undertake the defense and/or management of any Third-Party Claim as provided above, the Indemnitee may, directly or indirectly, conduct the defense and/or management of any such Third-Party Claim in any manner it reasonably may deem appropriate and at the expense of the Indemnitors which shall be paid from the Escrow Indemnity Account, and the Stockholders' Representative shall cooperate with the Indemnitee in such defense and/or management and make available to the Indemnitee all witnesses, pertinent records, materials and information in the Stockholders' Representative's possession or under its control relating thereto as is reasonably required by the Indemnitee;

          (iv) the Stockholders' Representative will not consent to the entry of any judgment or enter into any settlement with respect to a Third-Party Claim (x) without the prior written consent of the Indemnitee (not to be unreasonably withheld), unless the judgment or proposed settlement involves only the payment of money damages, does not impose an injunction or other equitable relief upon the Indemnitee and could not otherwise reasonably be expected to have a material adverse effect on the Indemnitee and (y) unless the consent or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of an unconditional release from all liability in respect of the Third-Party Claim;

          (v) the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to a Third-Party Claim without the prior written consent of the Stockholders' Representative (not to be unreasonably withheld), unless the Stockholders' Representative fails to assume the defense and/or management of the Third-Party Claim in accordance with this Section 8.03 and then only if such consent or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to the Company Stockholders and the Stockholders' Representative of an unconditional release from all liability in respect of the Third-Party Claim; and

          (vi) if there is a reasonable probability that a Third-Party Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other monetary payments, the Indemnitee shall have the right, at its own cost and expense, to participate in the defense of the Third-Party Claim.

     Section 8.04  Certain Limits on Indemnification.

     (a) Notwithstanding anything to the contrary in this Agreement, the Alcatel Indemnitees shall not be entitled to satisfy their claims for Losses under
Section 8.01 from the Escrow Indemnity Account unless the aggregate amount of Losses for which any one or more of the Alcatel Indemnitees would be entitled to indemnification under Section 8.01 equals or exceeds $1,000,000 (the "Basket Amount"), in which case the Alcatel Indemnitees shall be entitled to the entire amount of such Losses, including Losses covered by the Basket Amount.

     (b) For purposes of this Article VIII, the amount of any Losses shall be determined (A) without giving effect to any Company Material Adverse Effect standard or any other materiality or similar qualification contained in any representation, warranty or covenant herein and (B) net of any tax benefits realized by the Alcatel Indemnitees as a direct result of such Loss.

     (c) Each Alcatel Indemnitee shall have the obligation to take commercially reasonable efforts to mitigate the Losses.

     (d) Subject to the proviso of this Section 8.04(d), no claim under this
Article VIII shall be made after the expiration of the Survival Period, provided, however, that if written notice of a claim is made prior to the expiration of the Survival Period, then the relevant representation, warranty or covenant shall survive as to such claim only until the claim has been finally resolved.

     (e) If there is a final determination that an indemnity payment made pursuant to this Article VIII is taxable to the Alcatel Indemnitee, the Alcatel Indemnitee shall be entitled to such additional amounts as will result in the Alcatel Indemnitee receiving on an after-tax basis the amount of indemnity to which it is entitled.

     Section 8.05  Satisfaction of Indemnification Obligations.  Subject to
Section 8.04 and in compliance with the terms of the Escrow Agreement, the Alcatel Indemnitees shall, in satisfaction of any claims for indemnification arising under Section 8.01 above, be entitled to receive from the Escrow Indemnity Account (and delivered by the Escrow Agent) such number of ADSs as is equal to the value of the Losses as to which the Alcatel Indemnitees are entitled to indemnification, as determined pursuant to the terms of the Escrow Agreement. The sole recourse and exclusive remedy that the Alcatel Indemnitees shall have to satisfy any claims for indemnification pursuant to this Article VIII shall be the Escrow Indemnity Account established pursuant to the Escrow Agreement.

     Section 8.06 Exclusive Remedy. The indemnification provided in this Article and in Section 6 of each Stockholder Agreement and the obligations in Sections 2.07 and 6.10 shall be the sole and exclusive post-Closing remedy available to the Alcatel Indemnitees against the Company, the Company Stockholders, the holders of Options and Warrants, or any of their respective affiliates, for any claim under this Agreement or any Ancillary Agreement other than in connection with (i) claims for fraud or intentional misrepresentation or
(ii) claims related to a Title Breach (as defined in the Stockholder
Agreements).

                                  ARTICLE IX.

                                  TERMINATION

     Section 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (with respect to Section 9.01(b) through (h), by written notice by the terminating party to the other party):

          (a) by mutual written consent duly authorized by the Company Board and an officer of Alcatel; or

          (b) by either Alcatel or the Company if the Merger shall not have been consummated on or prior to June 30, 2002 (provided that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill (and, in the case of Alcatel, if Merger Sub's failure to fulfill) any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) by either Alcatel or the Company if a Governmental Entity shall have (i) issued a non-appealable final judgment, order, injunction, decree or ruling or taken any other action or (ii) enacted, enforced or deemed applicable to the Merger a Law in final form, in each case having the effect of permanently restraining, enjoining, prohibiting or making illegal the consummation of the Merger (provided that the party seeking to terminate pursuant to this Section 9.01(c) shall have used commercially reasonable efforts to have any such judgment, order, injunction, decree, ruling or other action vacated or lifted); or

          (d) by either Alcatel or the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company (in the case of termination by Alcatel) or on the part of Alcatel or Merger Sub (in the case of termination by the Company) set forth in this Agreement such that the conditions set forth in Section 7.02(a) or 7.02(b) (in the case of termination by Alcatel) or Section 7.03(a) or 7.03(b) (in the case of termination by the Company) would not be satisfied (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of 30 days from notice to the breaching party of its occurrence through the exercise of the breaching party's commercially reasonable efforts, and for so long as the breaching party continues to exercise such commercially reasonable efforts, neither Alcatel nor the Company, as the case may be, may terminate this Agreement under this Section 9.01(d) until the expiration of such period without such Terminating Breach having been cured (but in no event shall the preceding proviso be deemed to extend the date set forth in Section 9.01(b)); or

          (e) by the Company (subject to the Company's compliance with Section 9.02(b)(i)) or Alcatel, if the Company Stockholders' Proposal is not adopted or approved at the Company Stockholders' Meeting in satisfaction of the Company Stockholders' Vote Condition; or

          (f) by Alcatel, if the Company does not duly call, give notice of and hold the Company's Stockholders' Meeting to vote upon the Company Stockholders' Proposal by the date set forth in Section 6.02(b) of this Agreement, unless the delay was reasonably necessary in order to comply with applicable Law, or the written consent of the Company's stockholders approving and adopting the Company Stockholders' Proposal was previously received in satisfaction of the Company Stockholders' Vote Condition; or

          (g) [Reserved]

          (h) by Alcatel under the circumstances where (i) the Company Board or any committee thereof withdraws, qualifies or modifies, or proposes to withdraw, qualify or modify, in a manner adverse to Alcatel, its approval or recommendation of the Company Stockholders' Proposal, (ii) the Company Board shall have failed to include in its notice of meeting or materials soliciting written consents and in its Proxy Material the recommendation of the Company Board in favor of the approval and adoption of the Company Stockholders' Proposal, (iii) the Company Board or any committee thereof shall have approved or recommended, or proposed to approve or recommend, a Superior Proposal, or (iv) the Company or any of its affiliates have entered into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Superior Proposal; or

          (i) by the Company, if an Alcatel Material Adverse Effect has occurred, provided that, if such Alcatel Material Adverse Effect is curable prior to the expiration of 30 days from the Company's notice to Alcatel that the Company intends to terminate the Agreement pursuant to this
     Section 9.01(i) through Alcatel's exercise of commercially reasonable efforts, and for so long as Alcatel continues to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this
     Section 9.01(i) until the expiration of such period without such Alcatel Material Adverse Effect having been cured (but in no event shall the preceding proviso be deemed to extend the date set forth in Section 9.01(b)).

     Section 9.02  Effect of Termination

     (a) Subject to Sections 9.02(b) and 9.02(c) below, upon the termination of this Agreement pursuant to Section 9.01, each party's right of termination under
Section 9.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.01, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 6.10, 9.02(b), 9.02(c) and 9.02(d) will survive; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party, or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     (b) If this Agreement shall be terminated:

          (i) by either the Company or Alcatel, pursuant to clause (e) of
     Section 9.01, the Company shall, within one business day after the Company Stockholder's Meeting, pay to Alcatel a termination fee of $6,142,500 payable in same day funds, if on or before the date of the Company Stockholders' Meeting a Takeover Proposal shall have been disclosed, announced, commenced, submitted or made and either (A) such Takeover Proposal shall not have been affirmatively rejected by the Company Board or
     (B) a majority of the Company Board shall have failed to recommend to the Company's stockholders the approval and adoption of the Company Stockholders' Proposal or withdrew, adversely modified or qualified any such recommendation previously given; or

          (ii) by Alcatel, pursuant to clause (f) of Section 9.01, the Company shall, within one business day following termination after such action or inaction specified therein, as the case may be, pay to Alcatel a termination fee of $6,142,500 payable in same day funds.

          (iii) by Alcatel, pursuant to clause (h) of Section 9.01, the Company shall, within 90 days following the date on which Alcatel terminates this Agreement pursuant to Section 9.01(h), pay to Alcatel a termination fee of $6,142,500 payable in same day funds.

     (c) Any payment made pursuant to clause (i), (ii) or (iii) of Section 9.02(b) shall serve as liquidated damages and shall obviate any obligation to make a payment under any other clause of Section 9.02(b). It is expressly agreed that the remedies of Alcatel set forth in Section 9.02(b) shall be its exclusive remedies for any termination of this Agreement pursuant to Sections 9.01(e), (f) or (h) hereof

(and there shall be no other remedy for any other basis for termination hereunder) and only after any payment called for by this Section 9.02 is made, shall all other obligations of the Company (except as provided in Section 9.02(a)) terminate.

     (d) Notwithstanding the occurrence of any termination pursuant to Section
9.01 hereof, no such termination shall have any effect upon the Confidentiality Agreement, which shall remain in full force and effect following any such termination.

                                   ARTICLE X.

                               GENERAL PROVISIONS

     Section 10.01 Survival of Representations, Warranties and Covenants. The representations and warranties made by the Company in this Agreement, any Ancillary Agreement or any document or agreement delivered pursuant hereto or thereto shall survive the Effective Time until the later of (i) 60 days from the date on which Alcatel receives a signed opinion from Alcatel's outside auditors of Alcatel's first year-end audit following the Effective Time and (ii) the first anniversary of the Effective Time (the "Survival Period"), in each case notwithstanding any investigation made by or on behalf of any party. The representations and warranties made by Alcatel in this Agreement and in any Ancillary Agreement or in any document or agreement delivered pursuant hereto or thereto shall terminate upon the Effective Time, except the representations and warranties contained in Sections 5.03 and 5.10 shall survive the Effective Time until the expiration of the Survival Period. The covenants included in Sections 6.06, 6.07, 6.10, 6.11(b), 6.18, 6.23 and Articles II, VIII and X of this
Agreement shall survive the Effective Time until the end of the Survival Period unless the covenant provides otherwise and the covenants in Sections 6.14 and
6.20 shall survive the Effective Time until the end of the Survival Period.

     Section 10.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date received if delivered personally, sent by nationally recognized overnight courier or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address, which shall be effective upon receipt), or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below:

        (a) If to Alcatel or Merger Sub:

           Alcatel

           54, rue la Boetie

           75008 Paris, France
           Fax No.:  011-331-4076-1435
           Attention:  General Counsel

         With a copy to:

           Proskauer Rose LLP
           1585 Broadway
           New York, New York 10036
           Fax No.:  (212) 969-2900
           Attention:  Stanley Komaroff, Esq.

         If to the Company:

           Astral Point Communications, Inc.
           19 Alpha Road
           Chelmsford, MA 01824 USA
           Fax No.:  (978) 367-6034
           Attention:  Raj Shanmugaraj
           President & Chief Executive Officer

         With a copy to:

           Testa, Hurwitz & Thibeault, LLP
           125 High Street
           Boston, Massachusetts 02110
           Fax No.:  (617) 248-7100
           Attention:  Mark J. Macenka, Esq.

         If to the Stockholders' Representative:

           Robert Coneybeer
           New Enterprise Associates
           2490 Sand Hill Road
           Menlo Park, CA 94025
           Fax No.:  (650) 854-9397

     Section 10.03 Waiver. Alcatel may, with respect to the Company or any Stockholder, and the Company or the Stockholders' Representative may, with respect to Alcatel or Merger Sub, (a) extend the time for the performance of any of its obligations or other acts, (b) waive any inaccuracies in its representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of its agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     Section 10.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 10.06 Entire Agreement; Amendment. This Agreement (including any exhibits and schedules hereto), the Company Disclosure Schedule, the Stockholder Disclosure Schedule, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended prior to the Company Stockholder Proposal being adopted only by an instrument in writing signed by Alcatel and the Company stating that it constitutes an amendment to this Agreement and after the Company Stockholder Proposal being adopted, by Alcatel, the Company and the Stockholders' Representative stating that it constitutes an amendment to this Agreement, except that the provisions of Section 6.18 shall not be amended except as provided therein.

     Section 10.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Alcatel and/or Merger Sub may assign this Agreement to any direct or indirect wholly owned subsidiary of Alcatel without consent of the Company, provided that (1) Alcatel shall remain liable for all of its obligations under this Agreement, including the obligation to issue ADSs as contemplated herein, and (2) such assignment does not cause the Merger to fail to be treated as a reorganization within the meaning of Section 368 of the Code. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

     Section 10.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 5.03, 5.10, 6.06, 6.07(a), 6.10, 6.11(b), 6.14, 6.18, 6.20, 6.23 and Articles II, VIII and X of
this Agreement.

     Section 10.09 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 10.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE.

     Section 10.11 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 10.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 10.13 Forum. Each of the parties hereto (i) consents to submit itself to the non-exclusive personal jurisdiction of any federal court located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     Section 10.14 Definition of Knowledge. As used herein, the words "knowledge" or "known" shall (i) with respect to the Company, mean the actual knowledge of the executive officers and directors of the Company, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by the Company or made to the "knowledge" of the Company, and (ii) with respect to any Stockholder, mean the actual knowledge of such Stockholder, or, in the case of an Entity Stockholder, such Stockholder's executive officers or other persons acting in a similar capacity, in each case after such Stockholder, or, in the case of an Entity Stockholder, such Stockholder's executive officers or other persons acting in a similar capacity, has or have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by such Stockholder or made to the "knowledge" of such Stockholder.

     Section 10.15 Specific Performance and Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that the parties shall be entitled to a preliminary and permanent injunction or injunctions to prevent breaches, or threatened breaches, of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, without the need to post bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.16  Appointment of Stockholders' Representative.

     (a) Each Company Stockholder that accepts payment of Merger Consideration as contemplated herein shall be deemed, by such acceptance of payment or by the approval of this Agreement in satisfaction of the Company Stockholders' Vote Condition, as the case may be, to have thereby irrevocably constituted and appointed Robert Coneybeer (the "Stockholders' Representative") as such Company

Stockholder's true and lawful agent, proxy and attorney-in-fact pursuant to this
Section 10.16. The Stockholders' Representative shall have full power and authority to act for each Company Stockholder and in each Company Stockholder's name, place and stead, and in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement and each Ancillary Agreement following the Effective Time, as fully to all intents and purposes as such Company Stockholder might or could do in person, including, without limitation, all decisions relating to the defense and/or settlement of any claims for which any Alcatel Indemnitee may claim to be entitled to indemnity pursuant to Article VIII hereof, the amendment or termination of this Agreement, the receipt of all payments and notices and the giving of all consents and waivers. All decisions and actions by the Stockholders' Representative shall be binding upon all of the Company Stockholders, and no Company Stockholder shall have the right to object to, dissent from, protest or otherwise contest the same.

     (b) Each Company Stockholder that accepts payment of Merger Consideration as contemplated herein shall be deemed, by such acceptance of payment or by the approval of this Agreement in satisfaction of the Company Stockholders' Vote Condition, as the case may be, to have agreed that (i) the provisions of this
Section 10.16 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies any Company Stockholder may have in connection with the transactions contemplated by this Agreement, (ii) the remedy at law for any breach of the provisions of this
Section 10.16 would be inadequate, (iii) Alcatel shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Alcatel brings an action to enforce the provisions of this Section 10.16 and
(iv) the provisions of this Section 10.16 shall be binding upon the successors and assigns of each Company Stockholder.

     (c) By their approval of this Agreement, the Company Stockholders shall be deemed to have waived any claims they may have or assert, including those that may arise in the future, against the Stockholders' Representative, and any of its affiliates, for any action or inaction taken or not taken by the Stockholders' Representative in connection herewith.

     (d) Any notice or communication delivered by Alcatel, Merger Sub or the Surviving Corporation to the Stockholders' Representative shall, as between Alcatel, Merger Sub and the Surviving Corporation, on the one hand, and the Company Stockholders, on the other, be deemed to have been delivered to all Company Stockholders. Alcatel, Merger Sub and the Surviving Corporation shall be entitled to rely exclusively upon any communications or writings given or executed by the Stockholders' Representative and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by the Stockholders' Representative. Alcatel, Merger Sub and the Surviving Corporation shall be entitled to disregard any notices or communications given or made by the Company Stockholders unless given or made through the Stockholders' Representative. In addition, each Company Stockholder agrees to indemnify and hold harmless the Stockholders' Representative against any claim or expense incurred by the Stockholders' Representative relating in any way to the Stockholders' Representative's capacity as such.

     (e) Subject to the terms of the Escrow Agreement, each Company Stockholder agrees that the Stockholders' Representative shall be entitled to receive such number of ADSs as shall have an aggregate value of up to $250,000, as reasonably determined by the Stockholders' Representative, in accordance with the methodology set forth in Section I.3(d) of the Escrow Agreement, to satisfy the Company Stockholders' obligation to indemnify the Stockholders' Representative under Section 10.16(d) hereof. Notwithstanding the foregoing, the Stockholders' Representative shall not be limited to such ADSs to satisfy such indemnification obligations, and, at the Stockholders' Representative's election, the Stockholders' Representative may seek cash from the Company Stockholders in satisfaction of any such indemnification obligations.

     (f) In the case of the death, disability, unwillingness to serve or other unavailability of the Stockholders' Representative, the Company Stockholders who own a majority in interest of ADSs issued as part of the Merger Consideration shall have the right, exercisable by written notice to Alcatel and the Escrow Agent, to designate a replacement Stockholders' Representative.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by a duly authorized officer or other person.

                                          ALCATEL

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          APPLES ACQUISITION CORP.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          ASTRAL POINT COMMUNICATIONS, INC.

                                          By: /s/ RAJ SHANMUGARAJ
                                            ------------------------------------
                                              Name: Raj Shanmugaraj
                                              Title:  President & C.E.O.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by a duly authorized officer or other person.

                                          ALCATEL

                                          By: /s/ ANNE-LISE SCAILLIEREZ
                                            ------------------------------------
                                              Name: Anne-Lise Scaillierez
                                              Title:  Attorney-in-Fact

                                          APPLES ACQUISITION CORP.

                                          By: /s/ PAUL WENSEL
                                            ------------------------------------
                                              Name: Paul Wensel
                                              Title:  Vice President

                                          ASTRAL POINT COMMUNICATIONS, INC.

                                          By: /s/ RAJ SHANMUGARAJ
                                            ------------------------------------
                                              Name: Raj Shanmugaraj
                                              Title:  President and CEOD

                                                                         Annex B



Delaware General Corporation Law



     SECTION 262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word 'stockholder' means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words 'stock 'and 'share' mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words 'depository receipt' mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.



     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258,
Section 263 or Section 264 of this title:



          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.



          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:



             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;



             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;



             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or



             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.



     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.



     (d) Appraisal rights shall be perfected as follows:



          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A joint proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or



          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.



     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.



     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.



     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.



     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal right sunder this section.



     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.



     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.



     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.



     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX C


                            CERTIFICATE OF AMENDMENT


                                       OF


                  FOURTH RESTATED CERTIFICATE OF INCORPORATION


                                       OF


                       ASTRAL POINT COMMUNICATIONS, INC.



     Astral Point Communications, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:



FIRST: That Article FOURTH, Section A, Paragraph 4 of the Corporation's Fourth Restated Certificate of Incorporation, as amended to date, be amended by adding the following at the end of such Paragraph:



               4E. Notwithstanding the provisions of paragraphs 4A, 4B, 4C and 4D above, if, pursuant to the terms of that certain Agreement and Plan of Merger (the 'Merger Agreement') by and among the Corporation, Alcatel, a French corporation ("Alcatel"), and Apples Acquisition Corp., a Delaware corporation and a subsidiary of Alcatel, dated as of January 18, 2002, as amended from time to time, the Corporation consummates a Change of Control Transaction (such transaction, an "Alcatel Change of Control Transaction"), then (i) such transaction shall be deemed to be a liquidation of the Corporation within the meaning of the provisions of this paragraph 4, (ii) the provisions of this paragraph 4E shall govern the distribution of the consideration to be received by holders of Preferred Stock and Common Stock of the Corporation as a result of such transaction, and (iii) the provisions of paragraph 4A, 4B, 4C and 4D shall be of no further force and effect with respect to such transaction. Upon the consummation of the Alcatel Change of Control Transaction, each stockholder of the Corporation shall only be entitled to receive with respect to each share of capital stock of the Corporation held by such stockholder such number of Class A American Depositary Shares of Alcatel as is set forth in Merger Agreement and as is determined by reference to the applicable Exchange Ratio (as such term is defined in Section 2.06(c) of the Merger Agreement) as such Exchange Ratio may be adjusted from time to time in accordance with the terms of the Merger Agreement."



SECOND: The foregoing amendment to the Fourth Restated Certificate of Incorporation of the Corporation was duly adopted at a meeting of the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.



     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its President this ____ day of __________, 2002.



                                  ASTRAL POINT COMMUNICATIONS, INC.



                                  By:________________


                                     Raj Shanmugaraj


                                     President

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     1. Under French law, Alcatel is generally prohibited from indemnifying its directors and officers.

     2. Alcatel maintains liability insurance for its directors and officers, including insurance against liabilities under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following documents are filed as exhibits to the registration statement:


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENTS
-------   ------------------------------------------------------------
     2.1  Agreement and Plan of Merger by and among Alcatel, Apples
          Acquisition Corp. and Astral Point Communications, Inc.
          dated as of January 18, 2002 (attached as Annex A to the
          proxy statement/prospectus included in the registration
          statement).*
     3.1  Statuts (Articles of Association and By-Laws) of the
          Registrant (English translation) (incorporated by reference to Alcatel's Report of Foreign Issuer on Form 6-K filed
          October 1, 2001).
     4.1  Form of Amended and Restated Deposit Agreement, as further amended and restated as of May 22, 2000, among Alcatel, The
          Bank of New York, as Depositary, and the holders from time to time of the ADRs issued thereunder, including the form of
          ADR (incorporated by reference to Exhibit A to
          post-effective amendment No. 1 to Alcatel's Registration
          Statement on Form F-6) (File No. 333-11946).
     5.1  Opinion of Mr. Pascal Durand-Barthez as to the validity of the Alcatel Class A shares.
     8.1  Opinion of Proskauer Rose LLP as to certain tax matters.
    10.1  Form of Stockholders Agreement, among Alcatel, Apples
          Acquisition Corp., Astral Point Communications, Inc. and
          certain principal stockholders of Astral Point.*
    10.2  Form of Escrow Agreement by and among Alcatel, Robert
          Coneybeer (as the Stockholders' Representative) and Escrow
          Agent.*
    21.1  List of subsidiaries (incorporated by reference to Alcatel's
          Annual Report on Form 20-F for the fiscal year ended
          December 31, 2000, dated June 19, 2001).
    23.1  Consent of Mr. Durand-Barthez (included in Exhibit 5.1).
    23.2  Consent of Proskauer Rose LLP (included in Exhibit 8.1).
    23.3  Consent of Barbier Frinault & Autres, independent public accountants.
    24.1  Power of Attorney (included on signature page).*
    99.1  Form of proxy.
    99.2  Letter to Stockholders of Astral Point.
    99.3  Notice of Special Meeting of Stockholders of Astral Point.


---------------


* Previously filed.



     (b) All schedules have been omitted as the required information is presented in the consolidated financial statements or related notes incorporated by reference in the proxy statement/prospectus.


     (c)  Not applicable.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X under the Securities Act at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(f) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (g) The undersigned registrant hereby undertakes as follows:

          (1) That prior to any public reoffering of securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement No. 333-82930 to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on March 1, 2002.


                                          ALCATEL

                                          By:    /s/ JEAN-PIERRE HALBRON
                                            ------------------------------------
                                                 Name: Jean-Pierre Halbron
                                                       Its: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement No. 333-82930 has been signed by the following persons in the capacities and on the dates indicated:



                    SIGNATURE                                     TITLE                       DATE
                    ---------                                     -----                       ----

                        *                              Chairman and Chief Executive       March 1, 2002
 ------------------------------------------------      Officer (Principal Executive
                  Serge Tchuruk                                  Officer)


                        *                                 President and Director          March 1, 2002
 ------------------------------------------------
               Jean-Pierre Halbron


                        *                                Chief Financial Officer          March 1, 2002
 ------------------------------------------------    (Principal Financial Officer and
               Jean-Pascal Beaufret                   Principal Accounting Officer)


                        *                                        Director                 March 1, 2002
 ------------------------------------------------
                  Daniel Bernard


                        *                                        Director                 March 1, 2002
 ------------------------------------------------
                 Philippe Bissara


                        *                                        Director                 March 1, 2002
 ------------------------------------------------
                   Frank Blount


                        *                                        Director                 March 1, 2002
 ------------------------------------------------
                   Jozef Cornu


                                                                 Director
 ------------------------------------------------
                   Paolo Fresco


                                                                 Director
 ------------------------------------------------
                  David Johnston


                                                                 Director
 ------------------------------------------------
                Pierre-Louis Lions

                    SIGNATURE                                     TITLE                       DATE
                    ---------                                     -----                       ----


                        *                                        Director                 March 1, 2002
 ------------------------------------------------
               Thierry de Loppinot


                                                                 Director
 ------------------------------------------------
                Jean-Marie Messier


                                                                 Director
 ------------------------------------------------
                   Krish Prabhu


                                                                 Director
 ------------------------------------------------
                  Bruno Vaillant


                        *                                        Director                 March 1, 2002
 ------------------------------------------------
                   Marc Vienot


                                                                 Director
 ------------------------------------------------
                  Helmut Werner


                        *                            Authorized Representative in the     March 1, 2002
 ------------------------------------------------             United States
                   George Brunt


             /s/ JEAN-PIERRE HALBRON
 ------------------------------------------------
               Jean-Pierre Halbron
                 Attorney-in-Fact


---------------


* Executed by attorney-in-fact.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENTS
-------   ------------------------------------------------------------
     2.1  Agreement and Plan of Merger by and among Alcatel, Apples
          Acquisition Corp. and Astral Point Communications, Inc.
          dated as of January 18, 2002 (attached as Annex A to the
          proxy statement/prospectus included in the registration
          statement).*
     3.1  Statuts (Articles of Association and By-Laws) of the
          Registrant (English translation) (incorporated by reference to Alcatel's Report of Foreign Issuer on Form 6-K filed
          October 1, 2001).
     4.1  Form of Amended and Restated Deposit Agreement, as further amended and restated as of May 22, 2000, among Alcatel, The
          Bank of New York, as Depositary, and the holders from time to time of the ADRs issued thereunder, including the form of
          ADR (incorporated by reference to Exhibit A to the
          post-effective amendment No. 1 to Alcatel's Registration
          Statement on Form F-6) (File No. 333-11946).
     5.1  Opinion of Mr. Pascal Durand-Barthez as to the validity of the Alcatel Class A shares.
     8.1  Opinion of Proskauer Rose LLP as to certain tax matters.
    10.1  Form of Stockholders Agreement, among Alcatel, Apples
          Acquisition Corp., Astral Point Communications, Inc. and
          certain principal stockholders of Astral Point.*
    10.2  Form of Escrow Agreement by and among Alcatel, Robert
          Coneybeer (as the Stockholders' Representative) and Escrow
          Agent.*
    21.1  List of subsidiaries (incorporated by reference to Alcatel's
          Annual Report on Form 20-F for the fiscal year ended
          December 31, 2000, dated June 19, 2001).
    23.1  Consent of Mr. Durand-Barthez (included in Exhibit 5.1).
    23.2  Consent of Proskauer Rose LLP (included in Exhibit 8.1).
    23.3  Consent of Barbier Frinault & Autres, independent public accountants.
    24.1  Power of Attorney (included on signature page).*
    99.1  Form of proxy.
    99.2  Letter of Stockholders of Astral Point.
    99.3  Notice of Special Meeting of Stockholders of Astral Point.


---------------


* Previously filed.